As filed with the U.S. Securities and Exchange Commission on September 2, 2025.

Registration Statement No. 333-289235

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________________

Amendment No. 1 to

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_____________________________________

Voltage X Limited

(Exact Name of Registrant as Specified in its Constitution)

Not Applicable
(Translation of Registrant name into English)

_____________________________________

Cayman Islands	7380	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Suite 1, Level 2, 34 Queen Street
Melbourne VIC 3000, Australia
+ 61 03 8618 6950

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

_____________________________________

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
800-221-0102
(Name, address, including zip code, and telephone number, including area code, of agent for service)

_____________________________________

With copies to:

Louis Taubman, Esq. Hunter Taubman Fischer & Li LLC 950 Third Avenue, 19th Floor New York, NY 10022 Tel: 212-530-2206	Ross Carmel, Esq. Jeffrey Wofford, Esq. Sichenzia Ross Ference Carmel LLP 1185 Avenue of the Americas New York, NY 10018 Tel: (212) 930-9700

_____________________________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after effectiveness of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised accounting standards† provided to Section 7(a)(2)(B) of the Securities Act. ☐

____________

†         The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED [•], 2025

Voltage X Limited

[•] Class A Ordinary Shares

This is an initial public offering of our Class A Ordinary Shares, par value $0.000001 per share (“Class A Ordinary Shares”). We are offering [•] Class A Ordinary Shares, representing [•]% of our issued and outstanding Class A Ordinary Shares following the completion of this offering. We expect the initial public offering price to be in the range of $[•] to $[•] per share. Prior to this offering, there has been no public market for our Class A Ordinary Shares.

Our share capital comprises Class A Ordinary Shares and Class B Ordinary Shares. Each Class A Ordinary Share gives the holder the right to one vote per share and each Class B Ordinary Shares gives the holder the right to 10,000 votes per share.

We will apply to list the Class A Ordinary Shares on the Nasdaq Capital Market (“Nasdaq”) under the symbol “[•].” It is a condition to the closing of this offering that the Class A Ordinary Shares qualify for listing on a national securities exchange, however there is no guarantee or assurance that our Class A Ordinary Shares will be approved for listing on the Nasdaq or another national exchange. However, we will not complete this offering unless our Class A Ordinary Shares are listed.

Investors are cautioned that you are buying shares of Voltage X Limited, a Cayman Islands holding company, rather than the shares of Voltage X Limited’s operating subsidiaries that conduct primary business operations.

Voltage X Limited is a holding company incorporated in Cayman Islands and conduct a substantial part of its operations in Hong Kong through its subsidiary, Xact Digital Limited. The majority of its directors, executive officers, and employees are located in Hong Kong, and a significant portion of the revenues and major customers are also geographically concentrated in Hong Kong. As a result, although it is not based in mainland China, it is subject to legal, regulatory, and operational risks associated with doing business in Hong Kong, a special administrative region of the People’s Republic of China (“China” or the “PRC”). For a more detailed discussion, see “RISK FACTORS — Risks Related to Doing Business in Hong Kong.” The SEC, the U.S. Department of Justice, or the DOJ, and other authorities often have substantial difficulties in bringing and enforcing actions against non-U.S. companies and non-U.S. persons, including company directors and officers, in certain jurisdictions, including Hong Kong. Additionally, our public shareholders may have limited rights and few practical remedies in markets where we operate, as shareholder claims that are common in the United States, including class action suits based on securities law and fraud claims, generally are difficult or impossible to pursue as a matter of law or practicality in markets outside of the United States. Although the competent authorities may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, the regulatory cooperation with the securities regulatory authorities in the United States has not been efficient in the absence of a mutual and practical cooperation mechanism. For a more detailed discussion, see “RISK FACTORS — Risks Related to Doing Business in Hong Kong — Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records (other than the memorandum and articles of associations, register of mortgages and charges and a list of directors) or to obtain copies of lists of shareholders of these companies. Our directors have discretion under our articles of association to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.”

As of the date of this prospectus, we or our HK subsidiary are not materially affected by recent statements by the PRC government indicating an intention to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers. However, due to long-arm provisions under some of the current PRC laws and regulations, there remains regulatory and legal uncertainty with respect to the implementation of laws and regulations of mainland China to Hong Kong. For a more detailed discussion, see “RISK FACTORS — Risks Related to Doing Business in Hong Kong — Substantial parts of our operations are in Hong Kong, a special administrative region of the PRC. Due to the long-arm application of some of the current PRC laws and regulations, the PRC government may or may not exercise significant direct oversight and discretion over the conduct of our business and may or may not intervene or influence our operations at any time, which could result in a material change in our operations and/or the value of our Class A Ordinary Shares. To the extent that cash or assets in the business is in Hong Kong or a Hong Kong subsidiary of ours, the funds or assets may not be available to fund operations or for other use, because the Chinese government may, in the future, impose restrictions or limitations on our ability to move money out of Hong Kong to distribute earnings and pay dividends to and from the other entities within our organization or to reinvest in our business outside of Hong Kong.”

Transfer of Cash

Our management directly supervises cash management. Our finance department is responsible for establishing the cash management policies and procedures among our departments and the operating entities. The majority of the cash is managed by Xact Digital Limited, a subsidiary of Voltage X Limited. Each department or operating entity initiates a cash request by putting forward a payment requisition form, which explains the specific amount and timing of cash requested, which is then submitted to designated management members of our Company, based on the amount and the nature of payment. The designated management member examines and approves the cash transfer based on the sources of cash and the priority of the request. It is then submitted to the cashier specialists of our finance department for a second review.

We are permitted under the laws of Cayman Islands to provide funding to our subsidiaries through loans or capital contributions without restrictions on the amount of the funds. Likewise, under Hong Kong law, our subsidiaries may remit funds to the Company in the form of dividends or distributions, subject only to the requirement that such subsidiaries remain solvent after the distribution. We are not subject to PRC foreign exchange controls, as we do not operate in mainland China. Accordingly, there are no foreign exchange restrictions or limitations that would prevent us from transferring funds between our entities, across borders, or to U.S. investors. There are also no restrictions on our ability to distribute earnings.

As of the date of this prospectus, certain shareholder’s loans have been provided to the Company and the details has been disclosed in “Related Parties Transactions” section and notes to the consolidation financial statement. Other than that, no other transfers, dividends, or distributions have been made between the holding company and its subsidiaries, or to investors.

Our subsidiaries are permitted to pay a dividend on their shares out of either profit or share premium amount, provided that in no circumstances may a dividend be paid if this would result in our subsidiaries being unable to pay its debts due in the ordinary course of business. As of the date of this prospectus, none of our subsidiaries have made any dividends or distributions to our Company and our Company has not made any dividends or distributions to our shareholders. We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future.

See “RISK FACTORS — Risks Related to Doing Business in Hong Kong — In the future, to the extent funds or assets in the business are in Hong Kong or a Hong Kong entity, funds or assets may not be available to fund operations or for other uses outside of Hong Kong, due to the imposition of restrictions and limitations on, our ability or our operating subsidiary by the PRC government to transfer cash or assets. Any limitation on the ability of our operating subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Class A Ordinary Shares or cause them to be worthless”, and the audited financial statements and the accompanying footnotes beginning on F-2 of this prospectus.

If the PRC government chooses to extend the oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless.

Recent statements by the PRC government have indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in China-based issuers. On December 28, 2021, the Cyberspace Administration of China, or the CAC, and several other regulatory authorities in China jointly published the revised Cybersecurity Review Measures, or the CRM, took effect on February 15, 2022, and replaced the previous draft issued on July 10, 2021. Pursuant to the revised CRM, (i) operators of critical information infrastructure, that intend to purchase network products and services and online platform operators that conduct data processing activities, in each case that affect or may affect national security, must be subject to the cybersecurity review, (ii) if a network platform operator that are in possession of personal information of over one million users seeks for “foreign” listing, it must apply for the cybersecurity review, and (iii) relevant PRC government authorities may initiate cybersecurity review if they determine an operator’s network products or services or data processing activities affect or may affect national security. The CRM set out certain general factors which would be the focus in assessing the national security risk during a cybersecurity review, including without limitation, risks of influence, control or malicious use of critical information infrastructure, core data, important data or large amounts of personal information by foreign governments in relation to listing abroad.

Although our HK subsidiary may collect and store certain data (including certain personal information) from our clients, some of whom may be individuals from mainland China, such collection is minimal and limited, such as the basic contact details of key opinion leaders (KOLs) necessary for business communication purposes, in connection with our business and operations for “Know Your Customers” purposes (to combat money laundering), we and our HK subsidiary currently are not deemed to be an “operator of critical information infrastructure” or a “data processor” that are required to file for cybersecurity review by the CAC before listing in the United States, given that: (a) as of date of this prospectus, none of us or our subsidiary possesses personal information of individuals from PRC; (b) we do not operate critical information infrastructure under the revised CRM nor place any reliance on collection and processing of any personal information to maintain our business operation; (c) data processed in our business should not have a bearing on national security nor affect or may affect national security; (d) all of the data our HK subsidiary has collected is stored in servers located in Hong Kong; and (e) as of the date of this prospectus, our HK subsidiary has not been informed by any PRC governmental authority of being classified as an “operator of critical information infrastructure” or a “data processor” that is subject to CAC cybersecurity review; and (vi) pursuant to the Basic Law of the Hong Kong Special Administrative Region of the PRC, or the Basic Law, PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs and other matters that are not within the scope of autonomy). At present, the CRM is not part of the national law listed in Annex III of the Basic Law nor the CAC has any jurisdiction to act in Hong Kong.

On February 17, 2023, the CSRC released the Trial Measures, which came into effect on March 31, 2023. On the same date of the issuance of the Trial Measures, the CSRC circulated several Supporting Guidance Rules, the Notes on the Trial Measures, the Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic Enterprises and the relevant CSRC Answers to Reporter Questions on the official website of the CSRC, or collectively, the Guidance Rules and Notice. The Trial Measures, together with the Guidance Rules and Notice, reiterate the basic supervision principles as reflected in the Draft Overseas Listing Regulations by providing substantially the same requirements for filings of overseas offering and listing by domestic companies namely PRC companies, yet made the following updates compared to the Draft Overseas Listing Regulations: (a) further clarification of the circumstances prohibiting overseas issuance and listing; (b) further clarification of the standard of indirect overseas listing under the principle of substance over form, and (c) adding more details of filing procedures and requirements by setting different filing requirements for different types of overseas offering and listing. Pursuant to the Trial Measures, the Guidance Rules and Notice, domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedure and report relevant information to the CSRC within three working days following its submission of initial public offerings or listing application. If the issuer meets both of the following criteria, the overseas securities offering and listing conducted by such issuer shall be deemed as indirect overseas offering and listing: (i) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year is accounted for by domestic companies; and (ii) the main parts of the issuer’s business activities are conducted in China, or its main places of business are located in China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in China.

As of the date of this prospectus, we do not meet both criteria above, and our registered public offering in the United States and the listing on a U.S. stock exchange are not subject to the CSRC filing requirements, based on the facts that (i) we do not, directly or indirectly, own or control any entity or subsidiary in mainland China, and do not intend to set up any subsidiary or to establish a VIE structure with any entity in mainland China, (ii) we are not ultimately controlled by any mainland Chinese company or individual directly or indirectly; (iii) we and our subsidiary currently do not have any business activities, operations or assets in mainland China, and (iv) none of member of the board of directors or our senior managements in charge of our business operations or management is a citizen of mainland China or his/her habitual domicile is in mainland China. However, we cannot assure you that relevant PRC government agencies, including the CSRC and CAC, would reach the same conclusion. We do not intend to seek approval of this offering from the CAC or the CSRC. Uncertainties still exist, however, due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future. It is uncertain whether the PRC government will adopt additional requirements or extend the existing requirements to apply to our HK subsidiary. Any future action by the PRC government expanding the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

In the event that (i) we or our subsidiary do not receive or maintain required permissions or approvals, (ii) we or our subsidiary inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and we or our subsidiary are required to obtain such permissions or approvals in the future, we or our subsidiary may be unable to obtain such permissions or approvals in a timely manner, or at all, and may face regulatory actions or other sanctions from mainland China and Hong Kong regulatory authorities if we or our subsidiary fail to fully comply with any new regulatory requirements. Consequently, our or our subsidiary’s operations and financial condition could be materially adversely affected and our ability to offer securities to investors could be significantly limited or completely hindered and the ordinary shares currently being offered here may substantially decline in value and become worthless.

Compliance with Hong Kong’s Personal Data (Privacy) Ordinance and any other existing or future data privacy related laws, regulations and governmental orders may entail significant expenses and could materially affect our business.

Although we are not subject to cybersecurity review by the CAC nor any other PRC authorities for this offering or required to obtain regulatory approval regarding the data privacy and personal information requirements from the CAC nor any other PRC authorities for our and our subsidiary’s operations Hong Kong, because a majority of our operations take place in Hong Kong, we are subject to a variety of laws and other obligations regarding data privacy and protection in Hong Kong.

In particular, the Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong) (the “PDPO” or the “Personal Data (Privacy) Ordinance”) imposes a duty on any data user who, either alone or jointly with other persons, controls the collection, holding, processing or use of any personal data which relates directly or indirectly to a living individual and can be used to identify that individual. Under the PDPO, data users shall take all practicable steps to protect the personal data they hold from any unauthorized or accidental access, processing, erasure, loss, or use. Once collected, such personal data should not be kept longer than necessary for the fulfilment of the purpose for which it is or is to be used and shall be erased if it is no longer required, unless erasure is prohibited by law or is not in the public interest. The PDPO also confers on the Privacy Commissioner for Personal Data (“Privacy Commissioner”) power to conduct investigations and institute prosecutions. The data protection principles (collectively, the “DPP” or the “Data Protection Principles”), which are contained in Schedule 1 to the PDPO, outline how data users should collect, handle, and use personal data, complemented by other provisions imposing further compliance requirements. The collective objective of DPPs is to ensure that personal data is collected on a fully informed basis and in a fair manner, with due consideration towards minimizing the amount of personal data collected. Once collected, the personal data should be processed in a secure manner and should only be kept for as long as necessary for the fulfilment of the purposes of using the data. Use of the data should be limited to or related to the original collection purpose. Data subjects are given certain rights, inter alia: (a) the right to be informed by a data user whether the data user holds personal data of which the individual is the data subject; (b) if the data user holds such data, to be supplied with a copy of such data; and (c) the right to request correction of any data they consider to be inaccurate. The Privacy Commissioner may carry out criminal investigations and institute prosecution for certain offenses. Depending on the severity of the cases, the Privacy Commissioner will decide whether to prosecute or refer cases involving suspected commission to the Department of Justice of Hong Kong. Victims may also seek compensation by civil action from data users for damage caused by a contravention of the PDPO. The Commissioner may provide legal assistance to the aggrieved data subjects if the Commissioner deems fit to do so.

We believe that we have been in compliance with the data privacy and personal information requirements of the PDPO. Moreover, we do not expect to be subject to any cybersecurity review by Hong Kong and PRC government authorities for this offering. However, if we or our subsidiary conducting business operations in Hong Kong have violated certain provisions of the PDPO, we could face significant civil penalties and/or criminal prosecution, which could adversely affect our business, financial condition, and results of operations.

The enactment of the law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) could impact our Hong Kong subsidiary, which represent substantially all of our business.

On June 30, 2020, the Standing Committee of the PRC National People’s Congress adopted the Hong Kong National Security Law. This law defines the duties and government bodies of the Hong Kong National Security Law for safeguarding national security and four categories of offenses — secession, subversion, terrorist activities, and collusion with a foreign country or external elements to endanger national security — and their corresponding penalties. On July 14, 2020, former U.S. President Donald Trump signed the Hong Kong Autonomy Act, or HKAA, into law, authorizing the U.S. administration to impose blocking sanctions against individuals and entities determined to have materially contributed to the erosion of Hong Kong’s autonomy. On August 7, 2020, the U.S. government imposed HKAA-authorized sanctions on eleven individuals, including former and current Chief Executives of HKSAR, Carrie Lam and John Lee, respectively. On October 14, 2020, the U.S. State Department submitted to relevant committees of Congress the report required under HKAA, identifying persons materially contributing to “the failure of the Government of China to meet its obligations under the Joint Declaration or the Basic Law.” The HKAA further authorizes secondary sanctions, including the imposition of blocking sanctions, against foreign financial institutions that knowingly conduct a significant transaction with foreign persons sanctioned under this authority. The imposition of sanctions may directly affect foreign financial institutions and any third parties or clients dealing with any foreign financial institution that is targeted. It is difficult to predict the full impact of the Hong Kong National Security Law and HKAA on Hong Kong and companies located in Hong Kong. If our Hong Kong subsidiary, which represent substantially all of our business, are determined to be in violation of the Hong Kong National Security Law or the HKAA by competent authorities, our business operations, financial position and results of operations could be materially and adversely affected.

The enforcement of laws and rules and regulations in PRC can change quickly with little advance notice. Additionally, the PRC laws and regulations and the enforcement of such that apply or are to be applied to Hong Kong can change quickly with little or no advance notice. As a result, the Hong Kong legal system embodies uncertainties which could limit the availability of legal protections, which could result in a material change in our subsidiary’s operations and/or the value of the securities we are offering.

As one of the conditions for the handover of the sovereignty of Hong Kong to the PRC, the PRC accepted conditions such as Hong Kong’s Basic Law. The Basic Law guaranteed a high degree of autonomy for Hong Kong which ensured Hong Kong will retain its currency (the Hong Kong Dollar), legal system, parliamentary system, and people’s rights and freedom for fifty years from 1997. This agreement has given Hong Kong the freedom to function with a high degree of autonomy. The Special Administrative Region of Hong Kong is responsible for its domestic affairs, including, but not limited to, the judiciary and courts of last resort, immigration, and customs, public finance, currencies, and extradition. Hong Kong continues using the English common law system.

However, if there are any changes in relation to the political arrangements which allows Hong Kong to function autonomously, this could potentially impact Hong Kong’s common law legal system and may in turn bring about uncertainty in, for example, the enforcement of our contractual rights. This could, in turn, materially and adversely affect the business and operations of Xact Digital Limited, our Hong Kong subsidiary. Accordingly, we cannot predict the effect of future developments in the Hong Kong legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the pre-emption of local regulations by national laws. These uncertainties could limit the legal protections available to us, including the ability to enforce agreements with the clients.

There are political and legal risks associated with conducting business in Hong Kong, including the risks associated with the enactment of Article 23 of the Basic Law.

The majority of our operations are in Hong Kong. Accordingly, the business operations and financial conditions of our Hong Kong subsidiary will be affected by the political and legal developments in Hong Kong. Any adverse economic, social and/or political conditions, material social unrest, strike, riot, civil disturbance or disobedience, as well as significant natural disasters, may affect the market and may adversely affect our operations. Given the relatively small geographical size of Hong Kong, any of such incidents may have a widespread effect on our business operations, which could in turn adversely and materially affect our business, results of operations and financial condition.

Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, namely, Hong Kong’s constitutional document, which provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”. However, there is no assurance that there will not be any changes in the political arrangement between PRC and Hong Kong and the economic, political and legal environment in Hong Kong in the future. Some international observers, human rights organizations, governments have expressed doubts about the future of the relative autonomy enjoyed by Hong Kong and the PRC’s pledge to the “one country, two systems” political arrangement in Hong Kong. For example, on March 19, 2024, the Legislative Council of Hong Kong passed the Safeguarding National Security bill. The Safeguarding National Security Ordinance (effective on March 23, 2024) was enacted according to the Article 23 of the Basic Law of the Hong Kong Special Administrative Region which stipulates that Hong Kong shall enact laws on its own to prohibit any act of treason, secession, sedition, subversion against the central people’s government, or theft of state secrets. The Safeguarding National Security Ordinance mainly covers five types of offences: treason, insurrection, offences in connection with state secrets and espionage, sabotage endangering national security and related activities, and external interference and organizations engaging in activities endangering national security. It is difficult for us to predict the degree of the adverse impact that Article 23 will have on Hong Kong or our business in Hong Kong. However, in any event, since a majority of our operations are based in Hong Kong, any change of the political arrangements between Hong Kong and the PRC may pose an adverse impact to the stability of the economy in Hong Kong, thereby directly and adversely affecting our results of operations and financial positions.

Lastly, based on several development including the Hong Kong National Security Law passed in June 2020, the U.S. State Department has indicated that the United States no longer considers Hong Kong to have significant autonomy from China and President Trump signed an executive order and Hong Kong Autonomy Act, or HKAA, to remove Hong Kong’s preferential trade status and to authorize the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. The United States may impose the same tariffs and other trade restrictions on exports from Hong Kong that it places on goods from mainland China. These and other recent actions may represent an escalation in political and trade tensions involving the U.S, China and Hong Kong, which could potentially harm our business. It is difficult to predict the full impact of the HKAA on Hong Kong and companies with operations in Hong Kong like us. Furthermore, legislative or administrative actions in respect of China-U.S. relations could cause investor uncertainty for affected issuers, including us, and the market price of our Class A Ordinary Shares could be adversely affected.

Trading in our securities may be prohibited under the Holding Foreign Companies Accountable Act if the PCAOB determines that it cannot inspect or investigate completed our auditors for three consecutive years beginning in 2021, or for two consecutive years if the Accelerating Holding Foreign Companies Accountable Act or the America COMPETES Act becomes law.

The Holding Foreign Companies Accountable Act, or the HFCA Act, was enacted on December 18, 2020. In accordance with the HFCA Act, trading in securities of any registrant on a national securities exchange or in the over-the-counter trading market in the United States may be prohibited if the PCAOB determines that it cannot inspect or fully investigate the registrant’s auditor for three consecutive years beginning in 2021, and, as a result, an exchange may determine to delist the securities of such registrant. On November 5, 2021, the SEC adopted the PCAOB rule to implement HFCA Act, which provides a framework for the PCAOB to determine whether it is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On December 16, 2021 the PCAOB issued its determinations (the “PCAOB Determination”) that they are unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong. The Determination includes lists of public accounting firms headquartered in mainland China and Hong Kong that the Board is unable to inspect or investigate completely. Our auditor is not currently on such lists.

Our current auditor, Zhen Hui Certified Public Accountants, an independent registered public accounting firm that is headquartered in Hong Kong, is a firm registered with the U.S. Public Company Accounting Oversight Board (the “PCAOB”). Although we believe that the Holding Foreign Companies Accountable Act and the related regulations do not currently affect us, we cannot assure you that there will not be any further implementations and interpretations of or amendments to the Holding Foreign Companies Accountable Act or the related regulations, which might pose regulatory risks to and impose restrictions on us because of our operations in mainland China. A potential consequence is that our securities are delisted by the exchange on which our securities are listed.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. We will be required to comply with these rules if the SEC identifies us as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above.

On June 22, 2021, the U.S. Senate passed a bill which, if passed by the U.S. House of Representatives and signed into law, would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two.

On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions.

On December 16, 2021, the PCAOB announced the PCAOB Holding Foreign Companies Accountable Act determinations (the “PCAOB determinations”) relating to the PCAOB’s inability to inspect or investigate completely registered public accounting firms headquartered in mainland China of the PRC or Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in the PRC or Hong Kong.

The lack of access to the PCAOB inspection or investigation in China prevents the PCAOB from fully evaluating audits and quality control procedures of the auditors based in China. As a result, the investors may be deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections or investigation of auditors in China makes it more difficult to evaluate the effectiveness of these accounting firms’ audit procedures or quality control procedures as compared to auditors outside of China that are subject to the PCAOB inspections and investigation, which could cause existing and potential investors in our stock to lose confidence in our audit procedures and reported financial information and the quality of our financial statements.

We are both an “emerging growth company” and a “foreign private issuer”, as defined under the U.S. federal securities laws, and as such may elect to comply with certain reduced public company reporting requirements for this and future filings. See “Prospectus Summary — Implications of Being an Emerging Growth Company” and “Prospectus Summary — Implications of Being a Foreign Private Issuer.”

We are, and, upon completion of this offering, we will continue to be a “controlled company,” as defined under the Nasdaq Listing Rules, as long as our Chief Executive Officer, Mr. Terence Cheung, owns more than 50% of the Company’s voting power. For as long as we remain a controlled company under that definition, we are permitted to elect to rely, and may rely, on certain exemptions from certain Nasdaq corporate governance requirements. See “Prospectus Summary — Implications of Being a Controlled Company.” As of the date of this prospectus, Mr. Cheung, our sole controlling shareholder, beneficially owns all of our issued and outstanding Class B Ordinary Shares and [33.1]% of our issued and outstanding Class A Ordinary Shares and possesses [98.9]% of the total voting power prior to this offering. As such, he has the ability to control matters requiring shareholder approval, including the election of directors, amendment of organizational documents, and approval of major corporate transactions. Upon the completion of this offering, Mr. Cheung will own [•]% of our total issued and outstanding Class A Ordinary Shares and 100% of our total issued and outstanding Class B Ordinary Shares, representing [•]% of the total voting power, assuming that the underwriters do not exercise their over-allotment option, or [•]% of our total issued and outstanding Class A Ordinary Shares, representing [•]% of the total voting power, assuming that the over-allotment option is exercised in full.

Investing in the Class A Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 13 to read about factors you should consider before investing in the Class A Ordinary Shares.

	Per Share	Total
Initial public offering price(1)	$	$
Underwriters’ discounts(2)	$	$
Proceeds to our Company before expenses(3)	$	$

____________

(1)      Based on the assumed initial public offering price of $[•] per Class A Ordinary Share

(2)      Represents underwriting discounts equal to 7% per Class A Ordinary Share.

(3)      Excludes fees and expenses payable to the underwriters. See “Underwriting” for additional information regarding total underwriter’s compensation.

This offering is being conducted on a firm commitment basis. The underwriters have agreed to purchase and pay for all of the Class A Ordinary Shares offered by this prospectus if they purchase any Class A Ordinary Shares.

The underwriters expect to deliver the Class A Ordinary Shares against payment in U.S. dollars in [•] on or about [•], 2025.

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

WallachBeth Capital LLC

Prospectus dated [•], 2025

i

ABOUT THIS PROSPECTUS

We and the underwriters have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by us or on our behalf or to which we have referred you. We, and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only Class A Ordinary Shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We, and the underwriters are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this prospectus is current only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations, and prospects may have changed since that date.

ii

CONVENTIONS THAT APPLY TO THIS PROSPECTUS

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

•        “VX Australia” are to Voltage X Australia Pty Ltd, incorporated under the laws of Australia;

•        “VX Holdings” are to Voltage X Holdings Limited, incorporated under the laws of Seychelles;

•        “VX LLC” are to Voltage X LLC, incorporated under the laws of Delaware;

•        “Xact” are to Xact Digital Limited, incorporated under the laws of Hong Kong;

•        “VX Innovations” are to Voltage X Innovations Limited, incorporated under the laws of Seychelles;

•        “Class A Ordinary Shares” are to the Class A ordinary shares of Voltage X Limited, par value $0.000001 per share;

•        “Class B Ordinary Shares” are to the Class B ordinary shares of Voltage X Limited, par value $0.000001 per share;

•        “AUD” or “Australian dollar” refers to the legal currency of Australia;

•        “HKD,” “HK$” or “H.K. Dollars” refers to the official legal currency of Hong Kong;

•        “U.S. dollars,” “US$,” “$,” and “dollars” are to the legal currency of the United States; and

•        “we,” “us,” “our,” “Voltage X,” “our Company,” or the “Company” are to one or more of Voltage X Limited and its subsidiaries, as the case may be.

Unless the context indicates otherwise, all information in this prospectus assumes no exercise by the underwriters of their over-allotment option.

Our business is mainly conducted by our subsidiaries, Xact and VX Innovations, which were incorporated in Hong Kong and Seychelles to service and better coordinate for our international clientele, using HKD and USD. Our consolidated financial statements are presented in U.S. dollars. In this prospectus, we refer to assets, obligations, commitments, and liabilities in our consolidated financial statements in U.S. dollars. Certain dollar references are based on the exchange rate of H.K. dollars to U.S. dollars, determined as of a specific date or for a specific period. Changes in the exchange rate will affect the amount of our obligations and the value of our assets in terms of U.S. dollars which may result in an increase or decrease in the amount of our obligations (expressed in dollars) and the value of our assets, including accounts receivable (expressed in dollars).

iii

PROSPECTUS SUMMARY

The following summary highlights certain information about us, this offering and selected information contained elsewhere in this prospectus and is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements included elsewhere in this prospectus before making an investment decision. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in the Class A Ordinary Shares, discussed under “Risk Factors,” before deciding whether to buy the Class A Ordinary Shares.

Overview

Voltage X is a marketing and public relations agency founded in 2021, with its global headquarter located in Melbourne, Australia. We offer a comprehensive portfolio of public relations (PR) and digital marketing services tailored to a diverse international clientele, with a primary focus on the real estate, hospitality, and retail sectors.

Since the first quarter of 2025, we have begun piloting our artificial intelligence (AI) platforms to improve our service offerings, specifically focusing on social media-based advertising placements and monitoring of audience and competitor behavior. We believe that utilizing AI technologies will enable us to deliver more effective and efficient social media advertising services for our clients. Additionally, we believe it will enhance our competitor monitoring services, providing more transparent and comprehensive insights to establish superior marketing benchmarks.

Since our foundation, we have broadened our international presence. Beyond our headquarter operations in Australia, Voltage X has established representative offices and operations in the United Kingdom, Taiwan, and Hong Kong, enhancing our capacity to cater to clients internationally.

Voltage X provides a comprehensive array of digital marketing services tailored to the diverse needs of clients. The company’s portfolio is categorized into several core areas, which correspond to our revenue streams of “marketing income” and “PR service income” as presented in our results of operations disclosure, and each of these categories has contributed to the overall revenue across the last two fiscal years and six-months ended December 31, 2024:

•        Digital Marketing and Online Advertising:    This segment encompasses services such as cost per lead advertising, lead generation display ads, and retargeting campaigns, primarily utilizing platforms like Google Ads and META. Voltage X develops tailored marketing strategies that address the unique needs of our clients. This category relates to our “marketing income.” The revenue contribution from this segment in fiscal year 2023, 2024 and six-months ended December 31, 2024 were 91%, 88% and 88%, respectively.

•        Content Creation:    This service classification includes professional photography for events, marketing materials, websites, and social media, as well as video production for promotional videos, product demos, explainer videos, and corporate videos. It also encompasses logo design, brand strategy, and creative content development. This category is also included under our “marketing income.” The contribution to total revenues in fiscal year 2023, 2024 and six-month ended December 31, 2024 were 2%, 2% and 2%, respectively.

•        PR Strategy & Influencer Management:    Voltage X provides public relations services, including media relations, press releases, and crisis management, while also managing relationships with influencers to enhance brand visibility and promote products. This category corresponds to our “PR service income.” Revenue from this segment in fiscal year 2023, 2024 and six-months ended December 31, 2024 were 5%, 4% and 2%, respectively.

•        Events Management:    Voltage X specializes in planning and executing corporate events, product launches, and trade shows. This category is included under “marketing income.” The revenue contribution from this segment in fiscal year 2023, 2024 and six-months ended December 31, 2024 were 2%,5% and 9%, respectively.

Together, digital marketing and online advertising, content creation, and event management collectively constitute our “marketing income,” which accounts for the majority of our total revenues, with digital marketing and online advertising representing the predominant share within this category. PR strategy and influencer management services constitute our “PR service income.”

Over the past three years, Voltage X has successfully completed numerous marketing projects for large corporate clients worldwide, establishing a consistent track record in client engagement and innovative marketing content creation. These projects highlight our ability to deliver effective marketing solutions across various industries. Specifically, Voltage X collaborates with Raeon International Limited, an affiliated entity through common major shareholders, to provide comprehensive public relations and marketing services. In this arrangement, Voltage X is tasked with developing and implementing strategic marketing campaigns, while Raeon International Limited focuses on property sales for clients and refers the marketing work to Voltage X. This collaboration allows both firms to utilize their specialized skills — Raeon International Limited in property sales and Voltage X in marketing and PR — to achieve successful project outcomes and enhance the developer’s return on investment in the real estate sector. By aligning our marketing strategies with Raeon International Limited’s sales tactics, we ensure a unified approach that boosts the visibility and success of each project.

A significant portion of our revenue is derived from clients in the real estate sector, which accounted for approximately 87%, 85% and 78% of our total revenue for the six months ended December 31, 2024, and the fiscal years ended June 30, 2024 and 2023, respectively. Although we also provide public relations and digital marketing services to clients in other industries, our business remains concentrated in the real estate sector. Any adverse developments in the real estate sector, including a slowdown in property development activities, declining property values, changes in government policies or regulations, rising interest rates, or economic downturns, may lead to reduced marketing budgets or cancellation of projects by our clients. As a result, our revenue, profitability, and growth prospects could be materially and adversely affected.

Raeon International Limited is deemed to be a related party due to a common major shareholder, Terence Cheung. In addition, our Chief Executive Officer, Terence Cheung, also serves as Raeon International Limited’s CEO and Director, and our Chief Financial Officer, Leo Lai, concurrently serves as Raeon International Limited’s accounting manager. These overlapping roles between the companies may give rise to potential conflicts of interest.

Our share capital comprises Class A Ordinary Shares and Class B Ordinary Shares. Each Class A Ordinary Share gives the holder the right to one vote per share and each Class B Ordinary Shares, gives the holder the right to 10,000 votes per share.

Our Recent Projects

Project — SOGO Hong Kong Company Limited (SOGO)

In April 2024, Voltage X spearheaded the digital marketing and social media strategy for SOGO’s flagship shopping center in Causeway Bay, Hong Kong, a city landmark with a storied Japanese-themed legacy. Our role involved crafting engaging content, optimizing social platforms, and implementing data-driven campaigns to enhance SOGO’s visibility and attract both local and international patrons, reinforcing its status as a leading retail and lifestyle hub.

Furthermore, Voltage X is tasked with the digital marketing for SOGO’s new shopping center, The Twins, in Kai Tak, scheduled to open in November 2024. This project marks a significant expansion for SOGO, and we are committed to launching successful digital campaigns to promote this venue as a premier destination for shopping, dining, and entertainment.

This dual engagement with SOGO underscores Voltage X’s dedication to boosting the brand’s online presence, driving engagement, and nurturing growth across both established and new venues in Hong Kong’s competitive retail market.

Project — Swire Management Properties Limited (Swire)

In November 2023, recognizing our continued dedication and expertise, Swire Management Properties Limited entrusted us with the management of their social media pages. This new engagement expanded our responsibilities to include content creation, video production, translation, design, and brand engagement. Our team created tailored campaigns to enhance Pacific Place’s online presence, drive customer interaction, and maintain the brand’s premium image across platforms.

In addition to managing their shopping center’s social media, Voltage X has been tasked with overseeing the digital engagement and marketing efforts for Swire Properties’ office buildings in Admiralty, Hong Kong. This includes crafting strategies to highlight the unique offerings of their commercial spaces, engaging tenants, and promoting their office portfolio to a wider audience.

Through these ongoing partnerships, Voltage X continues to deliver comprehensive marketing and digital solutions that enhance Swire’ brand presence and drive engagement across its diverse portfolio.

Project — Carl Zeiss Far East Co Ltd (Zeiss)

Carl Zeiss Far East Co Ltd stands as a prominent global leader in optics and vision correction. From 2023 to 2024, Voltage X led an integrated marketing campaign designed to boost brand recognition and increase foot traffic to affiliated clinics.

Voltage X implemented an offline initiative featuring a branded mobile truck, strategically positioned in high-traffic areas of Hong Kong to raise public awareness while offering complimentary eye examinations to individuals who wear glasses.

In addition, Voltage X created an interactive mini-game on tablets to engage the target audience on-site, ensuring a memorable experience and facilitating the collection of contact information for the sales team.

The campaign was effective in reaching the target demographic, engaging a considerable number of individuals and contributing to improved brand visibility.

Project — London Square Hong Kong Limited (London Square)

In September 2022, London Square opened its first show-flat and office in Asia (Hong Kong), marking a significant milestone in its expansion. In February 2023, Voltage X was entrusted with the responsibility of orchestrating this momentous occasion, overseeing every detail of the event to ensure flawless execution. From meticulous planning and logistics to on-the-day coordination, Voltage X managed all aspects to create a memorable and impactful launch experience.

In addition to event management, Voltage X provided comprehensive PR services to maximize the exposure of London Square’s new presence in Hong Kong. This included engaging with key media outlets, drafting press releases, and securing coverage across both local and international publications to generate buzz and elevate the brand’s profile in the region.

Furthermore, Voltage X ran social media and lead generation services for London Square over a two-year period, focusing on platforms like Facebook and Instagram. During this time, our team developed and executed targeted social media campaigns designed to engage London Square’s audience, build brand awareness, and drive qualified leads. By leveraging data-driven strategies and creative content, we effectively increased London Square’s digital footprint and helped foster meaningful connections with potential clients and investors.

To further enhance visibility during the office launch, Voltage X curated a range of branding activities tailored to resonate with the target audience. These initiatives included creating bespoke promotional materials, crafting a cohesive visual identity for the event, and aligning the messaging to reinforce London Square’s positioning in the market. Through a blend of strategic communications, social media management, and creative branding efforts, Voltage X ensured that London Square’s office launch in Hong Kong was not only a successful event but also a powerful platform for establishing the brand’s presence in a new market.

Project — Henderson Development Agency Limited (Henderson Land)

In July 2022, Voltage X was engaged by Henderson Land, one of the largest and most prominent developers in Hong Kong, to provide a comprehensive suite of PR services and social media management for its portfolio of commercial buildings and shopping centers. As part of this engagement, Voltage X developed and executed a strategic PR plan aimed at increasing the visibility of Henderson Land’s properties, positioning them as premier destinations for both businesses and consumers. This included drafting press releases, securing media coverage, and managing communications with key stakeholders to enhance the developer’s brand presence.

In addition to PR services, Voltage X also took charge of managing Henderson Land’s social media platforms for several of its flagship properties, including H Queen’s, H Code, and H Zentre. Our team developed tailored content that highlighted the unique features of each commercial building and shopping center, engaging both tenants and visitors through platforms like Facebook, Instagram, and LinkedIn. We implemented targeted campaigns to showcase new developments, special events, and promotional offers, ensuring consistent engagement and driving foot traffic to Henderson Land’s properties.

Building on the success of this partnership, in 2024, Voltage X was further awarded the contract to manage the social media for Trent Plaza and Kolour, expanding our role in promoting Henderson Land’s growing portfolio. Through a combination of strategic PR efforts and effective social media management, Voltage X continues to strengthen Henderson Land’s brand reputation, enhance tenant relations, and attract a broader audience to their commercial spaces across Hong Kong.

Voltage X Limited is a holding company incorporated in Cayman Islands and conduct a substantial part of its operations in Hong Kong through its subsidiary, Xact Digital Limited. The majority of its directors, executive officers, and employees are located in Hong Kong, and a significant portion of the revenues and major customers are also geographically concentrated in Hong Kong. As a result, although it is not based in mainland China, it is subject to legal, regulatory, and operational risks associated with doing business in Hong Kong, a special administrative region of the People’s Republic of China. For a more detailed discussion, see “RISK FACTORS — Risks Related to Doing Business in Hong Kong.”

Impact of COVID-19 on Our Operations and Financial Performance

During the years ended June 30, 2024, and 2023, the COVID-19 has adversely affected the operating entities’ business operations. As of the date of this prospectus, the operating entities have generally recovered from the adverse impact of the COVID-19 and the COVID-19 has had minimal impact on the operating entities’ business and operations. See “Risk Factors — The market growth forecasts included in this prospectus may prove to be inaccurate and, even if the market in which we compete achieves forecasted growth, we cannot assure you our business will grow at similar rates, if at all.”

Implications of Being a Controlled Company

We expect that we will continue to be a controlled company pursuant to “controlled company” defined under the Nasdaq Listing Rules. Accordingly, we will be a controlled company under the applicable Nasdaq listing standards. For so long as we are a controlled company under that definition, we are permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules, including:

•        an exemption from the rule that a majority of our board of directors must be independent directors;

•        an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and

•        an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

Although we do not intend to rely on the “controlled company” exemption under the Nasdaq Listing Rules, we could elect to rely on this exemption in the future. If we elected to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors upon closing of this offering. Our status as a controlled company could cause our Class A Ordinary Shares to look less attractive to certain investors or otherwise harm our trading price. As a result, the investors will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

Implications of Being an “Emerging Growth Company”

As a company with less than USD$1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

•        may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or “MD&A”;

•        are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

•        are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

•        are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);

•        are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure;

•        are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

We intend to take advantage of all of these reduced reporting requirements and exemptions, with the exception of the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions until we no longer meet the definition of an emerging growth company. The JOBS Act provides that we would cease to be an “emerging growth company” at the end of the fiscal year in which the fifth anniversary of our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended, herein referred to as the Securities Act, occurred, if we have more than USD$1.235 billion in annual revenues, have more than USD$700 million in market value of the Class A Ordinary Shares held by non-affiliates, or issue more than USD$1 billion in principal amount of non-convertible debt over a three-year period.

Implications of Being a Foreign Private Issuer

Upon completion of this offering, we will be a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

•        we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

•        for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

•        we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

•        we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

•        we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

•        we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

We intend to comply with the Nasdaq corporate governance rules applicable to foreign private issuers, which permit us to follow certain corporate governance rules that conform to the Cayman Islands requirements in lieu of many of the Nasdaq corporate governance rules applicable to U.S. companies. As a result, our corporate governance practices may differ from those you might otherwise expect from a U.S. company listed on Nasdaq.

Corporate Information

Our registered office is located at Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman KY1-1111, Cayman Islands. Our principal place of business is located at Suite 1, Level 2, 34 Queen Street, Melbourne VIC 3000, Australia, and our telephone number is +61 03 8618 6950. Our website addresses are https://www.voltage-x.com and https://www.voltage-x.ai. The information contained therein, or that can be accessed therefrom, is not and shall not be deemed to be incorporated into this prospectus or the registration statement of which it forms a part.

Corporate History and Structure

Voltage X Limited was incorporated under the laws of the Cayman Islands on May 29, 2024. Our business operations commenced in 2021 in Hong Kong, through our wholly owned subsidiary, Xact Digital Limited.

Prior to the formation of Xact Digital Limited, since 2015 Coco Alexandra PR & Events Limited, a company owned by Mr. Lun Tak Po, who is currently also a substantial shareholder and executive director of the Voltage X Limited, conducted its business under the brand name “Voltage Public Relations”.

On March 1, 2022, following Lun Tak Po’s decision to join the Company, Coco Alexandra PR & Events Limited entered into an agreement for transfer of business contracts and interests with Voltage X Innovations Limited, under which Coco Alexandra PR & Events Limited agreed to transfer all overseas (non-Hong Kong) client contracts, trades, economic rights, and interests, including all relevant accounting books and records, to Voltage X Innovations Limited. This integration reflected the collaborative vision of Lun Tak Po and Cheung Terence, combining the names “Voltage” and “Xact” to create “Voltage X”.

We currently have five direct, wholly-owned subsidiaries as part of our organizational structure: Voltage X Australia Pty Ltd (“VX Australia”), Voltage X Holdings Limited (“VX Holdings”), Voltage X LLC (“VX LLC”), Xact Digital Limited (“Xact”), and Voltage X Innovations Limited (“VX Innovations”).

VX Australia was incorporated in Australia on June 28, 2024.

VX Holdings was incorporated in Seychelles on May 15, 2024.

VX LLC was incorporated in Delaware, United States on September 3, 2024.

Xact was incorporated in Hong Kong on August 12, 2021.

VX Innovations was incorporated in Seychelles on May 15, 2024.

The charts below summarize our corporate structure as of the date of this prospectus and after the closing of this initial public offering.

Pre offering Structure

Post-offering Structure

Risk Factor Summary

Investing in the Class A Ordinary Shares entails a high degree of risk as more fully described under “Risk Factors.” You should carefully consider such risks before deciding to invest in our securities. These risks include, among others:

Risks Related to Doing Business in Hong Kong

•        Trading in our securities may be prohibited under the Holding Foreign Companies Accountable Act if the PCAOB determines that it cannot inspect or investigate completed our auditors for three consecutive years beginning in 2021, or for two consecutive years if the Accelerating Holding Foreign Companies Accountable Act or the America COMPETES Act becomes law.

•        Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records (other than the memorandum and articles of associations, register of mortgages and charges and a list of directors) or to obtain copies of lists of shareholders of these companies. Our directors have discretion under our articles of association to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

•        In the future, to the extent funds or assets in the business are in Hong Kong or a Hong Kong entity, funds or assets may not be available to fund operations or for other uses outside of Hong Kong, due to the imposition of restrictions and limitations on, our ability or our operating subsidiary by the PRC government to transfer cash or assets. Any limitation on the ability of our operating subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Class A Ordinary Shares or cause them to be worthless

•        Substantial parts of our operations are in Hong Kong, a special administrative region of the PRC. Due to the long-arm application of some of the current PRC laws and regulations, the PRC government may exercise significant direct oversight and discretion over the conduct of our business and may intervene or influence our operations at any time, which could result in a material change in our operations and/or the value of our Class A Ordinary Shares. To the extent that cash or assets in the business is in Hong Kong or a Hong Kong subsidiary of ours, the funds or assets may not be available to fund operations or for other use, because the Chinese government may, in the future, impose restrictions or limitations on our ability to move money out of Hong Kong to distribute earnings and pay dividends to and from the other entities within our organization or to reinvest in our business outside of Hong Kong.

•        If the PRC government chooses to extend the oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless.

•        Compliance with Hong Kong’s Personal Data (Privacy) Ordinance and any other existing or future data privacy related laws, regulations and governmental orders may entail significant expenses and could materially affect our business.

•        The enactment of the law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) could impact our Hong Kong subsidiary, which represent substantially all of our business.

•        The enforcement of laws and rules and regulations in PRC can change quickly with little advance notice. Additionally, the PRC laws and regulations and the enforcement of such that apply or are to be applied to Hong Kong can change quickly with little or no advance notice. As a result, the Hong Kong legal system embodies uncertainties which could limit the availability of legal protections, which could result in a material change in our subsidiary’s operations and/or the value of the securities we are offering.

•        There are political and legal risks associated with conducting business in Hong Kong, including the risks associated with the enactment of Article 23 of the Basic Law.

•        Fluctuations in exchange rates could have a material and adverse effect on our results of operations and the value of your investment.

Risks Related to Our Business and Industry

Risks relating to event planning and execution services

•        If the operating entities are unable to retain the customers for their event planning and execution business, our results of operations will be materially and adversely affected.

•        Events that are planned by the operating entities are inherently susceptible to risks.

•        The operating entities may suffer reputational harm due to factors adversely impacting the events.

Risks relating to internet media services

•        Failure to maintain the quality of the operating entities’ internet media services may materially and adversely impact their business and financial condition.

•        The operating entities rely on a number of internet platforms to conduct their internet media business. However, operators of the platforms may curtail or inhibit the operating entities’ ability to use the platforms, or there may be material disruption of the platforms.

•        Changes in Internet search engine algorithms and dynamics could have a negative impact on traffic for the operating entities’ sites and ultimately, their business and results of operations.

•        The operating entities may be subject to product liability claims for products or brands that are marketed.

•        We are dependent on clients in the real estate sector, and any downturn or adverse developments in this sector may materially and adversely affect our business, financial condition and results of operations.

Risks relating to our general operations

•        We have a limited operating history, which makes it difficult to evaluate our business and prospects and may increase the risks associated with your investment.

•        Our operations primarily focus on providing marketing services to clients in Hong Kong. If our operations in Hong Kong are disrupted, our business, financial condition, and results of operations will be adversely affected.

•        Our failure to maintain and grow our client base may negatively impact our revenue and business.

•        If we fail to innovate and select the right offerings and platform, we may not attract and retain clients and our revenue and results of operations may decline.

•        Failure to effectively monitor our agents may have an adverse impact on our revenue.

•        A key factor driving our results of operations is the strategic collaboration with an affiliated entity.

•        Failure to control project costs and gross profit margins may have an adverse impact on our profits.

•        We are exposed to liquidity and credit risks.

•        Failure to manage our growth effectively could cause our business to suffer and have an adverse effect on our financial condition and operating results.

•        The market in which we participate is intensely competitive, and we may not be able to compete successfully with our current or future competitors.

•        Economic downturns and market conditions beyond our control could adversely affect our business, financial condition, and operating results.

•        Seasonal fluctuations in advertising activity could have a material impact on our revenue, cash flow and operating results.

•        As our costs increase, we may not be able to generate sufficient revenue to sustain profitability.

•        If the non-proprietary technology, software, products, and services that we use are unavailable, have future terms we cannot agree to, or do not perform as we expect, our business, financial condition and operating results could be harmed.

•        International expansion subjects us to additional costs and risks that can adversely affect our business, financial condition, and operating results.

•        Exposure to foreign currency exchange rate fluctuations could negatively impact our operating results.

•        Future acquisitions, strategic investments or alliances could disrupt our business and harm our business, financial condition, and operating results.

•        We may not be able to secure additional financing on favorable terms, or at all, to meet our future capital needs, which may in turn impair our growth.

•        Our future success depends on the continuing efforts of our key employees, and our ability to attract, hire, retain and motivate highly skilled employees in the future.

•        Our management team has limited experience managing a public company.

•        If we do not effectively grow and train our sales and support teams, we may be unable to add new clients or increase sales to our existing clients and our business will be adversely affected.

•        Our corporate culture has contributed to our success and, if we are unable to maintain it as we grow, our business, operating results and financial condition could be harmed.

•        Our proprietary rights may be difficult to enforce, which could enable others to copy or use aspects of our technology without compensating us, thereby eroding our competitive advantages, and harming our business.

•        We may be sued by third parties for alleged infringement of their proprietary rights, which would result in additional expense and potential damages.

•        We face potential liability and harm to our business based on the nature of our business and the content of the advertising we distribute.

•        We are subject to anti-bribery, anti-corruption and similar laws and non-compliance with such laws can subject us to criminal penalties or significant fines and harm our business and reputation.

•        The market growth forecasts included in this prospectus may prove to be inaccurate and, even if the market in which we compete achieves forecasted growth, we cannot assure you our business will grow at similar rates, if at all.

•        The legislative, judicial, and regulatory landscapes relating to AI are evolving and may impact our ability to use AI and could limit our ability to operate and expand our business, cause revenue to decline and adversely affect our business. The actual or perceived failure to comply with regulatory requirements and laws relating to AI could result in significant liability or reputational harm.

•        Challenges with properly managing the use of artificial intelligence could result in reputational harm, competitive harm, and legal liability.

Risks Relating to this Offering and the Trading Market

•        We will incur costs and be subject to various obligations as a result of being a public company in the United States.

•        Any future or current litigation could have a material adverse impact on our results of operations, financial condition, and liquidity.

•        Our management team and board control a significant percentage of our Class A Ordinary Shares and two other shareholders also own a significant percentage of our Class A Ordinary Shares.

•        We are, and following the completion of this offering, will continue to be a “controlled company” within the meaning of the Nasdaq Stock Market Rules and, as a result, may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.

•        The laws of the Cayman Islands may not provide our shareholders with benefits comparable to those provided to shareholders of corporations incorporated in the United States.

•        You may be unable to present proposals before annual general meetings or extraordinary general meetings not called by shareholders.

•        We currently report our financial results under IFRS, which differs in certain significant respect from U.S. generally accepted accounting principles, or U.S. GAAP.

•        As a foreign private issuer, we are exempt from a number of rules under the U.S. securities laws and are permitted to file less information with the SEC than a U.S. company.

•        We may lose our foreign private issuer status in the future, which could result in significant additional cost and expense.

•        We are an “emerging growth company” under the JOBS Act and will be able to avail ourselves of reduced disclosure requirements applicable to emerging growth companies, which could make the Class A Ordinary Shares less attractive to investors.

•        We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

•        If a United States person is treated as owning at least 10% of the Class A Ordinary Shares, such holder may be subject to adverse U.S. federal income tax consequences.

•        Our failure to meet the continued listing requirements of Nasdaq could result in a delisting of the Class A Ordinary Shares.

•        Certain recent initial public offerings of companies with relatively small public floats comparable to our anticipated public float have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective company. Our Class A Ordinary Shares may potentially experience rapid and substantial price volatility, which may make it difficult for prospective investors to assess the value of our Class A Ordinary Shares.

•        We are not likely to issue dividends for the foreseeable future.

•        Shares would be declared in U.S. Dollars, and any shareholder whose principal currency is not the U.S. Dollar would be subject to exchange rate fluctuations.

•        Our existing shareholders will be able to sell their shares after the completion of this offering subject to restrictions under Rule 144 under the Securities Act, which could impact the trading price of our Class A Ordinary Shares.

THE OFFERING

Securities offered by us	[•] Class A Ordinary Shares
Over-allotment option

We have granted to the underwriters an option, exercisable within 30 days from the effective date of this prospectus, to purchase up to an aggregate of [•] (10% of the total number of our Class A Ordinary Shares to be offered by us pursuant to this offering) additional Class A Ordinary Shares.

Price per share	We currently estimate that the initial public offering price will be in the range of $[•] to $[•] per share.
Class A Ordinary Shares issued and outstanding prior to completion of this offering	[•] Class A Ordinary Shares
Ordinary Shares issued and outstanding immediately after this offering	[•] Class A Ordinary Shares assuming no exercise of the underwriters’ over-allotment option
[•] Class A Ordinary Shares assuming full exercise of the underwriters’ over-allotment option
Listing

We have applied to have the Class A Ordinary Shares listed on the Nasdaq Capital Market. At this time, Nasdaq has not yet approved our application to list our Class A Ordinary Shares. The closing of this offering is conditioned upon Nasdaq’s final approval of our listing application, and there is no guarantee or assurance that our Class A Ordinary Shares will be approved for listing on Nasdaq.

Proposed ticker symbol	“[•]”
Use of proceeds

We intend to use the net proceeds from this offering for working capital and general corporate purposes, brand promotion and marketing and platform development. See “Use of Proceeds” on page 43 for more information.

Lock-up

Our officers, directors, any other corporate insiders and 5% stockholders have agreed, subject to certain exceptions, to a “lock-up” for a period of 180 days following the effective date of this prospectus with respect to the ordinary shares that they beneficially own, including the issuance of shares upon the exercise of convertible securities and options that are currently outstanding or which may be issued. In addition, we, including any of our successors, have agreed for a period of 90 days from the closing of this offering, that each will not (a) offer, sell, or otherwise transfer or dispose of, directly or indirectly, any ordinary shares of the Company or any securities convertible into or exercisable or exchangeable for ordinary shares; or (b) file or caused to be filed any registration statement with the SEC relating to the offering of any ordinary shares of the Company or any securities convertible into or exercisable or exchangeable for ordinary shares. See “Shares Eligible for Future Sale” and “Underwriting” for more information.

Risk factors

The Class A Ordinary Shares offered hereby involve a high degree of risk. You should read “Risk Factors,” beginning on page 13 for a discussion of factors to consider before deciding to invest in our Class A Ordinary Shares.

Transfer Agent	VStock Transfer, LLC

RISK FACTORS

An investment in the Class A Ordinary Shares involves a high degree of risk. Before deciding whether to invest in the Class A Ordinary Shares, you should consider carefully the risks described below, together with all of the other information set forth in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and our consolidated financial statements and related notes. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected, which could cause the trading price of the Class A Ordinary Shares to decline, resulting in a loss of all or part of your investment. Further, if we fail to meet the expectations of the public market in any given period, the market price of the Class A Ordinary Shares could decline. Our business involves significant risks and uncertainties, some of which are outside of our control. If any of these risks actually occurs, our business and financial condition could suffer, and the price of the Class A Ordinary Shares could decline. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business. You should only consider investing in the Class A Ordinary Shares if you can bear the risk of loss of your entire investment.

Risks Related to Doing Business in Hong Kong

In the future, to the extent funds or assets in the business are in Hong Kong or a Hong Kong entity, funds or assets may not be available to fund operations or for other uses outside of Hong Kong, due to the imposition of restrictions and limitations on, our ability or our operating subsidiary by the PRC government to transfer cash or assets. Any limitation on the ability of our operating subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Class A Ordinary Shares or cause them to be worthless

Our management directly supervises cash management. Our finance department is responsible for establishing the cash management policies and procedures among our departments and the operating entities. The majority of the cash is managed by Xact Digital Limited, a subsidiary of Voltage X Limited. Each department or operating entity initiates a cash request by putting forward a payment requisition form, which explains the specific amount and timing of cash requested, which is then submitted to designated management members of our Company, based on the amount and the nature of payment. The designated management member examines and approves the cash transfer based on the sources of cash and the priority of the request. It is then submitted to the cashier specialists of our finance department for a second review.

We are permitted under the laws of Cayman Islands to provide funding to our subsidiaries through loans or capital contributions without restrictions on the amount of the funds. Likewise, under Hong Kong law, our subsidiaries may remit funds to the Company in the form of dividends or distributions, subject only to the requirement that such subsidiaries remain solvent after the distribution. We are not subject to PRC foreign exchange controls, as we do not operate in mainland China. Accordingly, there are no foreign exchange restrictions or limitations that would prevent us from transferring funds between our entities, across borders, or to U.S. investors. There are also no restrictions on our ability to distribute earnings.

As of the date of this prospectus, certain shareholder’s loans have been provided to the Company and the details has been disclosed in “Related Parties Transactions” section and notes to the consolidation financial statement. Other than that, no other transfers, dividends, or distributions have been made between the holding company and its subsidiaries, or to investors.

Our subsidiaries are permitted to pay a dividend on their shares out of either profit or share premium amount, provided that in no circumstances may a dividend be paid if this would result in our subsidiaries being unable to pay its debts due in the ordinary course of business. As of the date of this prospectus, none of our subsidiaries have made any dividends or distributions to our Company and our Company has not made any dividends or distributions to our shareholders. We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future.

However, to the extent that cash and/or assets of the business are in Hong Kong or held by Hong Kong entity, such cash and/or assets may not be available to fund operations or for other uses outside of Hong Kong in the future due to the imposition of restrictions and limitations by the PRC government on the ability of Voltage X or our operating subsidiary to transfer cash and/or assets. Any limitation, if imposed in the future, on the ability of our operating subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Class A Ordinary Shares or cause them to be worthless. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business to outside of Hong Kong and may affect our ability to receive funds from our operating subsidiary in Hong Kong. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact the ability or way we conduct our business, could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected and such measured could materially decrease the value of our Class A Ordinary Shares, potentially rendering them worthless. Further, any limitation on the ability of our operating subsidiary to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

Trading in our securities may be prohibited under the Holding Foreign Companies Accountable Act if the PCAOB determines that it cannot inspect or investigate completed our auditors for three consecutive years beginning in 2021, or for two consecutive years if the Accelerating Holding Foreign Companies Accountable Act or the America COMPETES Act becomes law.

The Holding Foreign Companies Accountable Act, or the HFCA Act, was enacted on December 18, 2020. In accordance with the HFCA Act, trading in securities of any registrant on a national securities exchange or in the over-the-counter trading market in the United States may be prohibited if the PCAOB determines that it cannot inspect or fully investigate the registrant’s auditor for three consecutive years beginning in 2021, and, as a result, an exchange may determine to delist the securities of such registrant. On November 5, 2021, the SEC adopted the PCAOB rule to implement HFCA Act, which provides a framework for the PCAOB to determine whether it is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On December 16, 2021 the PCAOB issued its determinations (the “PCAOB Determination”) that they are unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong. The Determination includes lists of public accounting firms headquartered in mainland China and Hong Kong that the Board is unable to inspect or investigate completely. Our auditor is not currently on such lists.

Our current auditor, Zhen Hui Certified Public Accountants, an independent registered public accounting firm that is headquartered in Hong Kong, is a firm registered with the U.S. Public Company Accounting Oversight Board (the “PCAOB”). Although we believe that the Holding Foreign Companies Accountable Act and the related regulations do not currently affect us, we cannot assure you that there will not be any further implementations and interpretations of or amendments to the Holding Foreign Companies Accountable Act or the related regulations, which might pose regulatory risks to and impose restrictions on us because of our operations in mainland China. A potential consequence is that our securities are delisted by the exchange on which our securities are listed

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. We will be required to comply with these rules if the SEC identifies us as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above.

On June 22, 2021, the U.S. Senate passed a bill which, if passed by the U.S. House of Representatives and signed into law, would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two.

On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions.

On December 16, 2021, the PCAOB announced the PCAOB Holding Foreign Companies Accountable Act determinations (the “PCAOB determinations”) relating to the PCAOB’s inability to inspect or investigate completely registered public accounting firms headquartered in mainland China of the PRC or Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in the PRC or Hong Kong.

The lack of access to the PCAOB inspection or investigation in China prevents the PCAOB from fully evaluating audits and quality control procedures of the auditors based in China. As a result, the investors may be deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections or investigation of auditors in China makes it more difficult to evaluate the effectiveness of these accounting firms’ audit procedures or quality control procedures as compared to auditors outside of China that are subject to the PCAOB inspections and investigation, which could cause existing and potential investors in our stock to lose confidence in our audit procedures and reported financial information and the quality of our financial statements.

Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records (other than the memorandum and articles of associations, register of mortgages and charges and a list of directors) or to obtain copies of lists of shareholders of these companies. Our directors have discretion under our articles of association to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the Cayman Islands, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as the United States. If we choose to follow home country practice, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

All of our officers and members of senior management are located in Hong Kong. In addition, the majority of the Company’s directors are also located in Hong Kong, while the remaining directors are located in Australia, United States, or United Kingdom. The SEC, the U.S. Department of Justice, or the DOJ, and other authorities often have substantial difficulties in bringing and enforcing actions against non-U.S. companies and non-U.S. persons, including company directors and officers, in certain jurisdictions, including Hong Kong. Additionally, our public shareholders may have limited rights and few practical remedies in markets where we operate, as shareholder claims that are common in the United States, including class action suits based on securities law and fraud claims, generally are difficult or impossible to pursue as a matter of law or practicality in markets outside of the United States. Although the competent authorities may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, the regulatory cooperation with the securities regulatory authorities in the United States has not been efficient in the absence of a mutual and practical cooperation mechanism.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States.

Substantial parts of our operations are in Hong Kong, a special administrative region of the PRC. Due to the long-arm application of some of the current PRC laws and regulations, the PRC government may exercise significant direct oversight and discretion over the conduct of our business and may intervene or influence our operations at any time, which could result in a material change in our operations and/or the value of our Class A Ordinary Shares. To the extent that cash or assets in the business is in Hong Kong or a Hong Kong subsidiary of ours, the funds or assets may not be available to fund operations or for other use, because the Chinese government may, in the future, impose restrictions or limitations on our ability to move money out of Hong Kong to distribute earnings and pay dividends to and from the other entities within our organization or to reinvest in our business outside of Hong Kong.

We are a holding company incorporated in Cayman Islands and conduct a substantial part of our operations in Hong Kong through our Hong Kong subsidiary, Xact Digital Limited. As of the date of this prospectus, we or our HK subsidiary are not materially affected by recent statements by the PRC government indicating an intention to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers. Furthermore, pursuant to the Basic Law, national laws of mainland China do not apply in Hong Kong unless they are listed in Annex III of the Basic Law and applied locally by promulgation or local legislation. National laws that may be listed in Annex III are currently limited under the Basic Law to those which fall within the scope of defense and foreign affairs as well as other matters outside the limits of the autonomy of Hong Kong. National laws and regulations relating to data protection, cybersecurity and the anti-monopoly have not been listed in Annex III and so do not apply directly to Hong Kong.

However, due to long-arm provisions under some of the current PRC laws and regulations, there remains regulatory and legal uncertainty with respect to the implementation of laws and regulations of mainland China to Hong Kong. The PRC government may choose to exercise additional oversight and discretion over Hong Kong, and the policies, regulations, rules, and the enforcement of laws of the PRC government to which we are subject may change rapidly from time to time.

The PRC laws and regulations are evolving, and their enactment timetable, interpretation, enforcement, and implementation involve significant uncertainties and can change quickly with little advance notice. New laws, regulations, and other government directives in the PRC may also be costly to comply with, and such compliance, any associated inquiries or investigations, or any other government actions may:

•        delay or impede our development;

•        result in negative publicity or increase our operating costs;

•        require significant management time and attention;

•        cause devaluation of our securities or delisting; and,

•        subject us to remedies, administrative penalties and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or even cease our business operations.

The PRC government may intervene or influence our operations at any time or may exert control over offerings conducted overseas and foreign investment in Hong Kong-based issuers, which may result in a material change in our operations and/or the value of our Class A Ordinary Shares. For example, there is currently no restriction or limitation under the laws of Hong Kong on the conversion of HK dollar into foreign currencies and the transfer of currencies out of Hong Kong and the laws and regulations of the PRC on currency conversion control do not currently have any material impact on the transfer of cash between the ultimate holding company and the HK subsidiary. However, to the extent that cash or assets in the business is in Hong Kong or a Hong Kong subsidiary of ours, the funds or assets may not be available to fund operations or for other use, because the Chinese government may, in the future, impose restrictions or limitations on our ability to move money out of Hong Kong to distribute earnings and pay dividends to and from the other entities within our organization or to reinvest in our business outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the further expansion of our business to outside of Hong Kong and may affect our ability to receive funds from our HK subsidiary. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact the ability or way we conduct our business, could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected and such measures could materially decrease the value of our Class A Ordinary Shares, potentially rendering it worthless.

If the PRC government chooses to extend the oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless.

Recent statements by the PRC government have indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in China-based issuers. On December 28, 2021, the Cyberspace Administration of China, or the CAC, and several other regulatory authorities in China jointly published the revised Cybersecurity Review Measures, or the CRM, took effect on February 15, 2022, and replaced the previous draft issued on July 10, 2021. Pursuant to the revised CRM, (i) operators of critical information infrastructure, that intend to purchase network products and services and online platform operators that conduct data processing activities, in each case that affect or may affect national security, must be subject to the cybersecurity review, (ii) if a network platform operator that are in possession of personal information of over one million users seeks for “foreign” listing, it must apply for the cybersecurity review, and (iii) relevant PRC government authorities may initiate cybersecurity review if they determine an operator’s network products or services or data processing activities affect or may affect national security. The CRM set out certain general factors which would be the focus in assessing the national security risk during a cybersecurity review, including without limitation, risks of influence, control or malicious use of critical information infrastructure, core data, important data or large amounts of personal information by foreign governments in relation to listing abroad.

Although our HK subsidiary may collect and store certain data (including certain personal information) from our clients, some of whom may be individuals from mainland China, such collection is minimal and limited, such asthe basic contact details of key opinion leaders (KOLs) necessary for business communication purposes, in connection with our business and operations for “Know Your Customers” purposes (to combat money laundering), we and our HK subsidiary currently are not deemed to be an “operator of critical information infrastructure” or a “data processor” that are required to file for cybersecurity review by the CAC before listing in the United States, given that: (a) as of date of this prospectus, none of us or our subsidiary possesses personal information of individuals from PRC; (b) we do not operate critical information infrastructure under the revised CRM nor place any reliance on collection and processing of any personal information to maintain our business operation; (c) data processed in our business should not have a bearing on national security nor affect or may affect national security; (d) all of the data our HK subsidiary has collected is stored in servers located in Hong Kong; and (e) as of the date of this prospectus, our HK subsidiary has not been informed by any PRC governmental authority of being classified as an “operator of critical information infrastructure” or a “data processor” that is subject to CAC cybersecurity review; and (vi) pursuant to the Basic Law of the Hong Kong Special Administrative Region of the PRC, or the Basic Law, PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs and other matters that are not within the scope of autonomy). At present, the CRM is not part of the national law listed in Annex III of the Basic Law nor the CAC has any jurisdiction to act in Hong Kong.

On February 17, 2023, the CSRC released the Trial Measures, which came into effect on March 31, 2023. On the same date of the issuance of the Trial Measures, the CSRC circulated several Supporting Guidance Rules, the Notes on the Trial Measures, the Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic Enterprises and the relevant CSRC Answers to Reporter Questions on the official website of the CSRC, or collectively, the Guidance Rules and Notice. The Trial Measures, together with the Guidance Rules and Notice, reiterate the basic supervision principles as reflected in the Draft Overseas Listing Regulations by providing substantially the same requirements for filings of overseas offering and listing by domestic companies namely PRC companies, yet made the following updates compared to the Draft Overseas Listing Regulations: (a) further clarification of the circumstances prohibiting overseas issuance and listing; (b) further clarification of the standard of indirect overseas listing under the principle of substance over form, and (c) adding more details of filing procedures and requirements by setting different filing requirements for different types of overseas offering and listing. Pursuant to the Trial Measures, the Guidance Rules and Notice, domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedure and report relevant information to the CSRC within three working days following its submission of initial public offerings or listing application. If the issuer meets both of the following criteria, the overseas securities offering and listing conducted by such issuer shall be deemed as indirect overseas offering and listing: (i) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year is accounted for by domestic companies; and (ii) the main parts of the issuer’s business activities are conducted in China, or its main places of business are located in China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in China.

As of the date of this prospectus, we do not meet both criteria above, and our registered public offering in the United States and the listing on a U.S. stock exchange are not subject to the CSRC filing requirements, based on the facts that (i) we do not, directly or indirectly, own or control any entity or subsidiary in mainland China, and do not intend to set up any subsidiary or to establish a VIE structure with any entity in mainland China, (ii) we are not ultimately controlled by any mainland Chinese company or individual directly or indirectly; (iii) we and our subsidiary currently do not have any business activities, operations or assets in mainland China, and (iv) none of member of the board of directors or our senior managements in charge of our business operations or management is a citizen of mainland China or his/her habitual domicile is in mainland China. However, we cannot assure you that relevant PRC government agencies, including the CSRC and CAC, would reach the same conclusion. We do not intend to seek approval of this offering from the CAC or the CSRC. Uncertainties still exist, however, due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future. It is uncertain whether the PRC government will adopt additional requirements or extend the existing requirements to apply to our HK subsidiary. Any future action by the PRC government expanding the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

In the event that (i) we or our subsidiary do not receive or maintain required permissions or approvals, (ii) we or our subsidiary inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and we or our subsidiary are required to obtain such permissions or approvals in the future, we or our subsidiary may be unable to obtain such permissions or approvals in a timely manner, or at all, and may face regulatory actions or other sanctions from mainland China and Hong Kong regulatory authorities if we or our subsidiary fail to fully comply with any new regulatory requirements. Consequently, our or our subsidiary’s operations and financial condition could be materially adversely affected and our ability to offer securities to investors could be significantly limited or completely hindered and the ordinary shares currently being offered here may substantially decline in value and become worthless.

Compliance with Hong Kong’s Personal Data (Privacy) Ordinance and any other existing or future data privacy related laws, regulations and governmental orders may entail significant expenses and could materially affect our business.

Although we are not subject to cybersecurity review by the CAC nor any other PRC authorities for this offering or required to obtain regulatory approval regarding the data privacy and personal information requirements from the CAC nor any other PRC authorities for our and our subsidiary’s operations Hong Kong, because a majority of our operations take place in Hong Kong, we are subject to a variety of laws and other obligations regarding data privacy and protection in Hong Kong.

In particular, the Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong) (the “PDPO” or the “Personal Data (Privacy) Ordinance”) imposes a duty on any data user who, either alone or jointly with other persons, controls the collection, holding, processing or use of any personal data which relates directly or indirectly to a living individual and can be used to identify that individual. Under the PDPO, data users shall take all practicable steps to protect the personal data they hold from any unauthorized or accidental access, processing, erasure, loss, or use. Once collected, such personal data should not be kept longer than necessary for the fulfilment of the purpose for which it is or is to be used and shall be erased if it is no longer required, unless erasure is prohibited by law or is not in the public interest. The PDPO also confers on the Privacy Commissioner for Personal Data (“Privacy Commissioner”) power to conduct investigations and institute prosecutions. The data protection principles (collectively, the “DPP” or the “Data Protection Principles”), which are contained in Schedule 1 to the PDPO, outline how data users should collect, handle, and use personal data, complemented by other provisions imposing further compliance requirements. The collective objective of DPPs is to ensure that personal data is collected on a fully informed basis and in a fair manner, with due consideration towards minimizing the amount of personal data collected. Once collected, the personal data should be processed in a secure manner and should only be kept for as long as necessary for the fulfilment of the purposes of using the data. Use of the data should be limited to or related to the original collection purpose. Data subjects are given certain rights, inter alia: (a) the right to be informed by a data user whether the data user holds personal data of which the individual is the data subject; (b) if the data user holds such data, to be supplied with a copy of such data; and (c) the right to request correction of any data they consider to be inaccurate. The Privacy Commissioner may carry out criminal investigations and institute prosecution for certain offenses. Depending on the severity of the cases, the Privacy Commissioner will decide whether to prosecute or refer cases involving suspected commission to the Department of Justice of Hong Kong. Victims may also seek compensation by civil action from data users for damage caused by a contravention of the PDPO. The Commissioner may provide legal assistance to the aggrieved data subjects if the Commissioner deems fit to do so.

We believe that we have been in compliance with the data privacy and personal information requirements of the PDPO. Moreover, we do not expect to be subject to any cybersecurity review by Hong Kong and PRC government authorities for this offering. However, if we or our subsidiary conducting business operations in Hong Kong have violated certain provisions of the PDPO, we could face significant civil penalties and/or criminal prosecution, which could adversely affect our business, financial condition, and results of operations.

The enactment of the law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) could impact our Hong Kong subsidiary, which represent substantially all of our business.

On June 30, 2020, the Standing Committee of the PRC National People’s Congress adopted the Hong Kong National Security Law. This law defines the duties and government bodies of the Hong Kong National Security Law for safeguarding national security and four categories of offenses — secession, subversion, terrorist activities, and collusion with a foreign country or external elements to endanger national security — and their corresponding penalties. On July 14, 2020, former U.S. President Donald Trump signed the Hong Kong Autonomy Act, or HKAA, into law, authorizing the U.S. administration to impose blocking sanctions against individuals and entities determined to have materially contributed to the erosion of Hong Kong’s autonomy. On August 7, 2020, the U.S. government imposed HKAA-authorized sanctions on eleven individuals, including former and current Chief Executives of HKSAR, Carrie Lam and John Lee, respectively. On October 14, 2020, the U.S. State Department submitted to relevant committees of Congress the report required under HKAA, identifying persons materially contributing to “the failure of the Government of China to meet its obligations under the Joint Declaration or the Basic Law.” The HKAA further authorizes secondary sanctions, including the imposition of blocking sanctions, against foreign financial institutions that knowingly conduct a significant transaction with foreign persons sanctioned under this authority. The imposition of sanctions may directly affect foreign financial institutions and any third parties or clients dealing with any foreign financial institution that is targeted. It is difficult to predict the full impact of the Hong Kong National Security Law and HKAA on Hong Kong and companies located in Hong Kong. If our Hong Kong subsidiary, which represent substantially all of our business, are determined to be in violation of the Hong Kong National Security Law or the HKAA by competent authorities, our business operations, financial position and results of operations could be materially and adversely affected.

The enforcement of laws and rules and regulations in PRC can change quickly with little advance notice. Additionally, the PRC laws and regulations and the enforcement of such that apply or are to be applied to Hong Kong can change quickly with little or no advance notice. As a result, the Hong Kong legal system embodies uncertainties which could limit the availability of legal protections, which could result in a material change in our subsidiary’s operations and/or the value of the securities we are offering.

As one of the conditions for the handover of the sovereignty of Hong Kong to the PRC, the PRC accepted conditions such as Hong Kong’s Basic Law. The Basic Law guaranteed a high degree of autonomy for Hong Kong which ensured Hong Kong will retain its currency (the Hong Kong Dollar), legal system, parliamentary system, and people’s rights and freedom for fifty years from 1997. This agreement has given Hong Kong the freedom to function with a high degree of autonomy. The Special Administrative Region of Hong Kong is responsible for its domestic affairs, including, but not limited to, the judiciary and courts of last resort, immigration, and customs, public finance, currencies, and extradition. Hong Kong continues using the English common law system.

However, if there are any changes in relation to the political arrangements which allows Hong Kong to function autonomously, this could potentially impact Hong Kong’s common law legal system and may in turn bring about uncertainty in, for example, the enforcement of our contractual rights. This could, in turn, materially and adversely affect the business and operations of Xact Digital Limited, our Hong Kong subsidiary. Accordingly, we cannot predict the effect of future developments in the Hong Kong legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the pre-emption of local regulations by national laws. These uncertainties could limit the legal protections available to us, including the ability to enforce agreements with the clients.

There are political and legal risks associated with conducting business in Hong Kong, including the risks associated with the enactment of Article 23 of the Basic Law.

The majority of our operations are in Hong Kong. Accordingly, the business operations and financial conditions of our Hong Kong subsidiary will be affected by the political and legal developments in Hong Kong. Any adverse economic, social and/or political conditions, material social unrest, strike, riot, civil disturbance or disobedience, as well as significant natural disasters, may affect the market and may adversely affect our operations. Given the relatively small geographical size of Hong Kong, any of such incidents may have a widespread effect on our business operations, which could in turn adversely and materially affect our business, results of operations and financial condition.

Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, namely, Hong Kong’s constitutional document, which provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”. However, there is no assurance that there will not be any changes in the political arrangement between PRC and Hong Kong and the economic, political and legal environment in Hong Kong in the future. Some international observers, human rights organizations, governments have expressed doubts about the future of the relative autonomy enjoyed by Hong Kong and the PRC’s pledge to the “one country, two systems” political arrangement in Hong Kong. For example, on March 19, 2024, the Legislative Council of Hong Kong passed the Safeguarding National Security bill. The Safeguarding National Security Ordinance (effective on March 23, 2024) was enacted according to the Article 23 of the Basic Law of the Hong Kong Special Administrative Region which stipulates that Hong Kong shall enact laws on its own to prohibit any act of treason, secession, sedition, subversion against the central people’s government, or theft of state secrets. The Safeguarding National Security Ordinance mainly covers five types of offences: treason, insurrection, offences in connection with state secrets and espionage, sabotage endangering national security and related activities, and external interference and organizations engaging in activities endangering national security. It is difficult for us to predict the degree of the adverse impact that Article 23 will have on Hong Kong or our business in Hong Kong. However, in any event, since a majority of our operations are based in Hong Kong, any change of the political arrangements between Hong Kong and the PRC may pose an adverse impact to the stability of the economy in Hong Kong, thereby directly and adversely affecting our results of operations and financial positions.

Lastly, based on several development including the Hong Kong National Security Law passed in June 2020, the U.S. State Department has indicated that the United States no longer considers Hong Kong to have significant autonomy from China and President Trump signed an executive order and Hong Kong Autonomy Act, or HKAA, to remove Hong Kong’s preferential trade status and to authorize the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. The United States may impose the same tariffs and other trade restrictions on exports from Hong Kong that it places on goods from mainland China. These and other recent actions may represent an escalation in political and trade tensions involving the U.S, China and Hong Kong, which could potentially harm our business. It is difficult to predict the full impact of the HKAA on Hong Kong and companies with operations in Hong Kong like us. Furthermore, legislative or administrative actions in respect of China-U.S. relations could cause investor uncertainty for affected issuers, including us, and the market price of our Class A Ordinary Shares could be adversely affected.

Fluctuations in exchange rates could have a material and adverse effect on our results of operations and the value of your investment.

Our revenues and expenses will be denominated predominantly in Hong Kong dollars, which is the currency of Hong Kong, and the financial statements that we file with the SEC and provide to our shareholders are presented in United States dollars. Although the exchange rate between the Hong Kong dollar to the U.S. dollar has been pegged since 1983, we cannot assure you that the Hong Kong dollar will remain pegged to the U.S. dollar. Any significant fluctuations in the exchange rates between Hong Kong dollars to U.S. dollars may have a material adverse effect on our revenue and financial condition. For example, to the extent that we are required to convert U.S. dollars we receive from this offering into Hong Kong dollars for our operations, fluctuations in the exchange rates between Hong Kong dollars against the U.S. dollar would have an adverse effect on the amounts we receive from the conversion. We have not used any forward contracts, futures, swaps or currency borrowings to hedge our exposure to foreign currency risk.

Risks Related to Our Business and Industry

Risks relating to event planning and execution services

If the operating entities are unable to retain the customers for their event planning and execution business, our results of operations will be materially and adversely affected.

The operating entities provide event planning and execution services typically for fixed terms. These contracts may not be renewed or, if renewed, may not be renewed on the term that are the same or more favorable for the operating entities. The operating entities may not be able to accurately predict future trends in customer renewals, and their customers’ renewal rates may decline or fluctuate due to factors such as the customers’ satisfaction with the operating entities’ services, their fees and charges, as well as factors beyond the operating entities’ control, such as level of competition faced by their customers and their level of success in marketing efforts. If some customers terminate their contracts or do not renew their business relationships with the operating entities or renew their contracts on less favorable terms or for fewer services, and the operating entities do not acquire replacement customers or otherwise grow their customer base, our results of operations may be materially and adversely affected.

Events that are planned by the operating entities are inherently susceptible to risks.

Events require significant logistical capabilities, including substantial resources for safety and security, and sufficient infrastructure, which can be complex, difficult to coordinate, and costly to have in place. Even where logistics and infrastructure have been appropriately planned for, public events, including events planned by the operating entities, involve risks that may be beyond the operating entities’ control or the control of the relevant organizers (if the events are not organized by the operating entities). Such risks may include terrorist attacks, gun violence, or other security threats, travel interruption or accidents, traffic incidents, weather-related interruptions, natural catastrophes, the spread of illness, equipment malfunction, labor strikes, or other disturbances. Any of these risks could result in canceled events and other disruptions to events, adversely affecting the success of the events or the operating entities’ ability to stage events in the future, if, for example, the host cities or organizations choose not to partner with the operating entities given the event-related risks. In addition, during the periods of economic slowdown and recession, consumers have historically reduced their discretionary spending. The impact of economic slowdowns on the operating entities’ business is difficult to predict, but they may result in reductions in the operating entities’ ability to generate revenue. The realization of any of these risks could also impact the profitability of the operating entities’ events, and the operating entities could also be exposed to liability or other financial losses for which they may not have insurance coverage.

The operating entities may suffer reputational harm due to factors adversely impacting the events.

Factors adversely impacting the events, even relatively minor issues, such as adverse weather conditions or poorly functioning infrastructure, to the extent they become associated with, and undercut, the operating entities’ events or, more generally, the operating entities’ brands, could lead to the decline in popularity of the operating entities’ events in the future. As the operating entities plan and coordinate the events, poor execution could also lead to declining popularity of these events in the future. In addition, these events may require the operating entities to obtain permits from the relevant host cities or municipalities, and the restrictive permit policies of the relevant cities and municipalities and poor delivery of any necessary services, including those not directly under the operating entities’ control or cancellation of entertainment events could also have adverse effect on their brands.

Risks relating to internet media services

Failure to maintain the quality of the operating entities’ internet media services may materially and adversely impact their business and financial condition.

The operating entities provide internet media services where they design and produce marketing ideas, content, and materials catering to target audience. The operating entities’ growth will partly depend on their ability to leverage their expertise in content production to offer effective marketing services. However, there is no assurance that the operating entities will maintain their content production and operation team or that the team will maintain the quality of their content production at the same level, given that the market demands are changing rapidly and that the loss of any key personnel in the content production and operation team could be detrimental to the operating entities’ service quality, financial performance, and business prospects. If the operating entities fail to provide appealing and creative marketing content in a timely or cost-effective manner, their services may become less attractive. As a result, the operating entities’ business, financial condition, and results of operations may be adversely affected.

The operating entities rely on a number of internet platforms to conduct their internet media business. However, operators of the platforms may curtail or inhibit the operating entities’ ability to use the platforms, or there may be material disruption of the platforms.

The operating entities rely on various internet platforms and social media networks to distribute marketing content. While these platforms are generally open to all users, they have no obligation to allow the operating entities to use their platforms in the long term. The platform operators may decide at any time to curtail or inhibit the operating entities’ ability to use such platforms if the operating entities breach the terms of use of such platforms or for any other reason. Additionally, these platforms may increase their fees or make changes to their respective business models, terms of use, policies, or systems, and those changes could impair or restrict the operating entities’ ability to post content. Further, platforms could cease operations unexpectedly due to a number of events, including interruptions in telecommunication services, computer viruses, and security breaches. Any of the above could reduce the operating entities’ ability to post marketing content, drive user traffic, and reach target audiences, and thus impair the operating entities’ ability to serve their customers, any of which could affect their ability to achieve profitability or have a material adverse effect on their business, financial condition and results of operations.

Changes in Internet search engine algorithms and dynamics could have a negative impact on traffic for the operating entities’ sites and ultimately, their business and results of operations.

The operating entities rely on Internet search engines, such as Google, to generate traffic to the operating entities’ website, principally through free or organic search. Search engines frequently update and change the logic that determines the placement and display of results of a user’s search, such that the algorithmic placement of links to the operating entities’ websites can be negatively affected. In addition, a search engine could, for competitive or other purposes, alter its search algorithms or results causing the operating entities’ websites to place lower in organic search query results. If a major search engine changes its algorithms in a manner that negatively affects the search engine ranking of the operating entities’ websites or those of our partners, the operating entities’ business and financial performance could be adversely affected. Furthermore, the operating entities’ failure to successfully manage their search engine optimization could result in a substantial decrease in traffic to their websites, as well as increased costs, if they were to replace free traffic with paid traffic.

The operating entities may be subject to product liability claims for products or brands that are marketed.

As part of the operating entities’ internet media services, they provide integrated marketing services for products or brands. If any product or brand marketed by the operating entities were to cause personal injury or injury to property, the injured party or parties could bring claims against the operating entities. The operating entities could also be subject to claims that consumers were harmed due to their reliance on the operating entities’ promotion of products or brands. If a claim were brought against the operating entities, regardless of its merit, the operating entities’ business and the reputation of their services may be adversely affected. If a claim were to become successful, the operating entities may have the right under the applicable laws, rules, and regulations to seek indemnification from the relevant manufacturers or third-party brands or merchants for any compensation that the operating entities may be required to pay to consumers in connection with product liability, personal injury, or a similar claim, if such relevant party is found liable. However, there can be no assurance that the operating entities will be able to recover all or any amounts from these parties. Any product liability claim, regardless of its merit or success, could result in the expenditure of funds and management time and adverse publicity and could have a negative impact on the operating entities’ reputation, business, financial condition, and results of operations.

We are dependent on clients in the real estate sector, and any downturn or adverse developments in this sector may materially and adversely affect our business, financial condition and results of operations.

A significant portion of our revenue is derived from clients in the real estate sector, which accounted for approximately 87%, 85% and 78% of our total revenue for the six months ended December 31, 2024, and the fiscal years ended June 30, 2024 and 2023, respectively. Although we also provide public relations and digital marketing services to clients in other industries, our business remains concentrated in the real estate sector. Any adverse developments in the real estate sector, including a slowdown in property development activities, declining property values, changes in government policies or regulations, rising interest rates, or economic downturns, may lead to reduced marketing budgets or cancellation of projects by our clients. As a result, our revenue, profitability, and growth prospects could be materially and adversely affected.

Risks relating to our general operations

We have a limited operating history, which makes it difficult to evaluate our business and prospects and may increase the risks associated with your investment.

We were incorporated in 2021 and, as a result, have only a limited operating history upon which our business and prospects may be evaluated. While we experienced substantial revenue growth in our early years, from approximately $416,000 in 2022 to $4.1 million in 2023, representing an increase of 882%, our year-over-year growth has since moderated, with revenue increasing by 13% in 2024 and by 16% on an annualized basis in 2025 compared to 2024. Although our historical growth highlights early market traction, we may not be able to sustain these growth rates or maintain our current revenue levels. In addition, our profitability has also experienced year-over-year declines, with net profit decreasing by 2.1% for the year ended June 30, 2024 and 4.3% for the six months ended December 31, 2024, compared to the respective prior periods.

We have encountered and will continue to encounter risks and challenges frequently experienced by growing companies in rapidly developing industries, including risks related to our ability to:

•        build a reputation for providing superior platform and client service, and for creating trust and long-term relationships with clients;

•        distinguish ourselves from competitors;

•        develop and offer a competitive platform that meets our clients’ needs as they change;

•        scale our business efficiently to keep pace with demand for our service;

•        maintain and expand our relationships with suppliers of quality advertising inventory and data;

•        respond to evolving industry standards and government regulation that impact our business, particularly in the areas of data collection and consumer privacy;

•        prevent or mitigate failures or breaches of security;

•        expand our business internationally; and

•        hire and retain qualified and motivated employees.

We cannot assure you that we will be successful in addressing these and other challenges we may face in the future. If we are unable to do so, our business may suffer, our revenue and operating results may decline, and we may not be able to achieve further growth or sustain profitability.

Our operations primarily focus on providing marketing services to clients in Hong Kong. If our operations in Hong Kong are disrupted, our business, financial condition, and results of operations will be adversely affected.

As of June 30, 2024, Australia emerged as our largest market, generating 37% of our total revenue, followed closely by Hong Kong. For the six-months ended December 31, 2024, Hong Kong was our largest market, generating 39% of our total revenue, followed closely by Australia. Due to our geographic market concentration in Hong Kong, our business performance is closely tied to the city’s economic, social, political, regulatory, and market conditions. Any negative developments in these areas could impact client demand for marketing services, as well as our ability to operate efficiently and deliver campaigns effectively. Events such as public health crises (including COVID-19 and future pandemics), changes in consumer behavior, political or regulatory shifts, economic slowdowns, and disruptions to digital or physical infrastructure may result in decreased client activity or reduced marketing budgets. In addition, if we are unable to maintain relevant business licenses, certifications, or industry accreditations required to operate in Hong Kong, our ability to retain existing clients or acquire new business may be adversely affected, thereby negatively impacting our financial condition and operational results.

Our failure to maintain and grow our client base may negatively impact our revenue and business.

To sustain or increase our revenue, we must regularly add new clients and encourage existing clients to maintain or increase the amount of marketing and PR services purchased, as well as to adopt new features and functionalities we offer. If competitors introduce lower-cost or differentiated offerings that compete with, or are perceived to compete with ours, our ability to attract new clients or retain existing ones could be impaired. We cannot assure you that our clients will continue to use our services, or that we will be able to replace, in a timely or effective manner, departing clients with new ones that generate comparable revenue. If a major client representing a significant portion of our business decides to materially reduce its use of our services or to cease using our services altogether, it is possible that our revenue could be significantly reduced.

If we fail to innovate and select the right offerings and platform, we may not attract and retain clients and our revenue and results of operations may decline.

Our industry is subject to rapid and frequent changes in technology, evolving client needs and the frequent introduction by our competitors of new and enhanced offerings. We must constantly make decisions regarding offerings and technology to meet client demand and evolving industry standards and we may not always make the right decision. If new or existing competitors have more attractive offerings, clients may not use our services as often or we may lose clients altogether. New client demands, superior competitive offerings or new industry standards could require us to make unanticipated and costly changes to our business model. If we fail to adapt to our rapidly changing industry or to evolving client needs, demand for our service and platform could decrease and our business, financial condition and operating results may be adversely affected.

Failure to effectively monitor our agents may have an adverse impact on our revenue.

Our ability to retain clients is a key factor in our operational success. A significant portion of our clients in Taiwan, Australia, and the United Kingdom are served through agents, and our ability to effectively monitor these agents to ensure the delivery of innovative and high-quality digital marketing campaigns is critical. Approximately 65% of our revenue is generated through agents in fiscal year 2024, highlighting the importance of maintaining strong oversight and consistent service standards. Any decline in client satisfaction caused by underperformance or mismanagement by an agent could negatively impact our ability to retain existing clients and acquire new ones.

A key factor driving our results of operations is the strategic collaboration with an affiliated entity.

A key factor driving our results of operations is the strategic collaboration with Raeon International Limited, an affiliated entity. This partnership contributes around 20% of our total revenue and plays a crucial role in our ability to deliver integrated marketing solutions to clients, particularly in the real estate sector. Through this collaboration, Raeon refers marketing work to Voltage X, allowing us to leverage our expertise in marketing and public relations while Raeon focuses on property sales. By aligning our marketing strategies with Raeon’s sales efforts, we ensure a unified approach that boosts visibility and return on investment for developers. The success of this partnership significantly impacts our revenue growth and operational performance, making it a critical driver of our business.

In addition to our collaboration with Raeon International Limited, we have engaged in various digital marketing and consultancy arrangements with other related parties, including V22 Event Space Management Limited, Bunji Property Limited, Insight Property Wealth Pty Limited, Tskcheung Enterprises (HK) Limited, and others as disclosed in the “Related Party Transactions” section of this prospectus. Through his controlled entities, Terrence Cheung is a substantial shareholder of V22 Event Space Management Limited, Bunji Property Limited and Raeon International Property Management Services (VIC) Pty Limited; he is also the sole shareholder of Tskcheung Enterprises (HK) Limited. Insight Property Wealth Pty Limited is deemed related parties of the Company by virtue of Mr. Terence Cheung serving in a key management role at there. Mr. Cheung does not hold any equity interest in Insight Property Wealth Pty Limited.

As of December 31, 2024, June 30, 2024 and June 30, 2023, approximately 45%, 55%, and 62%, respectively, of our revenue was generated from, and approximately 31%, 35%, and 43%, respectively, of our expenses were paid to, related party entities.

Raeon International Limited is deemed a related party due to a common major shareholder Terence Cheung. In addition, our Chief Executive Officer, Terence Cheung, also serves as Raeon International Limited’s CEO and Director, and our Chief Financial Officer, Leo Lai, concurrently serves as Raeon International Limited’s accounting manager. These overlapping roles between the companies may give rise to potential conflicts of interest.

Failure to control project costs and gross profit margins may have an adverse impact on our profits.

Our project-based revenue is primarily at fixed-fee, where the project fees are agreed upon based on estimated work hours, project complexity, and client budgets. While this approach provides predictable revenue streams, our profitability is sensitive to changes in project costs.

If actual project execution requires significantly more work hours or faces unexpected technical challenges, our gross profit margins may be adversely affected. Furthermore, as we expand our operations and take on more complex projects, our ability to manage costs efficiently will become increasingly critical to maintaining profitability.

We are exposed to liquidity and credit risks.

We generally require upfront deposits of approximately 30%-50% of the project fees and collect the remaining balance upon completion of defined milestones. This practice reduces our exposure to liquidity risk. Additionally, many of our clients are well-established companies with strong financial standings, minimizing our credit risk.

However, we do not conduct formal credit assessments before accepting new clients, and changes in the financial conditions of our clients could increase our credit risk. Although we have not experienced material defaults in payment as of the date of this prospectus, there is no assurance that future liquidity risks will not arise, potentially impacting our cash flows and operational stability.

Failure to manage our growth effectively could cause our business to suffer and have an adverse effect on our financial condition and operating results.

While we experienced substantial revenue growth in our early years, from approximately $416,000 in 2022 to $4.1 million in 2023, representing an increase of 882%, our year-over-year growth has since moderated, with revenue increasing by 13% in 2024 and by 16% on an annualized basis in 2025 compared to 2024. To manage our growth effectively, we must continually evaluate and evolve our organization. We must also manage our employees, operations, finances, technology and development and capital investments efficiently. Our efficiency, productivity and the quality of our client service may be adversely impacted if we do not train our new personnel, particularly our sales and support personnel, quickly and effectively, or if we fail to appropriately coordinate across our organization. Additionally, our rapid growth may place a strain on our resources, infrastructure, and ability to maintain the quality of our service. You should not consider our revenue growth and levels of profitability in recent periods as indicative of future performance. In future periods, our revenue or profitability could decline or grow more slowly than we expect. Failure to manage our growth effectively could cause our business to suffer and have an adverse effect on our financial condition and operating results.

The market in which we participate is intensely competitive, and we may not be able to compete successfully with our current or future competitors.

We operate in a highly competitive and rapidly changing industry. With the introduction of new technologies and the influx of new entrants to the market, we expect competition to persist and intensify in the future, which could harm our ability to increase revenue and maintain profitability. In addition to existing competitors and intermediaries, we may also face competition from new companies entering the market, which may include large established companies, all of which currently offer, or may in the future offer, products and services that result in additional competition for advertising spend or advertising inventory.

We may also face competition from companies that we do not yet know about or do not yet exist. If existing or new companies develop, market, or resell competitive high-value marketing products or services, acquire one of our existing competitors or form a strategic alliance with one of our competitors, our ability to compete effectively could be significantly compromised and our results of operations could be harmed.

Our current and potential competitors may have significantly more financial, technical, marketing, and other resources than we have, allowing them to devote greater resources to the development, promotion, sale and support of their products and services. They may also have more extensive advertiser bases and broader publisher relationships than we have and may have longer operating histories and greater name recognition. As a result, these competitors may be better able to respond quickly to new technologies, develop deeper advertiser relationships or offer services at lower prices. Any of these developments would make it more difficult for us to sell our service and could result in increased pricing pressure, increased sales and marketing expense or the loss of market share. Any failure to adopt emerging technologies or respond to changing client preferences could impact our ability to meet market demands and affect our results of operations.

Economic downturns and market conditions beyond our control could adversely affect our business, financial condition, and operating results.

Our business depends on the overall demand for advertising and on the economic health of advertisers that benefit from our service. Economic downturns or unstable market conditions may cause advertisers to decrease their advertising budgets, which could adversely affect our business, financial condition, and operating results. As we explore new countries to expand our business, economic downturns, or unstable market conditions in any of those countries could result in our efforts not achieving the outcomes we anticipate.

Seasonal fluctuations in advertising activity could have a material impact on our revenue, cash flow and operating results.

Our revenue, cash flow, operating results and other key operating and performance metrics may vary from quarter to quarter due to the seasonal nature of our clients’ spending on advertising campaigns. For example, clients tend to devote more of their advertising budgets to the fourth calendar quarter to coincide with consumer holiday spending. Moreover, advertising inventory in the fourth quarter may be more expensive due to increased demand for advertising inventory. Political advertising could also cause our revenue to increase during election cycles and decrease during other periods. Our historical revenue growth has masked the impact of seasonality, but if our growth rate declines or seasonal spending becomes more pronounced, seasonality could have a material impact on our revenue, cash flow and operating results from period to period.

As our costs increase, we may not be able to generate sufficient revenue to sustain profitability.

We have expended significant resources to grow our business in recent years by increasing the offerings of our platforms, growing our number of employees, and expanding internationally into several countries. We anticipate continued growth that could require substantial financial and other resources to, among other things:

•        develop our platforms, including by investing in our engineering team, creating, acquiring, or licensing new products or features, and improving the availability and security of;

•        expand internationally by growing our sales force and client services team in an effort to increase our client base, and by adding inventory and data from countries our clients are seeking;

•        improve our technology infrastructure, including investing in internal technology development and acquiring outside technologies;

•        cover general and administrative expenses, including legal, accounting, and other expenses necessary to support a larger organization;

•        cover sales and marketing expenses, including a significant expansion of our direct sales organization;

•        cover expenses relating to data collection and consumer privacy compliance, including additional infrastructure, automation, and personnel; and

•        explore strategic acquisitions.

Investing in the foregoing, however, may not yield anticipated returns. Consequently, as our costs increase, we may not be able to generate sufficient revenue to sustain profitability.

If the non-proprietary technology, software, products, and services that we use are unavailable, have future terms we cannot agree to, or do not perform as we expect, our business, financial condition and operating results could be harmed.

We depend on various technology, software, products, and services from third parties or available as open source, including for critical features and functionality of our platforms and data centers, payment processing, payroll, and other professional services. In addition, even a disruption as brief as a few minutes could have a negative impact on marketplace activities and could therefore result in a loss of revenue. If we are unsuccessful in establishing or maintaining our relationships with our third-party providers or otherwise need to replace them, internal resources may need to be diverted and our business, financial condition and operating results could be harmed.

International expansion subjects us to additional costs and risks that can adversely affect our business, financial condition, and operating results.

International expansion subjects us to many challenges associated with supporting a rapidly growing business across a multitude of cultures, customs, monetary, legal, and regulatory systems, and commercial infrastructures. We have a limited operating history outside of the United States, and our ability to manage our business and conduct our operations internationally requires considerable attention and resources.

We currently have sales personnel in countries within UK, Asia, and Australia, and we anticipate expanding our international operations in the future, including in countries that score unfavorably on the Corruption Perceptions Index, or CPI, of the Transparency International. To the extent we are unable to effectively engage with non-U.S. advertising agencies or international divisions of U.S. agencies due to our limited sales force capacity, we may be unable to effectively grow in international markets.

All of our gross income and expenditure were derived from outside of the United States during fiscal year 2024. Our international operations subject us to a variety of additional risks, including:

•        increased management, travel, infrastructure, and legal compliance costs associated with having multiple international operations;

•        long payment cycles;

•        potential complications in enforcing contracts and collections;

•        increased financial accounting and reporting burdens and complexities;

•        concerns regarding negative, unstable, or changing economic conditions in the countries and regions where we operate;

•        increased administrative costs and risks associated with compliance with local laws and regulations, including relating to privacy and data security;

•        regulatory and legal compliance, including with anti-bribery laws, import and export control laws, economic sanctions and other regulatory limitations or obligations on our operations;

•        heightened risks of unfair or corrupt business practices and of improper or fraudulent sales arrangements;

•        difficulties in invoicing and collecting in foreign currencies and associated foreign currency exposure;

•        difficulties in repatriating or transferring funds from or converting currencies;

•        administrative difficulties, costs and expenses related to various local languages, cultures, and political nuances;

•        varied labor and employment laws, including those relating to termination of employees;

•        reduced protection for intellectual property rights in some countries and practical difficulties of enforcing rights abroad; and

•        compliance with the laws of numerous foreign taxing jurisdictions, including withholding obligations, and overlapping of different tax regimes.

We may incur significant operating expenses as a result of our international expansion, and it may not be successful. Our international business also subjects us to the impact of global and regional recessions and economic and political instability, differing regulatory requirements, costs, and difficulties in managing a distributed workforce, potentially adverse tax consequences in the United States and abroad and restrictions on the repatriation of funds to the United States. In addition, advertising markets outside of the United States are not as developed as those within the United States, and we may be unable to grow our business sufficiently. Our failure to manage these risks and challenges successfully could materially and adversely affect our business, financial condition, and operating results.

Exposure to foreign currency exchange rate fluctuations could negatively impact our operating results.

We have transacted in foreign currencies for both inventory and for payments by clients from use of our service, including the HKD, and Australian Dollar. Given our anticipated international growth, we expect the number of transactions in foreign currencies to continue to grow in the future. While we do require a fee from our clients that pay in non-U.S. currency, this fee may not always cover foreign currency exchange rate fluctuations. We currently have a program to hedge exposure to foreign currency fluctuations. However, the use of hedging instruments may not be available for all currencies or may not always offset losses resulting from foreign currency exchange rate fluctuations. Moreover, the use of hedging instruments can itself result in losses if we are unable to structure effective hedges with such instruments.

Future acquisitions, strategic investments or alliances could disrupt our business and harm our business, financial condition, and operating results.

We may in the future explore potential acquisitions of companies or technologies, strategic investments, or alliances to strengthen our business. However, we have limited experience in acquiring and integrating businesses, products, and technologies. Even if we identify an appropriate acquisition candidate, we may not be successful in negotiating the terms or financing of the acquisition, and our due diligence may fail to identify all of the problems, liabilities or other shortcomings or challenges of an acquired business, product or technology, including issues related to intellectual property, product quality or architecture, regulatory compliance practices, revenue recognition or other accounting practices or employee or client issues. Acquisitions involve numerous risks, any of which could harm our business, including:

•        regulatory hurdles;

•        anticipated benefits may not materialize;

•        diversion of management time and focus from operating our business to addressing acquisition integration challenges;

•        retention of employees from the acquired company;

•        cultural challenges associated with integrating employees from the acquired company into our organization;

•        integration of the acquired company’s accounting, management information, human resources, and other administrative systems;

•        the need to implement or improve controls, procedures, and policies at a business that prior to the acquisition may have lacked effective controls, procedures, and policies;

•        coordination of product development and sales and marketing functions;

•        liability for activities of the acquired company before the acquisition, including patent and trademark infringement claims, violations of laws, commercial disputes, tax liabilities and other known and unknown liabilities; and

•        litigation or other claims in connection with the acquired company, including claims from terminated employees, users, former stockholders or other third parties.

Failure to appropriately mitigate these risks or other issues related to such strategic investments and acquisitions could result in reducing or completely eliminating any anticipated benefits of transactions, and harm our business generally. Future acquisitions could also result in dilutive issuances of our equity securities, the incurrence of debt, contingent liabilities, amortization expenses or the impairment of goodwill, any of which could harm our business, financial condition, and operating results.

We may not be able to secure additional financing on favorable terms, or at all, to meet our future capital needs, which may in turn impair our growth.

We intend to continue to grow our business, which will require additional capital to develop new features or enhance our platforms, improve our operating infrastructure, finance working capital requirements or acquire complementary businesses and technologies. Accordingly, we may need to engage in additional equity or debt financings to secure additional capital. If we raise additional funds through future issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences, and privileges superior to those of holders of our common stock. Any debt financing that we secure in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities. If we are unable to secure additional funding on favorable terms, or at all, when we require it, our ability to continue to grow our business to react to market conditions could be impaired and our business may be harmed.

Our future success depends on the continuing efforts of our key employees, and our ability to attract, hire, retain and motivate highly skilled employees in the future.

Our future success depends on the continuing efforts of our executive officers and other key employees. We rely on the leadership, knowledge, and experience that our executive officers provide. They foster our corporate culture, which has been instrumental to our ability to attract and retain new talent. We also rely on employees in our product development, support, and sales teams to attract and keep key clients.

The market for talent in our key areas of operations is intensely competitive, which could increase our costs to attract and retain talented employees. As a result, we may incur significant costs to attract and retain employees, including significant expenditures related to salaries and benefits and compensation expenses related to equity awards, and we may lose new employees to our competitors or other companies before we realize the benefit of our investment in recruiting and training them. New employees often require significant training and, in many cases, take significant time before they achieve full productivity. Our account managers, for instance, need to be trained quickly on the features of our platforms since failure to offer high-quality support may adversely affect our relationships with our clients. Technology companies like ours compete to attract the best talent. Additionally, we have little experience with recruiting in geographies outside of the United States and may face additional challenges in attracting and retaining international employees.

Employee turnover, including changes in our management team, could disrupt our business. None of our founders or other key employees has an employment agreement for a specific term, and any of our employees may terminate his or her employment with us at any time. The loss of one or more of our executive officers, especially our two founders, or our inability to attract and retain highly skilled employees could have an adverse effect on our business, financial condition, and operating results.

Our management team has limited experience managing a public company.

Most members of our management team have limited or no experience managing a publicly-traded company, interacting with public company investors, and complying with the increasingly complex laws, rules and regulations that govern public companies. As a public company, we are now subject to significant obligations relating to reporting, procedures and internal controls, and our management team may not successfully or efficiently manage such obligations. These new obligations and scrutiny will require significant attention from our management and could divert their attention away from the day-to-day management of our business, which could adversely affect our business, financial condition, and operating results.

If we do not effectively grow and train our sales and support teams, we may be unable to add new clients or increase sales to our existing clients and our business will be adversely affected.

We are substantially dependent on our sales and support teams to obtain new clients and to increase spend by our existing clients. We believe that there is significant competition for sales personnel with the skills and technical knowledge that we require. Our ability to achieve revenue growth will depend, in large part, on our success in recruiting, training, integrating, and retaining sufficient numbers of sales personnel to support our growth. Due to the complexity of our platforms, new hires require significant training, and it may take significant time before they achieve full productivity. Our recent and planned hires may not become productive as quickly as we expect, and we may be unable to hire or retain sufficient numbers of qualified individuals in the markets where we do business or plan to do business. If we are unable to hire and train sufficient numbers of effective sales personnel, or the sales personnel are not successful in obtaining new clients or increasing our existing clients spend with us, our business will be adversely affected.

Our corporate culture has contributed to our success and, if we are unable to maintain it as we grow, our business, operating results and financial condition could be harmed.

We have experienced and may continue to experience rapid expansion of our employee ranks. We believe our corporate culture has been a key element of our success. However, as our organization grows, it may be difficult to maintain our culture, which could reduce our ability to innovate and operate effectively. The failure to maintain the key aspects of our culture as our organization grows could result in decreased employee satisfaction, increased difficulty in attracting top talent, increased turnover and could compromise the quality of our client service, all of which are important to our success and to the effective execution of our business strategy. In the event we are unable to maintain our corporate culture as we grow to scale, our business, operating results, and financial condition could be harmed.

Our proprietary rights may be difficult to enforce, which could enable others to copy or use aspects of our technology without compensating us, thereby eroding our competitive advantages, and harming our business.

We rely upon a combination of trade secrets, third-party confidentiality and non-disclosure agreements, additional contractual restrictions on disclosure and use, and trademark, copyright, and other intellectual property laws to establish and protect our proprietary rights. These laws, procedures and restrictions provide only limited protection. We currently have 2 trademarks pending registration in Hong Kong. We endeavor to enter into agreements with our employees and contractors in order to limit access to and disclosure of our proprietary information, as well as to clarify rights to intellectual property associated with our business. Protecting our intellectual property is a challenge, especially after our employees or our contractors end their relationship with us, and, in some cases, decide to work for our competitors. Our contracts with our employees and contractors that relate to intellectual property issues generally restrict the use of our confidential information solely in connection with our services, and strictly prohibit reverse-engineering. However, reverse engineering our software or the theft or misuse of our proprietary information could occur by employees or contractors who have access to our technology. Enforceability of the non-compete agreements that we have in place is not guaranteed, and contractual restrictions could be breached without discovery or adequate remedies.

Policing unauthorized use of our technology is difficult. In addition, the laws of some foreign countries may not be as protective of intellectual property rights as those of the United States, and mechanisms for enforcement of our proprietary rights in such countries may be inadequate. If we are unable to protect our proprietary rights, we may find ourselves at a competitive disadvantage to others who have not incurred the same level of expense, time, and effort to create and protect their intellectual property.

We may be sued by third parties for alleged infringement of their proprietary rights, which would result in additional expense and potential damages.

There is significant patent and other intellectual property development activity in the digital advertising industry. Third-party intellectual property rights may cover significant aspects of our technologies or business methods or block us from expanding our offerings. Our success depends on the continual development of our platforms. From time to time, we may receive claims from third parties that our platforms and underlying technology infringe or violate such third parties’ intellectual property rights. To the extent we gain greater public recognition, we may face a higher risk of being the subject of intellectual property claims. The cost of defending against such claims, whether or not the claims have merit, is significant, regardless of whether we are successful in our defense, and could divert the attention of management, technical personnel and other employees from our business operations. Litigation regarding intellectual property rights is inherently uncertain due to the complex issues involved, and we may not be successful in defending ourselves in such matters. Additionally, we may be obligated to indemnify our clients or inventory and data suppliers in connection with any such litigation. If we are found to infringe these rights, we could potentially be required to cease utilizing portions of our platforms. We may also be required to develop alternative non-infringing technology, which could require significant time and expense. Alternatively, we could be required to pay royalty payments, either as a one-time fee or ongoing, as well as damages for past use that was deemed to be infringing. If we cannot license or develop technology for any allegedly infringing aspect of our business, we would be forced to limit our service and may be unable to compete effectively. Any of these results could harm our business.

We face potential liability and harm to our business based on the nature of our business and the content of the advertising we distribute.

We face potential liability and harm to our business based on the nature of our marketing and PR services and the content we distribute on behalf of our clients. Marketing and public relations activities often result in litigation relating to copyright or trademark infringement, public performance royalties, or other claims based on the nature and content of the advertising we distribute. We do not independently verify whether we are permitted to distribute or review the content of such advertisements. If any of these representations prove to be untrue, we may be exposed to potential liability and our reputation may be damaged. In addition to potential settlement costs, we may be responsible for our own litigation costs, which can be extensive.

We are subject to anti-bribery, anti-corruption and similar laws and non-compliance with such laws can subject us to criminal penalties or significant fines and harm our business and reputation.

We are subject to anti-bribery and similar laws, such as the U.S. Foreign Corrupt Practices Act of 1977, as amended, or the FCPA, the U.S. domestic bribery statute contained in 18 U.S.C. § 201, the USA PATRIOT Act, U.S. Travel Act, the U.K. Bribery Act 2010 and Proceeds of Crime Act 2002, and possibly other anti-corruption, anti-bribery and anti-money laundering laws in countries in which we conduct activities. Anti-corruption laws have been enforced with great rigor in recent years and are interpreted broadly and prohibit companies and their employees and their agents from making or offering improper payments or other benefits to government officials and others in the private sector. As we increase our international sales and business, particularly in countries with a low score on the CPI by Transparency International and increase our use of third parties such as sales agents, distributors, resellers or consultants, our risks under these laws will increase. We adopt appropriate policies and procedures and conduct training but cannot guarantee that improprieties will not occur. Noncompliance with these laws could subject us to investigations, sanctions, settlements, prosecution, other enforcement actions, disgorgement of profits, significant fines, damages, other civil and criminal penalties or injunctions, suspension and/or debarment from contracting with specified persons, the loss of export privileges, reputational harm, adverse media coverage, and other collateral consequences. Any investigations, actions and/or sanctions could have a material negative impact on our business, operating results, and financial condition.

The market growth forecasts included in this prospectus may prove to be inaccurate and, even if the market in which we compete achieves forecasted growth, we cannot assure you our business will grow at similar rates, if at all.

Market growth forecasts are subject to significant uncertainty and are based on assumptions and estimates which may not prove to be accurate. The forecasts in this prospectus relating to expected growth in the digital advertising and real-time buying markets may prove to be inaccurate. Even if these markets experience the forecasted growth, we may not grow our business at similar rates, or at all. Our growth is subject to many factors, including our success in implementing our business strategy, which is subject to many risks and uncertainties.

The COVID-19 virus has adversely impacted, and is expected to continue to adversely impact, our business, results of operations and financial position.

In 2020, COVID-19 was declared a pandemic and both the pandemic and measures taken in response have had a significant impact, both direct and indirect, on our businesses and the economy generally, as supply chains have been disrupted, facilities and production had been suspended, and advertiser spend on our podcasts had fallen. As of the date of this prospectus, the U.S. and world economy has emerged from the impact of the COVID-19 virus. As a result of the COVID-19 virus variants, we have experienced and may continue to experience disruptions that may adversely impacted our business, results of operations and financial position. The extent of future disruptions will depend on numerous evolving factors, which are highly uncertain, rapidly changing and cannot be predicted, and could result in significantly more severe impacts in the future, including:

•        reduced ad budgets and spend, order cancellations and increased competition for advertising revenue;

•        the effect of the pandemic on our customers and other business partners and vendors;

•        changes in how we conduct operations, including our events;

•        increased competition with alternative platforms and technologies;

•        the inability of customers to pay amounts owed to our Company, or delays in collections of such amounts;

•        additional goodwill or other impairment charges;

•        limitations on our employee resources, including because of work-from-home, stay-at-home and shelter-in-place orders from federal or state governments, employee furloughs, or sickness of employees or their families;

•        diversion of management resources to focus on mitigating the impacts of the COVID-19 virus;

•        reduced capital expenditures; and

•        impacts from prolonged remote work arrangements, including increased cybersecurity risks.

These disruptions negatively impacted our revenue, results of operations and financial position for the years ended 2024 and 2023 and these disruptions may continue to have a negative impact through 2024 fiscal year.

The COVID-19 virus continues to evolve. The extent to which the pandemic continues to impact our business, liquidity and financial results will depend on future developments, which are highly uncertain and cannot be predicted with confidence, such as the duration of the pandemic, impact of variants, travel restrictions and social distancing throughout the United States, the duration and extent of business closures or business disruptions, the availability, adoption and effectiveness of vaccines and treatments and the effectiveness of actions taken to contain the disease. If we or our customers again experience prolonged shutdowns or other business disruptions beyond current expectations, our ability to conduct our business in the manner and within planned timelines could be materially and adversely impacted, and our business, liquidity and financial results will be adversely affected. Additionally, concerns over the economic impact of the COVID-19 pandemic have caused extreme volatility in financial and other capital markets, which has adversely affected our stock price and credit rating and could impact our ability to access the capital markets in the future.

The legislative, judicial, and regulatory landscapes relating to AI are evolving and may impact our ability to use AI and could limit our ability to operate and expand our business, cause revenue to decline and adversely affect our business. The actual or perceived failure to comply with regulatory requirements and laws relating to AI could result in significant liability or reputational harm.

Uncertainty in the legal regulatory regime relating to AI may require significant resources to modify and maintain business practices to comply with U.S. and non-U.S. laws, the nature of which cannot be determined at this time. Several jurisdictions around the globe, including Europe and certain U.S. states, have already proposed or enacted laws governing AI. For example, in the United States, an Executive Order was issued on the Safe, Secure and Trustworthy Development and Use of AI, emphasizing the need for transparency, accountability and fairness in the development and use of AI. The order seeks to balance fostering innovation with addressing risks associated with artificial intelligence by providing eight guiding principles and priorities, such as ensuring that consumers are protected from fraud, discrimination and privacy risks related to artificial intelligence. The order also calls for future regulations from various agencies, such as the U.S. Federal Trade Commission (to ensure fair competition and reduce consumer harm) and, in alignment with the order, other agencies have published guidance, such as the Cybersecurity and Infrastructure Security Agency. Further, European legislators have politically agreed to a stringent AI regulation, the EU AI Act, with fines in excess of those under the European Union’s General Data Protection Regulation (the “GDPR”), and we expect other jurisdictions will adopt similar laws. The EU AI Act has significant implications for all stakeholders involved in the development, use and provision of AI systems and includes requirements around transparency, conformity assessments and monitoring, risk assessments, human oversight, security, and accuracy. To ensure compliance with the AI Act, standards are needed to provide guidance and best practices for AI systems, and we are seeking to participate in this process through the European Commission’s Standardization Request. Our failure to effectively participate in this process could adversely impact our ability to utilize AI systems and our ability to serve as a certification body.

Other jurisdictions may decide to adopt similar or more restrictive legislation that may render the use of such technologies challenging. Additionally, certain privacy laws extend rights to individuals (such as the right to delete certain personal data) and regulate automated decision making, which may be incompatible with our AI features or our use of AI. These obligations may lead to regulatory fines or penalties or prevent or limit our use of AI. If we cannot use AI, or that use is restricted, our business may be less efficient, or we may be at a competitive disadvantage. We are implementing various initiatives that are designed to address potential AI risks; however, these initiatives may prove insufficient to mitigate potential risks.

Challenges with properly managing the use of artificial intelligence could result in reputational harm, competitive harm, and legal liability.

We currently incorporate AI into certain of our services and are working to further integrate AI technologies into our services, which integrations may become important to our operations over time. Our competitors or other third parties may incorporate AI into their services more quickly or more successfully than us, which could impair our ability to compete effectively and adversely affect our results of operations. Additionally, AI algorithms and training methodologies may be flawed. If the content or recommendations that AI applications assist in producing are or are alleged to be deficient, inaccurate, offensive, biased, or otherwise improper or harmful, we may face reputational consequences or legal liability, and our business, financial condition, and results of operations may be adversely affected. Further, the use of AI has been known to result in, and may in the future result in, cybersecurity incidents that implicate the personal data of end users of AI-enhanced services. Any such cybersecurity incidents related to our use of AI could adversely affect our reputation and results of operations. AI also presents emerging ethical issues and if our use of AI becomes controversial, we may experience brand or reputational harm, competitive harm, or legal liability. The rapid evolution of AI will require the dedication of significant resources to develop, test, and maintain AI technologies, including further implementing AI ethically in order to minimize unintended harmful impact. While we aim to deploy AI responsibly and attempt to identify and mitigate ethical and legal issues presented by its use, we may be unsuccessful in identifying or resolving issues before they arise.

We currently license the use of our two key AI-related platforms, VXAds and VXMonitor, under a non-exclusive licensing agreement with Somin Pte. Ltd. These platforms form the foundation of certain digital marketing services we offer. Under the terms of the license, we are entitled to use the platforms for commercial purposes; however, access to certain latest updates and algorithms is subject to specified events, including the successful completion of our initial public offering. This conditional access could limit our ability to maintain technological parity with competitors if such conditions are not met in a timely manner.

Additionally, the VXAds and VXMonitor platforms incorporate elements of generative artificial intelligence to support content creation and campaign optimization. As a result, we may be exposed to additional risks associated with generative AI, including the inadvertent generation of infringing, misleading, or otherwise inappropriate content. These risks may expose us to legal liability, regulatory scrutiny, or reputational damage. We may also face challenges in monitoring or validating outputs produced by such AI models, particularly if proprietary algorithms are involved or if the platform provider does not provide adequate transparency or oversight.

The legal and regulatory landscape surrounding generative AI technologies is rapidly evolving and uncertain including in the areas of intellectual property, discrimination, cybersecurity, and privacy and data protection. Compliance with existing, new, and changing laws, regulations, and industry standards relating to AI may limit some uses of AI, impose significant operational costs, and limit our ability to develop, deploy, or use AI technologies. Further, the continued integration of any AI technologies into our service may result in new or enhanced governmental or regulatory scrutiny. Failure to appropriately respond to this evolving landscape may result in legal liability, regulatory action, or brand and reputational harm.

Risks Relating to this Offering and the Trading Market

We will incur costs and be subject to various obligations as a result of being a public company in the United States.

We will incur significant legal, accounting, and other expenses as a result of being a public company in the United States. Although we will incur costs each year associated with being a publicly traded company, it is possible that our actual costs of being a publicly traded company will vary from year to year and may be different than our estimates. In estimating these costs, we take into account expenses related to insurance, legal, accounting and compliance activities.

Furthermore, the need to maintain the corporate infrastructure demanded of a public company in the United States may divert management’s attention from implementing our growth strategy, which could prevent us from improving our business, results of operations and financial condition. We have made, and will continue to make, changes to our internal controls and procedures for financial reporting and accounting systems to meet our reporting obligations in order to become a U.S. publicly traded company. However, the measures we take may not be sufficient to satisfy our obligations as a publicly traded company.

Any future or current litigation could have a material adverse impact on our results of operations, financial condition, and liquidity.

From time to time, we may be subject to litigation, including, among others, potential shareholder derivative actions. Risks associated with legal liability are difficult to assess and quantify, and their existence and magnitude can remain unknown for significant periods of time. We will obtain directors and officers liability (“D&O”) insurance to cover some of the risk exposure for our directors and officers effective upon the closing of this initial public offering. Such insurance generally pays the expenses (including amounts paid to plaintiffs, fines, and expenses including attorneys’ fees) of officers and directors who are the subject of a lawsuit as a result of their service to us. There can be no assurance that we will be able to continue to maintain this insurance at reasonable rates or at all, or in amounts adequate to cover such expenses should such a lawsuit occur. The Constitution includes a requirement for the company to indemnify directors and officers subject to specified exclusions. Without D&O insurance, the amounts we would pay to indemnify our officers and directors should they be subject to legal action based on their service to us could have a material adverse effect on our financial condition, results of operations and liquidity. Such lawsuits, and any related publicity, may result in substantial costs and, among other things, divert the attention of management and our employees. An unfavorable outcome in any claim or proceeding against us could have a material adverse impact on our financial position and results of operations for the period in which the unfavorable outcome occurs, and potentially in future periods.

Further, any settlement announced by us may expose us to further claims against us by third parties seeking monetary or other damages which, even if unsuccessful, would divert management attention from the business and cause us to incur costs, possibly material, to defend such matters, which could have a material adverse impact on our financial position.

Our management team and board control a significant percentage of our Class A Ordinary Shares and two other shareholders also own a significant percentage of our Class A Ordinary Shares.

As of [•], 2025, members of our management team and board beneficially own approximately [36.15]% of our outstanding Class A Ordinary Shares. In addition, as of [•], 2025, one other shareholder owns, in the aggregate, approximately [6.01]% of our outstanding Class A Ordinary Shares. As such, as of [•], 2025 management and the one other shareholder own, in the aggregate, approximately [99.02]% of our voting power. As a result, management and the aforementioned shareholders may have the ability to control substantially most matters submitted to our shareholders for approval including:

•        election of our board of directors;

•        removal of any of our directors;

•        amendment of the Constitution; and

•        adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

In addition, managements and the aforementioned shareholder’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our shareholders from realizing a premium over our stock price. Any additional investors will own a minority percentage of our Class A Ordinary Shares and will have minority voting rights.

We are, and following the completion of this offering, will continue to be a “controlled company” within the meaning of the Nasdaq Stock Market Rules and, as a result, may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.

Our share capital comprises Class A Ordinary Shares and Class B Ordinary Shares. Each Class A Ordinary Share gives the holder the right to one vote per share and each Class B Ordinary Shares, gives the holder the right to 10,000 votes per share.

We are, and following the completion of this offering, will continue to be a “controlled company” as defined under the Nasdaq Stock Market Rules because Mr. Terence Cheung, our Chief Executive Officer, will beneficially own more than 50% of voting power. As of the date of this prospectus, Mr. Cheung, our sole controlling shareholder, beneficially owns all of our issued and outstanding Class B Ordinary Shares and [33.1]% of our issued and outstanding Class A Ordinary Shares and possesses [98.9]% of the total voting power prior to this offering. As such, he has the ability to control matters requiring shareholder approval, including the election of directors, amendment of organizational documents, and approval of major corporate transactions. Upon the completion of this offering, Mr. Cheung will own [•]% of our total issued and outstanding Class A Ordinary Shares and 100% of our total issued and outstanding Class B Ordinary Shares, representing [•]% of the total voting power, assuming that the underwriters do not exercise their over-allotment option, or [•]% of our total issued and outstanding Class A Ordinary Shares, representing [•]% of the total voting power, assuming that the over-allotment option is exercised in full.

For so long as we are a controlled company under that definition, we are permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules, including:

•        an exemption from the rule that a majority of our board of directors must be independent directors;

•        an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and

•        an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

The laws of the Cayman Islands may not provide our shareholders with benefits comparable to those provided to shareholders of corporations incorporated in the United States.

Our corporate affairs are governed by our memorandum and articles of association, by the Companies Act (as revised) of the Cayman Islands and by the common law of the Cayman Islands. The rights of shareholders to take action against our directors, actions by minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedents in the United States. In particular, the Cayman Islands has a less developed body of securities laws than the United States. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States. Therefore, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by our management, directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States.

You may be unable to present proposals before annual general meetings or extraordinary general meetings not called by shareholders.

The Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our post-offering memorandum and articles of association provide that upon the requisition of any one or more of our shareholders holding shares which carry in aggregate not less than one-third of all votes attaching to the issued and outstanding shares of our company entitled to vote at general meetings, our board will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, our post-offering memorandum and articles of association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

We currently report our financial results under IFRS, which differs in certain significant respect from U.S. generally accepted accounting principles, or U.S. GAAP.

Currently we report our financial statements under International Financial Reporting Standards and International Accounting Standards as issued by the International Accounting Standards Board (IASB) and Interpretations (collectively IFRSs). There have been and there may in the future be certain significant differences between IFRS and U.S. GAAP, including differences related to revenue recognition, intangible assets, share-based compensation expense, income tax and earnings per share. As a result, our financial information and reported earnings for historical or future periods could be significantly different if they were prepared in accordance with U.S. GAAP. In addition, we do not intend to provide a reconciliation between IFRS and U.S. GAAP unless it is required under applicable law. As a result, you may not be able to meaningfully compare our financial statements under IFRS with those companies that prepare financial statements under U.S. GAAP.

As a foreign private issuer, we are exempt from a number of rules under the U.S. securities laws and are permitted to file less information with the SEC than a U.S. company.

We are a foreign private issuer, as defined in the SEC’s rules and regulations and, consequently, we are not subject to all of the disclosure requirements applicable to public companies organized within the United States. For example, we are exempt from certain rules under the Exchange Act that regulate disclosure obligations and procedural requirements related to the solicitation of proxies, consents, or authorizations applicable to a security registered under the Exchange Act, including the U.S. proxy rules under Section 14 of the Exchange Act. In addition, we are not required to comply with Regulation FD, which restricts the elective disclosure of material information. In addition, our senior management and directors are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and related rules with respect to their purchases and sales of our securities. Moreover, we will not be required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. public companies and will not be required to file quarterly reports on Form 10-Q or current reports on Form 8-K under the Exchange Act. In addition, foreign private issuers are not required to file their annual report on Form 20-F until four months after the end of each fiscal year. Accordingly, there is expected to be less publicly available information concerning our company than there would be if we were not a foreign private issuer. In addition, insiders, and large shareholders of ours will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act and will not be obligated to file the reports required by Section 16 of the Exchange Act. These exemptions and leniencies may reduce the protections you may otherwise have been eligible if you held common stock of a domestic U.S. issuer.

We may lose our foreign private issuer status in the future, which could result in significant additional cost and expense.

While we currently qualify as a foreign private issuer, the determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter and, accordingly, our next determination will be made on December 31, 2024. In the future, we would lose our foreign private issuer status if we to fail to meet the requirements necessary to maintain our foreign private issuer status as of the relevant determination date. For example, if 50% or more of our securities are held by U.S. residents and more than 50% of our senior management or directors are residents or citizens of the United States, we could lose our foreign private issuer status. Immediately following the closing of this offering, approximately [•]% of our outstanding Class A Ordinary Shares (including Class A Ordinary Shares in the form of Class A Ordinary Shares) will likely be held by U.S. residents (assuming that all purchasers in this offering are residents of the United States).

The regulatory and compliance costs to us under U.S. securities laws as a U.S. domestic issuer may be significantly more than costs we incur as a foreign private issuer. If we are not a foreign private issuer, we will be required to file periodic reports and registration statements on U.S. domestic issuer forms with the SEC, which are more detailed and extensive in certain respects than the forms available to a foreign private issuer. We would be required under current SEC rules to prepare our financial statements in accordance with U.S. GAAP rather than IFRS and modify certain of our policies to comply with corporate governance practices required of U.S. domestic issuers. Such conversion of our financial statements to U.S. GAAP would involve significant time and cost. In addition, we may lose our ability to rely upon exemptions from certain corporate governance requirements on U.S. stock exchanges that are available to foreign private issuers such as the ones described above and exemptions from procedural requirements related to the solicitation of proxies.

We are an “emerging growth company” under the JOBS Act and will be able to avail ourselves of reduced disclosure requirements applicable to emerging growth companies, which could make the Class A Ordinary Shares less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act, for complying with new or revised accounting standards. We will not take advantage of the extended transition period provided under Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.

We cannot predict if investors will find the Class A Ordinary Shares less attractive because we may rely on these exemptions. If some investors find the Class A Ordinary Shares less attractive as a result, there may be a less active trading market for the Class A Ordinary Shares and the price of the Class A Ordinary Shares may be more volatile. We may take advantage of these exemptions until such time that we are no longer an emerging growth company. We would cease to be an emerging growth company upon the earliest to occur of (i) the last day of the fiscal year in which we have more than USD$1.235 billion in annual revenue; (ii) the last day of the fiscal year in which we qualify as a “large accelerated filer”; (iii) the date on which we have, during the previous three-year period, issued more than USD$1.0 billion in non-convertible debt securities; and (iv) the last day of the fiscal year in which the fifth anniversary of this offering occurs.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

We will have broad discretion in the application of the net proceeds that we receive from this offering as well as of our existing cash, and we may spend or invest these funds in a way with which our shareholders disagree. Our failure to apply these funds effectively could harm our business and financial condition. Pending their use, we may use the net proceeds from the offering in a manner that does not produce income or that loses value. These investments may not yield a favorable return to our investors.

If a United States person is treated as owning at least 10% of the Class A Ordinary Shares, such holder may be subject to adverse U.S. federal income tax consequences.

If a U.S. holder is treated as owning, directly, indirectly or constructively, at least 10% of the value or voting power of the Class A Ordinary Shares, such U.S. holder may be treated as a “United States shareholder” with respect to each “controlled foreign corporation” in our group, if any. While our group does not currently include any U.S. subsidiaries, if we form or acquire any U.S. subsidiaries in the future any of our current non-U.S. subsidiaries and any future newly formed or acquired non-U.S. subsidiaries will be treated as controlled foreign corporations, regardless of whether we are treated as a controlled foreign corporation. A United States shareholder of a controlled foreign corporation may be required to annually report and include in its U.S. taxable income its pro rata share of “Subpart F income,” “global intangible low-taxed income” and investments in U.S. property by controlled foreign corporations, regardless of whether we make any distributions. An individual that is a United States shareholder with respect to a controlled foreign corporation generally would not be allowed certain tax deductions or foreign tax credits that would be allowed to a United States shareholder that is a U.S. corporation. Failure to comply with controlled foreign corporation reporting obligations may subject a United States shareholder to significant monetary penalties. We cannot provide any assurances that we will furnish to any United States shareholder information that may be necessary to comply with the reporting and tax paying obligations applicable under the controlled foreign corporation rules of the Code. U.S. holders should consult their tax advisors regarding the potential application of these rules to their investment in the Class A Ordinary Shares.

Our failure to meet the continued listing requirements of Nasdaq could result in a delisting of the Class A Ordinary Shares.

If, after listing, we fail to satisfy the continued listing requirements of Nasdaq, such as the corporate governance requirements or the minimum closing bid price requirement, Nasdaq may take steps to delist the Class A Ordinary Shares. Such a delisting would likely have a negative effect on the price of the Class A Ordinary Shares and would impair your ability to sell or purchase our Class A Ordinary Shares when you wish to do so. In the event of a delisting, we can provide no assurance that any action taken by us to restore compliance with listing requirements would allow the Class A Ordinary Shares to become listed again, stabilize the market price or improve the liquidity of the Class A Ordinary Shares, prevent the Class A Ordinary Shares from dropping below the Nasdaq minimum bid price requirement or prevent future non-compliance with Nasdaq’s listing requirements.

Certain recent initial public offerings of companies with relatively small public floats comparable to our anticipated public float have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective company. Our Class A Ordinary Shares may potentially experience rapid and substantial price volatility, which may make it difficult for prospective investors to assess the value of our Class A Ordinary Shares.

Our Class A Ordinary Shares may be subject to rapid and substantial price volatility. Recently, companies with comparably small public floats and initial public offering sizes have experienced instances of extreme stock price run-ups followed by rapid price declines, and such stock price volatility was seemingly unrelated to the respective company’s underlying performance. Although the specific cause of such volatility is unclear, our anticipated public float may amplify the impact the actions taken by a few stockholders have on the price of our Class A Ordinary Shares, which may cause the price of our Class A Ordinary Shares to deviate, potentially significantly, from a price that better reflects the underlying performance of our business. Our Class A Ordinary Shares may experience run-ups and declines that are seemingly unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares. In addition, holder of our Class A Ordinary Shares may experience losses, which may be material, if the price of our Class A Ordinary Shares declines after this offering or if such investors purchase shares of our Class A Ordinary Shares prior to any price decline.

We are not likely to issue dividends for the foreseeable future.

We cannot assure you that our proposed operations will result in sufficient revenues to enable profitable operations or to generate positive cash flow. For the foreseeable future, we anticipate that we will use any funds available to finance the growth of the Company and that we will not pay cash dividends to shareholders. Unless we pay dividends, our shareholders will not be able to receive a return on their shares unless they sell them. There is no assurance that shareholders will be able to sell shares when desired.

We expect that any dividend payments on our Class A Ordinary Shares would be declared in U.S. Dollars, and any shareholder whose principal currency is not the U.S. Dollar would be subject to exchange rate fluctuations.

The Class A Ordinary Shares will be traded in, and we expect that any cash dividends or other distributions to be declared in respect of them, if any, will be denominated in U.S. Dollars. Shareholders whose principal currency is not the U.S. Dollar will be exposed to foreign currency exchange rate risk. Any depreciation of the U.S. Dollar in relation to such foreign currency will reduce the value of such shareholders’ Class A Ordinary Shares and any appreciation of the U.S. Dollar will increase the value in foreign currency terms. In addition, we do not expect to offer our shareholders the option to elect to receive dividends, if any, in any other currency. Consequently, our shareholders may be required to arrange their own foreign currency exchange, either through a brokerage house or otherwise, which could incur additional commissions or expenses.

Our existing shareholders will be able to sell their shares after the completion of this offering subject to restrictions under Rule 144 under the Securities Act, which could impact the trading price of our Class A Ordinary Shares.

Our directors, officers, and the beneficial owners of 5% or above of our Class A Ordinary Shares, that are issued and outstanding as of the date of this prospectus will agree not to offer, sell, agree to sell, directly or indirectly, or otherwise dispose of any Class A Ordinary Shares for a period of up to 180 days from the effective date of this prospectus. See “Underwriting — Lock-Up Agreements.” Our other existing shareholders may be able to sell their Class A Ordinary Shares under Rule 144 following the expiration of that lock-up period. See “Shares Eligible for Future Sale” below. Because these existing shareholders have paid a lower price per Class A Ordinary Share than participants in this offering, when they are able to sell their existing shares under Rule 144 following the expiration of that lock-up period, they may be more willing to accept a lower sales price than the IPO price, which could impact the trading price of our Class A Ordinary Shares following the completion of the offering, to the detriment of participants in this offering. Under Rule 144, before our existing shareholders can sell their shares, in addition to meeting other requirements, they must meet the required holding period. We do not expect any of the Class A Ordinary Shares to be sold pursuant to Rule 144 during the pendency of this offering. The Class A Ordinary Shares to be issued and sold during the pending of this offering are the Class A Ordinary Shares to be issued and sold in the manner described herein under “Prospectus Summary — Recent Developments” and the Class A Ordinary Shares to be issued and sold in this offering.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that reflect our current expectations and views of future events, all of which are subject to risks and uncertainties. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. You can find many (but not all) of these statements by the use of words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “will,” “would,” “should,” “could,” “may” or other similar expressions in this prospectus. These statements are likely to address our growth strategy, financial results and product research and development programs. You must carefully consider any such statements and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed, and actual future results may vary materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

•        our strategies and objectives;

•        our ability to meet the Nasdaq requirements;

•        our other financial operating objectives;

•        the availability of qualified employees for business operations;

•        general business and economic conditions;

•        our ability to meet its financial obligations as they become due;

•        the positive cash flows and financial viability of our operations and new business opportunities;

•        our ability to manage growth with respect to our operations and new business opportunities;

•        our ability to secure intellectual property rights over our proprietary products or enter into license agreements to secure the legal use of certain patents and intellectual property;

•        our ability to avoid infringement of intellectual property rights; and

•        our ability to be successful in new markets;

We describe certain material risks, uncertainties, and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors.” We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may, and are likely to, differ materially from what is expressed, implied, or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Except as required under the federal securities laws, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

ENFORCEABILITY OF CIVIL LIABILITIES

Cayman Islands

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands exempted company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws than the United States and provides less protection for investors. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

As of the date of this prospectus, all our assets are located outside the United States. In addition, all of our directors and officers are nationals or residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors.

We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Conyers Dill & Pearman, our counsel as to the laws of the Cayman Islands, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.

We have been advised by Conyers Dill & Pearman that, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments with the United States), the courts of the Cayman Islands would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the federal or state courts of the United States against the Company under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and may give a judgment based thereon, provided that (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of the Cayman Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a punitive judgment of a United States court predicated upon the liabilities provision of the federal securities laws in the United States without retrial on the merits if such judgment gives rise to obligations to make payments that may be regarded as fines, penalties or similar charges. Since such a determination has not yet been made by a court of the Cayman Islands, it is uncertain whether such civil liability judgments from U.S. courts would be enforceable in the Cayman Islands. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Australia

Lamco AU, our counsel as to Australian law, has advised us that there is uncertainty as to whether an Australian court would enforce a judgement rendered by a court in the U.S either in original actions or in actions for enforcement of judgments of U.S. courts, of civil liabilities predicated on U.S. federal securities laws. In addition, there is uncertainty as to whether these courts would recognize or enforce judgments of U.S. courts against us, or such persons predicated upon the civil liability provisions of the securities laws of the United States. There are no treaties between Australia and the United States that would affect the recognition or enforcement of foreign judgments in Australia.

As judgments of U.S. courts (whether or not such judgments relate to United States federal securities laws) are not automatically enforceable in Australia, a further judgment from a local Australian court will be required. An Australian court may find that such judgments may or may not be enforceable in Australia depending on certain circumstances, including, among others, whether the relevant proceedings were commenced within the relevant limitation period, whether such judgments are contrary to local public policy, statute, rules of natural justice or general principles of fairness or are obtained by fraud, are for an interim remedy (such as an injunction), whether the parties to the Australian proceedings are identical parties and in the same interest as the parties in the foreign proceedings, if the U.S. judgement was rendered by a court that did not have jurisdiction according to the private international law rules of the local court, if the judgement is subject to appeal, dismissal, reversal, setting aside or stay of execution in the court which gave the judgment or otherwise not final and conclusive before that court, involve multiple or punitive damages, are in respect of taxes or any revenue law (including for any fiscal penalty) or fine or other penalty or foreign governmental interests or where there has been a prior judgment in another court between the same parties concerning the same issues as are dealt with in the judgment.

It may not be possible for investors to bring an original action in an Australian court to enforce civil liabilities against us where the original action is based solely upon United States securities law. The majority of our directors and officers and certain other persons named in this prospectus are citizens and residents of countries other than the United States and all or a significant portion of the assets of the directors and officers and certain other persons named in this prospectus and substantially all of our assets are located outside of the United States. As a result, it may not be possible or practicable for you to effect service of process within the United States upon such persons or to enforce against them or against us judgments obtained in U.S. courts predicated upon the civil liability provisions of the federal securities laws of the United States. Even if you are successful in bringing such an action, there is doubt as to whether Australian courts would enforce certain civil liabilities under U.S. securities laws in original actions or judgments of U.S. courts based upon these civil liability provisions.

In addition, awards of punitive damages in actions brought in the United States or elsewhere may be unenforceable in Australia or elsewhere outside the United States. An award for monetary damages under U.S. securities laws would be considered punitive if it does not seek to compensate the claimant for loss or damage suffered and is intended to punish the defendant. The enforceability of any judgment in Australia will depend on the particular facts of the case as well as the laws and treaties in effect at the time. The United States and Australia do not currently have a treaty or statute providing for recognition and enforcement of the judgments of the other country (other than arbitration awards) in civil and commercial matters.

Hong Kong

We have been advised by Lo, Wong & Tsui, our counsel as to Hong Kong law, that there is uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce civil and commercial judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Hong Kong has no arrangement for the reciprocal enforcement of civil and commercial court judgments with the United States. A judgment of a court in the United States predicated upon U.S. federal or state securities laws may only be recognized in Hong Kong at common law by bringing an action afresh in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty) and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the United States was not jurisdictionally competent; or (e) the judgment was in conflict with a previous decision of Hong Kong court.

As to the original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States, the Hong Kong court may, upon the application of the party, consider whether the Hong Kong court is forum non conveniens. That is, the Hong Kong court has to decide whether there is some other available forum, having competent jurisdiction, which is appropriate forum for the trial of an action, i.e. in which the action may be tried more suitably for the interests of all the parties and the ends of justice.

As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of civil and commercial judgments of United States courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any State or territory within the United States.

It is also uncertain whether in the future, the Hong Kong government will implement or adopt regulations and policies that are substantially similar to those of the People’s Republic of China government.

All of our officers and members of senior management are located in Hong Kong. In addition, the majority of the Company’s directors are also located in Hong Kong while the remaining directors are located in Australia, United States, or United Kingdom. The SEC, the U.S. Department of Justice, or the DOJ, and other authorities often have substantial difficulties in bringing and enforcing actions against non-U.S. companies and non-U.S. persons, including company directors and officers, in certain jurisdictions, including Hong Kong. Additionally, our public shareholders may have limited rights and few practical remedies in markets where we operate, as shareholder claims that are common in the United States, including class action suits based on securities law and fraud claims, generally are difficult or impossible to pursue as a matter of law or practicality in markets outside of the United States. Although the competent authorities may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, the regulatory cooperation with the securities regulatory authorities in the United States has not been efficient in the absence of a mutual and practical cooperation mechanism.

Seychelles

Our Seychelles counsel, Appleby (Seychelles), has advised us that there is uncertainty regarding the enforceability of judgments obtained in U.S. courts, including judgments predicated upon civil liability provisions of the U.S. federal securities laws, within the jurisdiction of Seychelles. Seychelles does not have a formal treaty with the United States for the reciprocal enforcement of judgments. Consequently, judgments of U.S. courts are not automatically recognized in Seychelles.

To enforce a U.S. judgment in Seychelles, a new action must be initiated in a Seychelles court. The Seychelles court may recognize the U.S. judgment if it meets specific criteria, including that the judgment is final and conclusive, not obtained by fraud, consistent with the principles of natural justice, and does not contravene Seychelles public policy. Additionally, the U.S. court must be deemed to have had appropriate jurisdiction according to Seychelles private international law principles.

However, Seychelles courts are unlikely to enforce judgments based on U.S. securities laws if they are deemed to be punitive or penal in nature. Furthermore, it may not be possible to bring original actions based solely on U.S. securities laws in Seychelles courts.

USE OF PROCEEDS

Based upon an assumed initial public offering price of $[•] per Class A Ordinary Share, which is the bottom of the estimated initial public offering price range set forth on the cover page of this prospectus, we estimate that we will receive net proceeds from this offering, after deducting the estimated underwriting discounts and the estimated offering expenses payable by us, of approximately $[•], assuming the underwriters do not exercise their over-allotment option, and $[•], if the underwriters exercise their over-allotment option in full.

We plan to use the net proceeds we receive from this offering for the following purposes:

•        approximately [50]% for working capital and general corporate purpose, including personnel expenses, administrative costs, technology infrastructure, regulatory compliance, and general operating needs;

•        approximately [40]% for brand promotion and marketing;

•        approximately [10]% for platform development; and

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have flexibility and discretion to apply the net proceeds of this offering. See “Risk Factors — Risks Related to this Offering and the Trading Market” To the extent that the net proceeds we receive from this offering are not immediately used for the above purposes, we intend to invest our net proceeds in short-term, interest-bearing bank deposits or debt instruments.

EXCHANGE RATE INFORMATION

The accompanying consolidated financial statements are presented in U.S. dollars (“US$”), which is the reporting currency of Voltage X Limited. The functional currency of Voltage X Limited and its subsidiaries, Voltage X Holdings Limited, Voltage X Innovations Limited and Volage X LLC, are the U.S. dollar. Xact Digital Limited uses the Hong Kong Dollars as its functional currency, and Voltage X Australia Pty Limited uses the Australia Dollars as its functional currency.

Assets and liabilities denominated in currencies other than the reporting currency are translated into the reporting currency at the rates of exchange prevailing at the balance sheet date. Translation gains and losses are recognized in the consolidated statements of operations and comprehensive loss as other comprehensive income or loss. Transactions in currencies other than the reporting currency are measured and recorded in the reporting currency at the exchange rate prevailing on the transaction date. The cumulative gain or loss from foreign currency transactions is reflected in the consolidated statements of income and comprehensive income as other income (other expenses).

The value of foreign currency including, the Hong Kong Dollars (“HKD$”) and Australia Dollars (“AUD$”), may fluctuate against the US$. We make no representation that any Hong Kong Dollar, Australian Dollar or U.S. Dollar amounts could have been, or could be, converted into U.S. Dollars or Australian Dollars, as the case may be, at any particular rate, the rates stated below, or at all. Any significant variations of the aforementioned currency relative to the U.S. dollar may materially affect the Company’s financial condition in terms of reporting in US$. The following table outlines the currency exchange rates (with external references below) that were used in preparing the accompanying consolidated financial statements:

	June 30, 2024	June 30, 2023	December 31, 2024
US$ to HKD$ Year End	[7.8083]	[7.8363]	[7.7677]
US$ to HKD$ Average Rate	[7.8199]	[7.8382]	[7.7834]
	June 30, 2024	June 30, 2023	December 31, 2024
US$ to AUD$ Year End	[0.6677]	[0.6663]	[0.6185]
US$ to AUD$ Average Rate	[0.6571]	[0.6705]	[0.6580]

The above exchange rates were obtained from the noon buying rate in effect in New York City for cable transfers of H.K. dollar or Australia Dollars. Annual averages are calculated from month-end rates.

DIVIDEND POLICY

We have not previously declared or paid cash dividends on our Class A Ordinary Shares and we have no plan to declare or pay any dividends in the near future on our Class A Ordinary Shares. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.

Our Board of Directors has discretion as to whether to distribute dividends, subject to certain requirements of Cayman Islands law. In addition, subject to the provisions in our articles of association, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our Board of Directors. Even if our Board of Directors decides to pay dividends, the form, frequency, and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions, and other factors that the board of directors may deem relevant.

We are a holding company incorporated in the Cayman Islands. We have not received and do not have any present plan to receive dividends paid by our U.S., Australia, Hong Kong, and Seychelles subsidiaries, but we have discretion as to whether such dividends are paid, subject to applicable statutory and contractual restrictions.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2024:

•        on an actual basis;

•        on an as adjusted basis to reflect the application of the net proceeds of the offering, including the repayment of bank borrowings disclosed under “Use of Proceeds” on page 43; and

•        on an as adjusted basis to reflect the issuance and sale of Ordinary Shares by us in this offering at the assumed initial public offering price of $[•] per share, which is the bottom of the estimated initial public offering price range set forth on the cover page of this prospectus, after deducting the estimated underwriting discounts and the estimated offering expenses payable by us.

You should read this capitalization table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes appearing elsewhere in this prospectus.

	December 31, 2024
	Actual	As adjusted (Over-allotment option not exercised)(1)	As adjusted (Over-allotment option exercised in full)(1)
	$	$	$
Cash and cash equivalents	48,971
Short-term loans (including amounts due to related parties)	644,479
Long-term loans, including current portion	—
Lease liabilities, including current portion	104,803
Shareholders’ Equity:
Class A Ordinary Shares, [49,999,900,000] Class A Ordinary Shares authorized, [17,211,001] Class A Ordinary Shares issued and outstanding, as adjusted assuming the over-allotment option is exercised in full	116
Class B Ordinary Shares, 100,000 Class B Ordinary Shares authorized, [100,000] Class B Ordinary Shares issued and outstanding	1
Merger reserve	12,765
Retained earnings	2,245,440
Other reserve	(1,859)
Total Shareholders’ Equity	2,256,463
Total Capitalization	3,005,745

____________

(1)      [•]

A $1.00 increase (decrease) in the assumed initial public offering price of $[•] per share, which is the midpoint of the estimated initial public offering price range set forth on the cover page of this prospectus, would increase (decrease) each of total shareholders’ equity and total capitalization by $[•] million, assuming the number of Class A Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and estimated expenses payable by us. An increase (decrease) of 1,000,000 Class A Ordinary Shares in the number of Class A Ordinary Shares offered by us would increase (decrease) each of total shareholders’ equity and total capitalization by $[•] million, based on an assumed initial public offering price of $[•] per share, which is the midpoint of the estimated initial public offering price range set forth on the cover page of this prospectus, and after deducting the estimated underwriting discounts and estimated expenses payable by us.

DILUTION

If you invest in our Class A Ordinary Shares, your interest will be diluted for each Class A Ordinary Share you purchase to the extent of the difference between the initial public offering price per Class A Ordinary Share and our net tangible book value per Class A Ordinary Share after this offering. Dilution results from the fact that the initial public offering price per Class A Ordinary Share is substantially in excess of the net tangible book value per Class A Ordinary Share attributable to the existing shareholders for our presently issued and outstanding Class A Ordinary Shares.

Our net tangible book value as of [December 31], 2024, was US$[2,256,463], or US$[0.13] per Class A Ordinary Share. Net tangible book value represents the amount of our total consolidated tangible assets, less the amount of our total consolidated liabilities. Dilution is determined by subtracting the net tangible book value per Class A Ordinary Share (as adjusted for the offering) from the initial public offering price per Class A Ordinary Share and after deducting the estimated underwriting discounts to the underwriters and the estimated offering expenses payable by us.

After giving effect to the sale of Class A Ordinary Shares offered in this offering based on the initial public offering price of $[•] per Class A Ordinary Share (the bottom of the price range set forth on the cover page of this prospectus) after deduction of the estimated underwriting discounts and non-accountable expense allowance to the underwriters and the estimated offering expenses payable by us, our as adjusted net tangible book value as of [•], would have been $[•], or $[•] per issued and outstanding Ordinary Share. This represents an immediate increase in net tangible book value of $[•] per Class A Ordinary Share to the existing shareholders, and an immediate dilution in net tangible book value of $[•] per Class A Ordinary Share to investors purchasing Class A Ordinary Shares in this offering. The as adjusted information discussed above is illustrative only.

The following table sets forth the estimated net tangible book value per Class A Ordinary Share after the offering and the dilution to persons purchasing Class A Ordinary Shares based on the foregoing firm commitment offering assumptions, and full exercise of the Underwriters’ over-allotment option. See “Description of Share Capital” for more details:

	Post- Offering(1)	Full Exercise of Over- Allotment Option
Assumed Initial public offering price per Class A Ordinary Share	$	$
Net tangible book value per Class A Ordinary Share as of [•], 2025	$	$
As adjusted net tangible book value per Class A Ordinary Share attributable to payments by new investors	$	$
Pro forma net tangible book value per Class A Ordinary Share immediately after this offering	$	$
Amount of dilution in net tangible book value per Class A Ordinary Share to new investors in the offering	$	$

____________

(1)      Assumes that the underwriters’ over-allotment option has not been exercised.

If the underwriters exercise their over-allotment option in full, the pro forma as adjusted net tangible book value per Class A Ordinary Share after the offering would be $[•], the increase in net tangible book value per Class A Ordinary Share to existing shareholders would be $[•], and the immediate dilution in net tangible book value per Class A Ordinary Share to new investors in this offering would be $[•].

The following tables summarize, on a pro forma as adjusted basis as of [•], the differences between existing shareholders and the new investors with respect to the number of Class A Ordinary Shares purchased from us, the total consideration paid and the average price per Class A Ordinary Share before deducting the estimated underwriting discounts and non-accountable expense allowance to the underwriters and the estimated offering expenses payable by us.

	Class A Ordinary Shares purchased		Total consideration		Average price per Class A Ordinary Share
Over-allotment option not exercised	Number	Percent	Amount	Percent
Existing shareholders		%	$	%	$
New investors		%	$	%	$
Total		%	$	%	$
	Class A Ordinary Shares purchased		Total consideration		Average price per Class A Ordinary Share
Over-allotment option exercised in full	Number	Percent	Amount	Percent
Existing shareholders		%	$	%	$
New investors		%	$	%	$
Total		%	$	%	$

The pro forma as adjusted information as discussed above is illustrative only. Our net tangible book value following the completion of this offering is subject to adjustment based on the actual initial public offering price of our Class A Ordinary Shares and other terms of this offering determined at the pricing.

CORPORATE HISTORY AND STRUCTURE

Our Corporate History

Voltage X Limited was incorporated under the laws of the Cayman Islands on May 29, 2024. Our operations commenced on August 12, 2021, through our wholly owned subsidiary, Xact Digital Limited.

We currently have five direct, wholly-owned subsidiaries as part of our organizational structure: Voltage X Australia Pty Ltd (“VX Australia”), Voltage X Holdings Limited (“VX Holdings”), Voltage X LLC (“VX LLC”), Xact Digital Limited (“Xact”), and Voltage X Innovations Limited (“VX Innovations”).

VX Australia was incorporated in Australia on June 28, 2024.

VX Holdings was incorporated in Seychelles on May 15, 2024.

VX LLC was incorporated in Delaware, United States on September 3, 2024.

Xact was incorporated in Hong Kong on August 12, 2021.

VX Innovations was incorporated in Seychelles on May 15, 2024.

Our Corporate Structure

The following chart illustrates our corporate structure upon completion of this initial public offering (this “IPO”) based on 17,211,001 Class A Ordinary Shares issued and outstanding as of the date of this prospectus and [•] Class A Ordinary Shares to be issued and sold by the Company in this IPO, assuming no exercise of the underwriters’ over-allotment option.

Pre offering Structure

Post-offering Structure

For details of our principal shareholders’ ownership, please refer to the beneficial ownership table in the section captioned “Principal Shareholders.”

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. See “Disclosure Regarding Forward-Looking Statements” for a discussion of the uncertainties, risks and assumptions associated with these statements. Actual results and the timing of events could differ materially from those discussed in our forward-looking statements as a result of many factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.

Overview

Voltage X Limited is an exempted company with limited liability established under the laws of the Cayman Islands on May 29, 2024.

Our subsidiaries were established to fulfill specific roles: Voltage X Holdings Limited serves as the intermediate holding company for our operating subsidiaries and oversees their corporate governance; Voltage X LLC, located in the United States, is positioned for potential future expansion in North America and acts as the servicing address for investor relations and shareholder inquiries; Voltage X Australia Pty Ltd manages our offices in Australia, supports head office operations, and provides services to regional clients; Xact Digital Limited, based in Hong Kong, manages regional clients and delivers our principal services to them; and Voltage X Innovations Limited, incorporated in Seychelles, focuses on managing and delivering principal services to international clients.

With a focus on innovation and technology, Voltage X delivers tailored marketing solutions, combining creative expertise with data-driven insights to meet the evolving needs of our clients.

Since our foundation, we have broadened our international presence. Beyond our headquarter operations in Australia, Voltage X has established representative offices and operations in the United Kingdom, Taiwan, and Hong Kong, enhancing our capacity to cater to clients internationally.

Voltage X’s principal services encompass:

•        Digital Marketing:    Our solutions in digital marketing cover lead generation, content generation, social media oversight, and both placement and programmatic advertising strategies. Since the first quarter of 2025, Voltage X has launched its VXAds systems platform, which leverages AI technology to develop specialized, customized marketing campaigns. This advanced tool is designed to potentially enhance engagement and conversion rates effectively for our clients.

•        Content Creation:    Our solutions include, but are not limited to, professional photography for events, marketing materials, websites, and social media, alongside video production for promotional videos, product demos, explainer videos, and corporate videos. It also includes logo design, brand strategy, and creative content development.

•        Marketing Analytics:    Since the first quarter of 2025, Voltage X has introduced its VXMonitor systems platform, designed to offer clients real-time data on campaign performance, audience behavior insights, and AI-driven recommendations for optimizing marketing strategies. The VXMonitor systems platform will also deliver effective competitor marketing monitoring and analytics, enabling clients to assess and benchmark their advertising campaigns against those of their peers.

•        Public Relations:    The in-house public relations division of Voltage X leverages its industry connections and data-driven insights to secure media coverage, manage crisis communications, and support the thought leadership positions of its clients.

•        Influencer Management:    Voltage X maintains a network of vetted influencers across various social media platforms, overseeing influencer engagements, content production, and campaign efficacy assessments to boost brand visibility and credibility.

Over the past three years, Voltage X has successfully completed numerous marketing projects for large corporate clients worldwide, establishing a consistent track record in client engagement and innovative marketing content creation. These projects highlight our ability to deliver effective marketing solutions across various industries. Specifically,

Voltage X collaborates with Raeon International Limited, an affiliated entity through a common major shareholder, Terence Cheung, to provide comprehensive public relations and marketing services. In this arrangement, Voltage X is tasked with developing and implementing strategic marketing campaigns, while Raeon International Limited focuses on property sales for clients and refer the marketing work to Voltage X. This collaboration allows both firms to utilize their specialized skills — Raeon International Limited in property sales and Voltage X in marketing and PR — to achieve successful project outcomes and enhance the developer’s return on investment in the real estate sector. By aligning our marketing strategies with Raeon International Limited’s sales tactics, we ensure a unified approach that boosts the visibility and success of each project.

Impact of COVID-19 on Our Business

On January 30, 2020, the World Health Organization declared the outbreak of COVID-19, a “Public Health Emergency of International Concern,” and on March 11, 2020, the World Health Organization characterized the outbreak as a “pandemic.” Governments in affected countries have imposed travel bans, office closures, quarantines and other emergency public health measures, which caused material disruption to businesses globally resulting in an economic slowdown. We commenced operations in 2021, after the initial waves of the COVID-19 pandemic had already disrupted global economies and industries. While we did not experience the severe disruptions associated with the earlier phases of the pandemic, the lingering effects of COVID-19 on the economy and business environment have influenced our operations. As of the date of this prospectus, the operating entities have generally recovered from the adverse impact of the COVID-19 and the COVID-19 has had minimal impact on the operating entities’ business and operations.

Key Factors Affecting Our Results of Operations

We believe the following key factors may affect our financial condition and results of operations:

Market Demand and Competition

Our financial results are heavily influenced by the demand for digital marketing and public relations services in the industries we serve, such as real estate, technology, and retail. The demand for these services is driven by factors including the global economic environment, technological advancements, and industry trends.

The digital marketing and advertising industry is highly competitive. While we utilize tools like VXAds and VXMonitor to enhance our competitive edge, we face competition from both established market players and emerging companies that may offer similar services at lower costs. Failure to maintain or enhance our market position could result in a loss of clients, reduced gross profit margins, and adverse impacts on our financial results.

Our Ability to Control Project Costs and Gross Profit Margins

Our project-based revenue is primarily at fixed-fee, where the project fees are agreed upon based on estimated work hours, project complexity, and client budgets. While this approach provides predictable revenue streams, our profitability is sensitive to changes in project costs.

If actual project execution requires significantly more work hours or faces unexpected technical challenges, our gross profit margins may be adversely affected. Furthermore, as we expand our operations and take on more complex projects, our ability to manage costs efficiently will become increasingly critical to maintaining profitability.

Ability to Retain Clients through Agents

Our ability to retain clients is a key factor in our operational success. A significant portion of our clients in Taiwan, Australia, and the United Kingdom are served through agents, and our ability to effectively monitor these agents to ensure the delivery of innovative and high-quality digital marketing campaigns is critical. Approximately 65% of our revenue is generated through agents in fiscal year 2024, highlighting the importance of maintaining strong oversight and consistent service standards. Any decline in client satisfaction caused by underperformance or mismanagement by an agent could negatively impact our ability to retain existing clients and acquire new ones.

Strategic Collaboration with Raeon International Limited

A key factor driving our results of operations is the strategic collaboration with Raeon International Limited, an affiliated entity. This partnership contributes around 20% of our total revenue and plays a crucial role in our ability to deliver integrated marketing solutions to clients, particularly in the real estate sector. Through this collaboration,

Raeon refers marketing work to Voltage X, allowing us to leverage our expertise in marketing and public relations while Raeon focuses on property sales. By aligning our marketing strategies with Raeon’s sales efforts, we ensure a unified approach that boosts visibility and return on investment for developers. The success of this partnership significantly impacts our revenue growth and operational performance, making it a critical driver of our business.

Exposure to Liquidity and Credit Risks

We generally require upfront deposits of approximately 50% of the project fees and collect the remaining balance upon completion of defined milestones. This practice reduces our exposure to liquidity risk. Additionally, many of our clients are well-established companies with strong financial standings, minimizing our credit risk.

However, we do not conduct formal credit assessments before accepting new clients, and changes in the financial conditions of our clients could increase our credit risk. Although we have not experienced material defaults in payment as of the date of this prospectus, there is no assurance that future liquidity risks will not arise, potentially impacting our cash flows and operational stability.

Technology Development and Innovation

Our ability to deliver unique, high-quality digital marketing solutions is largely dependent on continuous investments in technology and innovation. Leveraging our platforms like VXAds and VXMonitor, we integrate advanced tools, including AI, analytics, and automation, to create value for clients.

Staying ahead of technological advancements in digital marketing is critical to maintaining our competitive edge. Any failure to adopt emerging technologies or respond to changing client preferences could impact our ability to meet market demands and affect our results of operations.

Global and Local Economic Conditions

Our financial results are subject to fluctuations in global and local economic conditions. Factors such as inflation, supply chain disruptions, and geopolitical uncertainties may influence client budgets for marketing services. Any significant economic downturn could reduce demand for our services, leading to a decline in revenue and profitability.

Our operations primarily focus on providing marketing services to clients in Hong Kong. If our operations in Hong Kong are disrupted, our business, financial condition, and results of operations will be adversely affected.

As of June 30, 2024, Australia emerged as our largest market, generating 37% of our total revenue, followed closely by Hong Kong. For the six-months ended December 31, 2024, Hong Kong was our largest market, generating 39% of our total revenue, followed closely by Australia. Due to our geographic market concentration in Hong Kong, our business performance is closely tied to the city’s economic, social, political, regulatory, and market conditions.

We are dependent on clients in the real estate sector, and any downturn or adverse developments in this sector may materially and adversely affect our business, financial condition and results of operations.

In addition to our geographic concentration in Hong Kong, our business is also concentrated in the real estate sector. For the six months ended December 31, 2024, and the fiscal years ended June 30, 2024 and 2023, clients in the real estate industry accounted for approximately 87%, 85%, and 78% of our total revenue, respectively. While we serve clients across other sectors, our reliance on the real estate industry exposes us to risks associated with market slowdowns, policy changes, and economic fluctuations that may reduce client spending on marketing services and adversely impact our financial performance.

Trend Information

In this prospectus, we are not aware of any trends, uncertainties, demands, commitments or events that are reasonably likely to have a material effect on our net revenues, income from continuing operations, profitability, liquidity or capital resources, or that would cause reported financial information not necessarily to be indicative of future operating results or financial condition.

Results of Operations

For Year Ended June 30, 2024 and 2023 and Six Months Ended December 31, 2024 and 2023

The following table sets forth key components of our results of operations for the year ended June 30, 2024 and 2023 and six months ended December 31, 2024 and 2023:

	June 30, 2024	June 30, 2023	Variance	% of variance	December 31, 2024	December 31, 2023	Variance	% of Variance
					(unaudited)
Revenue	4,595,132	4,083,807	511,325	12.5%	2,473,742	2,229,514	244,228	11.0%
Cost of sales	(2,962,922)	(2,378,283)	584,639	24.6%	(1,601,971)	(1,461,891)	140,080	9.6%
Gross profit	1,632,210	1,705,524	(73,314)	(4.3)%	871,771	767,623	104,148	13.6%

Other revenue	1,096	19,705	(18,609)	(94.4)%	256	820	(564)	(68.8)%
Administrative expenses	(462,013)	(529,786)	(67,773)	(12.8)%	(368,046)	(244,950)	123,096	50.3%
Finance costs	(4,498)	(8,174)	(3,676)	(45.0)%	(1,727)	(2,424)	(697)	(28.8)%
Profit before taxation	1,166,795	1,187,269	(20,474)	(1.7)%	502,254	521,069	(18,815)	(3.6)%
Income tax	(200,688)	(200,238)	450	0.2%	(94,851)	(95,489)	(638)	(0.7)%
Profit for the year	966,107	987,031	(20,924)	(2.1)%	407,403	425,580	(18,177)	(4.3)%

Revenue

The following table sets forth our revenue for the year ended June 30, 2024 and 2023 and six months ended December 31, 2024 and 2023, respectively:

	For the Year Ended June 30						For the Six Months Ended December 31
	2024		2023		Variance		2024		2023		Variance
	(US$)	% of revenue	(US$)	% of revenue	Amount	%	(US$)	% of revenue	(US$)	% of revenue	Amount	%
							(unaudited)
Revenue
Marketing income	4,401,553	95.8%	3,879,679	95%	521,874	13.5%	2,434,528	98.4%	2,101,775	94.3%	332,753	15.8%
PR Service income	193,579	4.2%	204,128	5%	(10,549)	(5.2)%	39,214	1.6%	127,739	5.7%	(88,525)	(69.3)%
Total revenue	4,595,132	100%	4,083,807	100%	511,325	12.5%	2,473,742	100%	2,229,514	100%	244,228	11%

Six Months Ended December 31, 2024 Compared to Six Months ended December 31, 2023

Our revenue increased by $244,228 or 11%, from $2,229,514 for the six months ended December 31, 2023, to $2,473,742 for the six months ended December 31, 2024.

Our marketing income rose by $332,753 or 15.8%, from $2,101,775 for the six months ended December 31, 2023, to $2,434,528 for the six months ended December 31, 2024. This growth was driven by securing larger projects, such as those from SOGO, London Square, Swire, Henderson Land, Berkeley, OSK Property, alongside higher demand for digital marketing services.

In contrast, our PR service income decreased by $88,525 or 69.3%, from $127,739 for the six months ended December 31, 2023, to $39,214 for the six months ended December 31, 2024. This decline was attributed to reduced demand for physical events and traditional PR services.

Year Ended June 30, 2024 Compared to Year Ended June 30, 2023

Our revenue increased by $511,325 or 12.5%, from $4,083,807 for the year ended June 30, 2023, to $4,595,132 for the year ended June 30, 2024.

Our marketing income rose by $521,874 or 13.5%, from $3,879,679 for the year ended June 30, 2023, to $4,401,553 for the year ended June 30, 2024. This growth was driven by securing larger projects, such as those from Swire, Henderson Land, Gamuda Group, and Gurner Group, alongside higher demand for digital marketing services.

In contrast, our PR service income decreased slightly by $10,549 or 5.2%, from $204,128 for the year ended June 30, 2023, to $193,579 for the year ended June 30, 2024. This decline was attributed to reduced demand for physical events and traditional PR services.

Cost of Sales

The following table sets forth the breakdown of our cost of sale for the year ended June 30, 2024 and 2023 and six months ended December 31, 2024 and 2023:

	For the Year Ended June 30						For the Six Months Ended December 31
	2024		2023		Variance		2024		2023		Variance
	(US$)	% of cost of sales	(US$)	% of cost of sales	Amount	%	(US$)	% of cost of sales	(US$)	% of cost of sales	Amount	%
							(unaudited)
Cost of sales
Marketing cost	2,848,982	96.2%	2,263,114	95.2%	585,868	25.9%	1,584,132	98.9%	1,390,166	95.1%	193,966	14.0%
PR Cost	113,940	3.8%	115,169	4.8%	(1,229)	(1.1)%	17,839	1.1%	71,725	4.9%	(53,886)	(75.1)%
Total cost of sales	2,962,922	100%	2,378,283	100%	584,639	24.6%	1,601,971	100%	1,461,891	100%	140,080	9.6%

Six Months Ended December 31, 2024 Compared to Six Months ended December 31, 2023

Our cost of sales increased by $140,080 or 9.6%, from $1,461,891 for the six months ended December 31, 2023, to $1,601,971 for the six months ended December 31, 2024.

Our marketing costs rose by $193,966 or 14%, from $1,390,166 for the six months ended December 31, 2023, to $1,584,132 for the six months ended December 31, 2024. This increase was driven by larger-sized projects, which required more extensive marketing efforts.

In contrast, our PR service costs decreased by $53,886 or 75.1%, from $71,725 for the six months ended December 31, 2023, to $17,839 for the six months ended December 31, 2024. This decline was due to fewer physical events being held during the period.

Year Ended June 30, 2024 Compared to Year Ended June 30, 2023

Our cost of sales increased by $584,639 or 24.6%, from $2,378,283 for the year ended June 30, 2023, to $2,962,922 for the year ended June 30, 2024.

Our marketing costs rose by $585,868 or 25.9%, from $2,263,114 for the year ended June 30, 2023, to $2,848,982 for the year ended June 30, 2024. This increase was driven by larger-sized projects, which required more extensive marketing efforts.

In contrast, our PR service costs decreased slightly by $1,229 or 1.1%, from $115,169 for the year ended June 30, 2023, to $113,940 for the year ended June 30, 2024. This decline was due to fewer physical events being held during the period.

Gross Profit

Our gross profit from our major revenue type is summarized as follows:

	For the Year Ended June 30				For the Six Months Ended December 31
	2024	2023	Variance	% of variance	2024	2023	Variance	% of variance
Gross profit	1,632,210	1,705,524	(73,314)	(4.3)%	871,771	767,623	104,148	13.6%
Gross profit margin	35.5%	41.8%	(6.3)%		35.2%	34.4%	0.8%

Six Months Ended December 31, 2024 Compared to Six Months ended December 31, 2023

Our total gross profit increased by $104,148, or 13.6%, from $767,623 for the six months ended December 31, 2023, to $871,771for the six months ended December 31, 2024. The increase was primarily attributable to a higher number of projects during the current period, as previously mentioned. There was no material variance in the gross profit margin.

Year Ended June 30, 2024 Compared to Year Ended June 30, 2023

Our total gross profit slightly decreased by $73,314, or 4.3%, from $1,705,524 for the year ended June 30, 2023, to $1,632,210 for the year ended June 30, 2024. This decrease was primarily due to our securing larger-sized projects, which typically have a lower gross profit margin compared to others. However, we strategically viewed these projects as opportunities to build our reputation, with the expectation that they would ultimately lead to additional business opportunities in the future.

Administrative Expenses

Our administrative expenses consist of the following:

	For the Year Ended June 30				For the Six Months Ended December 31
	2024	2023	Variance	% of variance	2024	2023	Variance	% of variance
Management fee	137,935	122,547	15,388	12.6%	76,807	61,304	15,503	25.3%
Other administrative expenses	324,078	407,239	(83,161)	(20.4)%	291,239	183,646	107,593	58.6%
Total administrative expenses	462,013	529,786	(67,773)	(12.8)%	368,046	244,950	123,096	50.3%

Six Months Ended December 31, 2024 Compared to Six Months ended December 31, 2023

Our management fees primarily represent the fees charged by Raeon International Limited for providing office space, utilities, support staff, and related services. These fees increased by $15,503, or 25.3%, from $61,304 for the six months ended December 31, 2023, to $76,807 for the six months ended December 31, 2024. The increase was mainly due to the monthly management fee rising from $10,256 (or HK$80,000) to $12,821 (or HK$100,000), effective from January 2024.

Our other administrative expenses primarily consist of depreciation of equipment, directors’ remuneration, and staff salaries. These expenses increased by $107,593, or 58.6%, from $183,646 for the six months ended December 31, 2023, to $291,239 for the six months ended December 31, 2024. The increase was primarily attributable to higher professional services fees incurred in connection with the preparation for the proposed listing.

We expect to continue investing in our corporate infrastructure and incurring expenses related to being a public company, including higher accounting and legal fees, investor relations costs, and compliance expenses. As a result, we anticipate that general and administrative expenses will continue to rise in future periods.

Year Ended June 30, 2024 Compared to Year Ended June 30, 2023

The management fees increased by $15,388, or 12.6%, from $122,547 for the year ended June 30, 2023, to $137,935 for the year ended June 30, 2024. The increase was mainly due to the monthly management fee rising from $10,256 (or HK$80,000) to $12,821 (or HK$100,000), effective from January 2024.

Our other administrative expenses primarily consist of depreciation of equipment, directors’ remuneration, and staff salaries. These expenses decreased by $83,161, or 20.4%, from $407,239 for the year ended June 30, 2023, to $324,078 for the year ended June 30, 2024. The decrease was mainly due to a reversal of impairment on trade receivables, which were subsequently collected.

Finance Costs

Six Months Ended December 31, 2024 Compared to Six Months ended December 31, 2023

Our finance costs decreased by $697, or 28.8%, from $2,424 for the six months ended December 31, 2023, to $1,727 for the six months ended December 31, 2024. The decrease was primarily driven by a reduction in interest expenses on lease liabilities.

Year Ended June 30, 2024 Compared to Year Ended June 30, 2023

Our finance costs decreased by $3,676, or 45.0%, from $8,174 for the year ended June 30, 2023, to $4,498 for the year ended June 30, 2024. The decrease was primarily driven by a reduction in interest expenses on lease liabilities.

Income Tax Expense

Our operating subsidiary is subject to income taxes in Hong Kong at the applicable tax rate on taxable income. Hong Kong profit tax rates are 8.25% on assessable profits up to $257,732 (HK$2,000,000), and 16.5% on assessable profits exceeding $257,732 (HK$2,000,000).

Six Months Ended December 31, 2024 Compared to Six Months ended December 31, 2023

Our income tax expenses decreased by $638, or 0.7%, from $95,489 for the six months ended December 31, 2023, to $94,851 for the six months ended December 31, 2024.

Year Ended June 30, 2024 Compared to Year Ended June 30, 2023

Our income tax expenses increased by $450, or 0.2%, from $200,238 for the year ended June 30, 2023, to $200,688 for the year ended June 30, 2024.

Net Income.

Six Months Ended December 31, 2024 Compared to Six Months ended December 31, 2023

As a result of the foregoing, we reported a net profit of $407,403 for the six months ended December 31, 2024, compared to a net profit of $425,580 for the six months ended December 31, 2023.

Year Ended June 30, 2024 Compared to Year Ended June 30, 2023

As a result of the foregoing, we reported a net profit of $966,107 for the year ended June 30, 2024, compared to a net profit of $987,031 for the year ended June 30, 2023.

Other Comprehensive Loss.

Six Months Ended December 31, 2024 Compared to Six Months ended December 31, 2023

The exchange difference on the translation of financial statements of overseas subsidiaries amounted to $1,148 for the six months ended December 31, 2024, compared to $575 for the six months ended December 31, 2023. The balance sheet amounts, excluding equity, as of December 31, 2024, were translated at a rate of $1.00 = HK$7.7640, compared to $1.00 = HK$7.8100 on December 31, 2023. Equity accounts were stated at their historical rate. The average translation rates applied to the income statement accounts for the six months ended December 31, 2024, and 2023 were $1.00 = HK$7.8118 and $1.00 = HK$7.8298, respectively. The change in the value of the HK$ relative to the U.S. dollar may affect our financial results reported in U.S. dollar terms, without reflecting any underlying change in our business or results of operations

Year Ended June 30, 2024 Compared to Year Ended June 30, 2023

The exchange difference on the translation of financial statements of overseas subsidiaries amounted to $554 for the year ended June 30, 2024, compared to $157 for the year ended June 30, 2023. The balance sheet amounts, excluding equity, as of June 30, 2024, were translated at a rate of $1.00 = HK$7.8100, compared to $1.00 = HK$7.836 on June 30, 2023. Equity accounts were stated at their historical rate. The average translation rates applied to the income statement accounts for the years ended June 30, 2024, and 2023 were $1.00 = HK$7.8298 and $1.00 = HK$7.8337, respectively. The change in the value of the HK$ relative to the U.S. dollar may affect our financial results reported in U.S. dollar terms, without reflecting any underlying change in our business or results of operations.

Liquidity and Capital Resources

To date, we have primarily financed our operations through cash flows from operations and, when necessary, loans from related parties. Going forward, we intend to support our future operations primarily with cash generated from operations and the proceeds from our initial public offering.

As reflected in our unaudited interim condensed financial statements, we reported a net profit of $406,255 for the six months ended December 31, 2024, compared to a net profit of $425,005 for the six months ended December 31, 2023. As of December 31, 2024, our cash and restricted cash totaled $48,971, compared to $132,322 as of June 30, 2024. Our working capital amounted to $2,129,639 and $1,721,067 as of December 31, 2024 and June 30, 2024, respectively.

Our working capital requirements are influenced by factors such as the size of our operations, the volume and value of client contracts, the progress of execution on these contracts, the timing of accounts receivable collections, and the repayment of accounts payable.

As of December 31, 2024, we had outstanding unsecured and non-interest bearing balances with related parties and a director totaling $644,479. This included (i) loans from a related party of $293,752 which will be matured on December 31, 2025 but repayable on demand by 1 month’s written notice, (ii) loans from a director of $124,676 which will be matured on June 30, 2027 but repayable on demand by 1 month;s written notice, and (iii) amounts due to related companies and a director of $72,998 and $153,053, respectively, both of which have no fixed repayment terms.

We believe that our current cash reserves, cash flows from operations, and the estimated net proceeds from this offering will be sufficient to meet our working capital needs for the next 12 months from the date the audited financial statements were issued. However, if we encounter adverse operating conditions, incur unanticipated capital expenditures, or decide to accelerate our growth, we may require additional financing. There can be no assurance that such financing will be available, or available on favorable terms. Additional financing may involve the issuance of debt or the sale of equity securities. Any financing involving the issuance of equity securities or instruments convertible into equity could result in immediate and potentially significant dilution to our existing shareholders.

We do not plan to pay any dividends from our retained earnings in the foreseeable future.

The following table sets forth a summary of our cash flows for the years ended June 30, 2024 and 2023 and the six months ended December 31, 2024 and 2023:

	For the year ended June30,		For the six months ended December 31,
	2024	2023	2024	2023
			(unaudited)
Net cash generated from/(used in) operating activities	132,832	91,415	(274,685)	154,487
Net cash used in investing activities	(2,098)	(98,142)	(7,286)	(2,415)
Net cash (used in)/generated from financing activities	(85,245)	49,187	199,730	(24,006)
Net increase/(decrease) cash and cash equivalents	45,489	42,460	(82,241)	128,066
Cash and cash equivalents at the beginning of the year	87,445	45,121	132,322	87,445
Effect of foreign exchange rates changes	(612)	(136)	(1,110)	(627)
Cash and cash equivalents at the end of the year	132,322	87,445	48,971	214,884

Operating Activities

Net cash used in operating activities amounted to $274,685 for the six months ended December 31, 2024, primarily due to decrease in trade payables.

Net cash generated from operating activities amounted to $154,487 for the six months ended December 31, 2023, mainly due to profit before tax, an increase in trade receivables and an increase in trade and other payables.

Net cash generated from operating activities amounted to $132,832 for the year ended June 30, 2024, primarily driven by profit before tax and an increase in trade receivables and increase in trade and other payables.

Net cash generated from operating activities amounted to $91,415 for the year ended June 30, 2023, mainly due to increase in amount due to a director but repayment to related companies.

Investing Activities

Net cash used in investing activities amounted to $7,286 for the six months ended December 31, 2024, primarily reflecting the purchase of property, plant, and equipment totaling $7,540.

Net cash used in investing activities amounted to $2,415 for the six months ended December 31, 2023, primarily due to the purchase of property, plant, and equipment totaling $2,627.

Net cash used in investing activities amounted to $2,098 for the year ended June 30, 2024, primarily reflecting the purchase of property, plant, and equipment totaling $2,627.

Net cash used in investing activities amounted to $98,142 for the year ended June 30, 2023, primarily due to the payment for a right-of-use asset amounting to $87,803.

Financing Activities

Net cash generated from financing activities amounted to $199,730 for the six months ended December 31, 2024, mainly due to loans from related parties and a director.

Net cash used in financing activities amounted to $24,006 for the six months ended December 31, 2023, primarily reflecting the repayment of lease liabilities totaling $22,347.

Net cash used in financing activities amounted to $85,245 for the year ended June 30, 2024, primarily reflecting the repayment of lease liabilities totaling $45,044 and repayment of loans from a related company totaling $35,819.

Net cash generated from financing activities amounted to $49,187 for the year ended June 30, 2023, mainly due to increase in loans from a related company and the repayment of lease liabilities totaling $57,848.

Off-Balance Sheet Arrangements

We did not have during the periods presented, and we do not currently have, any off-balance sheet financing arrangements or any relationships with unconsolidated entities or financial partnerships, including entities sometimes referred to as structured finance or special purpose entities, that were established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.

Commitments and Contingencies

In the normal course of business, we are subject to loss contingencies, such as legal proceedings and claims arising out of our business, that cover a wide range of matters, including, among others, government investigations and tax matters. In accordance with IAS 37-10, “Contingent liabilities”, we will record accruals for such contingent liabilities when it is probable that a liability has been incurred and the amount of loss can be reasonably estimated.

The following table summarizes our contractual obligations as of December 31, 2024:

	Payments due by period
Contractual obligations	Total	Less than 1 year	1 – 3 years	3 – 5 years	More than 5 years
Finance lease obligation	108,249	49,961	58,288	—	—
Debt obligation, including interest	644,479	644,479	—	—	—
	752,728	694,440	58,288	—	—

Finance lease obligation

Finance lease obligation reflects our outstanding payment obligations in connection with our hire purchased vehicle.

Debt obligation

Debt obligation reflects our outstanding loan payables to related companies and a director and amounts due to a directors and related companies.

On April 28, 2022, Xact entered into a shareholder loan agreement with The Fifth Element 2014 Limited (“Fifth Element”), 70% owned by Mr. Terence Cheung, our Chief Executive Officer. Under this shareholder loan agreement, Fifth Element agreed to lend HK$900,850 (or US$115,346) to Xact with maturity date on December 31, 2025. The shareholder loan is interest-free, unsecured, and Fifth Element has the right to demand repayment by giving one month’s notice in writing.

On October 3, 2022, Xact entered into another shareholder loan agreement with Fifth Element. Under this second shareholder loan agreement, Fifth Element agreed to lend HK$900,000 (or US$115,236) to Xact with maturity date on December 31, 2025. This second shareholder loan is also interest-free, unsecured, and Fifth Element has the right to demand repayment by giving one month’s notice in writing.

As of the date of this prospectus, a total of $195,020 in loans from Fifth Element remains outstanding.

On October 1, 2021, Xact entered into a line of credit agreement with Raeon International Limited, a related party of the Company. Under this agreement, Raeon International Limited provides a loan facility of up to $500,000 to Xact, with a maturity date of June 30, 2027. The loan facility is interest-free, unsecured, and repayable upon one month’s written notice by Raeon International Limited. As of the date of this prospectus, $98,732 of the loan facility has been drawn.

On July 1, 2024, Xact entered into a line of credit agreement with Mr. Terence Cheung, a director of the Company. Under these agreements, Mr. Terence Cheung provides a loan facility of up to $500,000 to Xact, with a maturity date of June 30, 2027. The loan facility is interest-free, unsecured, and repayable upon one month’s written notice by Mr. Terence Cheung. As of the date of this prospectus, $124,676 of the loan facility has been drawn.

Amounts due to a director and related, primarily arising from offsetting settlements with related parties, are unsecured, non-interest bearing and have no fixed repayment terms.

Capital Expenditures

For the six months ended December 31, 2024, and 2023, we purchased property and equipment primarily for use in our operations, totaling $7,540 and $2,627, respectively.

For the years ended June 30, 2024, and 2023, we purchased property and equipment primarily for use in our operations, totaling $2,627 and $10,463, respectively.

Critical Accounting Policies and Estimates

The preparation of the consolidated financial statements in conformity with International Financial Reporting Standards (“IFRS”) requires the use of certain critical accounting estimates. It also requires management to exercise its judgement in the process of applying our accounting policies.

The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised if the revision affects only that period or in the period of the revision and future periods if the revision affects both current and future periods.

The following are the key assumptions concerning the future, and other key sources of estimation uncertainty at the end of the reporting period, that may have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year.

Income Taxes

We are subject to income taxes in Hong Kong. Significant estimates are required in determining the provision for income taxes. There are many transactions and calculations for which the ultimate tax determination is uncertain during the ordinary course of business. Where the final tax outcome of these matters is different from the amounts that were initially recorded, such differences will impact the income tax and deferred tax provisions in the period in which such determination is made.

Expected Credit Losses on Trade and Other Receivables

The provisioning policy for loss allowances is based on the evaluation by management of the collectability of the trade and other receivable. A considerable amount of judgement is required in assessing the ultimate realization of these receivables, including assessing the current creditworthiness, the past collection history of each customer and forecasts of future economic conditions. If the credit risk of these customers are to significantly increase since initial recognition, lifetime loss allowance will be required.

Fair Value of Financial Instruments

The carrying amounts of our financial assets and financial liabilities recorded at amortized cost in the consolidated financial statements.

Revenue Recognition

Revenue is recognized when control over a product or service is transferred to the customer, at the amount of promised consideration to which we are expected to be entitled, excluding those amounts collected on behalf of third parties. Revenue excludes value added tax or other sales taxes and is after deduction of any trade discounts.

Where the contract contains a financing component which provides a significant financing benefit to the customer for more than 12 months, revenue is measured at the present value of the amount receivable, discounted using the discount rate that would be reflected in a separate financing transaction with the customer, and interest income is accrued separately under the effective interest method. Where the contract contains a financing component which provides a significant financing benefit to us, revenue recognized under that contract includes the interest expense accreted on the contract liability under the effective interest method. We take advantage of the practical expedient in paragraph 63 of IFRS 15 and does not adjust the consideration for any effects of a significant financing component if the period of financing is 12 months or less.

The Company currently generates its revenue from the following:

Revenue from Marketing Income

We generate marketing income from the provision of digital marketing and online advertising services, content creation, and events management. These services are delivered under both project-based and retainer-based contracts, which specify the scope of work, duration, pricing, deliverables, and payment terms.

We assess each contract to identify the performance obligations and determine the appropriate timing of revenue recognition. When a performance obligation is satisfied over time, such as recurring campaign design, social media content creation, media monitoring, reporting, and audience engagement, we recognize revenue over time based on time incurred.

When a performance obligation is satisfied at a point in time, such as when we deliver a distinct piece of content or media asset and control transfers upon acceptance and publication, we recognize revenue at the time of delivery.

For retainer-based contracts, we typically invoice customers on a monthly basis at fixed amounts, reflecting the ongoing nature of services provided during the period. Accordingly, revenue is recognized over time based on time incurred.

Revenue from Public Relations Service Income

We offer public relations and event management services by developing media strategies, creating press releases, and inviting influencers and media representatives to events to secure both media and social media coverage. Typically, we enter into service contracts with its clients, which outline the terms and conditions, including the transaction price, services to be delivered, delivery timelines, and payment terms. These terms establish the performance obligations that the company must fulfill to recognize revenue. In most cases, the key performance obligation is identified as a single obligation, where the coverage achieved is measured against pre-agreed key performance indicators (KPIs). Revenue is recognized at a specific point in time when the finished content is accepted by the client and published. For longer-term engagements or multi-phase campaigns where services are delivered continuously over the contract period, revenue is recognized over time as the client simultaneously receives and benefits from our performance. Progress toward satisfaction of the performance obligation is generally measured based on time incurred. Generally, the company collects approximately 40% of the contract amount upfront or through a monthly retainer fee based on milestones and project completion.

Cost of Sales

Cost of sales mainly consists of advertising costs and staff cost which are directly related to revenue generating transactions.

Accounts Receivable

Accounts receivable represents trade accounts due from customers. The trade receivables are all without customer collateral and interest is not accrued on past due accounts. Management reviews its receivables on a regular basis to determine if the bad debt allowance is adequate and provides allowance when necessary. The allowance is based on management’s best estimates of specific losses on individual customer exposures, as well as the historical trends of collections. Account balances are charged off against the allowance after all means of collection have been exhausted and the likelihood of collection is not probable. As of December 31, 2024, June 30, 2024 and 2023, the Company made $84,833, $66,342 and $80,010 allowance for doubtful accounts for accounts receivable, respectively.

Expected Credit Loss

Expected loss rates are based on actual loss experience over the past few years in the industry. These rates are adjusted to reflect differences between economic conditions during the year over which the historic data has been collected, current conditions and the Company’s view of economic conditions over the expected lives of the receivables.

Receivables that were neither past due nor impaired relate to a wide range of clients for whom there was no recent history of default.

Income Taxes

Income tax for the year comprises current tax and movements in deferred tax assets and liabilities. Current tax and movements in deferred tax assets and liabilities are recognized in profit or loss except to the extent that they relate to items recognized in other comprehensive income or directly in equity, in which case the relevant amounts of tax are recognized in other comprehensive income or directly in equity, respectively.

Under the current laws of Cayman Islands, entities incorporated in Cayman Islands are not subject to tax on their income or capital gain.

For Hong Kong Profits Tax has been provided for at the rate of 16.5% on the estimated assessable profits for during the year ended June 30, 2024 and 2023, and six months ended December 31, 2024.

We have no chargeable profits under Seychelles Corporate tax and Australia Company tax.

Quantitative and Qualitative Disclosures about Market Risk and Credit Risk

Credit Risk

Our credit risk is primary attributable to trade and other receivables. We have a credit policy in place and the exposures to these credit risks are monitored on an ongoing basis. It also sets credit limit on each individual customer and prior approval is required for any transaction exceeding that limit.

In addition, we continuously monitor its trade receivable balances to ensure that we will not be subject to material bad debt risk.

Liquidity Risk

We regularly monitor current and expected liquidity requirements, to ensure that it maintains sufficient reserves of cash to meet its liquidity requirements in the short and longer term.

Interest Rate Risk

Our interest rate risk arises primarily from bank deposits and short-term borrowings. Borrowings issued at fixed rates expose us to fair value interest rate risk. We also exposed to cash flow interest rate risk in relation to its variable-rate bank balances.

Currency Risk

We are exposed to currency risk primarily through subsidiaries’ business operation which give rise to income, expenses, receivables, payables and cash balances that are denominated in a foreign currency. The currencies giving rise to this risk are primarily Hong Kong Dollar (“HKD”). As HKD is pegged to USD, it is assumed that there would be no material currency risk exposure between two currencies. We considered that our exposures to HKD are limited and thus, no sensitivity analysis are presented.

BUSINESS

Business Overview

Voltage X is a marketing and public relations agency founded in 2021, with its global headquarter located in Melbourne, Australia. We offer a comprehensive portfolio of public relations (PR) and digital marketing services tailored to a diverse international clientele, with a primary focus on the real estate, hospitality, and retail sectors.

Since the first quarter of 2025, we have begun piloting our artificial intelligence (AI) platforms to improve our service offerings, specifically focusing on social media-based advertising placements and monitoring of audience and competitor behavior. We believe that utilizing AI technologies will enable us to deliver more effective and efficient social media advertising services for our clients. Additionally, we believe it will enhance our competitor monitoring services, providing more transparent and comprehensive insights to establish superior marketing benchmarks.

Since our foundation, we have broadened our international presence. Beyond our headquarter operations in Australia, Voltage X has established representative offices and operations in the United Kingdom, Taiwan, and Hong Kong, enhancing our capacity to cater to clients internationally.

Voltage X’s principal services encompass:

•        Digital Marketing:    Our solutions in digital marketing cover lead generation, content generation, social media oversight, and both placement and programmatic advertising strategies. Since the first quarter of 2025, Voltage X has launched its VXAds systems platform, which leverages AI technology to develop specialized, customized marketing campaigns. This advanced tool is designed to potentially enhance engagement and conversion rates effectively for our clients.

•        Content Creation:    Our solutions include, but are not limited to, professional photography for events, marketing materials, websites, and social media, alongside video production for promotional videos, product demos, explainer videos, and corporate videos. It also includes logo design, brand strategy, and creative content development.

•        Marketing Analytics:    Since the first quarter of 2025, Voltage X has introduced its VXMonitor systems platform, designed to offer clients real-time data on campaign performance, audience behavior insights, and AI-driven recommendations for optimizing marketing strategies. The VXMonitor systems platform will also deliver effective competitor marketing monitoring and analytics, enabling clients to assess and benchmark their advertising campaigns against those of their peers.

•        Public Relations:    The in-house public relations division of Voltage X leverages its industry connections and data-driven insights to secure media coverage, manage crisis communications, and support the thought leadership positions of its clients.

•        Influencer Management:    Voltage X maintains a network of vetted influencers across various social media platforms, overseeing influencer engagements, content production, and campaign efficacy assessments to boost brand visibility and credibility.

A significant portion of our revenue is derived from clients in the real estate sector, which accounted for approximately 87%, 85% and 78% of our total revenue for the six months ended December 31, 2024, and the fiscal years ended June 30, 2024 and 2023, respectively. Although we also provide public relations and digital marketing services to clients in other industries, our business remains concentrated in the real estate sector. Any adverse developments in the real estate sector, including a slowdown in property development activities, declining property values, changes in government policies or regulations, rising interest rates, or economic downturns, may lead to reduced marketing budgets or cancellation of projects by our clients. As a result, our revenue, profitability, and growth prospects could be materially and adversely affected.

Over the past three years, Voltage X has successfully completed numerous marketing projects for large corporate clients worldwide, establishing a consistent track record in client engagement and innovative marketing content creation. These projects highlight our ability to deliver effective marketing solutions across various industries. Specifically, Voltage X collaborates with Raeon International Limited, an affiliated entity through a common major shareholder, Terence Cheung, to provide comprehensive public relations and marketing services. In this arrangement, Voltage X is tasked with developing and implementing strategic marketing campaigns, while Raeon International Limited focuses on property sales for clients and refer the marketing work to Voltage X. This collaboration allows both firms to utilize their specialized skills — Raeon International Limited in property sales and Voltage X in marketing and PR — to achieve successful project outcomes and enhance the developer’s return on investment in the real estate sector. By aligning our marketing strategies with Raeon International Limited’s sales tactics, we ensure a unified approach that boosts the visibility and success of each project.

Our Recent Projects

Project — SOGO Hong Kong Company Limited (SOGO)

In April 2024, Voltage X spearheaded the digital marketing and social media strategy for SOGO’s flagship shopping center in Causeway Bay, Hong Kong, a city landmark with a storied Japanese-themed legacy. Our role involved crafting engaging content, optimizing social platforms, and implementing data-driven campaigns to enhance SOGO’s visibility and attract both local and international patrons, reinforcing its status as a leading retail and lifestyle hub.

Furthermore, Voltage X is tasked with the digital marketing for SOGO’s new shopping center, The Twins, in Kai Tak, scheduled to open in November 2024. This project marks a significant expansion for SOGO, and we are committed to launching successful digital campaigns to promote this venue as a premier destination for shopping, dining, and entertainment.

This dual engagement with SOGO underscores Voltage X’s dedication to boosting the brand’s online presence, driving engagement, and nurturing growth across both established and new venues in Hong Kong’s competitive retail market.

Project — Swire Management Properties Limited (Swire)

In November 2023, recognizing our continued dedication and expertise, Swire Management Properties Limited entrusted us with the management of their social media pages. This new engagement expanded our responsibilities to include content creation, video production, translation, design, and brand engagement. Our team created tailored campaigns to enhance Pacific Place’s online presence, drive customer interaction, and maintain the brand’s premium image across platforms.

In addition to managing their shopping center’s social media, Voltage X has been tasked with overseeing the digital engagement and marketing efforts for Swire Properties’ office buildings in Admiralty, Hong Kong. This includes crafting strategies to highlight the unique offerings of their commercial spaces, engaging tenants, and promoting their office portfolio to a wider audience.

Through these ongoing partnerships, Voltage X continues to deliver comprehensive marketing and digital solutions that enhance Swire’ brand presence and drive engagement across its diverse portfolio.

Project — Carl Zeiss Far East Co Ltd (Zeiss)

Carl Zeiss Far East Co Ltd stands as a prominent global leader in optics and vision correction. From 2023 to 2024, Voltage X led an integrated marketing campaign designed to boost brand recognition and increase foot traffic to affiliated clinics.

Voltage X implemented an offline initiative featuring a branded mobile truck, strategically positioned in high-traffic areas of Hong Kong to raise public awareness while offering complimentary eye examinations to individuals who wear glasses.

In addition, Voltage X created an interactive mini-game on tablets to engage the target audience on-site, ensuring a memorable experience and facilitating the collection of contact information for the sales team.

The campaign was effective in reaching the target demographic, engaging a considerable number of individuals and contributing to improved brand visibility.

Project — London Square Hong Kong Limited (London Square)

In September 2022, London Square opened its first show-flat and office in Asia (Hong Kong), marking a significant milestone in its expansion. In February 2023, Voltage X was entrusted with the responsibility of orchestrating this momentous occasion, overseeing every detail of the event to ensure flawless execution. From meticulous planning and logistics to on-the-day coordination, Voltage X managed all aspects to create a memorable and impactful launch experience.

In addition to event management, Voltage X provided comprehensive PR services to maximize the exposure of London Square’s new presence in Hong Kong. This included engaging with key media outlets, drafting press releases, and securing coverage across both local and international publications to generate buzz and elevate the brand’s profile in the region.

Furthermore, Voltage X ran social media and lead generation services for London Square over a two-year period, focusing on platforms like Facebook and Instagram. During this time, our team developed and executed targeted social media campaigns designed to engage London Square’s audience, build brand awareness, and drive qualified leads. By leveraging data-driven strategies and creative content, we effectively increased London Square’s digital footprint and helped foster meaningful connections with potential clients and investors.

To further enhance visibility during the office launch, Voltage X curated a range of branding activities tailored to resonate with the target audience. These initiatives included creating bespoke promotional materials, crafting a cohesive visual identity for the event, and aligning the messaging to reinforce London Square’s positioning in the market. Through a blend of strategic communications, social media management, and creative branding efforts, Voltage X ensured that London Square’s office launch in Hong Kong was not only a successful event but also a powerful platform for establishing the brand’s presence in a new market.

Project — Henderson Development Agency Limited (Henderson Land)

In July 2022, Voltage X was engaged by Henderson Land, one of the largest and most prominent developers in Hong Kong, to provide a comprehensive suite of PR services and social media management for its portfolio of commercial buildings and shopping centers. As part of this engagement, Voltage X developed and executed a strategic PR plan aimed at increasing the visibility of Henderson Land’s properties, positioning them as premier destinations for both businesses and consumers. This included drafting press releases, securing media coverage, and managing communications with key stakeholders to enhance the developer’s brand presence.

In addition to PR services, Voltage X also took charge of managing Henderson Land’s social media platforms for several of its flagship properties, including H Queen’s, H Code, and H Zentre. Our team developed tailored content that highlighted the unique features of each commercial building and shopping center, engaging both tenants and visitors through platforms like Facebook, Instagram, and LinkedIn. We implemented targeted campaigns to showcase new developments, special events, and promotional offers, ensuring consistent engagement and driving foot traffic to Henderson Land’s properties.

Building on the success of this partnership, in 2024, Voltage X was further awarded the contract to manage the social media for Trent Plaza and Kolour, expanding our role in promoting Henderson Land’s growing portfolio. Through a combination of strategic PR efforts and effective social media management, Voltage X continues to strengthen Henderson Land’s brand reputation, enhance tenant relations, and attract a broader audience to their commercial spaces across Hong Kong.

Our History

Since our establishment in 2021, we have experienced significant growth and transformation. We have strategically broadened our operational scope, diversified our services, and continually innovated to maintain our position in the public relations and digital marketing industry. Below are the key developments spanning 2021 to 2025:

Voltage X is a comprehensive digital marketing and public relations agency. We specialize in areas such as content creation, branding, video production, and diverse digital marketing strategies. Headquartered in Melbourne, Australia, we have strategically positioned ourselves to serve a significant client base in real estate, hospitality, and retail. This location enables us to foster closer engagement with property developers and other key stakeholders in the region, ensuring tailored and effective marketing solutions.

In 2022 and 2023, in addition to Australia, Voltage X expanded our global footprint beyond Australia by establishing offices or representative presences through local partnerships or agents in the United Kingdom, Taiwan, and Hong Kong as well as servicing clients’ projects located in Canada. This strategic expansion enables us to better serve a growing global clientele and meet rising demand.

Since the first quarter of 2025, Voltage X has launched our AI-driven digital marketing solutions, VXAds and VXMonitor systems platforms, designed to offer competitor monitoring, social media advertising, and content reaction prediction. These AI technologies are aimed at optimizing consumer engagement and improving ad effectiveness.

Our Strengths

Innovative Technologies:    To augment our service portfolio, Voltage X plans to introduce VXAds and VXMonitor systems platforms, enhancing the delivery of effective marketing and PR campaigns. The two platforms offer real-time data analysis, ad performance forecasting, and competitor monitoring, refining the accuracy and impact of our campaigns. The marketing and PR sector often encounters challenges like high employee turnover and escalating salary demands. Voltage X counters these issues by integrating AI to streamline campaign management, fostering a more efficient team structure that lowers costs while sustaining high performance and operational flexibility. We believe this strategy effectively addresses staffing challenges and maintains consistent delivery of results.

Diversified Products and Services:    Voltage X provides a diverse and comprehensive array of digital marketing and public relations services. Our digital marketing offerings include AI-driven solutions, online advertising, search engine marketing (SEM), lead generation, social media management, video production, photography, creative branding, and strategic marketing planning. In the realm of PR, our services encompass PR strategy development, influencer management, and event management. This extensive suite of services enables Voltage X to meet varied client demands and attract a wide customer base, thereby diversifying our revenue streams.

Strong Market Position:    Voltage X has established presence in multiple key markets globally, including Australia, the United Kingdom, Taiwan, and Hong Kong, while also supporting our clients’ projects located in Canada. Voltage X has had a successful track record of servicing clients in these regions since 2021 and our corporate strategy is to continue to do so through our sales and business development teams’ efforts in sourcing such clients and we do not anticipate any major deviations from these strategies and targeted clientele. As we continue to build on our track record, we target to establish an increasingly strong market position and coverage in these regions to enable the company to attract similarly high-profile clients and expand its reach across different regions.

Experienced Team:    The leadership team at Voltage X is composed of industry veterans with decades of combined experience in digital marketing, technology, and business management. Each member brings a unique perspective, having held key positions at leading firms across various sectors. Their understanding of market trends and consumer behavior informs the company’s strategic vision, driving growth and innovation. This collective expertise not only enhances our service offerings but also positions Voltage X to anticipate and adapt to the ever-evolving digital landscape. By leveraging their insights and networks, the leadership team ensures sustained competitive advantage, empowering clients to achieve their marketing objectives in a dynamic environment.

Robust Client Portfolio:    Voltage X boasts a diverse client base across various industries, with a niche in the real estate, hospitality, and retail sectors. We serve a wide array of clients from regions including Australia, the United Kingdom, and Hong Kong. This robust portfolio not only demonstrates the company’s ability to deliver tailored solutions that meet the unique needs of each market, but also provides stability and growth opportunities through long-term client relationships. Our international presence allows us to leverage cross-border insights and best practices, enhancing our strategies and offerings. As we continue to expand our reach, we remain committed to fostering strong partnerships that drive success for our clients in an increasingly globalized marketplace.

Our Strategy

We are committed to driving sustained growth and innovation through a series of strategies designed to strengthen our market position, deepen industry relationships, and expand our global presence. Our key focus areas include:

Strengthening Industry Presence

We plan to grow our market share by enhancing our presence in the digital marketing sector. We will achieve this through:

•        Reinvesting in our operations:    By allocating resources to upgrade technology, improve infrastructure, and enhance service offerings, we aim to stay ahead of industry trends and deliver enhanced value to our clients.

•        Broadened service offerings:    We aim to diversify our portfolio, providing more comprehensive and innovative solutions that cater to a wider range of client needs.

•        Strategic acquisitions and partnerships:    To accelerate growth, we plan to pursue targeted acquisitions, joint ventures, and partnerships in multiple jurisdictions. This approach will allow us to expand our capabilities, tap into new markets, and increase our operational scale.

Deepening Business Collaborations

We plan to maintain and grow our partnerships with essential industry stakeholders, enabling the incorporation of advanced technologies and methodologies into our services. Our approach includes:

•        Partnerships with leading technology companies:    we will continue to explore and incorporate advanced digital solutions such as AI, machine learning, and automation into our offerings for our clients, ensuring we remain at the forefront of innovation and competitive within the market.

•        Collaboration with marketing agencies:    Partnering with specialized marketing agencies will enable us to deliver more comprehensive, multi-channel marketing campaigns that drive superior results for our clients.

•        Engagement with industry influencers:    We will actively collaborate with industry influencers to elevate our brand credibility and reach a broader audience. These influencers will help amplify our message, foster trust with potential clients, and further establish us as thought leaders in the digital marketing space.

Enhancing Sales and Marketing Initiatives

We recognize the importance of a strong sales and marketing presence in driving growth. To increase our brand visibility and expand our client base, we will:

•        Expand our digital footprint:    Through increased investment in digital marketing channels, including Search Engine Optimization (SEO), SEM, social media, and content marketing, we aim to reach a broader audience, engage with new prospects, and nurture long-term client relationships.

•        Engage in industry conferences and events:    Attending and presenting at key industry conferences will provide networking opportunities, increase brand awareness, and position us as a thought leader in the digital marketing field.

•        Launch targeted marketing campaigns:    We will implement data-driven marketing campaigns tailored to specific verticals, regions, and audience segments, ensuring we deliver personalized and impactful messages that resonate with potential clients.

Geographic Diversification

Our client base spans multiple regions, including Australia, the United Kingdom, and Hong Kong. To capitalize on this global footprint, we plan to:

•        Expand in Existing Markets:    We aim to strengthen our client relationships within these regions through localized solutions and targeted marketing and business development efforts.

•        Enter new markets:    We will explore opportunities to expand into under-served regions, with a particular focus on key emerging markets in the APAC and EMEA regions. This geographic diversification will enable us to tap into new revenue streams and reduce dependency on specific regions.

•        Customize to Regional Needs:    By tailoring our services to meet the unique needs and preferences of clients in each market, we will ensure that our solutions are not only effective but also culturally and regionally relevant.

Talent Development

We recognize our workforce as one of our key assets and are dedicated to fostering a skilled, innovative, and motivated team. Our talent development strategy includes:

•        Professional development:    We are committed to providing continuous training, workshops, and certifications to keep our team at the forefront of industry trends and technological advancements, especially in AI, digital marketing, and data analytics.

•        Leadership Development:    We aim to cultivate our next generation of leaders through career advancement pathways, mentorship programs, leadership training, and opportunities for high-potential employees to assume increased responsibilities.

•        Recruitment:    Our global recruitment strategy focuses on attracting top talent with diverse backgrounds and skill sets from various regions, ensuring a pool of expertise to meet our clients’ changing needs and to promote a culture of innovation and inclusivity.

•        Innovation Culture:    Encouraging creativity remains a core focus. We will foster an environment where employees are empowered to suggest new ideas, explore emerging technologies, and contribute to the development of advanced solutions for our clients.

Through a combination of industry leadership, strategic partnerships, enhanced marketing efforts, geographic diversification, and talent development, Voltage X is well-positioned to drive growth and innovation. These initiatives will not only strengthen our market presence but also allow us to deliver greater value to our clients on a global scale.

Our Revenue Model

Voltage X operates with a revenue model that encompasses digital marketing and public relations services, structured around both project-based and retainer-based fee arrangements.

Project-Based Model

In our project-based model, we customize workflows to meet the demands of short-term, high-impact projects:

1.      Job Invitation:    Upon receiving a project request, a project leader is assigned to prepare the project schedule and budget.

2.      Quotation Process:    We produce a comprehensive quotation for client review and require confirmation of approval either in writing or verbally.

3.      Project Timeline:    Long-lead projects, such as grand openings or KOL (Key Opinion Leader) campaigns, typically involve early-stage coordination and span 4 to 6 months. In contrast, short-cycle projects, including event management, filming, translation, video production or leaflet design, are generally completed within 2 months. Deliverables are provided at key milestones for client evaluation.

4.      Payment Terms:    A 50% upfront payment is required at the project’s outset. The balance is due upon project completion, with a 30-day credit term for the final installment.

For the fiscal years 2023 and 2024, revenues from project-based engagements constituted 18% and 20% of our total revenue, respectively. For the six-months ended December 31, 2024, revenue from project-based engagement was 20% of our total revenue.

Retainer-Based Model

Our retainer-based model is designed to drive ongoing client engagement and long-term collaboration:

•        Job Invitation:    Similar to the project-based model, the project leader prepares the project schedule and budget after receiving a job request.

•        Agreement and Contract:    Client commitment is formalized through a written contract, typically spanning 6 to 12 months, depending on the scope of services.

•        Ongoing Service and Transparency:    We maintain a high level of transparency by providing regular performance updates throughout the contract period.

•        Invoicing and Payment:    Invoices are generated at the beginning of each month, with payments due monthly. Unlike the project-based model, no credit terms are extended, ensuring predictable revenue streams.

For the fiscal years 2023 and 2024, retainer-based model represented 82% and 80% of our total revenue, respectively. For the six-months ended December 31, 2024, retainer-based model represented 80% of our total revenue.

Our global footprint has expanded significantly, with substantial revenue contributions from Australia, the United Kingdom, Taiwan, and Hong Kong. As of June 30, 2024, Australia emerged as our largest market, generating 37% of our total revenue, followed closely by Hong Kong. For the six-months ended December 31, 2024, Hong Kong was our largest market, generating 39% of our total revenue, followed closely by Australia.

This balanced mix of revenue sources, combined with geographic diversification, positions Voltage X to capitalize on evolving market opportunities. Our shift towards retainer-based services aligns with our strategic focus on long-term client relationships and predictable income, while our project-based services continue to offer flexibility for clients with specific, short-term needs.

Our Services

Voltage X provides a comprehensive array of digital marketing services tailored to the diverse needs of clients. The company’s portfolio is categorized into several core areas, which correspond to our revenue streams of “marketing income” and “PR service income” as presented in our results of operations disclosure, and each of these categories has contributed to the overall revenue across the last two fiscal years and six-months ended December 31, 2024:

•        Digital Marketing and Online Advertising:    This segment encompasses services such as cost per lead advertising, lead generation display ads, and retargeting campaigns, primarily utilizing platforms like Google Ads and META. Voltage X develops tailored marketing strategies that address the unique needs of our clients. This category relates to our “marketing income.” The revenue contribution from this segment in fiscal year 2023, 2024 and six-months ended December 31, 2024 were 91%, 88% and 88%, respectively.

•        Content Creation:    This service classification includes professional photography for events, marketing materials, websites, and social media, as well as video production for promotional videos, product demos, explainer videos, and corporate videos. It also encompasses logo design, brand strategy, and creative content development. This category is also included under our “marketing income.” The contribution to total revenues in fiscal year 2023, 2024 and six-month ended December 31, 2024 were 2%, 2% and 2%, respectively.

•        PR Strategy & Influencer Management:    Voltage X provides public relations services, including media relations, press releases, and crisis management, while also managing relationships with influencers to enhance brand visibility and promote products. This category corresponds to our “PR service income.” Revenue from this segment in fiscal year 2023, 2024 and six-months ended December 31, 2024 were 5%, 4% and 2%, respectively.

•        Events Management:    Voltage X specializes in planning and executing corporate events, product launches, and trade shows. This category is included under “marketing income.” The revenue contribution from this segment in fiscal year 2023, 2024 and six-months ended December 31, 2024 were 2%,5% and 9%, respectively.

Together, digital marketing and online advertising, content creation, and event management collectively constitute our “marketing income,” which accounts for the majority of our total revenues, with digital marketing and online advertising representing the predominant share within this category. PR strategy and influencer management services constitute our “PR service income.” These diversified services enable Voltage X to effectively meet the specific marketing needs of its clients while maintaining a balanced revenue stream across its offerings. This positioning supports sustained growth and resilience in the dynamic digital marketing landscape.

New AI Platforms

Since the first quarter of 2025, Voltage X has begun piloting our AI-driven digital marketing solutions, VXAds and VXMonitor systems platforms, which we license on a non-exclusive basis from Somin Pte. Ltd. for an initial limited term. Under the licensing arrangement, we will share a portion of revenues derived from the commercialization of these platforms, and certain latest updates and algorithm enhancements are subject to the completion of our IPO.

In the context of our business, “artificial intelligence” or “AI” refers to the use of machine learning models and data-driven algorithms that can analyze large datasets, detect patterns, and make automated predictions or decisions to improve digital marketing outcomes, such as consumer targeting, ad placement efficiency, and content performance evaluation.

These platforms are engineered to transform competitor monitoring, social media advertising, and content reaction prediction. By leveraging licensed AI technologies, these platforms aim to optimize consumer engagement and enhance ad effectiveness, offering a more efficient digital marketing approach. Additionally, as part of our strategy to diversify and enhance revenue streams, Voltage X is developing its own brand intellectual properties, with initiatives to promote their adoption and enable secondary market transfers.

We have already begun introducing AI into our operational processes, starting with Raeon International Limited as a pilot partner. The integration of AI technologies has allowed Voltage X to optimize its advertising strategies in ways that were previously unattainable.

As of March 31, 2025, the VXAds and VXMonitor platforms are in early-stage deployment and have generated approximately $30,000 in revenue.

Key benefits of AI integration at Voltage X include:

•        24/7 Ad Optimization:    With VXAds, we can now optimize ad settings continuously, without the need for manual intervention. This round-the-clock optimization ensures maximum efficiency and performance, significantly reducing the reliance on human labor.

•        Efficient Copywriting:    AI has streamlined our copywriting process. Ad copy is now automatically generated with perfect grammar and structure, allowing us to delegate tasks to junior copywriters. Previously, we had to rely on senior copywriters, which came at a higher cost. AI-driven copywriting has not only reduced costs but also ensured consistent, high-quality content production.

•        Better Audience Targeting:    VXAds excels at identifying highly relevant target audiences, which has resulted in reduced ad spend while simultaneously increasing engagement and attracting more qualified leads. This means that our campaigns are more cost-effective yet yield higher returns in terms of interactions and conversions.

•        Competitor Monitoring with VXMonitor:    VXMonitor has revolutionized how we track Raeon International Limited’s competitors. Rather than manually searching for updates across various companies, VXMonitor allows us to instantly track what competitors are selling and marketing. This real-time competitor analysis saves time and provides actionable insights, enabling us to stay ahead in a fast-paced market.

We have observed that the introduction of AI has not only increased efficiency and reduced costs but also enhanced the effectiveness of our digital marketing strategies. The successful trial with Raeon International Limited highlights the potential of integration of these AI platforms, and we are eager to expand their application across additional projects and clients.

VXAds Systems Platform (VXAds)

Our VXAds platform offers an AI-driven solution designed to automate and optimize digital advertising placements. By harnessing advanced machine learning algorithms, VXAds analyzes extensive data sets to identify the most effective ad placements and targeting strategies, streamlining the ad-buying process, and significantly reducing manual intervention while enhancing operational efficiency.

The VXAds AI engine is trained on thousands of corporate advertising campaigns across social media platforms such as Facebook and Instagram, as well as search engines like Google. Rather than relying solely on basic demographic data (e.g., age, gender, location), VXAds extracts and analyzes deeper insights into lifestyle preferences and hobbies (e.g., pets, sports, movies), enabling more precise and personalized ad targeting.

This approach allows VXAds to deliver advertising campaigns that are both more efficient and effective, improving key performance metrics such as conversion rates and click-through rates for our corporate clients. When a client initiates a campaign, VXAds begins by thoroughly understanding the client’s industry — whether it be real estate, hospitality, retail, or another sector. Over a 1 to 3-week period, we conduct a detailed analysis to identify potential target audiences across relevant social media and search platforms. During this time, we also craft tailored advertisements designed to resonate with the identified audience.

Once the campaign is launched, VXAds monitors audience engagement in real time, providing clients with regular performance reports. Our goal is to potentially improve conversion rates, maximizing the impact of our clients’ advertising budgets compared to traditional methods.

VXMonitor Systems Platform (VXMonitor)

Our VXMonitor platform represents a tool engineered to enhance ad performance forecasting and competitor monitoring. Utilizing machine learning algorithms, VXMonitor provides real-time analytics on the effectiveness of ad campaigns. This platform equips clients with a detailed assessment of their advertising efforts, facilitating informed, data-driven decisions to refine marketing strategies. By enabling clients to predict ad performance and monitor competitor actions, VXMonitor assists in securing a competitive edge and improving return on marketing investments.

More specifically for example, a real estate sector client will be interested to learn what its peer competitors are currently doing on social media and search engine platforms in terms of advertising their projects or services. By inputting the parameters of the client and their sector of interests into our VXMonitor portal, we can rapidly generate within minutes a comprehensive report of the social media activities of the peer competitors specified by our client. The information includes, but not limited to, the traffic information, click and conversion rates, number of advertisements, nature of the advertising activities, the type of social media platforms, the results and effectiveness of their advertising campaigns. In particular, the information is summarized with a customized period function (e.g. daily, weekly, or monthly) to include a throughout coverage. Our VXMonitor leverages off its underlying AI Engine to obtain more in-depth competitor information including (but not limited to) the underlying hobby and lifestyle preferences of the viewers of the competitor advertisements, thus building on a database for future applications. VXMonitor allows our clients to stay ahead of its advertising campaigns and facilitate benchmarking against their competitors in similar sectors, thus reducing costs and improving efficiencies by reducing risks of misplacements and uncertainties.

AI Service Provider

In August 2024, we entered into a white-labeling arrangement whereby the company sourced and licensed, VXAds and VXMonitor, two AI systems platforms, on a non-exclusive basis from a third-party developer, Somin Pte. Ltd, who helped develop the AI engines, AI platforms, and the underlying functionalities. Under the corresponding transactional term sheet entered into with Somin Pte. Ltd and Kephitalist Private Ltd on August 30, 2024 and the subsequent licensing agreement dated October 7, 2024, we shall be granted commercial rights for a period of three years to commercialize the two AI systems platforms under Voltage X’s brand name, contingent upon the transaction detailed below, after which Voltage X will retain the rights to further commercialize the two AI systems platforms. Upon commercialization, we will share revenue with the third-party developer based on a percentage of net revenue generated from VXAds and VXMonitor. Additionally, the third-party developer has committed to providing ongoing support for all technical and operational aspects of the respective systems. Upon the completion of this initial public offing and subject to the automatic conversion of the convertible note issued by Voltage X Limited to Kehpitalist Private Ltd on October 7, 2024, the underlying algorithms and further development rights will be transferred to Voltage X non-exclusively.

The two AI systems platforms, VXAds and VXMonitor, are soon to be ready for commercialization, with the underlying AI algorithms and systems in the process of being transferred to Voltage X in accordance with the transactional term sheet. Additionally, on October 7, 2024, Voltage X Limited entered into a convertible note with the third-party developer whereby following the successful closing of Voltage X’s initial public offering, a share swap will be executed with Voltage X issuing 245,178 of Class A Ordinary Shares to existing shareholders of the third-party developer in return for 5% of the outstanding shares of Somin Private Limited. The share swap will allow Voltage X to explore further collaborations in future AI related solutions development with the third-party developer.

On October 7, 2024, Voltage X Innovations Limited (“VX Innovations”) entered into a licensing agreement with Somin Pte. Ltd., under which Somin Pte. Ltd grants VX Innovations a non-exclusive, non-transferable, worldwide license to use, market, and commercialize VXAds and VXMonitor (the “Licensed Products”) under the “Voltage X” brand for three years (the “Initial License Term”) from October 7, 2024. VX Innovations shall pay an initial fee of USD$25,000. In the event Voltage X Limited completes its IPO on the Nasdaq Capital Markets and subject to the conversion of the convertible note issued on October 7, 2024, VX Innovations will receive access to the latest updates and algorithms for these Licensed Products. In addition, VX Innovations agrees to pay Somin Pte. Ltd 50% of net sales from VXAds and 40% of net sales from VXMonitor, derived from services utilizing the Licensed Products. Somin Pte. Ltd agrees to provide ongoing technical and training support to VX Innovations to ensure the continued functionality and maintenance of the Licensed Products.

Our Industry

The rapid expansion of the PR and digital marketing industry is largely driven by the increasing shift towards integrated marketing strategies and the growing dominance of digital channels over traditional media. Digital marketing strategies have become critical for modern businesses as companies adapt to an increasingly digital landscape. In this context, the demand for AI-enhanced tools and automation is becoming central to the evolution of both PR and digital marketing.

AI is proving to be a significant change in the way brands manage public relations and execute digital marketing campaigns. The adoption of AI in marketing is growing rapidly, with more marketers leveraging AI to enhance their strategies. Technologies such as natural language processing (NLP), machine learning (ML), and predictive analytics are being increasingly integrated into PR strategies to provide real-time media monitoring, sentiment analysis, crisis management, and automation of communications. AI-driven platforms enable PR professionals to track brand mentions, analyze public sentiment, and predict potential crises before they escalate, reshaping digital public relations and helping companies proactively manage their brand reputation across multiple platforms.

In digital marketing, AI is enabling hyper-personalized advertising and predictive customer targeting, driving efficiency, and improving ROI. AI-powered chatbots are increasingly being implemented to manage customer interactions, enhancing customer engagement and streamlining communication. Additionally, AI-generated content is transforming digital marketing by allowing businesses to produce tailored, data-driven content at scale. These technologies are improving customer engagement and campaign management, enabling marketers to optimize strategies in real-time based on consumer behavior and interactions.

While the real estate sector constitutes a major portion of Voltage X’s client base, which accounted for 87%, 85% and 78% of total revenue for the six months ended December 31, 2024, years ended June 30, 2024 and 2023, respectively, the Company also provides PR and digital marketing services to clients in other industries, such as retail and hospitality. Our experience working with real estate developers has helped set us apart from generalist agencies, as the marketing needs of real estate developers require not only a deep understanding of property markets but also the ability to craft strategies that resonate with prospective buyers through various digital platforms. Real estate developers are increasingly looking for agencies that can seamlessly integrate advanced digital marketing tools — such as AI-powered analytics and predictive modeling — with a nuanced understanding of property development cycles, buyer behavior, and market fluctuations.

As the real estate segment continues to evolve in a hyper-competitive global market, agencies like Voltage X offer a distinct advantage with specialized, data-driven marketing solutions that cater specifically to the needs of property developers. The ability to combine AI-enhanced digital marketing tools with industry-specific knowledge positions Voltage X to capitalize on the growing demand for targeted, efficient, and scalable marketing strategies.

Voltage X’s forthcoming AI-powered platforms, VXAds and VXMonitor, are set to enhance our digital marketing capabilities. VXAds aims to improve audience targeting and optimization, thus maximizing engagement and conversions while minimizing ad spend. VXMonitor will offer real-time insights into competitors, helping brands navigate a rapidly changing market. Together, these platforms position Voltage X to meet increasing demand for AI-enhanced marketing solutions and contribute to the evolution of AI-driven advertising and market analysis.

Our Customers

Voltage X serves a diverse customer base across various industries by providing advanced digital marketing solutions tailored to meet their specific needs. Our multi-channel client acquisition strategy utilizes Search Engine Marketing (SEM), social media marketing, and content marketing, complemented by strategic partnerships and participation in industry-specific events. Additionally, referrals from satisfied customers have played a significant role in driving our client growth.

Our customer base includes both small and medium enterprises (SMEs) and large enterprises. In the 2023 fiscal year, SMEs constituted 85% of our clientele, while large enterprises made up 15%. In 2024 fiscal year, SMEs represented 74% and large enterprises increased to 26%. For the six-months ended December 31, 2024, SMEs represented 83% and large enterprises represented 17% of total revenue.

For the six-months ended December 31, 2024, four agents each accounted for more than 10% of our revenues, collectively representing approximately [61%] of our total revenues. These agents, based in the United Kingdom, Australia, and Taiwan, are considered our major customers. To mitigate the risks of customer concentration, we actively monitor our relationships with these key customers, maintain long-term contracts, and continue efforts to diversify our customer base. Nevertheless, the loss of one or more of these significant customers could materially adversely affect our business, financial condition, and results of operations.

Our Suppliers

Voltage X’s operations rely on both digital platforms and consulting services to support its activities. Our primary digital marketing suppliers are Meta Platforms (Facebook) and Google (Google Search Engine), which are integral to managing social media marketing campaigns and driving engagement through effective ad placement and search engine marketing. In fiscal years 2023 and 2024, social media-related costs accounted for 15% of our total expenses each year. For the six-months ended December 31, 2024, social media-related costs accounted for 27% of our total expenses.

Consulting services play a significant role in our project-based operations, such as event management, market analysis, and strategic planning. Consulting costs represented 39% of our total expenses in fiscal years 2023 and 45% in 2024. Major consulting suppliers include Tskcheung Enterprises (HK) Limited, Beluga International Limited, and Bunji Property Limited, who provide specialized services to support various projects. For the six-months ended December 31, 2024, consulting costs accounted for 34% of our total expenses.

Our Marketing

Social Media Strategy

We maintain a robust presence across key social media platforms, including LinkedIn, Twitter, Facebook, and Instagram. These channels enable us to engage with our audience, share industry insights, promote our services, and showcase our expertise through compelling content that drives meaningful interaction.

On the marketing front, we also deploy a variety of digital advertising tactics, including but not limited to:

•        Search Engine Marketing (SEM)

SEM is an online marketing strategy that promotes websites through paid advertising on search engines. It includes PPC (Pay-Per-Click) campaigns, keyword research, ad copywriting, and bid management to increase visibility in search engine results pages. Effective SEM drives targeted traffic, leads, and conversions for businesses.

•        Display & Programmatic Advertising

Display advertising involves presenting advertising content through paid banners or digital space on search engines, social media platforms, and relevant websites. The strategic placement of these ads aims to attract users to click on them, driving traffic to the client’s products or services and increasing public exposure.

Programmatic advertising, on the other hand, uses algorithms to automate the placement of ads based on timing, delivery method, content, and targeted locations on platforms such as social media. This systematic approach allows for customized and timely deployment of ads, ensuring ongoing exposure for the client’s information. Ad campaigns can be scheduled to end after a specific duration or upon reaching a certain content threshold, offering options for limited-duration exposure.

•        Social media advertisements

Social media advertisements are paid content on platforms such as Facebook, Instagram, and Twitter, targeting specific demographics through various formats like images, videos, and sponsored posts. Advertisers customize these ads to align with user demographics, interests, and behaviors to maximize relevance and impact. Metrics such as click-through rates and conversions are tracked for optimization, while user interactions enhance engagement and brand visibility.

In addition to our existing services, we are launching AI-driven platforms, VXAds and VXMonitor, to further refine ad targeting and placement, and provide more systematic competitor monitoring. These enhancements aim to improve the effectiveness and return on investment for our clients’ advertising campaigns.

•        Influencer Marketing

To enhance our reach and credibility, we strategically utilize influencer marketing by partnering with key influencers in the digital marketing space. These influencers, who possess significant followings on social media platforms, offer paid services such as product placements and information distribution. We engage these influencers to promote our clients’ products and services, carefully selecting individuals whose followers align with our clients’ target markets to maximize campaign effectiveness.

Search Engine Optimization (SEO)

We employ a range of SEO techniques to improve organic search rankings and drive traffic. Search Engine Optimization (SEO) comprises a set of strategies aimed at optimizing a website’s visibility in search engine results. These techniques are crucial for driving organic traffic and increasing exposure for the client’s products or services. Here are detailed explanations of key SEO practices:

•        Content Optimization and Keyword Research:

By incorporating relevant keywords and images, content is tailored to be easily recognized and prioritized by search engines, improving the chances of ranking higher in search results.

•        Site Architecture Improvements:

Efficient website structuring enhances visualization and information delivery, making it easier for search engines to index and direct visitors to the site. Well-structured websites tend to perform better in search engine rankings due to algorithms that prioritize user-friendly interfaces.

•        Link-Building Efforts:

Through strategic placement of links on other websites and social media platforms, the client’s content becomes more accessible to users. Each backlink creates a network that guides traffic back to the client’s website, increasing visibility and credibility in the eyes of search engines.

Email Marketing

Email marketing is a digital marketing strategy that involves sending commercial messages to a group of people via email. It is used to build relationships with potential and existing customers, promote products or services, drive sales, and increase brand awareness. Effective email marketing campaigns are personalized, targeted, and segmented to deliver relevant content to the recipients. It often includes newsletters, promotional offers, event invitations, product updates, and more. Metrics such as open rates, click-through rates, and conversion rates are used to measure the success of email marketing campaigns.

Our Distribution

We have significantly expanded our client base, particularly within the real estate sector, by leveraging established relationships across Australia, the United Kingdom, Taiwan, and Hong Kong. This enables us to provide integrated marketing services to a growing roster of real estate companies, supporting initiatives such as branding, public relations, event management, and lead generation.

In addition, Voltage X has established significant collaborations with Raeon Global Limited, Raeon International Property Management Services (VIC) Pty Limited, Top Tree International Consulting Limited, and Insight Property Wealth Pty Limited, prominent international property agencies operating in Australia, the United Kingdom, Taiwan, and Hong Kong. These partnerships have substantially broadened our reach, enabling us to deliver impactful marketing solutions to a wide array of real estate projects. Through our collaboration with these agencies, Voltage X has taken on comprehensive management roles, including social media management, event planning, and campaign execution for major shopping malls in Australia, the United Kingdom, Taiwan, and Hong Kong.

For the financial period ended December 31, 2024, these four agents collectively accounted for approximately 61% of our total revenues: Raeon International Property Management Services (VIC) Pty Ltd, Insight Property Wealth Pty Ltd, and Top Tree International Consulting Limited, each of which is a related party, and Raeon Global Limited, which is a non-related party. Raeon International Property Management Services (VIC) Pty Limited is a related company due to Mr. Terence Cheung being the beneficial owner of both the Company and Raeon International Property Management Services (VIC) Pty Limited. Insight Property Wealth Pty Ltd is also a related company because Mr. Terence Cheung holds a key management role there. Mr. Cheung does not hold any equity interest in Insight Property Wealth Pty Ltd. Top Tree International Consulting Limited was a related company up to November 1, 2024, as Mr. Wong Chun Lam served as a director of a Group subsidiary until his resignation on that date and currently acts in a key management role at Top Tree.

These agents serve as intermediaries, facilitating digital marketing campaigns and related services on behalf of their respective downstream customers. Pursuant to these arrangements, we maintain contractual and billing relationships directly with the agents, under which we issue invoices to and collect payments from the agents, rather than from the ultimate end customers. Although we use the operational term “agent” to refer to these intermediaries, for accounting purposes we consider both “agents” and “clients” as customers, because they are the counterparties to our contracts and bear the obligation to pay for the services rendered. In contrast, “clients” refer to customers who engage us directly without an intermediary; in those cases, we contract with, bill, and receive payment from the clients directly.

Although the majority of the digital marketing services are executed by Voltage X, the agents retain direct contact with their downstream customers. Any failure by an agent to appropriately manage its interactions with downstream customers could adversely affect our reputation and negatively influence customer perception of our brand and services. To mitigate this risk and maintain service quality, we have implemented the following monitoring practices: (i) obtaining feedback directly from downstream end customers, where possible; (ii) assessing client retention trends to identify any deterioration in agent performance; and (iii) reviewing all customer-facing materials issued by agents (when not produced by Voltage X) to ensure consistency with our standards.

The referenced 61% of total revenues refers to amounts invoiced to and received directly from agents. Our arrangements with agents generally align with the retainer-based model. Agents typically engage us pursuant to sales agreements that are negotiated on a deal-specific basis, with each agreement generally having a 12-month term and setting forth defined scopes and price covering digital marketing, promotional planning, and media execution services for their downstream clients. Upon receiving a service request from an agent, our team prepares a tailored project plan. We provide ongoing service delivery throughout the sales agreement term, and provide regular performance reports and periodic campaign updates. Invoices are issued monthly in advance, and payments are settled monthly without credit terms.

While our framework engagement agreements with agents generally do not specify fixed pricing or fee arrangements, individual service agreements entered with such agents outline specific commercial terms that govern the actual delivery of services. The following reflects the typical pricing structure and mechanics used in these individual sales agreements:

1.      Monthly Minimum Retainer:

Each agent typically enters into a 12-month service agreement under which we provide a package of baseline digital marketing services. These services may include social media account management, content creation, basic performance reporting, and general campaign execution within pre-agreed scope parameters. The minimum monthly retainer fee under these arrangements generally ranges from US$36,000 to US$90,000, depending on service volume, geographic coverage, and complexity. If the agent requires services that exceed the pre-determined scope covered by the minimum retainer, additional monthly charges are applied on a pro-rata or negotiated basis.

2.      Variable Handling Charges Based on Budget Usage:

In addition to the monthly retainer, we apply a 15% handling charge on the total advertising budget allocated by the agent or its downstream client. This charge applies to all advertising spend.

3.      Ad-Hoc Campaign-Based Charges:

In addition to ongoing services, agents may request the launch of bespoke marketing campaigns (e.g., lead generation, or always-on campaigns). Each campaign is separately scoped and priced based on volume and budget. Fees are calculated per campaign and typically range from US$8,000 to US$18,000.

4.      Billing Relationship:

We contract with and issue invoices directly to agents. All payments are received from the agents themselves, and not from their downstream customers. The agent is responsible for aggregating and managing service needs of their downstream customers and remains our sole counterparty from a contractual and payment perspective.

These terms reflect our current standard commercial practice with agents and may vary on a case-by-case basis depending on the agent’s region, scope of work, or project size.

These efforts have expanded our geographical footprint and client base, reinforcing Voltage X’s core competencies in PR and digital marketing and communications. The synergies created by the Xact Digital integration and our collaboration with these agencies have positioned Voltage X as a trusted partner for real estate firms globally, enhancing our ability to scale services in a highly competitive market.

Voltage X implements a comprehensive service delivery and distribution model that combines direct client engagement, strategic partnerships, and versatile service channels — both online and offline. This ensures broad market reach and high-level support for our clients. Our approach includes the following key elements:

•        Direct Client Engagement

Our in-house team of digital marketing experts works directly with clients to understand their unique needs. By offering personalized consultations, strategy sessions, and ongoing project management, we provide tailored solutions that drive results.

•        Strategic Distribution Partnerships

We collaborate with other local agencies and one consultant to expand our market presence. These partnerships are built on shared expertise, joint marketing initiatives, and collaborative client support, enabling us to deliver greater value across a wider network.

•        Online Service Channels

Our website serves as a central hub for client interaction and information, featuring contact forms and detailed service descriptions. In addition, we leverage social media platforms and targeted email campaigns to nurture leads and engage clients effectively.

•        Offline Service Channels

We connect with potential clients through participation in industry events and traditional media advertising, increasing brand visibility across multiple touchpoints.

•        Hybrid Sales Strategy

We employ a hybrid sales strategy that combines direct sales with agent referrals to maximize client acquisition. The Company’s internal sales team actively drives new business efforts, while a network of external agents broadens the Company’s reach by referring potential clients. This approach allows Voltage X to leverage both in-house expertise and external partnerships, capturing a wider range of leads and supporting the company’s growth objectives.

Material Contracts

License Agreement

On October 7, 2024, Voltage X Innovations Limited (“VX Innovations”) entered into a licensing agreement with Somin Pte. Ltd., under which Somin Pte. Ltd grants VX Innovations a non-exclusive, non-transferable, worldwide license to use, market, and commercialize VXAds and VXMonitor (the “Licensed Products”) under the “Voltage X” brand for three years (the “Initial License Term”) from October 7, 2024. VX Innovations shall pay an initial fee of USD$25,000. In the event Voltage X Limited completes its IPO on the Nasdaq Capital Markets and subject to the conversion of the convertible note issued on October 7, 2024, VX Innovations will receive access to the latest updates and algorithms for these Licensed Products. In addition, VX Innovations agrees to pay Somin Pte. Ltd 50% of net sales from VXAds and 40% of net sales from VXMonitor, derived from services utilizing the Licensed Products. Somin Pte. Ltd agrees to provide ongoing technical and training support to VX Innovations to ensure the continued functionality and maintenance of the Licensed Products.

Convertible Notes

On October 7, 2024, Voltage X Limited issued a convertible note to Kehpitalist Private Limited (the “Holder”), a major shareholder of Somin Pte. Limited. The note has a principal amount of USD $100.00 and matures in 18 months. The note bears 0% interest and includes a conversion feature contingent upon the Company’s successful closing of the contemplated initial public offering (IPO) and Nasdaq listing. Upon successful closing of the IPO, the note will automatically convert into 245,178 Class A Ordinary Shares at the IPO price, with a 180-day lock-up period on 36,776 shares. Additionally, the Holder agrees to transfer 5% of the outstanding shares of Somin Pte. Limited to the Company. If the IPO fails to occur by the maturity date specified in the note, the principal amount is repayable in full.

Agency Engagement Agreement

On July 1, 2022, VX Innovations entered into an engagement agreement with Top Tree International Consulting Limited (“Top Tree”) to engage Top Tree as the local agent to introduce business and provide client support services in Taiwan to VX Innovations. The scope of services outlined under the engagement agreement include but are not limited to business origination and development, social media account management, and community engagement. Top Tree can reimburse any cost incurred in relations to its services provided to VX Innovations. The agreement may be terminated by providing 30 days’ written notice by either party. This agreement remains effective until terminated by either party upon 30 days’ prior written notice and does not require renewal.

On July 1, 2022, VX Innovations entered into an engagement agreement with Raeon International Property Management Services (VIC) Pty Limited (“RIPMS”) to engage RIPMS as the local agent to introduce business and provide client support services in Australia to VX Innovations. The scope of services outlined under the engagement agreement include but are not limited to business origination and development, social media account management, and community engagement. RIPMS can reimburse any cost incurred in relations to its services provided to VX Innovations. The agreement may be terminated by providing 30 days’ written notice by either party. This agreement remains effective until terminated by either party upon 30 days’ prior written notice and does not require renewal.

On July 1, 2022, VX Innovations entered into an engagement agreement with Raeon Global Limited (“RGL”) to engage RGL as the local agent to introduce business and provide client support services in United Kingdom to VX Innovations. The scope of services outlined under the engagement agreement include but are not limited to business origination and development, social media account management, and community engagement. IPW can reimburse any cost incurred in relations to its services provided to VX Innovations. The agreement may be terminated by providing 30 days’ written notice by either party. This agreement remains effective until terminated by either party upon 30 days’ prior written notice and does not require renewal.

On March 1, 2023, VX Innovations entered into an engagement agreement with Insight Property Wealth Pty Limited (“IPW”) to engage IPW as the local agent to introduce business and provide client support services in Australia to VX Innovations. The scope of services outlined under the engagement agreement include but are not limited to business origination and development, social media account management, and community engagement. IPW can reimburse any cost incurred in relations to its services provided to VX Innovations. The agreement may be terminated by providing 30 days’ written notice by either party. This agreement remains effective until terminated by either party upon 30 days’ prior written notice and does not require renewal.

The engagement agreements, along with the supplemental agreements executed with each local agent establish the general framework of the relationship between the Company and the respective agents, including the scope of services, responsibilities, and termination provisions. However, these engagement agreements do not contain any provisions regarding fees or pricing terms. The specific fee arrangements for each transaction are negotiated and documented separately under individual sales agreements between the Company and the agents in connection with particular projects or service engagements.

Competition

The digital marketing industry is a highly competitive and rapidly evolving space, shaped by technological innovations, the rise of digital channels, and the growing importance of data-driven strategies. According to Statista, global digital advertising spending is projected to continue its robust growth, driven by sectors such as social media, search engine marketing, and video advertising (source: https://www.statista.com/statistics/237974/online-advertising-spending-worldwide/). The market is characterized by fragmentation, with both large multinational corporations and smaller, specialized firms competing for market share.

Key players in the digital marketing landscape include global giants like WPP (through its subsidiaries Ogilvy, Wunderman Thompson, and GroupM) and Publicis Groupe (with Sapient and Epsilon), who dominate the market through their extensive service offerings and global reach. These firms leverage data-driven marketing techniques and cutting-edge technologies like AI and machine learning to optimize campaigns and deliver personalized content to consumers.

Dentsu Creative (formerly Isobar), another major player, is known for its robust AI capabilities and international presence, offering premium solutions in content creation and digital transformation for traditional businesses. On the consulting side, Deloitte Digital and Accenture Interactive stand out by combining digital marketing with their broader consulting services. Deloitte Digital, for instance, specializes in digital transformation and data-driven marketing, using its vast client network to implement effective strategies, while recently introducing AI tools to enhance creativity and operational efficiency. Accenture Interactive, another top competitor, focuses on customer experience design and digital marketing strategies, helping global brands leverage innovation to drive growth.

In addition to these global titans, regional players like Fimmick, a Hong Kong-based digital marketing agency, and Digital Business Lab, which specializes in Chinese social media platforms, provide specialized services that cater to local markets. Fimmick has integrated AI-driven marketing solutions, making it a strong player in the Asia-Pacific region for large enterprises and government departments. Meanwhile, Digital Business Lab has expanded its operations to Mainland China and Singapore, capitalizing on the rise of Chinese platforms such as WeChat and Weibo, offering content creation, social media marketing, and digital advertising services.

The competitive nature of the digital marketing industry is further intensified by the rising demand for omnichannel marketing, AI-driven automation, and hyper-personalized customer experiences. As noted by Forrester Research, the firms that can best integrate these technologies into their service offerings are likely to emerge as the industry leaders (source: https://www.forrester.com/).

In this competitive landscape, as an enhancement to our existing service capabilities, we are aiming to further differentiate ourselves and diversify our revenue sources by rolling out AI-driven solutions, VXAds and VXMonitor systems platforms, that deliver precise marketing analytics and optimize ad performance. Our competitive edge is further sharpened by offering niche, customizable, and personalized marketing solutions that are specifically tailored to meet the unique needs of our clients, setting us apart from the more generalized services provided by larger platforms. Additionally, Voltage X is committed to delivering exceptional customer support, providing dedicated assistance to enhance each client’s experience. This focus on creating unique content for each project positions us advantageously against competitors who may offer less personalized services.

However, compared to giants like Dentsu Creative and Deloitte Digital, Voltage X faces challenges such as a smaller market reach, niche clienteles and smaller resources scale in comparison. Additionally, penetrating new geographical markets (such as the United States) beyond that already covered by Voltage X can be challenging against well-established competitors with strong brand recognition and customer loyalty. These factors delineate both the opportunities and challenges for Voltage X in navigating the competitive digital marketing landscape.

Quality Control

Voltage X maintains a quality control system to ensure that all marketing materials and campaigns meet stringent standards for accuracy, relevance, and effectiveness. The review process is conducted in two levels by experienced professionals who are well-versed in quality assurance and industry best practices.

The quality control process typically consists of the following steps:

•        First-Level Review: First reviewer performs the initial review of the content, design, and campaign analytics to ensure alignment with brand guidelines and accuracy in execution.

•        Second-Level Review: Second reviewer conducts the final review to confirm that all quality standards are met and that the materials are ready for deployment.

To further ensure quality, a checklist is utilized for the projects performed by VXAds and VXMonitor. This checklist specifies the criteria and guidelines that must be adhered to, facilitating thoroughness and consistency across all campaign elements.

Prior to the formal launch of campaigns to the market and target audiences, at which point no further modifications are permissible, client marketing materials undergo testing and performance analysis to optimize effectiveness. This preliminary testing phase involves deployment within a controlled, small-scale environment comprising approximately 10 to 50 selected participants, in order to collect precise feedback. Following deployment, ongoing monitoring is implemented to ensure that the campaigns meet established performance benchmarks and deliver the expected outcomes.

Customer Services and After Sales Services

As of the date of this prospectus, Voltage X operates a robust customer service framework, staffed by 9 multi-role customer service representatives who additionally undertake various other responsibilities within the company. We offer comprehensive support through multiple channels, including telephone hotlines, real-time instant messaging, online inquiry forms, email, and social media platforms.

This multi-channel approach ensures responsive and accessible customer assistance across various regions, providing seamless support to our global clientele.

Intellectual Property

As of the date of this prospectus, we had 2 trademarks pending registration.

As of the date of this prospectus, we have acquired the non-exclusive, three-year licensing rights for VXAds and VXMonitor, effective starting from October 7, 2024 from Somin Pte. Ltd. Upon the successful completion of this initial public offering and subject to the automatic conversion of the convertible note issued by Voltage X to Kehpitalist Private Limited on October 7, 2024, we will acquire from Somin Pte. Ltd the right to use the latest algorithms and development rights to the underlying AI systems that support these platforms. The algorithms integral to these products will continue to be treated as confidential know-how and trade secrets and will not be patented publicly.

Employees

As of fiscal year 2022, 2023 and 2024, we had 10, 19 and 14 full-time employees, respectively, and 1, 4, and 6 part-time employees, respectively. As of December 31, 2024, we have 16 full-time employees, 6 part-time employees and we also worked with one consultant covering sales, operations and marketing, and finance.

Our full and part-time employees and consultants are situated across Australia, United Kingdom, Taiwan, and Hong Kong. We have entered into employment contracts with all of our full-time employees, our part time staff and consultants. We believe that we maintain a good working relationship with our employees, and we have not experienced material labor disputes in the past. None of our employees are represented by labor unions.

Insurance

We currently do not have health and medical insurance for staff members. We do not maintain any liability insurance or property insurance policies covering equipment and facilities for injuries, death, or losses due to fire, earthquake, flood, or any other disaster, which we believe is consistent with market practice. We do not maintain business interruption insurance, nor do we maintain key-man life insurance. We will have in place director and officer insurance upon being publicly traded.

Seasonality

Our business experiences minimal impact from seasonal fluctuations. Demand for our digital marketing services maintains relative stability across the year. Nonetheless, we observe modest upticks in activity coinciding with key marketing periods, including major holidays, end-of-year campaigns, and significant industry events. The diversity of our client base across multiple sectors effectively buffers against potential seasonal impacts, facilitating a steady stream of projects and revenue.

Properties and Facilities

Our headquarters is located at Suite 1, Level 2, 34 Queen Street, Melbourne, Australia. We pay a management fee to have access to office spaces across Australia, Hong Kong, Taipei, and the United Kingdom. These facilities are optimally located to cater to the regional and flexible demands of Voltage X’s diverse clientele, ensuring effective service delivery and client engagement across these pivotal regions.

Service Provider	Location	Term	Use
Raeon International Limited	Australia Office: Suite 1, Level 2, 34 Queen Street, Melbourne Victoria 3000	From March 1, 2025, to December 31, 2025	Office and overseas representation offices
Taiwan Office: Office Nos. 2727-2729, 27th Floor, No. 9 Songgao Road, Xinyi District, Taipei City United Kingdom Office: Private Studio or in the open-plan zone of Hucketree West, United Kingdom
Winner Dynasty Limited	Hong Kong Office: Unit 2502-03, 25th Floor, No.88 Hing Fat Street, Causeway Bay, Hong Kong	February 17, 2025, to February 16, 2028	Office

Legal Proceedings

We are not currently a party to any litigation the outcome of which, if determined adversely to us, would individually or in the aggregate be reasonably expected to have a material adverse effect on our business, operating results, cash flows or financial condition.

REGULATIONS

The following sets forth a description of certain laws, regulations and government policies relating to our industry and our operations in Australia, Hong Kong and Seychelles, and the other government regulations which we consider material.

Australia

Our business operation is subject to many laws, rules, policies, decisions and regulation in Australia, including those related to privacy, data protection, intellectual property, consumer protection, health and safety, employment and labor, competition, information security and taxation. These laws, rules, policies, decision and regulations are constantly evolving and may be interpreted, applied, created, or amended in a manner that could harm our business.

Data Privacy and Security Laws

Numerous state, federal and foreign laws, including consumer protection laws and regulations, govern the collection, dissemination, use, access to, confidentiality, and security of personal information. In Australia, numerous laws and regulations, including data breach notification laws, that govern the collection, use, disclosure, and protection of personal information could apply to our operations or the operations of our partners. In particular, Australia’s Privacy Act 1988 governs the privacy and security of personal information and many of which provisions are differ from the laws in the United State and Hong Kong in significant ways and may not have the same effect, thus complicating compliance efforts. Failure to comply with these laws, where applicable, can result in the imposition of significant civil and/or criminal penalties and private litigation. Privacy and security laws, regulations, and other obligations are constantly evolving, may conflict with each other to make compliance efforts more challenging, and can result in investigations, proceedings, or actions that lead to significant penalties and restrictions on data processing.

Actual or perceived failures to comply with applicable data protection, privacy and security laws, regulations, standards and other requirements could adversely affect our business, results of operations, and financial condition.

The global data protection landscape is rapidly evolving, and we are or may become subject to numerous state, federal and foreign laws, requirements and regulations governing the collection, use, disclosure, retention, and security of personal data. Implementation standards and enforcement practices are likely to remain uncertain for the foreseeable future, and we cannot yet determine the impact future laws, regulations, standards, or perception of their requirements may have on our business. This evolution may create uncertainty in our business, affect our ability to operate in certain jurisdictions or to collect, store, transfer use and share personal information, necessitate the acceptance of more onerous obligations in our contracts, result in liability or impose additional costs on us. The cost of compliance with these laws, regulations and standards is high and is likely to increase in the future. Any failure or perceived failure by us to comply with federal, state or foreign laws or regulation, our internal policies and procedures or our contracts governing our processing of personal information could result in negative publicity, government investigations and enforcement actions, claims by third parties and damage to our reputation, any of which could have a material adverse effect on our operations, financial performance and business.

As our operations and business grow, we may become subject to or affected by new or additional data protection laws and regulations and face increased scrutiny or attention from regulatory authorities. In Australia, Australia’s Privacy Act 1988 (Cth), as amended, imposes mandatory data breach notification requirements providing that where personal information is lost or is subject to unauthorized access or disclosure, and that would be likely to lead to serious harm, then affected individuals and the Information Commissioner must be notified within 30 days. A failure to notify can result in penalties of up to A$2.2 million. Further, the sending of commercial electronic messages without prior consent is prohibited under Australia’s Spam Act 2003. Violations of this legislation are subject to penalties of up to A$2.1 million for repeat offenders, and the regulator, the Australian Communications and Media Authority, is active in monitoring market behavior and prosecuting infringements. Obligations and restrictions imposed by current and future applicable laws, regulations, contracts, and industry standards may affect our ability to provide all the current features of our products and subscriptions and our customers’ ability to use our products and subscriptions, and could require us to modify the features and functionality of our products and subscriptions.

We may not be able to protect our intellectual property rights throughout the world.

Many companies have encountered significant problems in protecting and defending intellectual property rights in certain countries. The legal systems of certain countries, particularly certain developing countries, do not favor the enforcement or protection of patents, trade secrets and other intellectual property, particularly those relating to pharmaceutical and biotechnology products, which could make it difficult for us to stop the infringement of our patents or marketing of competing products in violation of our proprietary rights generally. Proceedings to enforce our patent rights in foreign countries could result in substantial costs and divert our efforts and attention from other aspects of our business, could put our patents at risk of being invalidated or interpreted narrowly and our patent applications at risk of not issuing and could provoke third parties to assert claims against us. We may not prevail in any lawsuits that we initiate and the damages or other remedies awarded, if any, may not be commercially meaningful. Accordingly, our efforts to protect or enforce our intellectual property rights around the world may be inadequate to obtain a significant commercial advantage from the intellectual property that we develop or license.

In Australia, trademarks can be registered or unregistered. A registered trade mark generally provides stronger legal protection than an unregistered trademark. Trademarks can be used to protect a logo, phrase, word, letter, colour, sound, smell, picture, movement, aspect of packaging or any combination of these. If someone believes that our operations is in breach of trademark law, a Notice of Objection with the Australian Border Force can be lodged and seize suspected infringing goods.

Regulations on Employment Activities

The Fair Work Ombudsman administer the main legislation and regulations that govern Australia’s workplaces. The Fair Work Act 2009 and the Fair Work Regulations 2009 are the main legislation that the Ombudsman deal with. It governs the employee and employer relationship. It aims to provide a safety net of minimum entitlements, enable flexible working arrangements and provide fairness at work and prevent discrimination against employees. The Fair Work (State Referral and Consequential and Other Amendments) Act 2009 and the Fair Work Amendment (State Referrals and Other Measures) Act 2009 changes the Fair Work Act to allow states to refer matters to the Australian Government to form a national workplace relations system. Before this, workplace laws were set and administered by most individual states. States kept their workplace relations powers over state and local government employees. The Independent Contractors Act 2006 protects the rights of genuine independent contractors to enter into a contract for services and prevents interference by any other party. The Privacy Act 1988 regulates how the Australian Government and its agencies use and distribute information they collect about individuals. A new criminal offence for intentional underpayments by employers will be added to the Fair Work Act as part of the new ‘Closing Loopholes’ laws from no earlier than 1 January 2025. Accordingly, breaches of the Fair Work Act 2009 (the FW Act) involve breaches of civil remedy provisions. Due to the complexity of the legislation, our operation in Australia is subject to be penalised or fined by a court if the court determines that any of the workplace law has been breached.

Regulations Related to Business Registration

The Australian Securities and Investments Commission (ASIC) governs the business registration activities in Australia. It requires businesses to register a business name with ASIC and must renew it before it expires. It also require the businesses to obtain an Australian Business Number. Businesses that operates without an ABN may have to withhold up to 47% of the income and send to the Australian Taxation Office. Amongst other applicable regulations, our operation and business in Australia may also be subject to the Goods and Services Taxation, Pay as you go withholding taxation, fringe benefits tax, luxury car tax, fuel tax credits.

Corporations Act 2001 (Cth)

Our subsidiary company is incorporated in Australia and are subject to the takeover laws of Australia. Among other things, our subsidiary company is also subject to the Corporations Act 2001 (Cth) (the “Corporations Act”). As an Australian company, our subsidiary company is subject to different corporate requirements than a corporation organised under the laws of the states of the United States. Our Constitution, as well as the Corporations Act, set forth various rights and obligations that are applicable to us as an Australian company. These requirements may operate differently than those of many U.S. companies. You should carefully review the summary of these matters.

This document has not been lodged with the Australian Securities & Investments Commission and is only directed to certain categories of exempt persons. Accordingly, if you receive this document in Australia:

(a)     you confirm and warrant that you are either:

(i)     a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act 2001 (Cth) of Australia, or the Corporations Act;

(ii)    a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to the company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

(iii)   a person associated with the company under section 708(12) of the Corporations Act; or

(iv)   a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act; and to the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act, any offer made to you under this document is void and incapable of acceptance; and

(b)    you warrant and agree that you will not offer any of the shares issued to you pursuant to this document for resale in Australia within 12 months of those shares being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

Hong Kong

The national laws adopted by the People’s Republic of China (the “PRC”) are generally not applicable to Hong Kong according to the Basic Law of the Hong Kong Special Administrative Region (the “Basic Law”). The Basic Law came into effect on July 1, 1997. It is the constitutional document of Hong Kong, which sets out the PRC’s basic policies regarding Hong Kong. The principle of “one country, two systems” is a prominent feature of the Basic Law, which dictates that Hong Kong will retain its unique common law and capitalist system for 50 years after the handover in 1997. Under the principle of “one country, two systems,” Hong Kong’s legal system, which is different from that of the PRC, is based on common law, supplemented by statutes. According to Article 8 of the Basic Law, the laws previously (i.e. before July 1, 1997) in force in Hong Kong, that is the common law, rules of equity, ordinances, subordinate legislation and customary law shall be maintained (after July 1, 1997), except for any that contravene the Basic Law, and subject to any amendment by the legislature of the Hong Kong Special Administrative Region. According to Article 18 of the Basic Law, national laws adopted by the PRC shall not be applied in Hong Kong, except for those listed in Annex III to the Basic Law, such as the laws in relation to the national flag, national anthem, and diplomatic privileges and immunities, and the law of the PRC on safeguarding national security of the Hong Kong Special Administrative Region. However, there is no assurance that there will not be any changes in the political and legal environment in Hong Kong in the future. The Basic Law in particular its Annex III may also be revised in the future due to a change of PRC laws and policies. In that case, we may be subject to the PRC laws and authorities pursuant to any direct or “long arm” provisions of PRC laws and regulations, and as a result we could incur material costs to ensure compliance, be subject to fines, face potential devaluation of securities or delisting, be prohibited to offer securities to foreign investors, and/or no longer be permitted to continue current business operations.

Overview

Our operations are subject to various laws and regulations in Hong Kong where we operate. This section sets out a summary of certain general aspects of Hong Kong laws and regulations which are relevant to our operations and business.

Regulations Related to Business Registration

The Business Registration Ordinance (Chapter 310 of the Laws of Hong Kong) requires every person carrying on any business to make application to the Commissioner of Inland Revenue in the prescribed manner for the registration of that business. The Commissioner of Inland Revenue must register each business for which a business registration application is made and as soon as practicable after the prescribed business registration fee and levy are paid, issue a business registration certificate or branch registration certificate for the relevant business or the relevant branch as the case may be.

Regulations Related to Supply of Services

The Supply of Services (Implied Terms) Ordinance (Chapter 457 of the Laws of Hong Kong) aims to consolidate and amend the law with respect to the terms to be implied in contracts for the supply of services (including a contract for the supply of a service whether or not goods are also transferred or to be transferred, or bailed or to be bailed by way of hire under the contract) provides that:

(a)     under section 5, where the supplier is acting in the course of a business, there is an implied term that the supplier will carry out the service with reasonable care and skill; and

(b)     under section 6, where the supplier is acting in the course of a business, the time for service to be carried out is not fixed by the contract, is not left to be fixed in a manner agreed by the contract or is not determined by the course of dealing between the parties, there is an implied term that the supplier will carry out the service within a reasonable time.

Where a supplier is dealing with a party to a contract for supply of service who deals as a consumer, the supplier cannot, by reference to any contract term, exclude or restrict any liability of his arising under the contract by virtue of the Supply of Services (Implied Terms) Ordinance. Otherwise, where any right, duty or liability would arise under a contract for the supply of a service by virtue of the Supply of Services (Implied Terms) Ordinance, it may (subject to the Control of Exemption Clauses Ordinance) be negatived or varied by express agreement, or by the course of dealing between the parties, or by such usage as binds both parties to the contract.

Regulations Related to Advertisement

Under section 104 of the Public Health and Municipal Services Ordinance (Chapter 132 of the Laws of Hong Kong), the authorities may make regulations restricting, regulating or prohibiting the exhibition of advertisements, decorations or signs in such place or in such manner or by such means, in the opinion of the authority, may affect injuriously or disfigure (a) the amenities of any place or locality; (b)the natural beauty of a landscape; (c) the view from any highway, railway, tramway, ferry or from any public place or water; (d) the amenities of any village; or(e) the amenities of any historic or public building or monument or of any place frequented by the public solely or chiefly on account of its beauty or historic interest.

Under section 42 of the Race Discrimination Ordinance (Chapter 602 of the Laws of Hong Kong), it is unlawful to publish an advertisement which indicates, or might reasonably be understood as indicating, an intention by a person to do any act which is or might be unlawful by virtue of Part 3 (discrimination and harassment in employment field) or Part 4 (discrimination and harassment in other field) of the said Ordinance. However, the publisher would not be liable to this offence if the publisher proves that (i) the advertisement was published in reliance on a statement made by the person who caused the advertisement to be published that the publication would not be unlawful by reason that intended act would not be unlawful in fact and (ii) it was reasonable for the publisher to rely on that statement.

Regulations Related to Data Privacy

The collection, processing, use, storage and access of personal data in Hong Kong are governed by Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong) (“PD(P)O”).

The PD(P)O provides the principles that a data user must follow in any acts concerning personal data (the “Data Protection Principles”). Personal data refers to any data (a) relating directly or indirectly to a living individual; (b) from which it is practicable for the identity of the individual to be directly or indirectly ascertained; and (c) in a form in which access to or processing of the data is practicable.

The Data Protection Principles are summarized as follows:

(a)     Principle 1 — Purpose and manner of collection of personal data. This provides for the lawful and fair collection of personal data and sets out the information a data user must give to a data subject when collecting personal data from that subject.

(b)    Principle 2 — Accuracy and duration of retention of personal data. This provides that personal data should be accurate, up-to-date and kept no longer than necessary.

(c)     Principle 3 — Use of personal data. This provides that unless the data subject gives consent otherwise personal data should be used for the purposes for which they were collected or a directly related purpose.

(d)    Principle 4 — Security of personal data. This requires appropriate security measures to be applied to personal data.

(e)     Principle 5 — Information to be generally available. This provides for openness by data users about the kinds of personal data they hold and the main purposes for which personal data are used.

(f)     Principle 6 — Access to personal data. This provides for data subjects to have rights of access to and correction of their personal data.

Contravention with the Data Protection Principles may entitle the Privacy Commissioner for Personal Data to issue a written notice directing the data user to remedy and prevent recurrence of contravention. Contravention with the above notice is an offence and the offender is liable on (i) first conviction to a fine HK$50,000 and to imprisonment for two years, and if the offence continues after the conviction, to a daily penalty of HK$1,000; and (ii) second or subsequent conviction to a fine at HK$100,000 and to imprisonment for two years, and if the offence continues after the conviction, to a daily penalty of HK$2,000. It is a defense to the above offence if the data user shows that he exercised all due diligence to comply with the enforcement notice.

Regulations Related to Hong Kong Taxation

Profits Tax

Pursuant to the Inland Revenue Ordinance (Chapter 112 of the Laws of Hong Kong) (the “IRO”), profits tax shall be charged for each year of assessment at the standard rate on every person carrying on a trade, profession or business in Hong Kong in respect of his assessable profits arising in or derived from Hong Kong for that year from such trade, profession or business.

Under the two-tiered profits tax rates regime set out in Schedule 8B to the IRO. The IRO Amendment Bill was signed into law on 28 March 2018. Under the two-tiered profits tax rates regime, the first HK$2 million of profits of the qualifying group entity will be taxed at 8.25%, and profits above HK$2 million will be taxed at 16.5%. The profits of group entity not qualifying for the two-tiered profits tax rates regime will continue to be taxed at a flat rate of 16.5%. Accordingly, starting from the year of assessment 2018/19, the Hong Kong profits tax is calculated at 8.25% on the first HK$2 million of the estimated assessable profits and at 16.5% on the estimated assessable profits above HK$2 million for the qualifying group entity.

Regulations Related to Intellectual Property

Copyright Law

Under the Copyright Ordinance (Chapter 528 of the Laws of Hong Kong), the copyright in a work gives the copyright owner the exclusive right to, among other things, reproduce or issue copies of the work to the public. Under the Hong Kong copyright law regime, copyright is an automatic right and it arises when a work is created. It is not necessary to register a copyright work in Hong Kong Special Administrative Region in order to receive protection under the Hong Kong law. Subject to certain exception and depending on the type of work, the general rule is that copyright lasts until 50 years after the author of the work dies.

Pursuant to section 14 of the Copyright Ordinance, where a work is made by an employee in the course of his or her employment, his or her employer is generally the first owner of any copyright in the work subject to any agreement to the contrary and other provisos. Pursuant to section 15 of the Copyright Ordinance, where a work is made on the commission and there is an agreement between the author and the commissioner of the work which expressly provides for the entitlement to the copyright, copyright in the commissioned work belongs to the person who is entitled to the copyright under the said agreement.

It is an infringement for a party to reproduce or issue copies of the copyrighted works without the consent of or a licence from the copyright owner. If an infringement occurs, the copyright owner can bring an action seeking damages or an injunction to restrain the unauthorised copying. The copyright owner may also report the copyright infringement to the Hong Kong Customs and Excise Department for criminal investigation and prosecution of infringer.

A copyright tribunal comprising members from different sectors of the community has been established to handle copyright licensing disputes and ensure a balancing of interests. The copyright tribunal is established pursuant to section 169 of the Copyright Ordinance and its scope includes deciding disputes relating to licences offered by, or licensing schemes operated by licensing bodies in the copyright and related area.

Pursuant to the section 4 of Copyright Ordinance, computer programme are one of the literary work protected by the Copyright Ordinance. We have not registered the copyright of its software systems in Hong Kong as there is no formal procedure to register copyrights of computer software system in Hong Kong. Should there be any formal procedure to register copyright of computer software system in Hong Kong in the future, we may consider to register the copyright of its software systems in Hong Kong.

Trade Mark Law

The Trade Marks Ordinance (Chapter 559 of the Laws of Hong Kong) is a legislative enactment that aims to establish regulations pertaining to the registration of trademarks and other related matters in Hong Kong. A trade mark in Hong Kong may or may not be registered, but if it is not registered in Hong Kong it might not be able to enjoy the protection from the Trade Marks Ordinance even the said trade mark has been registered in other countries. Once a trade mark is registered in Hong Kong with the Hong Kong Trade Marks Registry, the registration will be valid for a period of 10 years beginning on the filing date of the application for registration. As a general rule, a registered trade mark in Hong Kong may be renewed in every 10 years before its expiry upon payment of renewal fees.

A person infringes a registered trade mark if the person uses in the course of trade or business with a sign which is (a) identical to the trade mark in relation to goods or services which are identical to those for which it is registered; (b) identical to the trade mark in relation to goods or services which are identical or similar for those for which it is registered, and the use of the sign in relation to those goods or services is likely to cause confusion on the part of the public; (c) similar to the trade mark in relation to goods or services which are identical or similar to those for which it is registered, and the use of the sign in relation to those goods or services is likely to cause confusion on the parts of the public; or (d) identical or similar mark in relation to goods or services which are not identical or similar to those for which the trade mark is registered, where the trade mark is entitled to protection under the Paris Convention as a well-known trade mark, and the use of the sign, being without due cause, takes unfair advantages of, or is detrimental to, the distinctive character or repute of the trade mark.

Pursuant to section 22 of the Trade Marks Ordinance, the owner of a registered trade mark is entitled to bring infringement proceedings against a person infringing his or her or its trade mark for damages, injunctions, accounts and any other relief available in law. The owner of a registered trade mark may also report the infringement to the Hong Kong Customs and Excise Department for criminal investigation and prosecution of infringer.

Regulations Related to Employment

Employment Ordinance (Chapter 57 of the Laws of Hong Kong)

The Employment Ordinance provides for various employment-related benefits, entitlements and protection to employees. Pursuant to the Employment Ordinance, all employees covered, irrespective of their hours of work, are entitled to basic protection including payment of wages, restrictions on wages deductions and the granting of statutory holidays, etc. Employees who are employed under a continuous contract are further entitled to benefits such as rest days, paid annual leave, sickness allowance, severance payment and long service payment, etc. Any provision of employment contract which purports to extinguish or reduce the right, benefit or protection conferred on the employee under the Employment Ordinance is void.

Occupational Safety and Health Ordinance (Chapter509 of the Laws of Hong Kong) (the “OSHO”)

Pursuant to section 6 of the OSHO, employers must as far as reasonably practicable ensure the safety and health at workplaces of all the employer’s employees by:-

(a)     providing and maintaining of plant and work systems that are safe and without risks to health;

(b)    making arrangements for ensuring safety and absence of risks to health in connection with the use, handling, storage or transport of plant or substances;

(c)     as regards any workplace under the employer’s control:-

(i)     maintaining the workplace in a condition that is safe and without risks to health; and

(ii)    providing and maintaining means of access to and egress from the workplace that are safe and without any such risks

(d)    providing all necessary information, instructions, training and supervision for ensuring safety and health; and

(e)     providing and maintaining a working environment for the employer’s employees that is safe and without risks to health.

Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong) (the “ECO”)

The ECO establishes a no-fault and non-contributory employee compensation system for work injuries and sets out, among others, the rights and obligations of employers and employees in respect of injuries or death caused by accidents arising out of and in the course of employment or in respect of occupational diseases. If an employee sustains injuries or dies as a result of an accident arising out of and in the course of employment, the employer is generally liable to pay compensation even if the employee might have committed acts of faults or negligence when the accident occurred. Similarly, an employee who dies or suffers incapacity arising from an occupational disease is entitled to receive the same compensation from the employer as that payable to employees injured or died arising out of and in the course of employment.

Pursuant to section 15 of the ECO, all employers must notify the Commissioner for Labour of any work accident by submitting Form 2 (within 14 days for general work accidents and within 7 days for fatal accidents), irrespective of whether the accident gives rise to any liability to pay compensation.

Pursuant to section 40 of the ECO, all employers are required to take out compulsory insurance policies to cover the employer’s liabilities for injuries or death at work in respect of all their employees. An employer who fails to comply with the aforementioned is liable on conviction upon indictment to a fine of HK$100,000 and to imprisonment for two years, or on summary conviction to a fine of HK$100,000 and to imprisonment for one year.

Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong) (the “MPFSO”)

A Mandatory Provident Fund scheme is a defined contribution retirement plan administrated by non-governmental, independent trustees. Under the MPFSO, an employer is generally required to participate in a registered Mandatory Provident Fund scheme, for its employees employed under the Hong Kong Employment Ordinance (Chapter 57 of the Laws of Hong Kong), except for certain exempt persons. The employer and its relevant employee, are each required to make contributions to the registered Mandatory Provident Fund scheme of up to 5% of the relevant employees’ relevant income, including any wages, salary, leave pay, fee, commission, bonus, gratuity, perquisite or allowance expressed in monetary terms, paid or payable by the employer to the relevant employee in consideration of his employment.

Minimum Wage Ordinance (Chapter 608 of the Laws of Hong Kong) (the “MWO”)

Except for an apprentice registered under the Apprenticeship Ordinance (Chapter 47 of the Laws of Hong Kong), domestic helper, student intern and work experience student, the prescribed minimum hourly wage rate (currently set at HK$40.0 per hour) during the wage period for every employee is governed by the MWO. Any provision of employment contract which purports to extinguish or reduce the right, benefit or protection conferred on the employee under the MWO is void.

Seychelles

We do not have any business operations based onshore in the Seychelles and the Seychelles Subsidiaries do not conduct any business activity which requires them to be subject to licensing laws and regulations in Seychelles. The Seychelles Subsidiaries are, however, governed by the local regulatory compliance frameworks under which they are incorporated, such as the International Business Companies Act, 2016 and the Beneficial Ownership Act, 2020, which are subject to ongoing changes and may be interpreted, applied, amended, or newly enacted in ways that could adversely impact our business. Compliance with these evolving regulations may require us to modify our practices or incur additional costs, potentially affecting our operations and profitability.

MANAGEMENT

Set forth below is information concerning our directors and executive officers.

Name	Age	Position(s)
Cheung Terence	44	Executive Director and Chief Executive Officer
Lai Tsun Shing	36	Chief Financial Officer
Lun Tak Po	36	Executive Director and Chief Investment Officer
Allen Rebecca Marlene	34	Chief Marketing Officer
Ling Kin Ho	40	Senior Business Development Director (Asia Pacific)
Tam Chun Wai Edwin	43	Independent Director
Levent Shevki	47	Independent Director
Shum Sze Wan	41	Independent Director
Leung Michael Chi Chung	64	Independent Director

Management

Cheung Terence is the founder and has served as Chief Executive Officer of Voltage X since 2021. Prior to founding the Company, he founded and served as Chief Executive Officer of Raeon International Ltd since 2014. His other business ventures include NAOC Financial Services, Verve Finance, Verve Real Estate, and Wealth Planet Australia. He currently serves on the boards of the World Green Organization, KIN Foodhall, and Ovation Group Australia. Mr. Cheung attended the University of Melbourne from 1999 to 2003 where he received a B.A. in Information Systems as well as a B.A. in Commerce.

Lai Tsun Shing is the Chief Financial Officer of Voltage X. Prior to his time at the company he served as an Accounting Manager at Raeon International Limited since 2021. Mr. Lai has also held positions as a Senior Accountant at Great Fortune Enterprise Company Limited from 2018 to 2020, and as a Senior Account Receivable Clerk at Eton Management Limited from 2015 to 2018. He began his career as a Junior Auditor at T.O.HO & CO. from 2012 to 2015. Mr. Lai is a Certified Public Accountant and a Chartered Accountant. Mr. Lai holds an Associate’s Degree in Accounting and Finance from Hong Kong Community College as well as a Bachelors in Business Administration with Honors in Accounting from The Open University of Hong Kong.

Lun Tak Po serves as the Chief Investment Officer of Voltage X. Prior to his current role, Mr. Lun held positions as Business Development Manager at Mobexo from August 2013 to February 2014, and as Research Associate at Heidrick and Struggles from April 2013 to July 2013. He began his career as an Auditor at Deloitte in Hong Kong from September 2011 to January 2013. Mr. Lun holds a degree in Management Studies from the University of Nottingham in the United Kingdom and has completed the Blockchain Strategy Program at the University of Oxford.

Allen Rebecca Marlene serves as the Chief Marketing Officer of Voltage X. Prior to her current position, Ms. Marlene was a Personal Trainer at Derrimuts Gtm from 2015 to 2023, and a Settlements Coordinator at Insight Property Wealth from 2023 to 2024. She is a graduate of Hampton Park Secondary College.

Ling Kin Ho serves as the Senior Business Development Director at Voltage X. Mr. Ling began his digital marketing career in 2010 with Heng Seong International Co., Ltd., served as Sales Manager at DayDayCook (NYSE: DDC) from 2018 to 2020 and Business Development Director at Xact Digital Limited since 2021. Mr. Ling holds a Bachelor of Commerce degree from Curtin University of Technology, Perth, Australia, which he obtained in 2007. He also holds a Diploma in Commerce from Curtin University Technology which he obtained in 2004.

Independent Directors

The following noteworthy experience, qualifications, attributes, and skills for each of our independent directors, together with the biographical information for each in dependent director described below, led to our conclusion that such persons should serve as our independent directors in light of our business and structure:

Tam Chun Wai Edwin has served on the Board of Directors since September 2024. He has also been serving as the Chief Financial Officer of Fitell Corporation since June 2025 and an Audit Partner at Noble Partners CPA Co., a certified public accountant’s firm in Hong Kong, since July 2018. He served as Vice President and Group Financial Controller at Greenheart Group Limited (SEHK:94) from 2010 to 2018. He began his career at Ernest & Young as a staff accountant in 2003. Besides, he currently also serves as the authorized representative and company secretary for several companies listed on the Hong Kong Stock Exchange, including Feiyang International Holdings Group Limited (SEHK:1901) since January 2019, Jianzhong Construction Development Limited (SEHK:589) since March 2024, Ficus Technology Holdings Limited (SEHK:8107) since May 2019, TL Natural Gas Holdings Limited (SEHK:8536) since May 2019, and HealthyWay Inc (SEHK:2587) since May 2023. Mr. Tam has been a practicing fellow member of the Hong Kong Institute of Certified Public Accountants since February 2008, a fellow member of the Association of Chartered Certified Accountants since November 2011, and a fellow member of both The Hong Kong Chartered Governance Institute and The Charted Governance Institute since November 2022. Mr. Tam holds a B.A. in Accounting and Finance from Manchester Metropolitan University in June 2003.

Levent Shevki has served on the Board of Directors since August 2024. Previously he has served as the Chief Executive Officer of Cornwalls Capital since 2001, as well as a Partner at Cornwalls Lawyers Pty Ltd. since 2016. Mr. Shevki has also been a founder and investor in several companies, including Twenty3 Sport and Entertainment, where he serves on the board and oversees its capital investment arm. Mr. Shevki has been recognized as one of Australia’s best lawyers by The Australian. He holds a Bachelor of Commerce and a Bachelor of Laws from University of Melbourne.

Shum Sze Wan has served on the Board of Directors since August 2024. Previously, Ms. Shum has served as the Brand Experience Director at Foris Inc since 2021, and Director at 891 Limited since 2021. She has been a jury member of the Favourite Website Awards (FWA) since 2015 and holds a B.F.A in Fine Arts from ArtCenter College of Design.

Leung Michael Chi Chung has served on the Board of Directors since August 2024. Previously, he has served as the Group Chairman & Chief Executive Officer of SDM Global (Holdings) Limited from 2024 to present. He has also been an Independent Director and business development advisor for ONVEST LLC since 2010. Mr. Leung is a member of the Stanford Business School Alumni Association and the Hong Kong University Foundation. He has been recognized with the Asia-Pacific Honorable Leader Award by the Asia Pacific Entrepreneur Association and received “Bauhinia Merit 1997-2012” accolade for his contributions to societal development and economic benefits. Mr. Leung holds a Bachelor of Arts in Business Administration from Ottawa University and an M.B.A from Oklahoma City University.

Family Relationships

None of our directors or executive officers has a family relationship as defined in Item 401 of Regulation S-K.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past 10 years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

Board of Directors

Our board of directors will consist of six directors upon closing of this offering, four of whom shall be “independent” within the meaning of Section 5605(a)(2) of the NASDAQ Listing Rules and will meet the criteria for independence as set forth in Rule 10A-3 of the Exchange Act. As of the last fiscal year ended June 30, 2024, we had one director Lun Tak Po and at the date of this lodgment has two executive directors Cheung Terence and Lun Tak Po and four independent directors Tam Chun Wai Edwin, Levent Shevki, Shum Sze Wan and Leung Michael Chi Chung.

Terms of Directors and Executive Officers

Each of our directors holds office until such time as they are removed from office by the Company by Ordinary Resolution unless the director was appointed by our board of directors, in which case such director holds office until the third-year anniversary of that appointment at which time such director is eligible for re-election. All our executive officers are appointed by and serve at the discretion of our board of directors.

Directors and Executive Officers Appointment Letters

We have entered into appointment letters with each of our directors and executive officers. Each of our executive officers is employed until either the Company or the executive officer gives a three-month prior written notice to terminate such employment. Additionally, the Chief Executive Officer and Chief Investment Officer’s appointments are contingent upon the ongoing fulfillment of their obligations and (if the post-offering articles of association of the Company so provides) the successful re-election by the Company’s shareholders at the Company’s annual general meeting. The Chief Executive Officer and Chief Investment Officers appointments are further subject to their agreements to apply themselves and discharge their duties as a director in accordance with the post-offering articles of association of the Company and the Companies Act (as revised) of the Cayman Islands, as well as uphold the high standards of corporate governance as set forth in the Nasdaq Listing Rule 5600 Series subsequent to the Listing. We may terminate the employment for cause, at any time, without notice or remuneration, for certain acts of the executive officer, including but not limited to the commitments of any serious or persistent breach or non-observance of the terms and conditions of the employment, conviction of a criminal offense other than one which in the opinion of the board does not affect the executive’s position as our employee, willful disobedience of a lawful and reasonable order, misconduct being inconsistent with the due and faithful discharge of the executive officer’s material duties, fraud or dishonesty, or habitual neglect of his or her duties. We may terminate the employment without cause at any time with a three-month prior written. The executive officer may resign prior to the expiration of the employment agreement if such resignation or an alternative arrangement with respect to his or her employment is approved by our board of directors.

Each executive officer has agreed to hold, at all times during the term of his or her employment and after termination, in strict confidence and not to use, except for our benefit, or disclose to any person, corporation or other entity without our written consent, any confidential information.

In addition, each executive officer has agreed to be bound by non-competition and non-solicitation restrictions set forth in their agreements. Specifically, each executive officer has agreed not to be engaged or interested directly or indirectly in any official capacity in any other trade, business, occupation, or assignment outside the Company not already previously disclosed, unless otherwise approved and consented by the Board of Directors in writing.

Each of our directors are appointed to a three-year term or until either the Company or the executive officer gives a two-month prior written notice to terminate such appointment. All director appointments are contingent upon the ongoing fulfillment of their obligations and the successful re-election by the Company’s shareholders at the Company’s annual general meeting. Director appointments are further subject to their agreements to apply themselves and discharge their duties as a director in accordance with the post-offering articles of association of the Company and the Companies Act (as revised) of the Cayman Islands, as well as uphold the high standards of corporate governance as set forth in the Nasdaq Listing Rule 5600 Series subsequent to the Listing. We may terminate the appointment for cause, at any time, without notice or remuneration, for certain acts of the director, including but not limited to the commitments of any serious or persistent breach or non-observance of the terms and conditions of the employment, conviction of a criminal offense other than one which in the opinion of the board does not affect the director’s position, willful disobedience of a lawful and reasonable order, misconduct being inconsistent with the due and faithful discharge of the directors material duties, fraud or dishonesty, or habitual neglect of his or her duties. We may terminate the appointment without cause at any time with a two-month prior written. The director may resign prior to the expiration of the appointment if such resignation or an alternative arrangement with respect to his or her employment is approved by our board of directors.

Each director has agreed to hold, at all times during the term of his or her appointment and after termination, in strict confidence and not to use, except for our benefit, or disclose to any person, corporation or other entity without our written consent, any confidential information.

CEO Appointment Letter

In June 2024 we entered into an appointment letter (the “Appointment Letter”) with our Chief Executive Officer and Executive Director, Mr. Terence Cheung. The Appointment Letter sets Mr. Cheung’s salary at USD 150,000 per annum paid out in an equivalent amount of twelve (12) months per calendar year, with annual raises assessed and approved of by the Compensation Committee of the Board of Directors. Mr. Cheung shall also be entitled to receive a 15% sales commission for sales that he brings in, as well as a cash bonus upon completion of one full year’s service (or a pro-rata portion thereof if service is less than one year), at the full discretion of the Board of Directors of the Company and approval of the Compensation Committee. In addition to the cash bonus, as an executive director, Mr. Cheung is entitled to receive share bonuses with the amount, cap, timing, and vesting subject to the full discretion of the Company and approval of the Compensation Committee. Mr. Cheung may also be entitled to be granted options to purchase Class A ordinary shares of the Company, at the discretion of the Board, as pursuant to the particulars described by the Company’s Share Option Plan. The Company will reimburse Mr. Cheung for reasonable travel, hotel, and other business-related expenses. Pursuant to the Appointment Letter, the Company will maintain Directors’ and Officers’ liability insurance for the duration of his appointment.

CFO Appointment Letter

In June 2024 we entered into an appointment letter (the “Appointment Letter”) with our Chief Financial Officer, Mr. Lai Tsun Shing. The Appointment Letter sets Mr. Lai’s salary at USD 82,000 per annum paid out in an equivalent amount of twelve (12) months per calendar year, with annual raises assessed and approved of by the Compensation Committee of the Board of Directors. Mr. Cheung shall also be entitled to receive a cash bonus upon completion of one full year’s service (or a pro-rata portion thereof if service is less than one year), at the full discretion of the Board of Directors of the Company and approval of the Compensation Committee. In addition to the cash bonus, Mr. Cheung is entitled to receive share bonuses with the amount, cap, timing, and vesting subject to the full discretion of the Company and approval of the Compensation Committee. Mr. Cheung may also be entitled to be granted options to purchase Class A ordinary shares of the Company, at the discretion of the Board, as pursuant to the particulars described by the Company’s Share Option Plan. The Company will reimburse Mr. Cheung for reasonable travel, hotel, and other business-related expenses. Pursuant to the Appointment Letter, the Company will maintain Directors’ and Officers’ liability insurance for the duration of his appointment.

Qualification

There is currently no shareholding qualification for directors, although a shareholding qualification for directors may be fixed in the future by our shareholders by ordinary resolution.

Committees of the Board of Directors

We intend to establish three Committees under our board of directors: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. We currently have in place an Audit and Risk Management Committee Charter which we intend to amend in order to comply with NASDAQ requirements. We will adopt a formal charter for each of the Compensation and Nominating and Governance committees prior to the closing of this offering. We have determined that Tam Chun Wai Edwin, Levent Shevki, Shum Sze Wan, and Leung Michael Chi Chung will satisfy the “independence” requirements of Section 5605(a)(2) of the Nasdaq Listing Rules and Rule 10A-3 under the Securities Exchange Act. Each Committee’s members and functions are described below.

Members will serve on these committees until their resignation or until otherwise determined by our board of directors.

Audit Committee.    Each of our Audit Committee members will satisfy the “independence” requirements of the NASDAQ listing rules and meet the independence standards under Rule 10A-3 under the Exchange Act. We have determined that Tam Chun Wai Edwin upon his appointment as an independent director will possess the accounting or related financial management experience that qualifies him as an “audit committee financial expert” as defined by the rules and regulations of the SEC. The Audit Committee will oversee our accounting and financial reporting processes and the audits of the financial statements of our company. The Audit Committee will be responsible for, among other things:

•        appointing the independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditors;

•        reviewing with the independent auditors any audit problems or difficulties and management’s response;

•        discussing the annual audited financial statements with management and the independent auditors;

•        reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any steps taken to monitor and control major financial risk exposures;

•        reviewing and approving all proposed related party transactions;

•        meeting separately and periodically with management and the independent auditors;

•        monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance; and

•        review the Company’s risk management framework including in relation to economic, environmental, and social sustainability risk at least annually.

Upon completion of this offering, the members of the Audit Committee will be Tam Chun Wai Edwin, Levent Shevki, Shum Sze Wan, and Leung Michael Chi Chung. Tam Chun Wai Edwin will be the chairperson of the Audit Committee. We are drawing upon Edwin’s prior experience as a director on the board of directors of various institutions including as the chair of the audit and risk committee of another Australian-based company in naming him as the chairperson of the Audit Committee.

Compensation Committee.    All of our Compensation Committee members will satisfy the “independence” requirements of the NASDAQ listing rules and meet the independence standards under Rule 10A-3 under the Exchange Act. The Compensation Committee will assist the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our chief executive officer may not be present at any Committee meeting during which his compensation is deliberated. The Compensation Committee will be responsible for, among other things:

•        reviewing and approving the total compensation package for our most senior executive officers;

•        approving and overseeing the total compensation package for our executives other than the most senior executive officers;

•        reviewing and recommending to the board with respect to the compensation of our directors;

•        reviewing periodically and approving any long-term incentive compensation or equity plans;

•        selecting compensation consultants, legal counsel, or other advisors after taking into consideration all factors relevant to that person’s independence from management; and

•        reviewing programs or similar arrangements, annual bonuses, employee pension and welfare benefit plans.

Upon completion of this offering, the members of the Compensation Committee will be Tam Chun Wai Edwin, Levent Shevki, Shum Sze Wan, and Leung Michael Chi Chung. Shum Sze Wan will be the chairperson of the Compensation Committee.

Nominating and Corporate Governance Committee.    A majority of our Nominating and Corporate Governance Committee members will satisfy the “independence” requirements of the NASDAQ listing rules and meet the independence standards under Rule 10A-3 under the Exchange Act. The Nominating and Corporate Governance Committee will assist our board of directors in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The Nominating and Corporate Governance Committee is responsible for, among other things:

•        identifying and recommending nominees for election or re-election to our board of directors or for appointment to fill any vacancy;

•        reviewing annually with our board of directors its current composition in light of the characteristics of independence, age, skills, experience and availability of service to us;

•        identifying and recommending to our board of directors to serve as members of Committees;

•        advising the board periodically with respect to significant developments in the law and practice of corporate governance as well as our compliance with applicable laws and regulations, and making recommendations to our board of directors on all matters of corporate governance and on any corrective action to be taken; and

•        monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Upon completion of this offering, the members of the Nominating and Corporate Governance Committee will be Tam Chun Wai Edwin, Levent Shevki, Shum Sze Wan, and Leung Michael Chi Chung. Mr. Levent Shevki will be the chairperson of the Nominating and Corporate Governance Committee.

Share Incentive Plan

We plan to adopt the Share Incentive Plan, or the Plan, to attract and retain best available personnel, provide additional incentives to employees, directors and consultants, and promote the success of our business. Under the Plan, the maximum aggregate number of shares which may be issued pursuant to all awards (including incentive share options) are 1,700,000 Class A Ordinary Shares, representing approximately 10% of the total outstanding shares of our company on an as-converted basis as of the date of the adoption of the Plan. Each July 1, starting from July 1, 2025, an additional number of shares equal to the lesser of (A) 2% of the number of Class A Ordinary Shares in issue (on a fully-diluted basis) on the immediately preceding June 30, and (B) such lower number of Class A Ordinary Shares as may be reserved and available pursuant to this Plan, determined by the Compensation Committee of the Board of Directors, subject in all cases to adjustment as provided in Section 10 of the Plan.

Each grant of shares under the Plan is documented in a formal Share Incentive Agreement with the Plan administrator determining all terms of the grant including vesting schedule, forfeiture and repurchase rights, the exercise price (if applicable), the payment method, and any rights of first refusal. The Plan administrator may allow select grantees to defer receipt of shares or payments from incentives and set rules on how such deferrals accrue interest or earnings. If permitted by the Board of Directors, Grantees may exercise unvested options early. Any unvested shares acquired this way may be subject to repurchase or other restrictions. The maximum term of a Share Incentive is defined in the respective Share Incentive Agreement but cannot exceed 10 years if intended to qualify as a Share Incentive under tax rules. Share Incentives can be transferred via will or inheritance and during life with Plan administrator approval. If employment with the Company ends, Grantee has 90 days to exercise vested incentives.

The administrator of the Plan will set the exercise or settlement price in accordance with the respective Share Incentive Agreement and any applicable laws. The method and form of payment are determined by the administrator of the Plan but cannot be less than the par value of the Class A Ordinary Shares. Shares won’t be delivered until tax withholding obligations are satisfied with the Grantee being solely responsible for their personal tax liabilities.

Share Incentives can be exercised or settled as determined by the Plan administrator and outlined in the respective Share Incentive Agreement. Class A Ordinary Shares will not be issued unless the issuance complies with the Company’s Articles of Association and any applicable laws. If there are any corporate events affecting the share structure (e.g., share splits, dividends, mergers), the Administrator may adjust the number of shares in existing grants, the exercise or grant prices, the maximum number of shares available, the vesting schedules, or other terms. Upon a major corporate transaction like a merger or acquisition, all unexercised Share Incentives will terminate, unless they are assumed by the acquiring or surviving company. The Share Incentives that are unassumed or unreplaced, the administrator of the Plan may accelerate vesting, making them fully exercisable and released from repurchase or forfeiture restrictions before the corporate transaction takes effect. In the event of a change of control of the Company, the administrator may fully accelerate vesting for all existing Share Incentives, provided the Grantee is still employed by the Company at the effective date.

The Board may amend, suspend, or terminate the Plan at any time with no new Share Incentives able to be granted while the Plan is suspended or after it is terminated. Existing Share Incentives that already granted are protected and cannot be adversely affected by an amendment, suspension, or termination of the Plan. The Company is required to reserve enough authorized but unissued shares to meet future Plan requirements. Participation in the Plan by employees or consultants does not guarantee continued employment or service at the Company. Grantees are treated as general unsecured creditors. The Company has no obligation to set aside funds, create trusts, or segregate assets under the Plan and Grantees do not have shareholder rights until they actually own the Plan shares after exercise, vesting, or settlement of their respective grant.

Code of Business Conduct and Ethics

Our board of directors will adopt a code of business conduct and ethics that is applicable to all of our directors, officers, and employees. We will make our code of business conduct and ethics publicly available on our website prior to the initial closing of this offering.

Duties and Functions of Directors

Under Cayman Islands law, our directors owe fiduciary duties to our Company, including a duty of loyalty, a duty to act honestly and a duty to act in what they consider in good faith to be in our best interests. Our directors must also exercise their powers only for a proper purpose. Our directors also owe to our Company a duty to exercise the skill they actually possess and such care and diligence that a reasonable prudent person would exercise in comparable circumstances. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved toward an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands. In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association, as amended and restated from time to time. Our Company has the right to seek damages if a duty owed by our directors is breached. In limited exceptional circumstances, a shareholder may have the right to seek damages in our name if a duty owed by our directors is breached. In accordance with our post-offering articles of association, the functions and powers of our board of directors include, among others, (i) convening shareholders’ general meetings and reporting its work to shareholders at such meetings, (ii) declaring and paying interim dividends or recommending final dividends in accordance with the respective rights of the shareholders, (iii) appointing and removing any person as officers, secretary or to any office that may be required for the period and on the terms as the directors think fit, and (iv) approving the transfer of shares of our Company, including the registering of such shares in our share register. In addition, in the event of a tie vote, the chairman of our board of directors may, if he wishes, exercise a casting vote.

Compensation of Directors and Executive Officers

For the fiscal year ended June 30, 2025, we paid an aggregate of HK$1,256,201 (US$161,051) as compensation to our executive officers and directors. For the fiscal year ended June 30, 2024, we paid an aggregate of HK$1,196,694 (US$153,422) as compensation to our principal executive officers. For the fiscal year ended June 30, 2024, the “principal executive officers” and their positions with the Company were as follows: Cheung Terence, Executive Director and Chief Executive Officer; Lai Tsung Shing, Chief Financial Officer; Lun Tak Po, Executive Director and Chief Investment Officer; Allen Rebecca Marlene, Chief Marketing Officer; and Ling Kin Ho, Senior Business Development Director. We have not set aside or accrued any amount to provide pension, retirement, or other similar benefits to our directors and executive officers. As of the end of our most recently completed fiscal year, none of our named executive officers nor directors received equity awards.

PRINCIPAL SHAREHOLDERS

Except as specifically noted, the following table sets forth information with respect to the beneficial ownership of our Class A Ordinary Shares as of the date of this prospectus by:

•        each of our directors and executive officers; and

•        each person known to us to beneficially own more than 5% of our Class A Ordinary Shares on an as-converted basis.

The calculations in the table below are based on 17,211,011 Class A Ordinary Shares and 100,000 Class B Ordinary Shares outstanding as of the date of this prospectus.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we have included shares that the person has the right to acquire within 60 days, including through the exercise of any option, warrant or other right or the conversion of any other security. These shares, however, are not included in the computation of the percentage ownership of any other person.

	Beneficial Ownership prior to the Offering					Beneficial Ownership after to the Offering
	Class A Ordinary Shares			Class B Ordinary Shares		Class A Ordinary Shares			Class B Ordinary Shares		% of Total Ordinary Shares		% of Total Voting Power (as-converted)
	Shares		%	Shares	%	Shares	% after the Minimum Offering	% after the Maximum Offering	Shares	%
Directors and Executive Officers:
CHEUNG Terence
Executive Director and Chief Executive Officer	5,688,900	(1)	33.1%	100,000	100.0%	5,728,899	[•]	[•]	100,000	100.0%	[•]	%	[•]	%
LUN Tak Po
Executive Director and Chief Investment Officer	451,715	(2)	2.6%	—	—	218,272	[•]	[•]	—	—	[•]	%	[•]	%
LAI Tsun Shing
Chief Financial Officer	—		—	—	—	—	—	—	—	—	[•]	%	[•]	%
LING Kin Ho
Senior Business Development Director (Asia Pacific)	80,313		0.5%	—	—	200,782	[•]	[•]	—	—	[•]		[•]
ALLEN Rebecca Marlene
Chief Marketing Officer	—		—	—	—	—	—	—	—	—
TAM Chun Wai Edwin
Independent Director	—		—	—	—	—	—	—	—	—
LEUNG Michael Chi Chung
Independent Director	—		—	—	—	—	—	—	—	—	[•]		[•]
SHUM Sze Wan
Independent Director	—		—	—	—	—	—	—	—	—	[•]		[•]
SHEVKI Levent
Independent Director	—		—	—	—	—	—	—	—	—

Total of all directors and executive officers (9 persons)	6,220,928		36.1%	100,000	100.0%	6,147,953	[•]	[•]	100,000	100.0%	[•]	%	[•]	%

5% Shareholders:
ATAT Holdings Limited	5,688,900	(1)	33.1%	100,000	100.0%	5,728,899	[•]	[•]	100,000	100.0%	[•]	%	[•]	%
Trillion Meeres Global Limited	1,033,707	(3)	6.0%	—	—	2,561,707	[•]	[•]	—	—	[•]	%	[•]	%

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Represents the voting power with respect to all of our Class A Ordinary Shares and Class B Ordinary Shares, voting as a single class and on an as converted basis, since following this Offering, each Class B Ordinary Share can be converted at any time on a one-for-one basis (subject to adjustments) into Class A Ordinary Share at the discretion of the holder. (See “Description of Share Capital”) Accordingly, the percentage is based on 17,211,001 Class A Ordinary Shares; such figure includes full conversion of the Class B Ordinary Shares and based on the Maximum Offering amount.

(1)      Consists of 5,688,900 Class A Ordinary Shares and 100,000 Class B Ordinary Shares held by ATAT Holdings Limited (“ATAT”), a company wholly-owned by a trust whose beneficiary are Mr. Cheung Terence and his family members. Mr. Cheung maintains sole power to direct the trustee with respect to the exercise of any voting control attached to the shares held by ATAT. The principal office address of ATAT is at Suite 23, 1st Floor, Eden Plaza, Eden Island, Mahe, Republic of Seychelles.

(2)      Consists of 451,715 Class A Ordinary Shares held by Coco Alexandra PR & Events Limited (“Coco PR”), a company wholly-owned by Mr. Lun Tak Po. Mr. Lun maintains sole voting control over the shares held by Coco PR, the principal office address of which is at 21/F Sugar+, 31 Sugar Street, Causeway Bay, HK.

(3)      The person having voting, dispositive or investment powers over Trillion Meeres Global Limited is Wong Chun Lam. The address for Trillion Meeres Global Limited is 21/F Sugar+, 25-31 Sugar Street, Causeway Bay, Hong Kong.

RELATED PARTY TRANSACTIONS

Employment Agreements and Indemnification Agreements

See “Management — Directors and Executive Officers Appointment Letters.”

Share Incentive Plan

See “Management — Share Incentive Plan.”

Other Transactions with Related Parties

Loan Agreements from related companies and a director.

On April 28, 2022, Xact entered into a shareholder loan agreement with The Fifth Element 2014 Limited (“Fifth Element”), 70% owned by Mr. Terence Cheung, our Chief Executive Officer. Under this shareholder loan agreement, Fifth Element agreed to lend HK$900,850 (or US$115,346) to Xact with maturity date on December 31, 2025. The shareholder loan is interest-free, unsecured, and Fifth Element has the right to demand repayment by giving one month’s notice in writing.

On October 3, 2022, Xact entered into another shareholder loan agreement with Fifth Element. Under this second shareholder loan agreement, Fifth Element agreed to lend HK$900,000 (or US$115,236) to Xact with maturity date on December 31, 2025. This second shareholder loan is also interest-free, unsecured, and Fifth Element has the right to demand repayment by giving one month’s notice in writing.

As of the date of this prospectus, a total of $195,020 in loans from Fifth Element remains outstanding.

On October 1, 2021, Xact entered into a line of credit agreement with Raeon International Limited, a related party of the Company. Under this agreement, Raeon International Limited provides a loan facility of up to $500,000 to Xact, with a maturity date of June 30, 2027. The loan facility is interest-free, unsecured, and repayable upon one month’s written notice by Raeon International Limited. As of the date of this prospectus, $98,732 of the loan facility has been drawn.

On July 1, 2024, Xact entered into a line of credit agreement with Mr. Terence Cheung, a director of the Company. Under these agreements, Mr. Terence Cheung provides a loan facility of up to $500,000 to Xact, with a maturity date of June 30, 2027. The loan facility is interest-free, unsecured, and repayable upon one month’s written notice by Mr. Terence Cheung. As of the date of this prospectus, $124,676 of the loan facility has been drawn.

Services Agreement

Raeon International Limited

Since October 2021, Xact entered into a digital marketing agreement with Raeon International Limited (“Raeon”). Mr. Terence Cheung, our Chief Executive Officer, served as a Director and a major shareholder of Raeon. Under this agreement, Xact has provided Raeon with a variety of digital marketing and public relations services, including Facebook and Google search advertising, display advertising, social media management, and content creation. The agreement shall be renewed annually, and the current agreement will be expired on December 31, 2025. For the six months ended December 31, 2024, and 2023, $16,479 and $31,499 service income were earned from Raeon, respectively. For the years ended June 30, 2024, and 2023, $65,241 and $276,901 service income were earned from Raeon, respectively.

V22 Event Space Management Limited

Since July 2022, Xact entered into a Digital Marketing Agreement with V22 Event Space Management Limited (“V22”). Mr. Terence Cheung, our Chief Executive Officer, served as a Director and a substantial shareholder of V22. Under this agreement, Xact has provided V22 with a variety of digital marketing services, including Facebook and Google search advertising, display advertising, social media management, and content creation. The agreement shall be renewed annually, and the current agreement will be expired on December 31, 2025. For the six months ended December 31, 2024, and 2023, $6,280 and $2,185 service income were earned from V22, respectively. For the years ended June 30, 2024, and 2023, $4,137 and $29,393 service income were earned from V22, respectively.

Bunji Property Limited

Since April 2022, Xact entered into a Digital Marketing Agreement with Bunji Property Limited (“Bunji”). Mr. Terence Cheung, our Chief Executive Officer, served as a Director and a substantial shareholder of Bunji. Under this agreement, Xact provided Bunji with a variety of digital marketing services, including Facebook and Google search advertising, display advertising, social media management, and content creation. The agreement shall be renewed annually, and the current agreement will be expired on December 31, 2025. For the six months ended December 31, 2024, and 2023, $Nil and $929 service income were earned from Bunji, respectively. For the years ended June 30, 2024, and 2023, $999 and $20,298 service income were earned from Bunji, respectively.

Coco Alexandra PR & Events Limited

Since April 2022, Xact has entered into five service agreements with Coco Alexandra PR & Events Limited (“Coco PR”), one of the substantial shareholders of the Company. Under these agreements, Xact provided various public relations, events strategy, management, advertising, and other related services for five projects. As of the date of this prospectus, all projects had been completed. For the six months ended December 31, 2024, and 2023, $Nil and $6,809 service income were earned from Coco PR, respectively. For the years ended June 30, 2024, and 2023, $6,809 and $221,815 service income were earned from Coco PR, respectively. Besides, for the year ended June 30, 2023, $36 expense reimbursement was received from Coco PR and recorded as other income.

Management Fee Agreement

Since October 2021, Xact entered into a management fee agreement with Raeon International Limited (“Raeon”). Under this agreement, Raeon has provided administration, finance, and operating services. Raeon has also provided office space, utility, and support staff for the Company. This management fee agreement with a monthly fee of HK$100,000 is expired on February 28, 2025 and is not renewed as of the date of this prospectus. For the six months ended December 31, 2024, and 2023, $76,807 and $61,304 management fee expenses were incurred to Raeon, respectively. For the years ended June 30, 2024, and 2023, $137,935 and $122,547 management fee expenses were incurred to Raeon, respectively.

Agency Engagement Agreement and Supplementary Agreement

Voltage X Innovations Limited (“VX Innovations”), an entity incorporated on May 15, 2024 under the laws of Seychelles, was incorporated for the purpose to conduct the digital marketing and public relations business operation in Taiwan, Australia and the UK. These operations were previously carried out under the trade name “Voltage Public Relations” by Coco Alexandra PR & Events Limited (“VPR”).

On March 1, 2022, Coco Alexandra PR & Events Limited entered into an agreement for transfer of business contracts and interests with Voltage X Innovations Limited, under which Coco Alexandra PR & Events Limited agreed to transfer all overseas (non-Hong Kong) client contracts, trades, economic rights, and interests, including all relevant accounting books and records, to Voltage X Innovations Limited.

VPR, along with VX Innovations, and four counterparties, entered into four supplementary agreements in July 2022 and March 2023, to facilitate the transfer of all past, ongoing, and future overseas business activities associated with the Voltage Public Relations brand to VX Innovations. These agreements were designed to ensure that upon the incorporation of VX Innovations, all business activities would seamlessly transition to and continue under VX Innovations. In return for transferring the Voltage Public Relations business portfolio to VX Innovations, Lun Tak Po was allotted existing shares in Voltage X through VPR. This strategic realignment allows VX Innovations to leverage the established market presence of VX to enhance its operational scope and market reach.

On July 1, 2022, VPR along with VX Innovations, entered into various engagement agreements and supplementary agreements with Raeon Global Limited, Raeon International Property Management Services (VIC) Pty Limited, and Top Tree International Consulting Limited (the “Agents”), engaging them as the agents of introduce business and provide client support services in the United Kingdom, Australia, and Taiwan, respectively, to the Company. The Agents can reimburse any cost incurred in relations to their services provided to the Company. The agreement may be terminated by providing 30 days’ written notice by either party.

On March 1, 2023, VX Innovations entered into an engagement agreement and supplementary agreement with Insight Property Wealth Pty Limited (“IPW”) to engage IPW as the agent of introduce business and provide client support services in Australia to the Company. IPW can reimburse any cost incurred in relations to its services provided to the Company. The agreement may be terminated by providing 30 days’ written notice by either party.

These agency engagement and supplementary agreements aimed to facilitate the transfer of all past, ongoing, and future overseas business activities associated with the Voltage Public Relations brand to VX Innovations. They were also designed to ensure that upon the incorporation of VX Innovations, all business activities would seamlessly transition to and continue under VX Innovations.

Raeon International Property Management Service (VIC) Pty Limited

Mr. Terence Cheung, our Chief Executive Officer, served as key management personnel and a substantial shareholder of Raeon International Property Management Service (VIC) Pty Limited (“RIPMS”). For the six months ended December 31, 2024, and 2023, $540,000 and $540,000 service income were earned from RIPMS, respectively. For the years ended June 30, 2024, and 2023, $1,098,145 and $1,080,000 service income were earned from RIPMS, respectively.

Top Tree International Consulting Limited

Mr. Wong Chun Lam, our previous Director of Voltage X and VX Innovations, served as key management personnel of Top Tree International Consulting Limited (“Top Tree”). For the six months ended December 31, 2024, and 2023, $240,000 and $360,000 service income were earned from Top Tree, respectively. For the years ended June 30, 2024, and 2023, $734,324 and $720,000 service income were earned from Top Tree, respectively. Mr. Wong was resigned his director position of Voltage X on August 8, 2024, and director position of VX Innovations on November 1, 2024, respectively.

Insight Property Wealth Pty Limited

Mr. Terence Cheung, our Chief Executive Officer, served as key management personnel of Insight Property Wealth Pty Limited. For the six months ended December 31, 2024, and 2023, $305,656 and $305,685 service income were earned from IPW, respectively. For the years ended June 30, 2024, and 2023, $621.202 and $200,936 service income were earned from IPW, respectively.

Consultancy and Rental Agreement

Bunji Property Limited

Since July 2022, VPR entered into a services agreement with Bunji. Mr. Terence Cheung, our Chief Executive Officer, served as a Director and a substantial shareholder of Bunji. Under this agreement, Bunji provided services to potential clients of seminar for delivering services of VPR to the potential clients, such as public relation, marketing research, sales training. The agreement shall be renewed annually, and the current agreement will be expired on June 30, 2026. For the six months ended December 31, 2024, and 2023, $111,890 and $111,890 consultancy expenses were incurred to Bunji, respectively. For the years ended June 30, 2024, and 2023, $223,779 and $223,779 consultancy expenses were incurred to Bunji, respectively.

Tskcheung Enterprises (HK) Limited

Since July 2022, VPR entered into a services agreement with Tskcheung Enterprises (HK) Limited (“Tskcheung”). Mr. Terence Cheung, our Chief Executive Officer, served as a Director and sole shareholder of Tskcheung. Under this agreement, Tskcheung provided services to potential clients of seminar for delivering services of VPR to the potential clients, such as public relation, marketing research, sales training. The agreement shall be renewed annually, and the current agreement will be expired on June 30, 2026. For the six months ended December 31, 2024, and 2023, $300,000 and $300,000 consultancy expenses were incurred to Tskcheung, respectively. For the years ended June 30, 2024, and 2023, $600,000 and $700,000 consultancy expenses were incurred to Tskcheung, respectively.

V22 Event Space Management Limited

Since July 2022, VPR entered into a rental agreement with V22. Mr. Terence Cheung, our Chief Executive Officer, served as a Director of and a substantial shareholder of V22. Under this agreement, VPR can full access of TV screens, AV systems, computer and furniture of V22. For the six months ended December 31, 2024, and 2023, $123,393 and $123,393 rental expenses were incurred to V22, respectively. For the years ended June 30, 2024, and 2023, $246,787 and $205,655 rental expenses were incurred to V22, respectively.

Expense reimbursed by a related party

Raeon International Limited

For the six months ended December 31, 2024 and 2023, $135 and $135 telephone and internet expenses were reimbursed by Raeon, respectively. For the years ended June 30, 2024 and 2023, $1,544 and $Nil travelling expenses; and $270 and $270 telephone and internet expenses were reimbursed by Raeon, respectively.

DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted company and our affairs are governed by our memorandum and articles of association, as amended from time to time, and the Companies Act (as revised) of the Cayman Islands, which we refer to as the Companies Act below, and the common law of Cayman Islands.

As of the date of this prospectus, our authorized share capital is US$50,000 divided into 50,000,000,000 shares of a nominal or par value of USD0.000001 each consisting of (i) 49,999,900,000 Class A Ordinary Shares of a nominal or par value of USD0.000001 each (“Class A Ordinary Shares”) and (ii) 100,000 Class B Ordinary Shares of a nominal or par value of USD 0.000001 each (“Class B Ordinary Shares”, together with the Class A Ordinary Shares the “Ordinary Shares”). As of the date of this prospectus, [•] Class A Ordinary Shares and [•] Class B Ordinary Shares are issued and outstanding.

Our share capital comprises Class A Ordinary Shares and Class B Ordinary Shares. Each Class A Ordinary share entitles the holder the right to one vote per share and each Class B Ordinary Share entitles the holder the right to 10,000 votes per share.

Immediately prior to the completion of this offering, we will have [•] Class A Ordinary Shares issued and outstanding (if the underwriters’ over-allotment option is not exercised). All of our Class A Ordinary Shares issued and outstanding prior to the completion of the offering are and will be fully paid, and all of our shares to be issued in the offering will be issued as fully paid.

Listing

We have applied to list the Class A Ordinary Shares on the Nasdaq Capital Market under the symbol “[•].”

Transfer Agent and Registrar

The transfer agent and registrar for the Class A Ordinary Shares is VStock Transfer, LLC, at 18 Lafayette Place, Woodmere, NY 11598.

Our Post-Offering Memorandum and Articles of Association

We will conditionally adopt an amended and restated memorandum and articles of association, which will become effective and replace our current memorandum and articles of association in its entirety immediately prior to the completion of this offering. The following are summaries of certain material provisions of the post-offering memorandum and articles of association and of the Companies Act, insofar as they relate to the material terms of our Class A Ordinary Shares.

Objects of Our Company.    Under our post-offering memorandum and articles of association, the objects of our Company are unrestricted, and we are capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit, as provided by section 27(2) of the Companies Act.

Class A Ordinary Shares.    Our Class A Ordinary Shares are issued in registered form and are issued when registered in our register of members. We may not issue shares to bearer. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

Conversion.    Each Class B Ordinary Share is convertible into one Class A Ordinary Share at any time at the option of the holder thereof. Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances.

Dividends.    The holders of our Class A Ordinary Shares are entitled to such dividends as may be declared by our board of directors. Our post-offering memorandum and articles of association provide that dividends may be declared and paid out of the funds of our company lawfully available therefor. Under the laws of the Cayman Islands, our Company may pay a dividend out of either profit or share premium account; provided that in no circumstances may a dividend be paid out of our share premium if this would result in our Company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights.    Voting at any meeting of shareholders is by show of hands unless a poll is demanded. A poll may be demanded by:

•        the chairperson of such meeting;

•        by at least three shareholders present in person or by proxy for the time being entitled to vote at the meeting;

•        by shareholder(s) present in person or by proxy representing not less than one-tenth of the total voting rights of all shareholders having the right to vote at the meeting; and

•        by shareholder(s) present in person or by proxy and holding shares in us conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all shares conferring that right.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the Ordinary Shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the issued and outstanding Ordinary Shares at a meeting. A special resolution will be required for important matters such as a change of name, making changes to our post-offering memorandum and articles of association, a reduction of our share capital and the winding up of our company. Our shareholders may, among other things, divide or combine their shares by ordinary resolution.

General Meetings of Shareholders.    As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our post-offering memorandum and articles of association provide that we shall, if required by the Companies Act, in each year hold a general meeting as our annual general meeting, and shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors. General meetings, including annual general meetings, may be held at such times and in any location in the world as may be determined by the Board. A general meeting or any class meeting may also be held by means of such telephone, electronic or other communication facilities as to permit all persons participating in the meeting to communicate with each other, and participation in such a meeting constitutes presence at such meeting.

Shareholders’ general meetings may be convened by the chairperson of our board of directors or by a majority of our board of directors. Advance notice of at least seven clear days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. A quorum required for any general meeting of shareholders consists of, at the time when the meeting proceeds to business, two shareholders holding shares which carry in aggregate (or representing by proxy) not less than one-third in nominal value of the total issued voting shares in our company entitled to vote at such general meeting.

The Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our post-offering articles of association do not provide our shareholders with any right to put proposals before annual general meetings or extraordinary general meetings. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.

Transfer of Class A Ordinary Shares.    Subject to the restrictions set out below, any of our shareholders may transfer all or any of his or her Class A Ordinary Shares by an instrument of transfer in the usual or common form or in a form prescribed by Nasdaq or any other form approved by our board of directors. Notwithstanding the foregoing, Class A Ordinary Shares may also be transferred in accordance with the applicable rules and regulations of Nasdaq.

Our board of directors may, in its absolute discretion, decline to register any transfer of any Class A Ordinary Share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any Class A Ordinary Share unless:

•        the instrument of transfer is lodged with us, accompanied by the certificate for the shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

•        the instrument of transfer is in respect of only one class of shares;

•        the instrument of transfer is properly stamped, if required;

•        in the case of a transfer to joint holders, the number of joint holders to whom the Class A Ordinary Share is to be transferred does not exceed four; and

•        a fee of such maximum sum as the Nasdaq may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required in accordance with the rules of the Nasdaq, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year as our board may determine. The period of 30 days may be extended for a further period not exceeding 30 days in respect of any year if approved by our shareholders by ordinary resolution.

Liquidation.    On the winding up of our company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, such assets will be distributed so that, as nearly as may be, the losses are borne by our shareholders in proportion to the par value of the shares held by them.

Calls on Shares and Forfeiture of Shares.    Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares.    We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined by our board of directors. Our Company may also repurchase any of our shares on such terms and in such manner as have been approved by our board of directors. Under the Companies Act, the redemption or repurchase of any share may be paid out of our company’s profits, share premium or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares.    Whenever the capital of our company is divided into different classes the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be varied with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation, allotment or issue of further shares ranking pari passu with such existing class of shares.

Issuance of Additional Shares.    Our post-offering memorandum and articles of association authorizes our board of directors to issue additional Ordinary Shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Our post-offering memorandum and articles of association also authorizes our board of directors to establish from time to time one or more series of preference shares and to determine, with respect to any series of preference shares, the terms and rights of that series, including, among other things:

•        the designation of the series;

•        the number of shares of the series;

•        the dividend rights, dividend rates, conversion rights and voting rights; and

•        the rights and terms of redemption and liquidation preferences.

Our board of directors may issue preference shares without action by our shareholders to the extent of available authorized but unissued shares. Issuance of these shares may dilute the voting power of holders of Class A Ordinary Shares.

Inspection of Books and Records.    Holders of our Class A Ordinary Shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records (except for our memorandum and articles of association, register of mortgages and charges and a list of directors). However, our post-offering memorandum and articles of association have provisions that provide our shareholders the right to inspect our register of shareholders without charge, and to receive our annual audited financial statements. See “Where You Can Find Additional Information.”

Anti-Takeover Provisions.    Some provisions of our post-offering memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that:

•        authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders; and

•        limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our post-offering memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our Company.

Exempted Company.    We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

•        does not have to file an annual return of its shareholders with the Registrar of Companies;

•        is not required to open its register of members for inspection;

•        does not have to hold an annual general meeting;

•        may issue shares with no par value;

•        may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

•        may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•        may register as an exempted limited duration company; and

•        may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older companies acts of England but does not follow recent English statutory enactments and accordingly there are significant differences between the Companies Act and the current companies act of England. In addition, the Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the State of Delaware in the United States and their shareholders.

Mergers and Similar Arrangements.    The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provided the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by seventy-five per cent in value of the members or class of members, as the case may be, with whom the arrangement is to be made and a majority in number of each class of creditors with whom the arrangement is to be made, and who must in addition represent seventy-five per cent in value of each such class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

•        the statutory provisions as to the required majority vote have been met;

•        the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

•        the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

•        the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of a dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, save that objectors to a takeover offer may apply to the Grand Court of the Cayman Islands for various orders that the Grand Court of the Cayman Islands has a broad discretion to make, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

The Companies Act also contains statutory provisions which provide that a company may present a petition to the Grand Court of the Cayman Islands for the appointment of a restructuring officer on the grounds that the company (a) is or is likely to become unable to pay its debts within the meaning of section 93 of the Companies Act; and (b) intends to present a compromise or arrangement to its creditors (or classes thereof) either, pursuant to the Companies Act, the law of a foreign country or by way of a consensual restructuring. The petition may be presented by a company acting by its directors, without a resolution of its members or an express power in its articles of association. On hearing such a petition, the Cayman Islands court may, among other things, make an order appointing a restructuring officer or make any other order as the court thinks fit.

Shareholders’ Suits.    In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

•        a company acts or proposes to act illegally or ultra vires;

•        the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

•        those who control the company are perpetrating a “fraud on the minority.”

Our post-offering articles of association contains a provision by which our shareholders waive any claim or right of action that they may have, both individually and on our behalf, against any director in relation to any action or failure to take action by such director in the performance of his or her duties with or for our Company, except in respect of any fraud, willful default or dishonesty of such director.

Indemnification of Directors and Executive Officers and Limitation of Liability.    Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our post-offering memorandum and articles of association provide that that we shall indemnify our directors and officers (but not including auditors), and their personal representatives, against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such persons, other than by reason of such person’s dishonesty, wilful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties.    Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act in good faith in the best interests of the company, a duty not to make a personal profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent.    Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law permits us to eliminate the right of shareholders to act by written consent and our post-offering articles of association provide that any action required or permitted to be taken at any general meetings may be taken upon the vote of shareholders at a general meeting duly noticed and convened in accordance with our post-offering amended and restated articles of association and may not be taken by written consent of the shareholders without a meeting.

Shareholder Proposals.    Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our post-offering articles of association do not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting.    Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our post-offering articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors.    Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our post-offering articles of association, subject to certain restrictions as contained therein, directors may be removed with or without cause, by an ordinary resolution of our shareholders. An appointment of a director may be on terms that the director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between the company and the director, if any; but no such term shall be implied in the absence of express provision. Under our post-offering articles of association, a director’s office shall be vacated if the director (i) becomes bankrupt or has a receiving order made against him or suspends payment or compounds with his creditors; (ii) is found to be or becomes of unsound mind or dies; (iii) resigns his office by notice in writing to the company; (iv) without special leave of absence from our board of directors, is absent from three consecutive meetings of the board and the board resolves that his office be vacated; (v) is prohibited by law from being a director or; (vi) is removed from office pursuant to the laws of the Cayman Islands or any other provisions of our post-offering amended and restated articles of association.

Transactions with Interested Shareholders.    The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up.    Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares.    Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our post-offering articles of association, if our share capital is divided into more than one class of shares, the rights attached to any such class may only be varied with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class.

Amendment of Governing Documents.    Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under Cayman Islands law, our post-offering memorandum and articles of association may only be amended with a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders.    There are no limitations imposed by our post-offering memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our post-offering memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Anti-Money Laundering Matters

In order to comply with legislation or regulations aimed at the prevention of money laundering, the Company may be required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, the Company may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

The Company reserves the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

The Company also reserves the right to refuse to make any redemption payment to a shareholder if directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure compliance with any such laws or regulations in any applicable jurisdiction.

Economic substance legislation of the Cayman Islands

The Cayman Islands, together with several other non-European Union jurisdictions, have recently introduced legislation aimed at addressing concerns raised by the Council of the European Union as to offshore structures engaged in certain activities which attract profits without real economic activity. With effect from January 1, 2019, the International Tax Co-operation (Economic Substance) Act, (Revised) (the “Substance Act”) came into force in the Cayman Islands introducing certain economic substance requirements for in-scope Cayman Islands entities which are engaged in certain “relevant activities,” which in the case of exempted companies incorporated before January 1, 2019, will apply in respect of financial years commencing July 1, 2019, onwards. As we are a Cayman Islands company, compliance obligations include filing annual notifications for the Company, which need to state whether we are carrying out any relevant activities and if so, whether we have satisfied economic substance tests to the extent required under the Substance Act. As it is a new regime, it is anticipated that the Substance Act will evolve and be subject to further clarification and amendments. We may need to allocate additional resources to keep updated with these developments, and may have to make changes to our operations in order to comply with all requirements under the Substance Act. Failure to satisfy these requirements may subject us to penalties under the Substance Act.

History of Share Issuances in relation to Class A Ordinary Shares

The following is a summary of our securities issuances in the past three years.

Voltage X Limited was incorporated in the Cayman Islands as an exempted company with limited liability on May 29, 2024. Upon incorporation, our Company had issued one ordinary share of a par value of US$0.000001 (each an “Ordinary Share” and collectively the “Ordinary Shares”) to TMF Nominees Ltd. as the initial subscriber. On the same day, such one Ordinary Share was transferred to Terence Cheung (formerly known as CHEUNG Terence Shiu Kay) (“Terence Cheung”).

On May 29, 2024, 99 Ordinary Shares were allotted and issued to Terence Cheung.

On June 21, 2024, the then sole shareholder of the Company passed resolutions to (i) convert 49,999,899,900 authorized but unissued Ordinary Shares into 49,999,899,900 class A ordinary shares of par value US$0.000001 each (the “Class A Ordinary Shares”), (ii) convert 100,000 authorized but unissued Ordinary Shares into 100,000 class B ordinary shares of par value US$0.000001 each (the “Class B Ordinary Shares”) and (iii) convert the 100 Ordinary Shares held in the name of Terence Cheung to 100 Class A Ordinary Shares.

On June 28, 2024, 100 issued Ordinary Shares held in the name of Terence Cheung were re-designated into 100 Class A Ordinary Shares.

On August 16, 2024, the Company issued an aggregate of 1,211,001 Class A Ordinary Shares to three independent consulting firms through share participation agreements as part of a strategic incentive to bring them in as new shareholders, aiming to leverage their networks, experience, and market presence to support the Company’s business development and visibility. These shareholders were not employees, directors, or service providers at the time of the issuance, and no services were rendered or committed in exchange for the shares at the time of issuance.

We have also issued the following Class A Ordinary Shares, par value US$0.000001 per share, to certain investors:

Investors	Date of Issuance	Number of Class A Ordinary Shares
Issued to 9 investors an aggregate of 15,999,900 Class A Ordinary Shares and 100,000 Class B Ordinary Shares	June 28, 2024	15,999,900
Issued to 3 investors an aggregate of 1,211,001 Class A Ordinary Shares	August 16, 2024	1,211,001

SHARES ELIGIBLE FOR FUTURE SALE

Before our initial public offering, there has not been a public market for our Class A Ordinary Shares, and although we expect to make an application for the Class A Ordinary Shares to be listed on the Nasdaq Capital Market, a regular trading market for our Class A Ordinary Shares may not develop. Future sales of substantial amounts of shares of our Class A Ordinary Shares in the public market after our initial public offering, or the possibility of these sales occurring, could cause the prevailing market price for our Class A Ordinary Shares to fall or impair our ability to raise equity capital in the future. Upon completion of this offering, we will have issued and outstanding Class A Ordinary Shares held by public shareholders representing approximately [•]% of our issued and outstanding Class A Ordinary Shares if the underwriters do not exercise their over-allotment option, and approximately [•]% of our issued and outstanding Class A Ordinary Shares if the underwriters exercise their over-allotment option in full. All of the Class A Ordinary Shares sold in this offering will be freely transferable by persons other than our “affiliates” without restriction or further registration under the Securities Act.

Lock-Up Agreements

Our officers, directors, any other corporate insiders and 5% stockholders have agreed, subject to certain exceptions, to a “lock-up” for a period of 180 days following the effective date of this prospectus with respect to the ordinary shares that they beneficially own, including the issuance of shares upon the exercise of convertible securities and options that are currently outstanding or which may be issued. This means that, for a period of 180 days following the effective date of this prospectus, such persons may not offer, sell, pledge or otherwise transfer or dispose of, directly or indirectly, these securities without the prior written consent of the Representative. In addition, we, including any of our successors, have agreed for a period of 90 days from the closing of this offering, that each will not (a) offer, sell, or otherwise transfer or dispose of, directly or indirectly, any ordinary shares of the Company or any securities convertible into or exercisable or exchangeable for ordinary shares; or (b) file or caused to be filed any registration statement with the SEC relating to the offering of any ordinary shares of the Company or any securities convertible into or exercisable or exchangeable for ordinary shares. The underwriters have no present intention to waive or shorten the lock-up period; however, the terms of the lock-up agreements may be waived at its discretion. In determining whether to waive the terms of the lock-up agreements, the underwriters may base their decision on their assessment of the relative strengths of the securities markets and companies similar to ours in general, and the trading pattern of, and demand for, our securities in general.

Rule 144

All of our Class A Ordinary Shares issued and outstanding prior to the completion of this offering are “restricted securities” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act.

In general, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, a person who is not deemed to have been our affiliate at any time during the three months preceding a sale and who has beneficially owned restricted securities within the meaning of Rule 144 for more than six months would be entitled to sell an unlimited number of those shares, subject only to the availability of current public information about us. A non-affiliate who has beneficially owned restricted securities for at least one year from the later of the date these shares were acquired from us or from our affiliate would be entitled to freely sell those shares.

A person who is deemed to be an affiliate of ours and who has beneficially owned “restricted securities” for at least six months would be entitled to sell, within any three-month period, a number of shares that is not more than the greater of:

•        1% of the number of Ordinary Shares then issued and outstanding, in the form of Ordinary Shares or otherwise, which will equal approximately [•] Class A Ordinary Shares immediately after this offering, assuming the underwriters do not exercise their over-allotment option; or

•        the average weekly trading volume of the Class A Ordinary Shares on the Nasdaq Capital Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants, or advisors who purchases our Class A Ordinary Shares from us in connection with a compensatory stock plan or other written agreement executed prior to the completion of this offering is eligible to resell those Class A Ordinary Shares in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. However, the Rule 701 shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Regulation S

Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus-delivery requirements of the Securities Act.

MATERIAL INCOME TAX CONSIDERATION

The following summary of the material Australia, Hong Kong, Cayman Islands and United States federal income tax consequences of an investment in our Class A Ordinary Shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our Class A Ordinary Shares, such as the tax consequences under state, local, and other tax laws.

Australian Taxation

The following discussions provide a general summary of the material Australian income tax, stamp duty, capital fain tax and goods and services tax considerations generally applicable to the acquisition, ownership, and disposal by the absolute beneficial owners of the Ordinary Shares issued by us.

This discussion is based upon existing Australian tax law as of the date of this prospectus, which is subject to change, possibly retrospectively. This discussion does not address all aspects of Australian tax law, which may be important to particular investors in light of their investment circumstances, such as shares held by investors subject to special tax rules (for example, financial institutions, insurance companies, or tax-exempt organizations).

It does not purport to address all possible tax situations that may be relevant to a decision to purchase, own, or deposit our Ordinary Shares. It is included herein solely for preliminary information purposes and is not intended to be, nor should it be construed to be, legal or tax advice. We, our officers, employees, taxation or other advisers do not accept any liability or responsibility in respect of any statement concerning taxation consequences or the taxation consequences.

Prospective purchasers of our Class A Ordinary Shares should consult their tax advisers on the applicable tax consequences related to the ownership of our Class A Ordinary Shares, based on their particular circumstances, which may include but not limited to Australian and foreign income and other tax considerations of the acquisition, ownership and disposition of the shares generally.

The comments in this section deal only with the Australian taxation implications of the ownership and disposition of our Ordinary shares if you hold our Ordinary shares as investments on a capital account. In addition, this summary does not discuss any non-Australian or state tax considerations, other than stamp duty and goods and services tax.

For this summary, a holder of our Class A Ordinary Shares that is not an Australian tax resident and is not carrying on business in Australia at or through a permanent establishment is referred to as a “Non-Australian Holder”.

Conversely, for the purposes of this summary, a holder that is an Australian tax resident or is carrying on business in Australia at or through a permanent establishment is referred to as an “Australian Resident Holder”.

Please be aware that the residence concept used in this section applies for Australian tax assessment purposes only. Any reference in this section to a tax, duty, levy impost, or other charge or withholding of a similar nature refers to Australia’s tax laws and/or concepts only. Also, please note that a reference to Australian income tax encompasses corporate income tax and personal income tax generally.

Taxation of Dividends

Australia operates a dividend imputation system under which dividends may be declared to be “franked” to the extent of tax paid on company profits from which the dividend is sourced. Fully franked dividends are not subject to dividend withholding tax when paid to Non-Australian Shareholders. An exemption for dividend withholding tax can also apply to unfranked dividends that are declared to be conduit foreign income (“CFI”) and paid to Non-Australian Shareholders. Dividend withholding tax will be imposed at 30%, unless a shareholder is a resident of a country with which Australia has a double taxation agreement and qualifies for the benefits of the treaty. Under the provisions of the current Double Taxation Convention between Australia and the United States, the Australian tax withheld on unfranked dividends that are not declared to be CFI paid by us to a resident of the United States which is beneficially entitled to that dividend is limited to 15% where that resident is a qualified person for the purposes of the Double Taxation Convention between Australia and the United States.

If a Non-Australian Shareholder is a company that is a qualified person for the purposes of the Double Taxation Convention between Australia and the United States and owns a 10% or more interest, the Australian tax withheld on dividends paid by us to which a resident of the United States is beneficially entitled is limited to 5%. In limited circumstances the rate of withholding can be reduced to zero.

Tax on Sales or other Dispositions of Shares — Capital Gains Tax

Non-Australian Shareholders will not be subject to Australian capital gains tax on the gain made on a sale or other disposal of ordinary shares, unless they, together with their associates, hold 10% or more of our issued capital, at the time of disposal or for 12 months of the last 2 years prior to disposal and more than 50% of our direct or indirect assets, determined by reference to market value, consists of Australian land, leasehold interests or Australian mining, quarrying or prospecting rights. The Double Taxation Convention between the United States and Australia does not limit Australia’s right to tax any gain in these circumstances. Net capital gains are calculated after reduction for capital losses, which may only be offset against capital gains.

Tax on Sales or other Dispositions of Shares — Shareholders Holding Shares on Revenue Account

Some Non-Australian Shareholders may hold shares on revenue rather than on capital account for example, share traders. These shareholders may have the gains made on the sale or other disposal of the shares included in their assessable income under the ordinary income taxing provisions of the income tax law, if the gains are sourced in Australia.

Non-Australian Shareholders assessable under these ordinary income provisions in respect of gains made on shares held on revenue account would be assessed for such gains at the Australian tax rates for non-Australian residents, which start at a marginal rate of 32.5% for individuals. A Temporary Budget Repair Levy of 2% that may also apply in certain circumstances. Some relief from Australian income tax may be available to Non-Australian Shareholders under the Double Taxation Convention between the United States and Australia.

To the extent an amount would be included in a Non-Australian Shareholder’s assessable income under both the capital gains tax provisions and the ordinary income provisions, the capital gain amount would generally be reduced, so that the shareholder would not be subject to double tax on any part of the income gain or capital gain.

Dual Residency

If a shareholder is a resident of both Australia and the United States under those countries’ domestic taxation laws, that shareholder may be subject to tax as an Australian resident. If, however, the shareholder is deemed to be a U.S. resident for the purposes of the Double Taxation Convention between the United States and Australia, the Australian tax would be subject to limitation by the Double Taxation Convention. Shareholders should obtain specialist taxation advice in these circumstances.

Stamp Duty

In general terms, no stamp duty is payable on the issue and trading of shares that are quoted on the Nasdaq. However, stamp duty may be payable if there is an acquisition of 90% or more of all of our issued shares in certain circumstances.

Australian Estate Taxes/Death Duty

Australia does not have any form of estate tax or death duty. As a general rule, no capital gains tax liability is realized upon the inheritance of a deceased person’s shares. The disposal of inherited shares by beneficiaries may, however, give rise to a capital gains tax liability if the gain falls within the scope of Australia’s jurisdiction to tax.

Goods and Services Tax

The issue or transfer of shares to a non-Australian resident investor will not incur Australian goods and services tax.

THE DISCUSSION ABOVE IS A SUMMARY OF THE AUSTRALIAN TAX CONSEQUENCES OF AN INVESTMENT IN OUR ORDINARY SHARES AND IS BASED UPON LAWS AND RELEVANT INTERPRETATIONS THEREOF IN EFFECT AS OF THE DATE OF THIS REGISTRATION STATEMENT, ALL

OF WHICH ARE SUBJECT TO CHANGE, POSSIBLY WITH RETROACTIVE EFFECT. EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO IT OF AN INVESTMENT IN OUR ORDINARY SHARES IN LIGHT OF THE INVESTOR’S OWN CIRCUMSTANCES

Hong Kong Taxation

No tax is imposed in Hong Kong in respect of capital gains from the sale of property, such as our Class A Ordinary Shares. Generally, gains arising from disposal of the Ordinary Shares which are held more than two years are considered capital in nature. However, trading gains from the sale of property by persons carrying on a trade, profession or business in Hong Kong where such gains are derived from or arise in Hong Kong from such trade, profession or business will be chargeable to Hong Kong profit tax. Liability for Hong Kong profits tax would therefore arise in respect of trading gains from the sale of Ordinary Shares realized by persons in the course of carrying on a business of trading or dealing in securities in Hong Kong where the purchase or sale contracts are effected (being negotiated, concluded and/or executed) in Hong Kong. Effective from April 1, 2018, profits tax is levied on a two-tiered profits tax rate basis, with the first HK$2 million of profits being taxed at 8.25% for corporations and 7.5% for unincorporated businesses, and profits exceeding the first HK$2 million being taxed at 16.5% for corporations and 15% for unincorporated businesses.

In addition, Hong Kong does not impose withholding tax on gains derived from the sale of stock in Hong Kong companies and does not impose withholding tax on dividends paid outside of Hong Kong by Hong Kong companies. Accordingly, investors will not be subject to Hong Kong withholding tax with respect to a disposition of their Ordinary Shares or with respect to the receipt of dividends on their Ordinary Shares, if any. No income tax treaty relevant to the acquiring, withholding or dealing in the Ordinary Shares exists between Hong Kong and the United States.

Seychelles Taxation

Seychelles does not impose tax on capital gains arising from the sale of property, such as our ordinary shares in respect of international business companies (IBC) incorporated under the International Business Companies Act, 2016 (IBC Act). VX Innovations and VX Holdings are IBCs. Under the IBC Act, (a) the transfers of property to or by an IBC, (b) transactions in respect of the shares, debt obligations or other securities of an IBC; (c) the creation, variation or discharge of a charge or other security interests over any property of an IBC; and (d) other transactions relating to the business or assets of an IBC, are exempt from the payment of stamp duty.

Seychelles does not impose withholding tax on capital gains derived from the sale of shares, nor does it impose withholding tax on dividends paid by IBCs to either local or foreign investors, where the IBCs do not have assessable income in Seychelles. Accordingly, investors will not be subject to Seychelles withholding tax on a disposition of their Ordinary Shares or on any dividends received in connection with their Ordinary Shares.

Currently, Seychelles has not entered into any tax treaties with the United States that would impact the acquisition, ownership, or disposal of Ordinary Shares or alter the tax treatment described above.

Cayman Islands Taxation

We have been advised by Conyers Dill & Pearman, our counsel as to the laws of the Cayman Islands, that the Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty applicable to us except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. No stamp duty is payable in the Cayman Islands for transfer of shares of Cayman Islands companies except those which hold interests in land in the Cayman Islands. The Cayman Islands is a party to a double tax treaty entered into with the United Kingdom in 2010 but otherwise is not party to any double tax treaties. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Our Company was incorporated under the laws of the Cayman Islands as an exempted company and has received an undertaking pursuant to the Tax Concessions Act of the Cayman Islands to the effect that, for a period of 20 years from December 19, 2024, no law which is thereafter enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to our Company or its operations; and that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable (a) on or in respect of the shares, debentures or other obligations of our Company; or (b) by way of the withholding in whole or in part of any relevant payment as defined in the Tax Concessions Act of the Cayman Islands.

Payments of dividends and capital in respect of our Class A Ordinary Shares will not be subject to taxation in the Cayman Islands and no withholding will be required under Cayman Islands laws on the payment of a dividend or capital to any holder of our Class A Ordinary Shares, nor will gains derived from the disposal of our Class A Ordinary Shares be subject to Cayman Islands income or corporate tax.

United States Federal Income Taxation

WE URGE POTENTIAL PURCHASERS OF OUR CLASS A ORDINARY SHARES TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, OWNING, AND DISPOSING OF OUR CLASS A ORDINARY SHARES.

The following does not address the tax consequences to any particular investor or to persons in special tax situations such as:

•        banks;

•        financial institutions;

•        insurance companies;

•        regulated investment companies;

•        real estate investment trusts;

•        broker-dealers;

•        persons that elect to mark their securities to market;

•        U.S. expatriates or former long-term residents of the U.S.;

•        governments, agencies, or instrumentalities thereof;

•        tax-exempt entities;

•        persons liable for alternative minimum tax;

•        persons holding our Class A Ordinary Shares as part of a straddle, hedging, conversion, or integrated transaction;

•        persons that actually or constructively own 10% or more of our voting power or value (including by reason of owning our Class A Ordinary Shares);

•        persons who acquired our Class A Ordinary Shares pursuant to the exercise of any employee share option or otherwise as compensation;

•        persons holding our Class A Ordinary Shares through partnerships or other pass-through entities;

•        beneficiaries of a Trust holding our Class A Ordinary Shares; or

•        persons holding our Class A Ordinary Shares through a trust.

The discussion set forth below is addressed only to U.S. Holders that purchase Class A Ordinary Shares in this offering. Prospective purchasers are urged to consult their own tax advisors about the application of the U.S. federal income tax rules to their particular circumstances as well as the state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our Class A Ordinary Shares.

Material Tax Consequences Applicable to U.S. Holders of Our Class A Ordinary Shares

The following sets forth the material U.S. federal income tax consequences related to the ownership and disposition of our Class A Ordinary Shares. It is directed to U.S. Holders (as defined below) of our Class A Ordinary Shares and is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This description does not deal with all possible tax consequences relating to ownership and disposition of our Class A Ordinary Shares or U.S. tax laws, other than the U.S. federal income tax laws, such as the tax consequences under non-U.S. tax laws, state, local and other tax laws.

The following brief description applies only to U.S. Holders (defined below) that hold Class A Ordinary Shares as capital assets and that have the U.S. dollar as their functional currency. This brief description is based on the federal income tax laws of the United States in effect as of the date of this prospectus and on U.S. Treasury regulations in effect or, in some cases, proposed, as of the date of this prospectus, as well as judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which change could apply retroactively and could affect the tax consequences described below.

The brief description below of the U.S. federal income tax consequences to “U.S. Holders” will apply to you if you are a beneficial owner of Class A Ordinary Shares and you are, for U.S. federal income tax purposes,

•        an individual who is a citizen or resident of the United States;

•        a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

•        an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•        a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (or other entities treated as a partnership for United States federal income tax purposes) is a beneficial owner of our Class A Ordinary Shares, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. Partnerships and partners of a partnership holding our Class A Ordinary Shares are urged to consult their tax advisors regarding an investment in our Class A Ordinary Shares.

Taxation of Dividends and Other Distributions on our Class A Ordinary Shares

Subject to the PFIC rules discussed below, the gross amount of distributions made by us to you with respect to the Class A Ordinary Shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the Class A Ordinary Shares are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are not a PFIC (defined below) for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. Because there is not an income tax treaty between the United States and the Cayman Islands, clause (1) above can be satisfied only if the Class A Ordinary Shares are readily tradable on an established securities market in the United States. Under U.S. Internal Revenue Service authority, Class A Ordinary Shares are considered for purpose of clause (1) above to be readily tradable on an established securities market in the United States if they are listed on certain exchanges, which presently include the NYSE and the Nasdaq Stock Market. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our Class A Ordinary Shares, including the effects of any change in law after the date of this prospectus.

Dividends will constitute foreign source income for foreign tax credit limitation purposes. If the dividends are taxed as qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by the reduced rate divided by the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us with respect to our Class A Ordinary Shares will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.”

To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your Class A Ordinary Shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

Taxation of Dispositions of Class A Ordinary Shares

Subject to the passive foreign investment company rules discussed below, you will recognize taxable gain or loss on any sale, exchange, or other taxable disposition of a share equal to the difference between the amount realized (in U.S. dollars) for the share and your tax basis (in U.S. dollars) in the Class A Ordinary Shares. The gain or loss will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the Class A Ordinary Shares for more than one year, you will generally be eligible for reduced tax rates. The deductibility of capital losses is subject to limitations. Any such gain or loss that you recognize will generally be treated as United States source income or loss for foreign tax credit limitation purposes which will generally limit the availability of foreign tax credits.

Passive Foreign Investment Company (“PFIC”)

A non-U.S. corporation is considered a PFIC, as defined in Section 1297(a) of the US Internal Revenue Code, for any taxable year if either:

•        at least 75% of its gross income for such taxable year is passive income; or

•        at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

Passive income generally includes dividends, interest, rents, and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock. In determining the value and composition of our assets for purposes of the PFIC asset test, (1) the cash we raise in this offering will generally be considered to be held for the production of passive income and (2) the value of our assets must be determined based on the market value of our Class A Ordinary Shares from time to time, which could cause the value of our non-passive assets to be less than 50% of the value of all of our assets (including the cash raised in this offering) on any particular quarterly testing date for purposes of the asset test.

Based on our operations and the composition of our assets we do not expect to be treated as a PFIC under the current PFIC rules. We must make a separate determination each year as to whether we are a PFIC. However, there can be no assurance with respect to our status as a PFIC for our current taxable year or any future taxable year. Depending on the amount of cash we raise in this offering, together with any other assets held for the production of passive income, it is possible that, for our current taxable year or for any subsequent taxable year, more than 50% of our assets may be assets held for the production of passive income. We will make this determination following the end of any particular tax year. In addition, because the value of our assets for purposes of the asset test will generally be determined based on the market price of our Class A Ordinary Shares and because cash is generally considered to be an asset held for the production of passive income, our PFIC status will depend in large part on the market price of our Class A Ordinary Shares and the amount of cash we raise in this offering. Accordingly, fluctuations in the market price of the Class A Ordinary Shares may cause us to become a PFIC. In addition, the application of the PFIC rules is subject to uncertainty in several respects and the composition of our income and assets will be affected by how, and how quickly, we spend the cash we raise in this offering. We are under no obligation to take steps to reduce the risk of our being classified as a PFIC, and as stated above, the determination of the value of our assets will depend upon material facts (including the market price of our Class A Ordinary Shares from time to time and the amount of cash we raise in this offering) that may not be within our control. If we are a PFIC for any year during which you hold Class A Ordinary Shares, we will continue to be treated as a PFIC for all succeeding years during which you hold Class A Ordinary Shares. If we cease to be a PFIC and you did not previously make a timely “mark-to-market” election as described below, you may avoid some of the adverse effects of the PFIC regime by making a “purging election” (as described below) with respect to the Class A Ordinary Shares.

If we are a PFIC for your taxable year(s) during which you hold Class A Ordinary Shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the Class A Ordinary Shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the Class A Ordinary Shares will be treated as an excess distribution. Under these special tax rules:

•        the excess distribution or gain will be allocated ratably over your holding period for the Class A Ordinary Shares;

•        the amount allocated to your current taxable year, and any amount allocated to any of your taxable year(s) prior to the first taxable year in which we were a PFIC, will be treated as ordinary income, and

•        the amount allocated to each of your other taxable year(s) will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the Class A Ordinary Shares cannot be treated as capital, even if you hold the Class A Ordinary Shares as capital assets.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election under Section 1296 of the US Internal Revenue Code for such stock to elect out of the tax treatment discussed above. If you make a mark-to-market election for first taxable year which you hold (or are deemed to hold) Class A Ordinary Shares and for which we are determined to be a PFIC, you will include in your income each year an amount equal to the excess, if any, of the fair market value of the Class A Ordinary Shares as of the close of such taxable year over your adjusted basis in such Class A Ordinary Shares, which excess will be treated as ordinary income and not capital gain. You are allowed an ordinary loss for the excess, if any, of the adjusted basis of the Class A Ordinary Shares over their fair market value as of the close of the taxable year. Such ordinary loss, however, is allowable only to the extent of any net mark-to-market gains on the Class A Ordinary Shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the Class A Ordinary Shares, are treated as ordinary income. Class A Ordinary loss treatment also applies to any loss realized on the actual sale or disposition of the Class A Ordinary Shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such Ordinary Shares. Your basis in the Class A Ordinary Shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed above under “— Taxation of Dividends and Other Distributions on our Class A Ordinary Shares” generally would not apply.

The mark-to-market election is available only for “marketable stock”, which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), including the Nasdaq Capital Market. If the Class A Ordinary Shares are regularly traded on the Nasdaq Capital Market and if you are a holder of Ordinary Shares, the mark-to-market election would be available to you were we to be or become a PFIC.

Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election under Section 1295(b) of the US Internal Revenue Code with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. The qualified electing fund election, however, is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election. If you hold Ordinary Shares in any taxable year in which we are a PFIC, you will be required to file U.S. Internal Revenue Service Form 8621 in each such year and provide certain annual information regarding such Ordinary Shares, including regarding distributions received on the Class A Ordinary Shares and any gain realized on the disposition of the Class A Ordinary Shares.

If you do not make a timely “mark-to-market” election (as described above), and if we were a PFIC at any time during the period you hold our Class A Ordinary Shares, then such Ordinary Shares will continue to be treated as stock of a PFIC with respect to you even if we cease to be a PFIC in a future year, unless you make a “purging election” for the year we cease to be a PFIC. A “purging election” creates a deemed sale of such Ordinary Shares at their fair market value on the last day of the last year in which we are treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, you will have a new basis (equal to the fair market value of the Class A Ordinary Shares on the last day of the last year in which we are treated as a PFIC) and holding period (which new holding period will begin the day after such last day) in your Class A Ordinary Shares for tax purposes.

IRC Section 1014(a) provides for a step-up in basis to the fair market value for our Class A Ordinary Shares when inherited from a decedent that was previously a holder of our Class A Ordinary Shares. However, if we are determined to be a PFIC and a decedent that was a U.S. Holder did not make either a timely qualified electing fund election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) our Class A Ordinary Shares, or a mark-to-market election and ownership of those Ordinary Shares are inherited, a special provision in IRC Section 1291(e) provides that the new U.S. Holder’s basis should be reduced by an amount equal to the Section 1014 basis minus the decedent’s adjusted basis just before death. As such if we are determined to be a PFIC at any time prior to a decedent’s passing, the PFIC rules will cause any new U.S. Holder that inherits our Class A Ordinary Shares from a U.S. Holder to not get a step-up in basis under Section 1014 and instead will receive a carryover basis in those Ordinary Shares.

You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our Class A Ordinary Shares and the elections discussed above.

Information Reporting and Backup Withholding

Dividend payments with respect to our Class A Ordinary Shares and proceeds from the sale, exchange or redemption of our Class A Ordinary Shares may be subject to information reporting to the U.S. Internal Revenue Service and possible U.S. backup withholding under Section 3406 of the US Internal Revenue Code with at a current flat rate of 24%. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on U.S. Internal Revenue Service Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on U.S. Internal Revenue Service Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the U.S. Internal Revenue Service and furnishing any required information. We do not intend to withhold taxes for individual shareholders. Transactions effected through certain brokers or other intermediaries, however, may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

Under the Hiring Incentives to Restore Employment Act of 2010, certain U.S. Holders are required to report information relating to our Class A Ordinary Shares, subject to certain exceptions (including an exception for Ordinary Shares held in accounts maintained by certain financial institutions), by attaching a complete Internal Revenue Service Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold Ordinary Shares.

UNDERWRITING

We will enter into an underwriting agreement with WallachBeth Capital LLC, as representative of the several underwriters in this offering (the “Representative” or “WallachBeth”), with respect to the Class A Ordinary Shares to be sold in this offering. Subject to certain conditions, we have agreed to sell to the underwriters named below, and the underwriters have severally agreed to purchase, the number of Class A Ordinary Shares at the initial public offering price provided below opposite their respective names less the underwriting discounts, as set forth on the cover page of this prospectus and as indicated below.

Underwriters	Number of Class A Ordinary Shares
WallachBeth Capital LLC	[•]
Total	[•]

A copy of the underwriting agreement will be filed as an exhibit to the registration statement of which this prospectus is part.

The underwriters are offering the Class A Ordinary Shares subject to their acceptance of the Class A Ordinary Shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the securities offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the securities if any such securities are taken.

Discounts and Expenses

The underwriting discounts are equal to 7% of the initial public offering price.

The underwriters have advised us that they propose to offer the Class A Ordinary Shares to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of $[•] per share. The underwriters may allow, and certain dealers may reallow, a discount from the concession not in excess of $[•] per share to certain brokers and dealers. After this offering, the public offering price, concession, and reallowance to dealers may be changed by the Representative. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus. The Class A Ordinary Shares are offered by the underwriters as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. The underwriters have informed us that they do not intend to confirm sales to any accounts over which they exercise discretionary authority.

The following table shows the public offering price, underwriting discount, and proceeds, before expenses, to us.

	Per Class A Ordinary Share		Total
Public offering price	$	[•]	$	[•]
Underwriting discounts(1)	$	[•]	$	[•]
Proceeds, before expenses, to us	$	[•]	$	[•]

____________

(1)      The underwriting discounts are equal to 7% of the initial public offering price set forth on the cover of this prospectus.

We have agreed to reimburse the underwriters for certain out-of-pocket expenses incurred by them up to an aggregate of $190,000 (including the Advance, as defined below), including, but not limited to, travel, due diligence expenses, reasonable fees and expenses of its legal counsel, roadshow and background check on the Company’s principals, with respect to this offering. We have paid an expense deposit of $10,000 (the “Advance”) to the underwriters, which will be applied against the out-of-pocket accountable expenses that will be reimbursed by us in connection with this offering. Any portion of the Advance will be returned to us in the event it is not actually incurred in accordance with FINRA Rule 5110(g)(4)(A).

We have also agreed to reimburse the underwriters by deduction from the net proceeds of the offering contemplated herein, for their non-accountable expenses equal to 1% of the offering proceeds raised in this offering at closing.

We estimate that expenses payable by us in connection with this offering, other than the underwriting discounts referred to above and underwriter expense reimbursement, will be approximately $[•].

Except as disclosed in this prospectus, the Representative has not received and will not receive from us any other item of compensation or expense in connection with this offering considered by FINRA to be underwriting compensation under FINRA Rule 5110.

Right of First Refusal

We have agreed to grant to WallachBeth for a period of nine (9) months following the closing of this offering, a right of first refusal, exercisable at the sole discretion of WallachBeth, to provide investment banking services to the Company on an exclusive basis for acting as the sole investment banker, sole book-runner and/or sole placement agent in connection with for each and every future public and private equity and debt offering, including all equity-linked financings (each being referred to as a subject transaction), of the Company, or any successor to or any subsidiary of the Company, during such nine (9) month period, on terms and conditions as mutually agreed by WallachBeth and the Company. In accordance with FINRA Rule 5110(g)(6)(A)(i), such right of first refusal shall not have a duration of more than three years from the commencement of sales of the public offering or the termination date of the engagement between us and WallachBeth. Such right of first refusal is also subject to FINRA Rule 5110(g), which grants us a right of termination for cause, which includes that we may terminate the underwriter’s engagement upon the underwriter’s material failure to provide the underwriting services required by the underwriting agreement. Our exercise of the right of termination for cause will eliminate any obligations with respect to the right of first refusal set forth above.

Tail Financing

WallachBeth will be entitled to a commission of 7% of the gross proceeds raised, calculated in the manner set forth therein, with respect to any public or private offering or other financing or capital-raising transaction of any kind (“Tail Financing”) to the extent that such financing or capital is provided to the Company by investors whom the WallachBeth had introduced to us prior to the consummation of this offering if such Tail Financing is consummated at any time during the engagement period of WallachBeth or within the eighteen (18) month period following the expiration or termination of the engagement period (the “Tail Period”), provided that such Tail Financing is by a party actually introduced to us in an offering in which the we have direct knowledge of such party’s participation, provided, however, that we have the right to terminate its engagement of the WallachBeth for cause in compliance with FINRA Rule 5110(g)(5)(B)(i), which termination for cause eliminates our obligations with respect to the tail. We, in our sole discretion, have the right to reject any investor introduced to it by WallachBeth.

Lock-Up Agreements

Our officers, directors, any other corporate insiders and 5% stockholders have agreed, subject to certain exceptions, to a “lock-up” for a period of 180 days following the effective date of this prospectus with respect to the ordinary shares that they beneficially own, including the issuance of shares upon the exercise of convertible securities and options that are currently outstanding or which may be issued. This means that, for a period of 180 days following the effective date of this prospectus, such persons may not offer, sell, pledge or otherwise transfer or dispose of, directly or indirectly, these securities without the prior written consent of the Representative. In addition, we, including any of our successors, have agreed for a period of 90 days from the closing of this offering, that each will not (a) offer, sell, or otherwise transfer or dispose of, directly or indirectly, any ordinary shares of the Company or any securities convertible into or exercisable or exchangeable for ordinary shares; or (b) file or caused to be filed any registration statement with the SEC relating to the offering of any ordinary shares of the Company or any securities convertible into or exercisable or exchangeable for ordinary shares. The underwriters have no present intention to waive or shorten the lock-up period; however, the terms of the lock-up agreements may be waived at its discretion. In determining whether to waive the terms of the lock-up agreements, the underwriters may base their decision on their assessment of the relative strengths of the securities markets and companies similar to ours in general, and the trading pattern of, and demand for, our securities in general.

Listing

We will apply to list the Class A Ordinary Shares on Nasdaq under the symbol “[•].” We make no representation that such application will be approved or that our Class A Ordinary Shares will trade on such market either now or at any time in the future. However, we will not complete this offering unless our Class A Ordinary Shares are listed.

Price Stabilization, Short Positions, and Penalty Bids

Until the distribution of the Class A ordinary shares offered by this prospectus is completed, rules of the SEC may limit the ability of the underwriters to bid for and to purchase our Class A ordinary shares. As an exception to these rules, in connection with this offering, the underwriters may engage in transactions that stabilize, maintain, or otherwise affect the price of our Class A Ordinary Shares in accordance with Regulation M under the Exchange Act.

Specifically, the underwriters may engage in over-allotment sales, syndicate covering transactions, stabilizing transactions, and penalty bids in accordance with Regulation M.

•        Stabilizing transactions consist of bids or purchases made by the underwriters for the purpose of preventing or slowing a decline in the market price of our securities while this offering is in progress.

•        Short sales and over-allotments occur when the underwriters, on behalf of the underwriting syndicate, sells more of our shares than they purchase from us in this offering. In order to cover the resulting short position, the managing underwriter may engage in syndicate covering transactions. There is no contractual limit on the size of any syndicate covering transaction. The underwriters will deliver a prospectus in connection with any such short sales. Purchasers of shares sold short by the underwriters are entitled to the same remedies under the federal securities laws as any other purchaser of units covered by the registration statement.

•        Syndicate covering transactions are bids for or purchases of our securities on the open market by the managing underwriter on behalf of the underwriters in order to reduce a short position incurred by the managing underwriter on behalf of the underwriters.

•        A penalty bid is an arrangement permitting the managing underwriter to reclaim the selling concession that would otherwise accrue to an underwriter if the Class A Ordinary Shares originally sold by the underwriter were later repurchased by the managing underwriter and therefore were not effectively sold to the public by such underwriter.

The underwriters may also bid for, and purchase, our Class A Ordinary Shares in market making transactions, including “passive” market making transactions as described below.

These activities may have the effect of raising or maintaining the market price of our Class A ordinary shares or preventing or delaying a decline in the market price of our Class A ordinary shares which may stabilize or maintain the market price of our Class A Ordinary Shares at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities and may discontinue any of these activities at any time without notice. These transactions may be effected on the Nasdaq Capital Market, in the over-the-counter market, or otherwise. As a result, the price of our Class A ordinary shares may be higher than the price that might otherwise exist in the open market.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the prices of our Class A Ordinary Shares. These transactions may occur on Nasdaq or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Stamp Taxes

If you purchase Class A Ordinary Shares offered by this prospectus, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the initial public offering price listed on the cover page of this prospectus.

Electronic Distribution

A prospectus in electronic format may be made available on websites or through other online services maintained by one or more of the underwriters of this offering, or by their affiliates. Other than the prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

In connection with this offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Selling Restrictions Outside the United States

No action may be taken in any jurisdiction other than the United States that would permit a public offering of the Class A Ordinary Shares or the possession, circulation, or distribution of this prospectus in any jurisdiction where action for that purpose is required. Accordingly, the Class A Ordinary Shares may not be offered or sold, directly or indirectly, and neither the prospectus nor any other offering material or advertisements in connection with the Class A Ordinary Shares may be distributed or published in or from any country or jurisdiction except under circumstances that will result in compliance with any applicable laws, rules and regulations of any such country or jurisdiction. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any Class A Ordinary Shares offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, or ASIC, in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001, or the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the common shares may only be made to persons, or the Exempt Investors, who are (i) sophisticated investors (within the meaning of section 708(8) of the Corporations Act), (ii) professional investors (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The common shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring the shares must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding Underwriting discounts that we expect to incur in connection with this offering. With the exception of the SEC registration fee, the FINRA filing fee, and the Nasdaq Capital Market listing fee, all amounts are estimates.

Securities and Exchange Commission Registration Fee	USD$ [•]
Nasdaq Capital Market Listing Fee	USD$ [•]
FINRA Filing Fee	USD$ [•]
Legal Fees and Expenses	USD$ [•]
Accounting Fees and Expenses	USD$ [•]
Printing and Engraving Expenses	USD$ [•]
Transfer Agent Expenses	USD$ [•]
Miscellaneous Expenses	USD$ [•]
Total Expenses	USD$ [•]

These expenses will be borne by us. Underwriting discounts will be borne by us in proportion to the numbers of Class A Ordinary Shares sold in the offering.

LEGAL MATTERS

We are being represented by Hunter Taubman Fischer & Li LLC with respect to certain legal matters as to United States federal securities and New York State law. The validity of the Class A Ordinary Shares offered in this offering and certain other legal matters as to Cayman Islands law will be passed upon for us by Conyers Dill & Pearman. Legal matters as to Australia law will be passed upon for us by Lamco AU. Legal matters as to Seychelles law will be passed upon for us by Appleby (Seychelles). Legal matters as to Hong Kong law will be passed upon for us by Lo, Wong & Tsui. Certain legal matters as to the United States federal securities and New York law in connection with this offering will be passed upon for the underwriters by Sichenzia Ross Ference Carmel LLP.

EXPERTS

The consolidated financial statements for the fiscal years ended June 30, 2024, and 2023, included in this prospectus have been so included in reliance on the report of Zhen Hui Certified Public Accountants, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The office of Zhen Hui Certified Public Accountants is located at Units 1403 – 1404, Dominion Centre, 43 – 59 Queen’s Road East, Wan Chai, Hong Kong.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement, of which this prospectus forms a part, including relevant exhibits, with the SEC on Form F-1 under the Securities Act with respect to the Class A Ordinary Shares to be sold in this offering. This prospectus, which constitutes a part of the registration statement on Form F-1, does not contain all of the information contained in the registration statement. You should read our registration statements and their exhibits and schedules for further information with respect to us and the Class A Ordinary Shares.

Immediately upon the effectiveness of the registration statement on Form F-1 of which this prospectus forms a part, we will become subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov. You can request copies of documents, upon payment of a duplicating fee, by writing to the SEC.

VOLTAGE X LIMITED
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders
Voltage X Limited

Opinion on the financial statements

We have audited the accompanying consolidated statement of financial position of Voltage X Limited and its subsidiaries (the “Group”) as of 30 June 2023 and 2024, the related consolidated statement of profit or loss and other comprehensive income, consolidated statement of changes in equity, and consolidated statement of cash flows for the years ended 30 June 2023 and 2024, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Group as of 30 June 2023 and 2024, and the results of its operations and its cash flows for the years ended 30 June 2023 and 2024, in conformity with International Financial Reporting Standards, as issued by the International Accounting Standards Board.

Basis for opinion

These consolidated financial statements are the responsibility of the Group’s management. Our responsibility is to express an opinion on the Group’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Group in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Group is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Group’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ ZHEN HUI Certified Public Accountants

We have served as the Group’s auditor for the IPO project.

Hong Kong

June 25, 2025

VOLTAGE X LIMITED
CONSOLIDATED STATEMENT OF PROFIT OR LOSS
AND OTHER COMPREHENSIVE INCOME

	Notes	Year ended 30 June
		2024	2023
		US$	US$
Revenue	4, 5
– Independent Third Parties		2,064,275	1,534,464
– Related Parties		2,530,857	2,549,343
		4,595,132	4,083,807
Cost of sales
– Independent Third Parties		(1,892,356)	(1,248,849)
– Related Parties		(1,070,566)	(1,129,434)
		(2,962,922)	(2,378,283)
Gross profit		1,632,210	1,705,524
Other revenue	6
– Independent Third Parties		1,096	19,669
– Related Parties		—	36
		1,096	19,705
Administrative expenses
– Independent Third Parties		(322,265)	(406,969)
– Related Parties		(139,748)	(122,817)
		(462,013)	(529,786)

Finance costs	7	(4,498)	(8,174)
Profit before taxation		1,166,795	1,187,269
Income tax	9(a)	(200,688)	(200,238)
Profit for the year	8	966,107	987,031
Other comprehensive loss for the year:
Items that may be reclassified subsequently to profit or loss:
Exchange difference on translation of financial statements of overseas subsidiaries		(554)	(157)
Profit and total comprehensive income attributable to the owners of the Company for the year		965,553	986,874
Earnings per share:
Basic and diluted	11	0.06	0.06

The above consolidated statement of profit or loss and other comprehensive income should be read in conjunction with the accompanying notes.

VOLTAGE X LIMITED
CONSOLIDATED STATEMENT OF FINANCIAL POSITION

	Notes	At 30 June
		2024	2023
		US$	US$
NON-CURRENT ASSETS
Property, plant and equipment	14	13,435	14,737
Right-of-use assets	15	196,434	259,280
		209,869	274,017
CURRENT ASSETS
Trade receivables	16
– Independent Third Parties		1,063,391	747,761
– Related Parties		3,868,122	2,101,024
Deposits and prepayment		3,317	4,897
Cash and cash equivalents	17(a)	132,322	87,445
		5,067,152	2,941,127
CURRENT LIABILITIES
Trade payables	18
– Independent Third Parties		893,140	346,519
– Related Parties		1,519,682	1,135,874
Accruals and other payables
– Independent Third Parties		59,984	73,550
– Related Parties		6,826	—
Contract liabilities	4	38,412	—
Amounts due to a director	19	133,732	155,777
Amounts due to related companies	20	52,949	17,080
Loan from a related company	21	193,871	229,690
Lease liabilities	22	46,563	45,008
Tax payable	9(c)	400,926	200,238
		3,346,085	2,203,736
NET CURRENT ASSETS		1,721,067	737,391
NON-CURRENT LIABILITIES
Lease liabilities	22	(80,729)	(126,870)
		(80,729)	(126,870)
NET ASSETS		1,850,207	884,538
CAPITAL AND RESERVES
Share capital	23	116	12,765
Reserves	27	12,054	(157)
Retained profits		1,838,037	871,930
TOTAL EQUITY		1,850,207	884,538

The above consolidated statement of financial position should be read in conjunction with the accompanying notes.

VOLTAGE X LIMITED
CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

	Share capital	Exchange reserve	Merger reserves	(Accumulated losses)/ Retained profits	Total
	US$	US$	US$	US$	US$
Balance at 1 July 2022	127	—	—	(115,101)	(114,974)
Issue of shares	12,638	—	—	—	12,638
Profit for the year	—	—	—	987,031	987,031
Other comprehensive expense	—	(157)	—	—	(157)
Total comprehensive (expense)/income for the year	—	(157)	—	987,031	986,874

Balance at 30 June 2023	12,765	(157)	—	871,930	884,538
Issue of shares	116	—	—	—	116
Group re-organization	(12,765)	—	12,765	—	—
Profit for the year	—	—	—	966,107	966,107
Other comprehensive expense	—	(554)	—	—	(554)
Total comprehensive (expense)/income for the year	—	(554)	—	966,107	965,553
Balance at 30 June 2024	116	(711)	12,765	1,838,037	1,850,207

The above consolidated statement of changes in equity should be read in conjunction with the accompanying notes.

VOLTAGE X LIMITED
CONSOLIDATED STATEMENT OF CASH FLOWS

	Notes	Year ended 30 June
		2024	2023
		US$	US$
OPERATING ACTIVITIES
Cash generated from operations	17(b)	132,832	91,415
Tax paid:
Tax paid/refunded		—	—
Net cash generated from operating activities		132,832	91,415

INVESTING ACTIVITIES
Purchases of property, plant and equipment	14	(2,627)	(10,463)
Payments for right-of-use assets		—	(87,803)
Interest received		529	124
Net cash used in investing activities		(2,098)	(98,142)

FINANCING ACTIVITIES
(Decrease)/increase in loan from a related company		(35,819)	102,571
Issue of share capital		116	12,638
Repayment of lease liabilities	17(c)	(45,044)	(57,848)
Interest paid for lease liabilities	7	(4,498)	(8,174)
Net cash (used in)/generated from financing activities		(85,245)	49,187
NET INCREASE IN CASH AND CASH EQUIVALENTS		45,489	42,460
CASH AND CASH EQUIVALENTS AT THE BEGINNING OF THE YEAR		87,445	45,121
Effect of foreign exchange rates changes		(612)	(136)
CASH AND CASH EQUIVALENTS AT THE END OF THE YEAR	17(a)	132,322	87,445

The above consolidated statement of cash flows should be read in conjunction with the accompanying notes.

VOLTAGE X LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.      CORPORATE INFORMATION

The Company was incorporated in the Cayman Islands under the Companies Act (as revised) of the Cayman Islands as an exempted company with limited liability on 29 May 2024. Details of its subsidiaries are set out in note 13 to the consolidated financial statements. The address of the registered office is located at Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman KY1-1111, Cayman Islands.

The Company and its subsidiary, Voltage X Holdings Limited are investment holding companies. The principal subsidiaries, Voltage X Innovations Limited and Xact Digital Limited are mainly engaged in public relations, digital marketing strategy, social media management, video production, creative design, influencer strategy and event management across multichannels. Voltage X Australia Pty Limited is a newly incorporated company which not yet commenced business.

In connection with the initial listing of shares of the Company on Nasdaq, the consolidated financial statements are presented in USD, which is also the Company’s functional and the Group’s presentation currency.

2.      BASIS OF PREPARATION AND PRESENTATION

2.1    Group reorganization (“Reorganization”) and basis of preparation of the consolidated financial statements

Pursuant to the Reorganization, the Company became the holding company of the companies now comprising the Group on 28 June 2024. The companies now comprising the Group have been under the common control and beneficially owned by Terence Cheung and Lun Tak Po (“Controlling shareholders”) throughout the reporting period or since their respective dates of incorporation up to 30 June 2024. As such, the Reorganization is effectively interspersing a shell company over the subsidiaries, in which Voltage X Innovations Limited and Xact Digital Limited are only operating entity of the Group, and there was a continuation of risks and benefits to the Controlling Shareholders. Accordingly, the Reorganization has been accounted for as if the Company had always been the holding company of the Group throughout the reporting period.

The consolidated statements of profit or loss and other comprehensive income, consolidated statements of changes in equity and consolidated statements of cash flows including the results and cash flows of the companies now comprising the Group have been prepared as if the current group structure had been in existence throughout the reporting period or since their respective dates of incorporation up to 30 June 2024, whichever is the shorter period. The consolidated statements of financial position of the Group as at 30 June 2023 and 30 June 2024 have been prepared to present the assets and liabilities of the companies now comprising the Group as if the current group structure had been in existence as at those dates.

The consolidated financial statements has been prepared in accordance with International Financial Reporting Standards (“IFRS”) issued by the International Accounting Standards Board (“IASB”). IFRSs comprise the following authoritative literature:

•        International Financial Reporting Standards (“IFRS”);

•        International Accounting Standards (“IAS”);

•        Interpretations developed by the IFRS Interpretations Committee (IFRIC Interpretations) or its predecessor body, the Standing Interpretations Committee (SIC Interpretations).

The consolidated financial statements has been prepared by historical basis. Historical cost is generally based on the fair value of the consideration given in exchange for goods and services.

The preparation of the consolidated financial statements in conformity with IFRS requires the use of certain critical accounting estimates. It also requires management to exercise its judgement in the process of applying the Group’s accounting policies. The areas involving a higher degree of judgement or complexity, or areas where assumptions and estimates are significant to the consolidated financial statements are disclosed in Note 3.

VOLTAGE X LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.      BASIS OF PREPARATION AND PRESENTATION (cont.)

The material accounting policies applied in the preparation of the consolidated financial statement have been consistently applied to all the years presented, unless otherwise stated.

Other than those material accounting policies information as disclosed elsewhere in this consolidated financial statements, a summary of the other accounting policies information has been set out in Note 2.4 to this consolidated financial statements.

2.2    New standards and interpretations adopted

Application of new and revised IFRSs

For the purpose of preparing and presenting the consolidated financial statements for the reporting period, the Group has early adopted all the new and revised IFRSs issued by the IASB that are effective for its accounting period beginning on 1 July 2023, together with the relevant transitional provision, throughout the reporting period.

2.3    New standards and interpretations not yet been adopted

The Group has not early applied the following new and amended standards and interpretation that have been issued but are not yet effective:

Effective for accounting periods beginning on or after
Amendments to IAS 1	Classification of Liabilities Current or Non-current	1 January 2024
Amendments to IAS 1	Non-current Liabilities Covenants	1 January 2024
Amendments to IFRS 16	Lease Liability in a Sale Leaseback	1 January 2024
Amendments to IAS 7 and IFRS 7	Supplier finance arrangements	1 January 2024
Amendments to IAS 21	Lack of Exchangeability	1 January 2025
Amendments to IFRS 9 and IFRS 7	Financial Instruments Standards	1 January 2026
IFRS 18	Presentation and in Financial Statements	1 January 2027
IFRS 19 and IFRS 7	Subsidiaries without Public Accountability: Disclosures	1 January 2027
Amendments to IFRS 10 and IAS 28	Sale or Contribution of between an Investor and its Associate or Joint venture	To be determined

The Group has already commenced an assessment of the impact of these amendments, certain of which are relevant to the Group’s operations. According to the preliminary assessment made by the directors, no significant impact on the financial performance and positions of the Group is expected when they become effective.

2.4    Material accounting policies information

2.4.1 Principles of consolidation

(a)     Subsidiaries

Subsidiaries are entities (including structured entities) over which the Group has control. The Group controls an entity when the Group is exposed to, or has rights to, variable returns from its involvement with the entity and has the ability to affect those returns through its power over the entity. The Group has power over an entity when the Group has existing rights that give it current ability to direct the relevant activities, i.e. activities that significantly affect the entity’s returns. Subsidiaries are consolidated from the date on which control is transferred to the Group. They are deconsolidated from the date that control ceases.

VOLTAGE X LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.      BASIS OF PREPARATION AND PRESENTATION (cont.)

Inter-company transactions, balances and unrealized gains on transactions between group companies are eliminated. Unrealized losses are also eliminated unless the transaction provides evidence of an impairment of the transferred asset. Accounting policies of subsidiaries have been changed where necessary to ensure consistency with the policies adopted by the Group.

Non-controlling interests in the results and equity of subsidiaries are shown separately in the consolidated statement of profit or loss, consolidated statement of other comprehensive income, consolidated statement of changes in equity and consolidated statement of financial position respectively.

In the Company’s statement of financial position, investments in subsidiaries are accounted for at cost less impairment. Cost includes direct attributable costs of investment. The results of subsidiaries are accounted for by the Company on the basis of dividend received and receivable.

Impairment test of the investments in subsidiaries is required upon receiving a dividend from these investments if the dividend exceeds the total comprehensive income of the subsidiary in the period the dividend is declared or if the carrying amount of the investment in the separate financial statements exceeds the carrying amount of the investee’s net assets including goodwill.

(b)    Changes in ownership interests

The Group treats transactions with non-controlling interests that do not result in a loss of control as transactions with equity owners of the Group. A change in ownership interest results in an adjustment between the carrying amounts of the controlling and non-controlling interests to reflect their relative interests in the subsidiary. Any difference between the amount of the adjustment to non-controlling interests and any consideration paid or received is recognized in a separate reserve within equity attributable to owners of the Company.

When the Group ceases to consolidate or equity account for an investment because of a loss of control, joint control or significant influence, any retained interest in the entity is remeasured to its fair value, with the change in carrying amount recognized in profit or loss. This fair value becomes the initial carrying amount for the purposes of subsequently accounting for the retained interest as an associate or financial asset. In addition, any amounts previously recognized in other comprehensive income in respect of that entity are accounted for as if the Group had directly disposed of the related assets or liabilities. This may mean that amounts previously recognized in other comprehensive income are reclassified to profit or loss or transferred to another category of equity as specified/permitted by applicable IFRS.

2.4.2 Merger accounting for business combination under common control

This consolidated financial statements includes the financial statements of the entities now comprising the Group for the reporting period. As explained in note 2.1 to the consolidated financial statements, the acquisition of subsidiaries and business under common control has been accounted for using merger accounting.

The merger accounting involves incorporating the financial statement items of the combining entities or businesses in which the common control combination occurs as if they had been combined from the date when the combining entities or businesses first came under the control of the controlling party.

The consolidated statements of profit or loss and other comprehensive income and consolidated statements of cash flows include the results and cash flows of the combining entities from the earliest date presented or since the date when the combining entities first came under the common control, where this is a shorter period, regardless of the date of the common control combination.

The consolidated statements of financial position have been prepared to present the assets and liabilities of the combining entities as if the Group structure had been in existence at the end of each reporting period. The net assets of the combining entities are combined using the existing book values from the controlling party’s perspective. No amount is recognized in respect of goodwill or gain on bargain purchase at the time of common control combination, to the extent of the continuation of the controlling party’s interest.

VOLTAGE X LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.      BASIS OF PREPARATION AND PRESENTATION (cont.)

There was no adjustment made to the net assets nor the net profit or loss of any combining entities in order to achieve consistency of the Group’s accounting policies.

2.4.3 Foreign currency translation

(a)     Functional and presentation currency

Items included in the financial statements of each of the Group’s entities are measured using the currency of the primary economic environment in which the entity operates (“the functional currency”). In connection with the initial listing of shares of the Company on Nasdaq, the consolidated financial statements are presented in United States Dollar (“USD”), which is also the Company’s functional and the Group’s presentation currency.

(b)    Transactions and balances

Foreign currency transactions are translated into the functional currency using the exchange rates at the dates of the transactions. Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation of monetary assets and liabilities denominated in foreign currencies at year end exchange rates are generally recognized in profit or loss. They are deferred in equity if they relate to qualifying cash flow hedges.

Non-monetary items that are measured at fair value in a foreign currency are translated using the exchange rates at the date when the fair value was determined. Translation differences on assets and liabilities carried at fair value are reported as part of the fair value gain or loss. For example, translation differences on non-monetary assets and liabilities such as equities held at FVPL are recognized in profit or loss as part of the fair value gain or loss and translation differences on non-monetary assets such as equities classified as fair value through other comprehensive income are recognized in other comprehensive income.

(c)     Group companies

The results and financial position of all the Group entities that have a functional currency different from the presentation currency are translated into the presentation currency as follows:

•        assets and liabilities for each statement of financial position of the Group’s entities are translated at the closing rate at the end of the reporting period;

•        income and expenses for each income statement of the Group’s entities are translated at average exchange rates (unless this average is not a reasonable approximation of the cumulative effect of the rates prevailing on the transaction dates, in which case income and expenses are translated at the dates of the transactions); and

•        all resulting exchange differences are recognized in other comprehensive income.

On consolidation, exchange differences arising from the translation of the net investment in foreign operations are taken to other comprehensive income. When a foreign operation is partially disposed of or sold, exchange differences that were recorded in equity are reclassified to profit or loss, as part of the gain or loss on sale.

2.4.4 Property, plant and equipment

All property, plant and equipment are stated at historical costs less accumulated depreciation and accumulated impairment charges. Historical costs include expenditures that are directly attributable to the acquisition of the items.

Depreciation is calculated to write off the cost or valuation of items of property, plant and equipment, less their estimated residual value, if any, using the straight line method over their estimated useful lives as follows:

Computer equipment	20%
Office equipment	20%

VOLTAGE X LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.      BASIS OF PREPARATION AND PRESENTATION (cont.)

Subsequent costs are included in the asset’s carrying amount or recognized as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the asset will flow to the Group and the cost of the item can be measured reliably. The carrying amount of the replaced part is derecognized. All other repairs and maintenance are charged to the consolidated statement of comprehensive income during the periods in which they are incurred.

The assets’ residual values and useful lives are reviewed, and adjusted if appropriate, at each reporting date.

An asset’s carrying amount is written down immediately to its recoverable amount if the asset’s carrying amount is greater than its estimated recoverable amount (Note 2.4.5).

Gains and losses on disposal are determined by comparing the proceeds with the carrying amounts. These are included in the consolidated statement of comprehensive income.

2.4.5 Credit losses and impairment of assets

(1)    Credit losses from financial assets

The Group recognizes a loss allowance for expected credit losses (“ECL”) on the financial assets measured at amortized cost (including cash and cash equivalents, trade and other receivables).

Financial assets measured at fair value are not subject to the ECL assessment.

Measurement of ECL

ECL are a probability-weighted estimate of credit losses. Credit losses are measured as the present value of all expected cash shortfalls (i.e. the difference between the cash flows due to the Group in accordance with the contract and the cash flows that the Group expects to receive).

For undrawn loan commitments, expected cash shortfalls are measured as the difference between (i) the contractual cash flows that would be due to the Group if the holder of the loan commitment draws down on the loan and (ii) the cash flows that the Group expects to receive if the loan is drawn down.

The expected cash shortfalls are discounted using the following discount rates where the effect of discounting is material:

•        fixed-rate financial assets, trade and other receivables and contract assets:

effective interest rate determined at initial recognition or an approximation thereof;

•        variable-rate financial assets: current effective interest rate;

•        lease receivables: discount rate used in the measurement of the lease receivable;

•        loan commitments: current risk-free rate adjusted for risks specific to the cash flows.

The maximum period considered when estimating ECL is the maximum contractual period over which the Group is exposed to credit risk.

In measuring ECL, the Group takes into account reasonable and supportable information that is available without undue cost or effort. This includes information about past events, current conditions and forecasts of future economic conditions.

ECL are measured on either of the following bases:

•        12-month ECL: these are losses that are expected to result from possible default events within the 12 months after the reporting date; and

VOLTAGE X LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.      BASIS OF PREPARATION AND PRESENTATION (cont.)

•        lifetime ECL: these are losses that are expected to result from all possible default events over the expected lives of the items to which the ECL model

Loss allowances for trade receivables are always measured at an amount equal to lifetime ECL. ECL on trade receivables with significant balances or credit-impaired are assessed for ECL individually. In addition, the Group use practical expedient in estimating ECL on trade receivables which are not assessed individually using a provision matrix based on the Group’s historical credit loss experience, adjusted for factors that are specific to the debtors and an assessment of both the current and forecast general economic conditions at the reporting date.

For all other financial instruments (including deposit and cash at banks), the Group recognizes a loss allowance equal to 12-month ECL unless there has been a significant increase in credit risk of the financial instrument since initial recognition, in which case the loss allowance is measured at an amount equal to lifetime ECL.

Significant increases in credit risk

In assessing whether the credit risk of a financial instrument has increased significantly since initial recognition, the Group compares the risk of default occurring on the financial instrument assessed at the reporting date with that assessed at the date of initial recognition. In making this reassessment, the Group considers both quantitative and qualitative information that is reasonable and supportable, including historical experience and forward-looking information that is available without undue cost or effort.

In particular, the following information is taken into account when assessing whether credit risk has increased significantly since initial recognition:

•        failure to make payments of principal or interest on their contractually due dates;

•        an actual or expected significant deterioration in a financial instrument’s external or internal credit rating (if available);

•        an actual or expected significant deterioration in the operating results of the debtor; and

•        existing or forecast changes in the technological, market, economic or legal environment that have a significant adverse effect on the debtor’s ability to meet its obligation to the Group.

Irrespective of the outcome of the above assessment, the Group presumes that the credit risk has increased significantly since initial recognition when contractual payments are more than 30 days past due, unless the Group has reasonable and supportable information that demonstrates otherwise.

The Group regularly monitors the effectiveness of the criteria used to identify whether there has been a significant increase in credit risk and revises them as appropriate to ensure that the criteria are capable of identifying significant increase in credit risk before the amount becomes past due.

Depending on the nature of the financial instruments, the assessment of a significant increase in credit risk is performed on either an individual basis or a collective basis. When the assessment is performed on a collective basis, the financial instruments are grouped based on shared credit risk characteristics, such as past due status and credit risk ratings.

For internal credit risk management, the Group considers an event of default occurs when information developed internally or obtained from external sources indicates that the debtor is unlikely to pay its creditors, including the Group, in full (without taking into account any collaterals held by the Group).

Irrespective of the above, the Group considers that default has occurred when a financial asset is more than 60 days past due unless the Group has reasonable and supportable information to demonstrate that a more lagging default criterion is more appropriate.

VOLTAGE X LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.      BASIS OF PREPARATION AND PRESENTATION (cont.)

At each reporting date, the Group assesses whether a financial asset is credit-impaired. A financial asset is credit-impaired when one or more events that have a detrimental impact on the estimated future cash flows of the financial asset have occurred.

Evidence that a financial asset is credit-impaired includes the following observable events:

•        significant financial difficulties of the debtor;

•        a breach of contract, such as a default or delinquency in interest or principal payments;

•        it becoming probable that the borrower will enter into bankruptcy or other financial reorganization;

•        significant changes in the technological, market, economic or legal environment that have an adverse effect on the debtor; or

•        the disappearance of an active market for a security because of financial difficulties of the issuer.

Write-off policy

The gross carrying amount of a financial asset, lease receivable or contract asset is written off (either partially or in full) to the extent that there is no realistic prospect of recovery. This is generally the case when the Group determines that the debtor does not have assets or sources of income that could generate sufficient cash flows to repay the amounts subject to the write-off.

Subsequent recoveries of an asset that was previously written off are recognized as a reversal of impairment in profit or loss in the period in which the recovery occurs.

ECL are remeasured at each reporting date to reflect changes in the financial instrument’s credit risk since initial recognition. Any change in the ECL amount is recognized as an impairment gain or loss in profit or loss. the Group recognizes an impairment gain or loss for all financial instruments with a corresponding adjustment to their carrying amount through a loss allowance account, except for investments in debt securities that are measured at FVOCI (recycling), for which the loss allowance is recognized in other comprehensive income and accumulated in the fair value reserve (recycling).

Basis of calculation of interest income

Interest income recognized in accordance with note 2.4.15 is calculated based on the gross carrying amount of the financial asset unless the financial asset is credit-impaired, in which case interest income is calculated based on the amortized cost (i.e. the gross carrying amount less loss allowance) of the financial asset.

(11)  Impairment of other non-current assets

Internal and external sources of information are reviewed at the end of each reporting period to identify indications that property, plant and equipment (other than properties carried at revalued amounts) may be impaired or an impairment loss previously recognized no longer exists or may have decreased.

If any such indication exists, the asset’s recoverable amount is estimated.

•        Calculation of recoverable amount

The recoverable amount of an asset is the greater of its fair value less costs of disposal and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset. Where an asset does not generate cash inflows largely independent of those from other assets, the recoverable amount is determined for the smallest group of assets that generates cash inflows independently (i.e. cash-generating unit).

VOLTAGE X LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.      BASIS OF PREPARATION AND PRESENTATION (cont.)

•        Recognition of impairment losses

An impairment loss is recognized in profit or loss if the carrying amount of an asset, or the cash-generating unit to which it belongs, exceeds its recoverable amount. Impairment losses recognized in respect of cash-generating units are allocated to reduce the carrying amount of the other assets in the unit (or group of units) on a pro rata basis, except that the carrying value of an asset will not be reduced below its individual fair value less costs of disposal (if measurable) or value in use (if determinable).

•        Reversals of impairment losses

An impairment loss is reversed if there has been a favorable change in the estimates used to determine the recoverable amount.

A reversal of an impairment loss is limited to the asset’s carrying amount that would have been determined had no impairment loss been recognized in prior years. Reversals of impairment losses are credited to profit or loss in the year in which the reversals are recognized.

2.4.6 Cash and cash equivalents

Cash and cash equivalents comprise cash at bank and in hand which are subject to an insignificant risk of changes in value. Bank overdrafts that are repayable on demand and form an integral part of the Group’s cash management are also included as a component of cash and cash equivalents for the purpose of the consolidated statement of cash flows. Cash and cash equivalents are assessed for expected credit losses (ECL) in accordance with the policy set out in note 2.4.5.

2.4.7 Trade and other payables

Trade and other payables are initially recognized at fair value. Trade and other payables are subsequently stated at amortized cost unless the effect of discounting would be immaterial, in which case they are stated at cost.

2.4.8 Provisions and contingent liabilities

Provisions are recognized for liabilities of uncertain timing or amount when the Group has a legal or constructive obligation arising as a result of a past event, it is probable that an outflow of economic benefits will be required to settle the obligation and a reliable estimate can be made. Where the time value of money is material, provisions are stated at the present value of the expenditures expected to settle that obligation.

Where it is not probable that an outflow of economic benefits will be required, or the amount cannot be estimated reliably, the obligation is disclosed as a contingent liability, unless the probability of outflow of economic benefits is remote. Possible obligations, whose existence will only be confirmed by the occurrence or non-occurrence of one or more future events are also disclosed as contingent liabilities unless the probability of outflow of economic benefits is remote.

2.4.9 Income tax

Income tax for the year comprises current tax and movements in deferred tax assets and liabilities. Current tax and movements in deferred tax assets and liabilities are recognized in profit or loss except to the extent that they relate to items recognized in other comprehensive income or directly in equity, in which case the relevant amounts of tax are recognized in other comprehensive income or directly in equity, respectively.

Current tax is the expected tax payable on the taxable income for the year, using tax rates enacted or substantively enacted at the end of the reporting period, and any adjustment to tax payable in respect of previous years.

Deferred tax assets and liabilities arise from deductible and taxable temporary differences respectively, being the differences between the carrying amounts of assets and liabilities for financial reporting purposes and their tax bases. Deferred tax assets also arise from unused tax losses and unused tax credits.

VOLTAGE X LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.      BASIS OF PREPARATION AND PRESENTATION (cont.)

Apart from certain limited exceptions, all deferred tax liabilities, and all deferred tax assets to the extent that it is probable that future taxable profits will be available against which the asset can be utilized, are recognized. Future taxable profits that may support the recognition of deferred tax assets arising from deductible temporary differences include those that will arise from the reversal of existing taxable temporary differences, provided those differences relate to the same taxation authority and the same taxable entity, and are expected to reverse either in the same period as the expected reversal of the deductible temporary difference or in periods into which a tax loss arising from the deferred tax asset can be carried back or forward. The same criteria are adopted when determining whether existing taxable temporary differences support the recognition of deferred tax assets arising from unused tax losses and credits, that is, those differences are taken into account if they relate to the same taxation authority and the same taxable entity, and are expected to reverse in a period, or periods, in which the tax loss or credit can be utilized.

The limited exceptions to recognition of deferred tax assets and liabilities are those temporary differences arising from goodwill not deductible for tax purposes, the initial recognition of assets or liabilities that affect neither accounting nor taxable profit (provided they are not part of a business combination), and temporary differences relating to investments in subsidiaries to the extent that, in the case of taxable differences, the Group controls the timing of the reversal and it is probable that the differences will not reverse in the foreseeable future, or in the case of deductible differences, unless it is probable that they will reverse in the future.

The amount of deferred tax recognized is measured based on the expected manner of realization or settlement of the carrying amount of the assets and liabilities, using tax rates enacted or substantively enacted at the end of the reporting period. Deferred tax assets and liabilities are not discounted.

The carrying amount of a deferred tax asset is reviewed at each end of the reporting period and is reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow the related tax benefit to be utilized. Any such reduction is reversed to the extent that it becomes probable that sufficient taxable profits will be available.

The Group recognized deferred tax assets and deferred tax liabilities separately in relation to its lease liabilities and right-of-use assets.

Additional income taxes that arise from the distribution of dividends are recognized when the liability to pay the related dividends is recognized.

Current tax balances and deferred tax balances, and movements therein, are presented separately from each other and are not offset. Current tax assets are offset against current tax liabilities, and deferred tax assets against deferred tax liabilities, if the Group or the Company has the legally enforceable right to set off current tax assets against current tax liabilities and the following additional conditions are met:

(i)     in the case of current tax assets and liabilities, the Group or the Company intends either to settle on a net basis, or to realize the asset and settle the liability simultaneously; or

(ii)    in the case of deferred tax assets and liabilities, if they relate to income taxes levied by the same taxation authority on either:

(a)    the same taxable entity; or

(b)     different taxable entities, which, in each future period in which significant amounts of deferred tax liabilities or assets are expected to be settled or recovered, intend to realize the current tax assets and settle the current tax liabilities on a net basis or realize and settle simultaneously.

2.4.10    Borrowings

Borrowings are recognized initially at fair value, net of transaction costs incurred, and subsequently measured at amortized cost using the effective interest method.

VOLTAGE X LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.      BASIS OF PREPARATION AND PRESENTATION (cont.)

2.4.11    Equity instruments

An equity instrument is any contract that evidence a residual interest in the assets of an entity after deducting all of its liabilities. Equity instruments issued by the Group are recorded at the proceeds received, net of direct issue costs.

2.4.12    Borrowing costs

All borrowing costs are recognized in profit or loss in the period in which they are incurred.

2.4.13    Employee benefits

Retirement benefit costs

Payments to defined contribution retirement plans are recognized as an expense in profit or loss when employees have rendered service entitling them to the contributions.

The Group operates a Mandatory Provident Fund Scheme (the “MPF scheme”) under the Hong Kong Mandatory Provident Fund Schemes Ordinance for employees employed under the jurisdiction of the Hong Kong Employment Ordinance. The MPF scheme is a defined contribution retirement plan administered by independent trustees. Under the MPF scheme, the employer and its employees are each required to make contributions to the plan at 5% of the employees’ relevant income, subject to a cap of monthly relevant income of HK$30,000. Contributions to the plan vest immediately.

Contributions to defined contribution plans are recognized as an expense in the period in which the related service is performed.

Under the terms of the above-mentioned defined contribution schemes, there are no forfeited contributions (by employers on behalf of employees who leave the scheme prior to vesting fully in such contributions) which may be used by the employer to reduce the existing level of contributions.

For defined benefit retirement benefit plans including the LSP under the Hong Kong Employment Ordinance, the cost of providing benefits is determined using the projected unit credit method, with actuarial valuations being carried out at the end of each annual reporting period. In determining the present value of the Group’s defined benefit obligations and the related current service cost and, where applicable, past service cost, the Group attributes benefit to periods of service under the plan’s benefit formula. However, if an employee’s service in later years will lead to a materially higher level of benefit than earlier years, the Group attributes the benefit on a straight-line basis from:

(a)     the date when service by the employee first leads to benefits under the plan (whether or not the benefits are conditional on further service); until

(b)    the date when further service by the employee will lead to  no material amount of further benefits under the plan, other than from further salary increases.

Remeasurement, comprising actuarial gains and losses, the effect of the changes to the asset ceiling (if applicable) and the return on plan assets (excluding interest), is reflected immediately in the consolidated statement of financial position with a charge or credit recognized in other comprehensive income in the period in which they occur. Remeasurement recognized in other comprehensive income is reflected immediately in retained earnings and will not be reclassified to profit or loss.

Past service cost is recognized in profit or loss in the period of a plan amendment or curtailment and a gain or loss on settlement is recognized when settlement occurs. When determining past service cost, or a gain or loss on settlement, an entity shall remeasure the net defined benefit liability or asset using the current fair value of plan assets and current actuarial assumptions, reflecting the benefits offered under the plan and the plan assets before and after the plan amendment, curtailment or settlement, without considering the effect of asset ceiling (i.e. the present value of any economic benefits available in the form of refunds from the plan or reductions in future contributions to the plan).

VOLTAGE X LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.      BASIS OF PREPARATION AND PRESENTATION (cont.)

Net interest is calculated by applying the discount rate at the beginning of the period to the net defined benefit liability or asset. However, if the Group remeasures the net defined benefit liability or asset before plan amendment, curtailment or settlement, the Group determines net interest for the remainder of the annual reporting period after the plan amendment, curtailment or settlement using the benefits offered under the plan and the plan assets after the plan amendment, curtailment or settlement and the discount rate used to remeasure such net defined benefit liability or asset, taking into account any changes in the net defined benefit liability or asset during the period resulting from contributions or benefit payments.

Defined benefit costs are categorized as follows:

•        service cost (including current service cost, past service cost, as well as gains and losses on curtailments and settlements);

•        net interest expense or income; and

•        remeasurement.

The retirement benefit obligation recognized in the consolidated statement of financial position represents the actual deficit or surplus in the Group’s defined benefit plans. Any surplus resulting from this calculation is limited to the present value of any economic benefits available in the form of refunds from the plans or reductions in future contributions to the plans.

Discretionary contributions made by employees or third parties reduce service cost upon payment of these contributions to the plan.

When the formal terms of the plans specify that there will be contributions from employees or third parties, the accounting depends on whether the contributions are linked to service, as follows:

•        If the contributions are not linked to services (for example contributions are required to reduce a deficit arising from losses on plan assets or from actuarial losses), they are reflected in the remeasurement of the net defined benefit liability or asset.

•        If contributions are linked to services, they reduce service costs. For the amount of contribution that is dependent on the number of years of service, the Group reduces service cost by attributing the contributions to periods of service using the attribution method required by IAS 19 paragraph 70 for the gross benefits. For the amount of contribution that is independent of the number of years of service, the Group reduces service cost in the period in which the related service is rendered.

For LSP obligation, the Group accounts for the employer MPF contributions expected to be offset as a deemed employee contribution towards the LSP obligation in terms of IAS 19.93(a) and it is measure on a net basis. The estimated amount of future benefit is determined after deducting the negative service cost arising from the accrued benefits derived from the Group’s MPF contributions that have been vested with employees, which are deemed to be contributions from the relevant employees.

Termination benefits

A liability for a termination benefit is recognized at the earlier of when the Group entity can no longer withdraw the offer of the termination benefit and when it recognizes any related restructuring costs.

Short term and other long-term employee benefits

Short-term employee benefits are recognized at the undiscounted amount of the benefits expected to be paid as and when employees rendered the services. All short-term employee benefits are recognized as an expense unless another IFRS requires or permits the inclusion of the benefit in the cost of an asset.

VOLTAGE X LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.      BASIS OF PREPARATION AND PRESENTATION (cont.)

A liability is recognized for benefits accruing to employees (such as wages and salaries, annual leave and sick leave) after deducting any amount already paid.

Liabilities recognized in respect of other long-term employee benefits are measured at the present value of the estimated future cash outflows expected to be made by the Group in respect of services provided by employees up to the reporting date. Any changes in the liabilities’ carrying amounts resulting from service cost, interest and remeasurements are recognized in profit or loss except to the extent that another IFRS requires or permits their inclusion in the cost of an asset.

2.4.14    Leased assets

At inception of a contract, the Group assesses whether the contract is, or contains, a lease. A contract is, or contains, a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration. Control is conveyed where the customer has both the right to direct the use of the identified asset and to obtain substantially all of the economic benefits from that use.

The Group as a lessee

Where the contract contains lease component(s) and non-lease component(s), the Group has elected not to separate non-lease components and accounts for each lease component and any associated non-lease components as a single lease component for all leases.

At the lease commencement date, the Group recognizes a right-of-use asset and a lease liability, except for short-term leases that have a lease term of 12 months or less and leases of low-value assets. When the Group enters into a lease in respect of a low-value asset, the Group decides whether to capitalize the lease on a lease-by-lease basis. The lease payments associated with those leases which are not capitalized are recognized as an expense on a systematic basis over the lease term.

Where the lease is capitalized, the lease liability is initially recognized at the present value of the lease payments payable over the lease term, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, using a relevant incremental borrowing rate. After initial recognition, the lease liability is measured at amortized cost and interest expense is calculated using the effective interest method. Variable lease payments that do not depend on an index or rate are not included in the measurement of the lease liability and hence are charged to profit or loss in the accounting period in which they are incurred.

To determine the incremental borrowing rate, the Group:

•        where possible, uses recent third-party financing received by the individual lessee as a starting point, adjusted to reflect changes in financing conditions since third party financing was received,

•        uses a build-up approach that starts with a risk-free interest rate adjusted for credit risk for leases held by the Group, which does not have recent third-party financing, and

•        makes adjustments specific to the lease, such as term, country, currency and security.

If a readily observable amortizing loan rate is available to the individual lessee (through recent financing or market data) which has a similar payment profile to the lease, then the group entities use that rate as a starting point to determine the incremental borrowing rate.

The right-of-use asset recognized when a lease is capitalized is initially measured at cost, which comprises the initial amount of the lease liability plus any lease payments made at or before the commencement date, and any initial direct costs incurred. Where applicable, the cost of the right-of-use assets also includes an estimate of costs to dismantle and remove the underlying asset or to restore the underlying asset or the site on which it is located, discounted to their present value, less any lease incentives received. The right-of-use asset is subsequently stated at cost less accumulated depreciation and impairment losses (see notes 2.4.5).

VOLTAGE X LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.      BASIS OF PREPARATION AND PRESENTATION (cont.)

Right-of-use assets in which the Group is reasonably certain to obtain ownership of the underlying leased assets at the end of the lease term are depreciated from commencement date to the end of the useful life. Otherwise, right-of-use assets are depreciated on a straight-line basis over the shorter of its estimated useful life and the lease term.

Refundable rental deposits paid are accounted under IFRS 9 and initially measured at fair value. Adjustments to fair value at initial recognition are considered as additional lease payments and included in the cost of right-of-use assets.

The lease liability is remeasured when there is a change in future lease payments arising from a change in an index or rate, or there is a change in the Group’s estimate of the amount expected to be payable under a residual value guarantee, or there is a change arising from the reassessment of whether the Group will be reasonably certain to exercise a purchase, extension or termination option. When the lease liability is remeasured in this way, a corresponding adjustment is made to the carrying amount of the right-of-use asset, or is recorded in profit or loss if the carrying amount of the right-of-use asset has been reduced to zero.

In the consolidated statement of financial position, the current portion of long-term lease liabilities is determined as the present value of contractual payments that are due to be settled within twelve months after the reporting period.

2.4.15    Revenue and other income

Income is classified by the Group as revenue when it arises from the provision of services in the ordinary course of the Group’s business.

Revenue is recognized when control over a product or service is transferred to the customer, at the amount of promised consideration to which the Group is expected to be entitled, excluding those amounts collected on behalf of third parties. Revenue excludes value added tax or other sales taxes and is after deduction of any trade discounts.

Control is transferred over time and revenue is recognised over time by reference to the progress towards complete satisfaction of the relevant performance obligation if one of the following criteria is met:

•        the customer simultaneously receives and consumes the benefits provided by the Group’s performance as the Group performs;

•        the Group’s performance creates or enhances an asset that the customer controls as the Group performs; or

•        the Group’s performance does not create an asset with an alternative use to the Group and the Group has an enforceable right to payment for performance completed to date.

Otherwise, revenue is recognized at a point in time when the customer obtains control of the distinct good or service.

A contract asset represents the Group’s right to consideration in exchange for goods or services that the Group has transferred to a customer that is not yet unconditional. It is assessed for impairment in accordance with IFRS 9. In contrast, a receivable represents the Group’s unconditional right to consideration, i.e. only the passage of time is required before payment of that consideration is due.

A contract liability represents the Group’s obligation to transfer goods or services to a customer for which the Group has received consideration (or an amount of consideration is due) from the customer.

A contract asset and a contract liability relating to the same contract are accounted for and presented on a net basis.

Where the contract contains a financing component which provides a significant financing benefit to the customer for more than 12 months, revenue is measured at the present value of the amount receivable, discounted using the discount rate that would be reflected in a separate financing transaction with the customer, and interest income is accrued separately under the effective interest method. Where the contract contains a financing component which provides a significant financing benefit to the Group, revenue recognized under that contract includes the interest expense

VOLTAGE X LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.      BASIS OF PREPARATION AND PRESENTATION (cont.)

accreted on the contract liability under the effective interest method. the Group takes advantage of the practical expedient in paragraph 63 of IFRS 15 and does not adjust the consideration for any effects of a significant financing component if the period of financing is 12 months or less.

2.4.16    Related parties

(a)    A person, or a close member of that person’s family, is related to the Group if that person:

(i)     has control or joint control over the Group;

(ii)    has significant influence over the Group; or

(iii)   is a member of the key management personnel of the Group or the Group’s parent.

(b)    An entity is related to the Group if any of the following conditions applies:

(i)     The entity and the Group are members of the same group (which means that each parent, subsidiary and fellow subsidiary is related to the others).

(ii)    One entity is an associate or joint venture of the other entity (or an associate or joint venture of a member of a group of which the other entity is a member).

(iii)   Both entities are joint ventures of the same third party.

(iv)    One entity is a joint venture of a third entity and the other entity is an associate of the third entity.

(v)     The entity is a post-employment benefit plan for the benefit of employees of either the Group or an entity related to the Group.

(vi)    The entity is controlled or jointly controlled by a person identified in (a).

(vii)  A person identified in (a)(i) has significant influence over the entity or is a member of the key management personnel of the entity (or of a parent of the entity).

(viii) The entity, or any member of a group of which it is a part, provides key management personnel services to the Group or to the Group’s parent.

Close members of the family of a person are those family members who may be expected to influence, or be influenced by, that person in their dealings with the entity.

3.      ACCOUNTING ESTIMATES AND JUDGEMENTS

The Group’s management makes assumptions, estimates and judgments in the process of applying the Group’s accounting policies that affect the assets, liabilities, income and expenses in the financial statements prepared in accordance with IFRSs. The assumptions, estimates and judgments are based on historical experience and other factors that are believed to be reasonable under the circumstances. While the management reviews their judgments, estimates and assumptions continuously, the actual results will seldom equal to the estimates.

Critical judgements in applying accounting policies

The Directors have not come across any significant areas where critical judgements are involved in applying the Group’s accounting policy.

VOLTAGE X LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

3.      ACCOUNTING ESTIMATES AND JUDGEMENTS (cont.)

Key sources of estimation uncertainty

Certain key assumptions and risk factors in respect of the financial risk management are set out in note 26. Other key sources of estimation uncertainty are as follows:

(i)     Expected credit losses on trade and other receivables

The provisioning policy for loss allowances of the Group is based on the evaluation by management of the collectability of the trade and other receivable. Trade receivables with significant balances or credit-impaired are assessed for ECL individually. In addition, the Group uses practical expedient in estimating ECL on trade receivables which are not assessed individually using a provision matrix. A considerable amount of judgement is required in assessing the ultimate realization of these receivables, including assessing the current creditworthiness, the past collection history of each customer and forecasts of future economic conditions. If the credit risk of these customers are to significantly increase since initial recognition, lifetime loss allowance will be required.

4.      REVENUE

Revenue, which is also the Group’s turnover, represents invoiced value of services rendered to customers, after allowances for returns and discounts during the reporting period which are as follows:

	Marketing income	Public Relation service income	Total
	US$	US$	US$
Year ended 30 June 2024
Revenue from contracts with customers within the scope of IFRS 15:
Services transferred at a point in time	787,813	128,918	916,731
Services transferred over time	3,613,740	64,661	3,678,401
	4,401,553	193,579	4,595,132
Year ended 30 June 2023
Revenue from contracts with customers within the scope of IFRS 15:
Services transferred at a point in time	560,012	159,322	719,334
Services transferred over time	3,319,667	44,806	3,364,473
	3,879,679	204,128	4,083,807

The performance obligation for the provision of monthly marketing and public relation services are satisfied over time as services are rendered and payment is generally due within 30 days from the date of billing.

The performance obligation for provision of one-off event-based marketing and public relation services are satisfied at a point in time when the services have been rendered. The payment is generally due within 30 days from the date of services rendered.

The Group has applied the practical expedient in IFRS 15 to its revenue from the provision of monthly marketing and public relation services for not disclosing the remaining performance obligations under the Group’s existing contracts as the Group recognises revenue from the satisfaction of the performance obligation in the amount to which the Group has a right to consideration from a customer that corresponds directly with the value to the customer of the entity’s performance completed to date. In addition, for all other contracts in which the performance obligations are expected to be recognised as revenue with an original expected duration of one year or less, the transaction price allocated to these unsatisfied contracts is not disclosed as permitted under IFRS 15.

VOLTAGE X LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

4.      REVENUE (cont.)

The following table provides information about receivables and contract liabilities from contracts with customers.

	30 June 2024	30 June 2023
	US$	US$
Receivables	4,931,513	2,848,785
Contract liabilities	38,412	—

It is the Group’s standard practice to require customers to prepay 50% of the contract value as a deposit for longer-term digital marketing projects. As a result, the Group does not recognize contract assets.

Contract liabilities represent the advance consideration received from customers for services that have not yet been rendered. These balances primarily relate to longer-term digital marketing projects, where revenue is recognized at a point in time upon the achievement of specific performance milestones. The key milestones typically relate to project deliverables such as campaign launches or completion of scheduled deliverables and are expected to be met over the next 4 to 6 months from the reporting date. There was no contract liabilities as at 1 July 2022.

As at June 30, 2023, no contract liabilities were recognized, as all milestones for previously prepaid projects had been completed and the corresponding revenue fully recognized prior to the end of reporting period.

5.      SEGMENT INFORMATION

IFRS 8 Operating Segments requires operating segments to be identified on the basis of internal reports about components of the Group that are regularly reviewed by the chief operating decision maker (the “CODM’’), being the directors of the Company, in order to allocate resources to segments and to assess their performance.

The Group’s operating activities are attributable to a single operating segment focusing on the provision of service under public relations, digital marketing strategy, social media management, video production, creative design, influencer strategy and event management across multi-channels. This operating segment has been identified on the basis of internal management reports prepared in accordance with accounting policies which conform to IFRSs, that is regularly reviewed by the CODM. The CODM monitors the revenue from the provision of design, supply and installation services and maintenance and repair services with no discrete information available to the CODM. The CODM reviews the profit for the year of the Group as a whole for performance assessment. No analysis of segment assets or liabilities is presented as they are not regularly provided to the CODM.

Since this is the only one operating segment of the Group, no segment information is presented other than entity-wide disclosures.

Geographical information

The Group’s revenue from external customers based on the location of operation is derived by country/region of domicile as follows. Non-current assets of the Group based on the location of assets are all located in Hong Kong:

	Year ended 30 June
	2024	2023
	US$	US$
Australia	1,719,347	1,280,936
United Kingdom	615,531	600,000
Taiwan	734,324	720,000
Hong Kong	1,482,528	1,372,836
Other countries	43,402	110,035
	4,595,132	4,083,807

There are no countries that make up greater than 10% of total revenue included in “Other countries”.

VOLTAGE X LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

5.      SEGMENT INFORMATION (cont.)

Information about major customers

Revenue from major customers during the reporting period contributing over 10% of the total revenue of the Group are as follows:

	Year ended 30 June
	2024	2023
	US$	US$
Customer A	734,324	720,000
Customer B	615,531	600,000
Customer C	1,098,145	1,080,000
Customer D	621,202	N/A *

____________

*        The corresponding revenue did not contribute over 10% of the total revenue of the Group.

6.      OTHER REVENUE

	Year ended 30 June
	2024	2023
	US$	US$
Bank interest income	529	124
Sundry income	544	17,365
Exchange gain	23	2,216
	1,096	19,705

7.      FINANCE COSTS

	Year ended 30 June
	2024	2023
	US$	US$
Interest expense on lease liabilities	4,498	8,174

8.      PROFIT FOR THE YEAR

Profit for the year is arrived at after charging and crediting:

(a)     Staff costs

	Year ended 30 June
	2024	2023
	US$	US$
MPF employers’ contribution	32,776	30,372
Directors’ remuneration	75,037	53,104
Salaries and allowances included in:
– Cost of sales	587,894	551,915
– Administrative expenses	82,378	92,677
	778,085	728,068

VOLTAGE X LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

8.      PROFIT FOR THE YEAR (cont.)

(b)    Other items

	Year ended 30 June
	2024	2023
	US$	US$
Auditors’ remuneration	2,618	2,617
Depreciation of property, plant and equipment	3,974	2,738
Depreciation of right-of-use assets	63,548	58,223
(Reversal of allowance) allowance for ECL of trade receivables	(13,899)	64,204

9.      INCOME TAX

(a)     Taxation in the consolidated statement of profit or loss represents:

	Year ended 30 June
	2024	2023
	US$	US$
Current tax
Provision for the year	200,688	200,238

Under the current laws of Cayman Islands, entities incorporated in Cayman Islands are not subject to tax on their income or capital gain.

Corporate tax rate in Seychelles calculated at 15% on the first SCR 1 million, 25% above SCR 1 million. The Group has no chargeable profits under Seychelles Corporate tax.

For Hong Kong Profits Tax has been provided for at the rate of 16.5% on the estimated assessable profits for the reporting period.

Company tax rate in Australia calculated at 25% for aggregated turnover threshold of the Group is less than 25 million Australian Dollars or tax rate for all other companies at 30%. The Group has no chargeable profits under Australia Company tax.

(b)    Reconciliation between tax expense and accounting profits at applicable tax rate:

	Year ended 30 June
	2024	2023
	US$	US$
Profit before taxation	1,166,795	1,187,269
Notional tax on profit before tax, calculated at the rates applicable to profits in the countries concerned	192,521	195,899
Tax effect of non-deductible expenses	10,946	13,202
Tax effect of non-taxable income	(87)	(20)
Tax effect of tax loss not recognized	4,870	23,229
Tax effect of temporary difference not recognized	(7,562)	(32,072)
Actual tax expense	200,688	200,238

VOLTAGE X LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

9.      INCOME TAX (cont.)

(c)     Current taxation in the consolidated statement of financial position represent:

	At 30 June
	2024	2023
	US$	US$
Balance of Profits Tax provision relating to prior years	200,238	—
Provision for the year	200,688	200,238
Tax payable	400,926	200,238

(d)    In accordance with the accounting policy set out in note 2.4.9, the Group has not recognized deferred tax assets as it is not probable that future taxable profits against which the losses can be utilized will be available in the relevant tax jurisdiction and entity. The tax losses do not expire under current tax legislation. The potential deferred tax not recognized in the financial statements comprises:

	At 30 June
	2024	2023
	US$	US$
Depreciation allowances in deficit of related depreciation charges	(122,924)	(136,421)
Future benefit of tax losses	245,672	184,426
	122,748	48,005

10.    DIVIDEND

No dividends has been declared or paid by the Companies now comprising the Group during the reporting period.

11.    EARNINGS PER SHARE

(a)     Reconciliations of profit used in calculating profit per share

	Year ended 30 June
	2024	2023
	US$	US$
Basic and diluted profit per share
Profit attributable to the ordinary equity holders of the Group in calculating profit per share	966,107	987,031

(b)    Weighted average number of shares used as the denominator

	2024 Number	2023 Number
Weighted average number of ordinary shares used as the denominator in calculating basis and diluted profit per share	16,100,000	16,100,000

The calculation of basic earnings per share for the reporting period is based on the consolidated profit of the Group for each year/period attributable to equity holders of the Company for the reporting period and based on the assumption that 16,100,000 shares of the Company are in issue and issuable, comprising 16,000,000 shares Class A ordinary shares and 100,000 Class B ordinary shares in issue as set out in paragraphs headed “Reorganisation” as if the shares were outstanding throughout the entire reporting period.

VOLTAGE X LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

12.    BENEFITS AND INTERESTS OF DIRECTORS AND EMPLOYEES

(a)     The emoluments paid or payable to each of the director of the Company

The Company was incorporated in the Cayman Islands on 29 May 2024 and at the date of its incorporation, Lun Tak Po and Wong Chun Lam were appointed as directors of the Company. On 8 August 2024, Wong Chun Lam was resigned, Terence Cheung was appointed as executive director of the Company and Lun Tak Po was redesignated as an executive director of the Company.

On the same date, Leung Michael Chi Chung, Shevki Levent and Shum Sze Wan were appointed as independent non-executive directors of the Company. Tam Chun Wai Edwin was appointed as an independent non-executive director of the Company on 27 September 2024. During the reporting period and prior to their appointment, the independent non-executive directors did not receive any remuneration in their capacity as the Company’s directors.

Certain of the directors of the Company received remuneration from the subsidiaries now comprising the Group during the reporting period for the appointment as directors or officers of these subsidiaries. The aggregate amounts of remuneration received or receivable by the directors of the Company during the year is set out below.

For the year ended 30 June 2024

	Fee	Salaries and allowances	Other benefit in kind	Retirement benefits scheme contributions 2024	Total
	US$	US$	US$	US$	US$
Executive director
Lun Tak Po	—	75,037	—	2,299	77,336

For the year ended 30 June 2023

	Fee	Salaries and allowances	Other benefit in kind	Retirement benefits scheme contributions 2023	Total
	US$	US$	US$	US$	US$
Executive director
Lun Tak Po	—	53,104	—	1,532	54,636

During the reporting period, no emolument was paid by the Group to any of these directors as an inducement to join or upon joining the Group or as compensation for loss of office. There was no arrangement under which any of these directors waived or agreed to waive any emoluments during the year.

The emoluments of executive directors shown above were mainly for their services in connection with the management of affairs of the Company and the Group.

(b)    Directors’ material interests in transactions, arrangements or contracts

Save as disclosed in note 25 to the consolidated financial statements, no significant transactions, arrangements and contracts in relation to the Group’s business to which the Group was a party and in which a director of the Company had a material interest, whether directly or indirectly, subsisted at the end of each reporting period or at any time during the reporting period.

VOLTAGE X LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

13.    INVESTMENTS IN SUBSIDIARIES

	Year ended 30 June
The Company	2024	2023
	US$	US$
Unlisted investment, at cost	10	—

As at the date of this report, the Company had direct and indirect interests in the following subsidiaries now comprising the Group and the particulars of the subsidiaries during the reporting period and as at the date of this report are as follow:

Name of Company	Date of incorporation/ establishment	Place of incorporation/ establishment	Particulars of issued and paid-up capital	Proportion of ownership and voting power held by the Company as at			Principal activities/ place of operation
				30 June 2024	30 June 2023	Date of this report
Voltage X Holdings Limited	15 May 2024	Seychelles	US$10	100% directly hold	100% directly hold	100% directly hold	Investment holding/Hong Kong
Voltage X Innovations Limited	15 May 2024	Seychelles	US$10	100% indirectly hold	100% indirectly hold	100% indirectly hold	Note1/Hong Kong
Xact Digital Limited	12 August 2021	Hong Kong	HK$100,000	100% indirectly hold	100% indirectly hold	100% indirectly hold	Note1/Hong Kong
Voltage X Australia Pty Limited	28 June 2024	Australia	AUD12	100% indirectly hold	100% indirectly hold	100% indirectly hold	Not yet commenced business

All subsidiaries except for Xact Digital Limited, now comprising the Group are limited liability companies and have adopted 30 June as their financial year end date. For Xact Digital Limited, it is also a limited liability company but the financial year end date is 31 December.

____________

Notes:

(1)      Principal activities of the subsidiaries are public relations, digital marketing strategy, social media management, video production, creative design, influencer strategy and event management across multi-channels.

(2)      No audited financial statements of Voltage X Holdings Limited have been prepared since its respective dates of incorporation as it is incorporated in the jurisdictions where there is no statutory audit requirements.

(3)      No audited financial statements of Voltage X Innovations Limited has been prepared as it were newly incorporated on 15 May 2024.

(4)      The statutory financial statements of Xact Digital Limited for the years ended 31 December 2023 have been prepared in accordance with the Small and Medium-sized Entity Financial Reporting Standard (SME-FRS) issued by the Hong Kong Institute of Certified Public Accountants and was audited by Tsoi & Tsoi CPA Limited, certified public accountants registered in Hong Kong.

(5)      No audited financial statements of Voltage X Australia Pty Limited has been prepared as it were newly incorporated on 28 June 2024.

VOLTAGE X LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

14.    PROPERTY, PLANT AND EQUIPMENT

	Computer equipment	Office equipment	Total
	US$	US$	US$
At cost:
At 1 July 2022	7,410	—	7,410
Additions	6,118	4,345	10,463
Exchange adjustments	8	(1)	7
At 30 June 2023	13,536	4,344	17,880

Aggregate depreciation:
At 1 July 2022	406	—	406
Charge for the year	2,273	465	2,738
Exchange adjustments	(1)	—	(1)
At 30 June 2023	2,678	465	3,143

Net carrying amount:
At 30 June 2023	10,858	3,879	14,737

At cost:
At 1 July 2023	13,536	4,344	17,880
Additions	2,627	—	2,627
Exchange adjustments	52	14	66
At 30 June 2024	16,215	4,358	20,573

Aggregate depreciation:
At 1 July 2023	2,678	465	3,143
Charge for the year	3,105	869	3,974
Exchange adjustments	17	4	21
At 30 June 2024	5,800	1,338	7,138

Net carrying amount:
At 30 June 2024	10,415	3,020	13,435

15.    RIGHT-OF-USE ASSETS

The analysis of the net book value of right-of-use assets by class of underlying asset is as follows:-

Motor vehicle

	Year ended 30 June
	2024	2023
	US$	US$
At 1 July	259,280	—
Additions	—	317,579
Depreciation	(63,548)	(58,223)
Exchange adjustment	702	(76)
At 30 June	196,434	259,280

VOLTAGE X LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

15.    RIGHT-OF-USE ASSETS (cont.)

The Group has lease arrangement for motor vehicle The lease terms are over four years (2023: over four years) for the year ended 30 June 2024.

The Group regularly entered into short-term lease for event venues. As at 30 June 2024 and 2023, the portfolio of short-term leases is similar to which the short-term lease expenses disclosed below.

The analysis of expense items in relation to leases recognized in profit or loss is as follows:

	Year ended 30 June
	2024	2023
	US$	US$
Depreciation charge of right-of-use assets
– Motor vehicle	63,548	58,223
Interest on lease liabilities (note 7)	4,498	8,174
Expense relating to short-term leases	246,787	205,655
Total cash outflow for leases	296,329	271,677

Details of total cash outflow for lease and the maturity analysis of lease liabilities are set out in note 17(c).

16.    TRADE RECEIVABLES

	At 30 June
	2024	2023
	US$	US$
Trade receivables	4,997,855	2,928,795
Less : Loss allowance	(66,342)	(80,010)
	4,931,513	2,848,785

As at 1 July 2022, trade receivables from contracts with customers amounted to USD126,834.

Included in the trade receivables is US$3,872,932 (2023 : US$2,166,546) and loss allowance US$4,810 (2023: US$65,522) in respect of trade receivables and loss allowance from the related companies.

The Group grants credit terms of 30 days to client.

The movement in loss allowance for trade receivables during the year, including both specific and collective loss components, is as follows:

	At 30 June
	2024	2023
	US$	US$
At 1 July 2023 and 2022	80,010	15,802
(Reversal)/provision for impairment	(13,899)	64,204
Exchange difference	231	4
At 30 June 2024 and 2023	66,342	80,010

VOLTAGE X LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

16.    TRADE RECEIVABLES (cont.)

The following table provides information about the Group’s exposure to credit risk and ECL for trade receivables as at 30 June 2023 and 2024:

	Gross carrying amount	Average loss rate	Loss allowance
	US$		US$
2024
No Overdue	350,789	0.48%	1,691
Overdue 1 – 30 Days	297,541	1.81%	5,394
Overdue 31 – 60 Days	289,942	1.94%	5,611
Overdue 61 – 335 Days	2,281,545	0.26%	5,948
Overdue 335 Days	1,778,038	2.68%	47,698
	4,997,855		66,342
2023
No Overdue	336,940	0.92%	3,094
Overdue 1 – 30 Days	288,783	1.39%	4,010
Overdue 31 – 60 Days	275,352	1.18%	3,260
Overdue 61 – 335 Days	1,977,235	0.97%	19,161
Overdue 335 Days	50,485	100.00%	50,485
	2,928,795		80,010

Expected loss rates are based on actual loss experience over the past few years in the industry. These rates are adjusted to reflect differences between economic conditions during the year over which the historic data has been collected, current conditions and the Company’s view of economic conditions over the expected lives of the receivables.

Receivables that were neither past due nor impaired relate to a wide range of clients for whom there was no recent history of default.

As at 30 June 2024, receivables with aggregate carrying amount of USD4,647,066 (2023: USD2,591,855) which are past due as at the reporting date. A number of independent clients that have a good track record with the Company with significant outstanding balances with gross carrying amounts of US$4,782,195 and US$2,598,000 as at 30 June 2024 and 30 June 2023 respectively were assessed individually. Based on experience, management believes that no impairment allowance is necessary in respect of these balances as there has not been a significant change in credit quality and the balances are still considered fully recoverable.

The carrying amounts US$149,317 (2023: US$250,785) of the Group’s trade receivables are dominated in Hong Kong Dollars.

17.    CASH AND CASH EQUIVALENTS

(a)     Cash and cash equivalents comprise:

	At 30 June
	2024	2023
	US$	US$
Cash and cash equivalents in the consolidated statement of financial position and consolidated statement of cash flows	132,322	87,445

VOLTAGE X LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

17.    CASH AND CASH EQUIVALENTS (cont.)

Included in cash and cash equivalents in the consolidated statement of financial position are the following amounts denominated in a currency other than the functional currency of the entity to which they relate:

	2024	2023
Hong Kong Dollar	878,934	628,737
Australian Dollar	5,976	5,974

(b)    Reconciliation of profit before taxation to cash generated from operations:

		Year ended 30 June
	Notes	2024	2023
		US$	US$
Profit before taxation	9(b)	1,166,795	1,187,269
Adjustments for:
(Reversal)/loss on expected credit loss allowance		(13,899)	64,204
Interest income	6	(529)	(124)
Depreciation
– property, plant and equipment	8(b)	3,974	2,738
– right-of-use assets	8(b)	63,548	58,223
Finance costs	7	4,498	8,174
Operating profit before working capital changes		1,224,387	1,320,484
Increase in trade receivables
– Independent Third Parties		(362,673)	(690,823)
– Related Parties		(1,706,387)	(2,111,137)
Decrease in deposits and prepayment		1,580	3,353
Increase in trade payables
– Independent Third Parties		546,621	277,813
– Related Parties		383,808	1,130,106
(Decrease)/increase in accruals and other payables
– Independent Third Parties		(13,566)	43,991
– Related Parties		6,826	—
Increase in contract liabilities		38,412	—
(Decrease)/increase in amounts due to a director		(22,045)	155,777
Increase/(decrease) in amounts due to related companies		35,869	(38,149)
Cash generated from operations		132,832	91,415

(c)     Reconciliation of liabilities arising from financing activities

The table below details changes in the Group’s liabilities from financing activities, including both cash and non-cash changes. Liabilities arising from financing activities are liabilities for which cash flows were, or future cash flows will be, classified in the Group’s consolidated statement of cash flows as cash flows from financing activities.

VOLTAGE X LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

17.    CASH AND CASH EQUIVALENTS (cont.)

Lease liabilities

		Year ended 30 June
	Notes	2024	2023
		US$	US$
At 1 July	22	171,878	—
Changes from financing cash flows:
Additions		—	229,776
Repayment of lease liabilities		(45,044)	(57,848)
Interest paid for lease liabilities		(4,498)	(8,174)
Total changes from financing cash flows		(49,542)	163,754
Exchange adjustment		458	(50)
Other changes:
Interest expenses	7	4,498	8,174
Total other changes		4,498	8,174
At 30 June	22	127,292	171,878

18.    TRADE PAYABLES

Included in the trade payables is US$1,519,682 (2023: US$1,135,874) in respect of trade payables to the related companies.

The following is an aging analysis of trade payables presented based on the invoice date at 30 June 2023 and 2024:

	At 30 June
	2024	2023
	US$	US$
0 – 30 days	182,250	184,499
31 – 90 days	402,603	410,216
Over 90 days	1,827,969	887,678
	2,412,822	1,482,393

The carrying amounts US$548,754 (2023: US$575,397) of the Group’s trade payables are dominated in Hong Kong Dollars.

19.    AMOUNTS DUE TO A DIRECTOR

As at 30 June 2024, amounts due to a director, Terence Cheung, of US$133,732 (2023: US$155,777) are unsecured, non-interest bearing and have no fixed repayment terms.

20.    AMOUNTS DUE TO RELATED COMPANIES

	At 30 June
	2024	2023
	US$	US$
Raeon International Limited	51,289	11,643
V22 Event Space Management Limited	1,660	5,437
	52,949	17,080

The amounts due to related companies are unsecured, non-interest bearing and have no fixed repayment terms.

VOLTAGE X LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

21.    LOANS FROM A RELATED COMPANY

As at 30 June 2024, loans from a related company, The Fifth Element 2014 Limited, amounted to US$193,871 (2023: US$229,690) are unsecured, non-interest bearing and repayable on demand by 1 month’s written notice.

22.    LEASE LIABILITIES

The Group leases one of its motor vehicles under a finance lease. The lease term was 5 years. The obligation under a finance lease carried interest at 1.55% per annum during the reporting period.

Restrictions or covenants on leases

As at 30 June 2024, lease liabilities of US$127,292 are recognized with related right-of-use assets of US$196,434 (2023: lease liabilities of US$171,878 are recognized with related right-of-use assets of US$259,280). The lease agreements do not impose any covenants other than the security interests in the leased assets that are held by the lessor. Leased assets may not be used as security for borrowing purposes.

At 30 June 2023 and 2024, the lease liabilities were repayable as follows:

	At 30 June
	2024	2023
	US$	US$
Within 1 year	46,563	45,008

After 1 year but within 2 years	47,969	46,409
After 2 years	32,760	80,461
	80,729	126,870

	127,292	171,878
Less: Amounts due for settlement with 12 months shown under current liabilities	(46,563)	(45,008)
Amount due for settlement after 12 months shown under non-current liabilities	80,729	126,870

23.    SHARE CAPITAL

(a)     Share capital

The balances as at 30 June 2023 represented the share capital of Xact Digital Limited.

The balances as at 30 June 2024 represented the share capital of the Company.

The Company was incorporated in the Cayman Islands on 29 May 2024. As at the date of its incorporation, the Company had an authorized share capital of US$50,000 divided into 50,000,000,000 shares of US$0.000001 each. On the same date, one ordinary share was allotted and issued at US$1 paid to the initial subscriber and then the initial subscriber transferred the share to Terence Cheung at US$1 consideration. The Company further allotted and issued a total of 99 ordinary shares of a par value of US$0.000001 each for the consideration US$1 to Terence Cheung.

Pursuant to an resolution passed on 21 June 2024, 49,999,999,900 of the authorized but unissued shares of US$0.000001 each had been converted into 49,999,899,900 Class A Ordinary Shares of par value US$0.000001 each and 100,000 of authorized but unissued shares of US$0.000001 each had been converted into 100,000 Class B Ordinary Shares of par value US$0.000001 each. The 100 ordinary shares of a par value of US$0.000001 each issued to Terence Cheung had also been converted into Class A Ordinary Shares.

VOLTAGE X LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

23.    SHARE CAPITAL (cont.)

As part of the Reorganization, on 28 June 2024, the Company further allotted and issued an aggregate of 15,999,900 Class A Ordinary Shares and 100,000 Class B Ordinary Shares to certain investors for a total consideration of US$16 for acquisition of Xact Digital Limited.

Details of the share capital of the Company are as follows:

	Number of shares	Amount	Shown in the Financial information
		US$	US$
Class A Ordinary shares of US$0.000001 each
Authorized:
At 30 June 2024	49,999.9 Million	49,999

Issued and allotted:
At 21 June 2024	100	100
At 28 June 2024	15,999,900	15
At 30 June 2024	16,000,000	115	115

Class B Ordinary shares of US$0.000001 each
Authorized:
At 30 June 2024	100,000	1
Issued and allotted:
At 28 June 2024 and 30 June 2024	100,000	1	1
			116

Our share capital comprises Class A Ordinary Shares and Class B Ordinary Shares. Each Class A Ordinary Share entitles the holder the right to one vote per share and each Class B Ordinary Share entitles the holder the right to 10,000 votes per share.

(b)    Capital management

The Group’s primary objective when managing capital is to safeguard its ability to continue as a going concern, so that it can continue to provide returns for shareholders and benefits for other stakeholders, by pricing products and services commensurately with the level of risk and by securing access to finance at a reasonable cost.

The Group manages capital by regularly monitoring its current and expected liquidity requirements rather than using debt/equity ratio analyses. The strategy was unchanged during 2023 and 2024.

The Group is not subject to either internally or externally imposed capital requirement.

24.    EMPLOYEE BENEFIT OBLIGATIONS

The subsidiary of the Group operates a Mandatory Provident Fund Scheme (the MPF scheme) as disclosed in Note 2.4.13 of Basis of preparation and presentation.

The subsidiary is obliged to pay LSP to employees under certain circumstances. Meanwhile, the Group makes mandatory MPF contributions to the trustee who administers the assets held in a trust solely for the retirement benefits of each individual employee. Offsetting of LSP against an employee’s accrued retirement benefits derived from employers’ MPF contributions was allowed under the Employment Ordinance (Cap.57). In June 2022, the Government of the HKSAR gazetted the Employment and Retirement Schemes Legislation (Offsetting Arrangement) (Amendment) Ordinance 2022 (the “Amendment Ordinance”) which abolishes the use of the accrued benefits derived from employers’ mandatory MPF contributions to offset severance payment and LSP (the “Abolition”). The Abolition

VOLTAGE X LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

24.    EMPLOYEE BENEFIT OBLIGATIONS (cont.)

will officially take effect on 1 May 2025 (the “Transition Date”). In addition, under the Amendment Ordinance, the last month’s salary immediately preceding the Transition Date (instead of the date of termination of employment) is used to calculate the portion of LSP in respect of the employment period before the Transition Date.

In July 2023, the HKICPA published “Accounting implications of the abolition of the MPF-LSP offsetting mechanism in Hong Kong” which provides guidance for the accounting for the offsetting mechanism and the impact arising from abolition of the MPF-LSP offsetting mechanism in Hong Kong. In light of no further guidance from IASB, the Group has implemented this guidance in connection with the LSP obligation retrospectively so as to provide more reliable and more relevant information about the effects of the offsetting mechanism and the Abolition.

The Group considered the accrued benefits arising from employer MPF contributions that have been vested with the employee and which could be used to offset the employee’s LSP benefits as a deemed contribution by the employee towards the LSP. Historically, the Group has been applying the practical expedient in paragraph 93(b) of IAS 19 to account for the deemed employee contributions as a reduction of the service cost in the period in which the related service is rendered.

Based on the HKICPA’s guidance, as a result of the Abolition, these contributions are no longer considered “linked solely to the employee’s service in that period” since the mandatory employer MPF contributions after the Transition Date can still be used to offset the pre-transition LSP obligation. Therefore, it would not be appropriate to view the contributions as “independent of the number of years of service” and the practical expedient in paragraph 93(b) of IAS 19 is no longer applicable. Instead, these deemed contributions should be attributed to periods of service in the same manner as the gross LSP benefit applying paragraph 93(a) of IAS 19.

The application of the amendments in the current year has had no material impact on the Group’s consolidated financial statements during the reporting period.

25.    RELATED PARTY TRANSACTIONS

Other than those balances with related parties disclosed in note 16, 18, 19, 20 and 21 to the consolidated financial statements, the Group entered into the following transactions with related parties during the reporting period in which certain directors have significant influence:

	Year ended 30 June
	2024	2023
	US$	US$
Marketing income	2,530,857	2,492,936
Public Relation service income	—	56,407
Other income	—	36
Cost of sales
– Consultancy fee	823,779	923,779
– Rental expense	246,787	205,655
Administrative expenses
– Management fee	137,935	122,547
– Telephone and internet	270	270
– Travelling expenses	1,544	—

During the year ended 30 June 2024, the Group has total of US$246,787 of rental expenses paid to V22 Event Space Management Limited (2023: US$205,655). Terence Cheung is the beneficial owner of the Group and the director of V22 Event Space Management Limited.

During the year ended 30 June 2024, the Group has paid US$1,544 of travelling expenses to Raeon International Limited (2023: US$Nil). Terence Cheung is the beneficial owner of the Group and the director and shareholder of Raeon International Limited.

VOLTAGE X LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

25.    RELATED PARTY TRANSACTIONS (cont.)

During the year ended 30 June 2024, the Group has paid US$270 of telephone and internet expenses to Raeon International Limited (2023: US$270). Terence Cheung is the beneficial owner of the Group and the director and shareholder of Raeon International Limited.

During the year ended 30 June 2024, the Group has paid US$223,779 of consultancy expenses to Bunji Property Limited (2023: US$223,779). Terence Cheung is the beneficial owner of the Group, shareholder and director of Bunji Property Limited.

During the year ended 30 June 2024, the Group has paid US$600,000 of consultancy expenses to Tskcheung Enterprises (HK) Limited (2023: US$700,000). Terence Cheung is the beneficial owner of the Group, shareholder and director of Tskcheung Enterprises (HK) Limited.

During the year ended 30 June 2024, the Group has paid US$137,935 of management fee to Raeon International Limited (2023: US$122,547). Terence Cheung is the beneficial owner of the Group and the director and shareholder of Raeon International Limited.

During the year ended 30 June 2024, the Group has received US$Nil of other income from Coco Alexandra PR & Events Limited (2023: US$36). Lun Tak Po is the beneficial owner of the Group and the director of Coco Alexandra PR & Events Limited.

During the year ended 30 June 2024, the Group has received US$Nil of Public Relation service income from Raeon International Limited (2023: US$56,407). Terence Cheung is the beneficial owner of the Group and the director and shareholder of Raeon International Limited.

During the year ended 30 June 2024, the Group has received US$65,241 of Marketing income from Raeon International Limited (2023: US$220,494). Terence Cheung is the beneficial owner of the Group and the director and shareholder of Raeon International Limited.

During the year ended 30 June 2024, the Group has received US$734,324 of Marketing income from Top Tree International Consulting Limited (2023: US$720,000). Wong Chun Lam is the director of the Group and is acting as key management role of Top Tree International Consulting Limited.

During the year ended 30 June 2024, the Group has received US$1,098,145 of Marketing income from Raeon International Property Management Services (VIC) Pty Limited (2023: US$1,080,000). Terence Cheung is the beneficial owner of the Group and Raeon International Property Management Services (VIC) Pty Limited.

During the year ended 30 June 2024, the Group has received US$4,137 of Marketing income from V22 Event Space Management Limited (2023: US$29,393). Terence Cheung is the beneficial owner of the Group and the director of V22 Event Space Management Limited.

During the year ended 30 June 2024, the Group has received US$621,202 of Marketing income from Insight Property Wealth Pty Limited (2023: US$200,936). Terence Cheung is the beneficial owner of the Group and is acting as key management role of Insight Property Wealth Pty Limited.

During the year ended 30 June 2024, the Group has received US$6,809 of Marketing income from Coco Alexandra PR & Events Limited (2023: US$221,815). Lun Tak Po is the beneficial owner of the Group and the director of Coco Alexandra PR & Events Limited.

During the year ended 30 June 2024, the Group has received US$999 of Marketing income from Bunji Property Limited (2023: US$20,298). Terence Cheung is the beneficial owner of the Group, shareholder and director of Bunji Property Limited.

VOLTAGE X LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

26.    FINANCIAL RISKS MANAGEMENT AND FAIR VALUES OF FINANCIAL INSTRUMENTS

Exposure to credit, liquidity, interest rate and currency risks arises in the normal course of the Group’s business. The Group’s overall risk management programme focuses on the unpredictability of financial markets and seeks to minimize potential adverse effects on the Group’s financial performance.

The Group’s exposure to these risks and the financial risk management policies and practices used by the Group to manage these risks are described below.

(a)     Credit risk

The Group’s credit risk is primary attributable to trade and other receivables. Management has a credit policy in place and the exposures to these credit risks are monitored on an ongoing basis. It also sets credit limit on each individual customer and prior approval is required for any transaction exceeding that limit.

In respect of trade receivables, individual credit evaluations are performed on all customers requiring credit over a certain amount. These evaluations focus on the customer’s past history of making payments when due and current ability to pay, and take into account information specific to the customer as well as pertaining to the economic environment in which the customer operates. Trade receivables are due within 30 days from the date of billing. Debtors with balances that are more than 3 months past due are requested to settle all outstanding balances before any further credit is granted. Normally, the Group does not obtain collateral from customers.

The Group’s exposure to credit risk is influenced mainly by the individual characteristics of each customer rather than the industry or country in which the customers operate and therefore significant concentrations of credit risk primarily arise when the Group has significant exposure to individual customers. At the date of reporting period, 41.08% and 97.07% (2023: 36.88% and 90.38%) of the total trade receivables was due from the Group’s largest customer and the five largest customers respectively.

In addition, the Group continuously monitors its trade receivable balances so as to ensure that the Group will not be subject to material bad debt risk.

The Group measures loss allowances for trade receivables at an amount equal to lifetime ECL, which is calculated using a provision matrix. Certain debtors with significant balances or credit-impaired are assessed individually.

There has been no change in the estimation techniques or significant assumptions made during the reporting period in assessing the loss allowance for trade receivables.

In respect of deposits, the Group recognizes lifetime ECL when there has been a significant increase in credit risk since initial recognition. However, if the credit risk on the deposits has not increased significantly since initial recognition, the Group measures the loss allowance for the deposits at an amount equal to 12-month ECL. The Group has assessed that the ECL of deposits is insignificant at the end of reporting period under 12-month ECL model and therefore, in the opinion of directors, no loss allowance provision was recognized.

In respect of bank balances, the management consider the credit risk is limited because the counterparties are reputable banks with high credit ratings assigned by international credit agencies. The Group assessed 12m ECL for bank balances by reference to information relating to probability of default and loss given default of the respective credit rating grades published by external credit rating agencies. Based on the average loss rates, the 12m ECL on bank balances is considered to be insignificant and therefore no loss allowance was recognized.

The Group does not provide any guarantees which would expose the Group to credit risk.

(b)    Liquidity risk

The Group’s policy is to regularly monitor current and expected liquidity requirements, to ensure that it maintains sufficient reserves of cash to meet its liquidity requirements in the short and longer term.

VOLTAGE X LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

26.    FINANCIAL RISKS MANAGEMENT AND FAIR VALUES OF FINANCIAL INSTRUMENTS (cont.)

The following tables show the remaining contractual maturities at the end of the reporting period of the Group’s non-derivative financial liabilities, which are based on contractual undiscounted cash flows (including interest payments computed using contractual rates or, if floating, based on rates current at the end of the reporting period) and earliest date the Group can be required to pay.

	At 30 June 2024 Contractual undiscounted cash outflow
	Within 1 year or on demand	More than 1 year but less than 2 years	More than 2 years	Total	Carrying amount
	US$	US$	US$	US$	US$
Trade payables
– Independent Third Parties	893,140	—	—	893,140	893,140
– Related Parties	1,519,682	—	—	1,519,682	1,519,682
Accruals and other payables
– Independent Third Parties	98,396	—	—	98,396	98,396
– Related Parties	6,826	—	—	6,826	6,826
Amounts due to a director	133,732	—	—	133,732	133,732
Amounts due to related companies	52,949	—	—	52,949	52,949
Loans from a related company	193,871	—	—	193,871	193,871
Lease liabilities	49,667	49,667	33,112	132,446	127,292
	2,948,263	49,667	33,112	3,031,042	3,025,888
	At 30 June 2023 Contractual undiscounted cash outflow
	Within 1 year or on demand	More than 1 year but less than 2 years	More than 2 years	Total	Carrying amount
	US$		US$		US$
Trade payables
– Independent Third Parties	346,519	—	—	346,519	346,519
– Related Parties	1,135,874	—	—	1,135,874	1,135,874
Accruals and other payables
– Independent Third Parties	73,550	—	—	73,550	73,550
Amounts due to a director	155,777	—	—	155,777	155,777
Amounts due to related companies	17,080	—	—	17,080	17,080
Loans from a related company	229,690	—	—	229,690	229,690
Lease liabilities	49,503	49,502	82,504	181,509	171,878
	2,007,993	49,502	82,504	2,139,999	2,130,368

(c)     Interest rate risk

The Group’s interest rate risk arises primarily from bank deposits and short-term borrowings. Borrowings issued at fixed rates expose the Group to fair value interest rate risk. The Group also exposed to cash flow interest rate risk in relation to its variable-rate bank balances.

Except as stated above, the Group has no other significant interest-bearing assets and liabilities during the reporting period, its income and operating cash flows are substantially independent of changes in market interest rates.

VOLTAGE X LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

26.    FINANCIAL RISKS MANAGEMENT AND FAIR VALUES OF FINANCIAL INSTRUMENTS (cont.)

No sensitivity analysis is presented since the Directors consider that the exposure of cash flow interest rate risk arising from variable-rate bank deposits is limited due to their short maturities or the insignificant amounts involved.

(d)    Currency risk

(1)    Recognized assets and liabilities

The Group is exposed to currency risk primarily through subsidiaries’ business operation which give rise to income, expenses, receivables, payables and cash balances that are denominated in a foreign currency, i.e. a currency other than the presentation currency of the operations to which the transactions relate. The currencies giving rise to this risk are primarily Hong Kong Dollar (“HKD”). As HKD is pegged to USD, it is assumed that there would be no material currency risk exposure between two currencies. The Directors considered that the Group’s exposures to HKD are limited and thus, no sensitivity analysis are presented.

The Group currently does not have a foreign exchange hedging policy. However, the management of the Group monitors foreign exchange exposure and will consider hedging significant foreign exchange exposure should the need arise.

(e)     Fair values

The carrying amounts of the Group’s and the Company’s financial assets and financial liabilities recorded at amortized cost in the consolidated financial statements and the Company’s statement of financial position approximately their respectively fair values.

27.    RESERVE

(a)     The Group

The amounts of the Group’s reserves and the movements therein are presented in the consolidated statements of profit or loss and other comprehensive income and the consolidated statements of changes in equity.

(b)    The Company

The Company’s reserves and movements are analyzed as follows:

Retained profits
US$
At 29 May 2024 (date of incorporation)	—
Result for the period	—
At 30 June 2024	—

(c)     Nature and purpose of reserves

(i)     Merger reserve

Merger reserve represents the difference between the nominal value of shares issued by the Company and the aggregate fully paid registered capital of the subsidiaries being acquired pursuant to the Group Reorganization.

(ii)    Exchange reserve

Exchange reserve comprises all foreign exchange differences arising from the translation of the financial statements of foreign operations. The reserve is dealt with in accordance with the accounting policies set out in note 2.4.3 to the consolidated financial statements.

VOLTAGE X LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

28.    EVENTS AFTER THE REPORTING PERIOD

Subsequent to the reporting period, the Company further allotted 1,211,001 Class A Ordinary Shares to new shareholders on 16 August 2024.

Subsequent to the reporting period on 3 September 2024, the Group formed a new subsidiary, Voltage X LLC, which is incorporated in Delaware, United States.

No significant event after reporting period took place subsequent to 30 June 2024.

29.    SUBSEQUENT FINANCIAL STATEMENTS

No audited financial statements have been prepared by the Group, the Company or any of the companies comprising the Group in respect of any period subsequent to 30 June 2024.

VOLTAGE X LIMITED
UNAUDITED INTERIM CONDENSED CONSOLIDATED
STATEMENT OF PROFIT OR LOSS AND OTHER COMPREHENSIVE INCOME

	Notes	1 July 2024 to 31 December 2024	1 July 2023 to 31 December 2023
		US$	US$
Revenue	3, 4
– Independent Third Parties		1,365,327	982,407
– Related Parties		1,108,415	1,247,107
		2,473,742	2,229,514
Cost of sales
– Independent Third Parties		(1,066,688)	(926,608)
– Related Parties		(535,283)	(535,283)
		(1,601,971)	(1,461,891)
Gross profit		871,771	767,623
Other revenue	5	256	820
Administrative expenses		(368,046)	(244,950)
– Independent Third Parties		(291,104)	(183,511)
– Related Parties		(76,942)	(61,439)
		(368,046)	(244,950)

Finance costs	6	(1,727)	(2,424)
Profit before taxation		502,254	521,069
Income tax	8(a)	(94,851)	(95,489)
Profit for the period	7	407,403	425,580
Other comprehensive loss for the period:
Items that may be reclassified subsequently to profit or loss:
Exchange difference on translation of financial statements of overseas subsidiaries		(1,148)	(575)
Profit and total comprehensive income attributable to the owners of the Company for the period		406,255	425,005
Earnings per share:
Basic and diluted	10	0.0239	0.0264

The above consolidated statement of profit or loss and other comprehensive income should be read in conjunction with the accompanying notes.

VOLTAGE X LIMITED
UNAUDITED INTERIM CONDENSED CONSOLIDATED
STATEMENT OF FINANCIAL POSITION

	Notes	31 December 2024	30 June 2024
		US$	US$
			(Audited)
NON-CURRENT ASSETS
Property, plant and equipment	11	18,525	13,435
Right-of-use assets	12	165,556	196,434
		184,081	209,869
CURRENT ASSETS
Trade receivables	13
– Independent Third Parties		1,624,536	1,063,391
– Related Parties		1,692,719	3,868,122
Deposits and prepayment		236,444	3,317
Cash and cash equivalents		48,971	132,322
		3,602,670	5,067,152
CURRENT LIABILITIES
Trade payables	15
– Independent Third Parties		201,599	893,140
– Related Parties		6,500	1,519,682
Accruals and other payables
– Independent Third Parties		5,750	59,984
– Related Parties		71,380	6,826
Contract liabilies	3	—	38,412
Amounts due to a director	16	153,053	133,732
Amounts due to related companies	17	72,998	52,949
Loans from a director	18	124,676	—
Loans from related companies	18	293,752	193,871
Lease liabilities	19	47,546	46,563
Tax payable	8(b)	495,777	400,926
		1,473,031	3,346,085
NET CURRENT ASSETS		2,129,639	1,721,067
NON-CURRENT LIABILITIES
Lease liabilities	19	(57,257)	(80,729)
		(57,257)	(80,729)
NET ASSETS		2,256,463	1,850,207
CAPITAL AND RESERVES
Share capital	20	117	116
Reserves	23(a)	10,906	12,054
Retained profits		2,245,440	1,838,037
TOTAL EQUITY		2,256,463	1,850,207

The above consolidated statement of financial position should be read in conjunction with the accompanying notes

VOLTAGE X LIMITED
UNAUDITED INTERIM CONDENSED CONSOLIDATED
STATEMENT OF CHANGES IN EQUITY

	Share capital	Exchange reserve	Merger reserves	(Accumulated losses)/ Retained profits	Total
	US$	US$	US$	US$	US$
Balance at 1 July 2023	12,765	(157)	—	871,930	884,538
Profit for the period	—	—	—	425,580	425,580
Other comprehensive expense	—	(575)	—	—	(575)
Total comprehensive (expense)/income for the period	—	(575)	—	425,580	425,005
Balance at 31 December 2023	12,765	(732)	—	1,297,510	1,309,543

Balance at 1 July 2024	116	(711)	12,765	1,838,037	1,850,207
Issue of share capital	1	—	—	—	1
Profit for the period	—	—	—	407,403	407,403
Other comprehensive expense	—	(1,148)	—	—	(1,148)
Total comprehensive (expense)/income for the period	—	(1,148)	—	407,403	406,255
Balance at 31 December 2024	117	(1,859)	12,765	2,245,440	2,256,463

The above consolidated statement of changes in equity should be read in conjunction with the accompanying notes.

VOLTAGE X LIMITED
UNAUDITED INTERIM CONDENSED
CONSOLIDATED STATEMENT OF CASH FLOWS

	Notes	1 July 2024 to 31 December 2024	1 July 2023 to 31 December 2023

		US$	US$
OPERATING ACTIVITIES
Cash (used in)/generated from operations	14	(274,685)	154,487

Tax paid:
Tax paid/refunded		—	—
Net cash (used in)/generated from operating activities		(274,685)	154,487

INVESTING ACTIVITIES
Purchases of property, plant and equipment		(7,540)	(2,627)
Interest received		254	212
Net cash used in investing activities		(7,286)	(2,415)

FINANCING ACTIVITIES
Increase in loans from related companies		99,881	765
Increase in loans from a director		124,676	—
Proceeds from issuance of share capital		1	—
Repayment of lease liabilities		(23,101)	(22,347)
Interest paid for lease liabilities	6	(1,727)	(2,424)
Net cash generated from/(used in) financing activities		199,730	(24,006)
NET (DECREASE)/INCREASE IN CASH AND CASH EQUIVALENTS		(82,241)	128,066
CASH AND CASH EQUIVALENTS AT THE BEGINNING OF THE PERIOD		132,322	87,445
Effect of foreign exchange rates changes		(1,110)	(627)
CASH AND CASH EQUIVALENTS AT THE END OF THE PERIOD		48,971	214,884

The above consolidated statement of cash flows should be read in conjunction with the accompanying notes.

VOLTAGE X LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.      CORPORATE INFORMATION

The Company was incorporated in the Cayman Islands under the Companies Act (as revised) of the Cayman Islands as an exempted company with limited liability on 29 May, 2024. Details of its subsidiaries are set out in note 13 to the consolidated financial statements. The addresses of the registered office is located at Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman KY1-1111, Cayman Islands.

The Company and its subsidiary, Voltage X Holdings Limited are investment holding companies. The principal subsidiaries, Voltage X Innovations Limited and Xact Digital Limited are mainly engaged in public relations, digital marketing strategy, social media management, video production, creative design, influencer strategy and event management across multi-channels. Voltage X Australia Pty Limited is not yet commenced business. On 3 September 2024, the Company incorporated another subsidiary, Voltage X LLC, which is not yet commenced business.

In connection with the initial listing of shares of the Company on Nasdaq, the unaudited interim condensed consolidated financial statements are presented in USD, which is also the Company’s functional and the Group’s presentation currency.

2.      BASIS OF PREPARATION AND PRESENTATION

2.1    Group reorganization (“Reorganization”) and basis of preparation of the unaudited interim condensed consolidated financial statements

Pursuant to the Reorganization, the Company became the holding company of the companies now comprising the Group on 28 June 2024. The companies now comprising the Group have been under the common control and beneficially owned by Terence Cheung and Lun Tak Po (“Controlling shareholders”) throughout the reporting period or since their respective dates of incorporation. As such, the Reorganization is effectively interspersing a shell company over the subsidiaries, in which Voltage X Innovations Limited and Xact Digital Limited are only operating entity of the Group, and there was a continuation of risks and benefits to the Controlling Shareholders. Accordingly, the Reorganization has been accounted for as if the Company had always been the holding company of the Group throughout the reporting period.

The unaudited interim condensed consolidated statements of profit or loss and other comprehensive income, unaudited interim condensed consolidated statements of changes in equity and unaudited interim condensed consolidated statements of cash flows including the results and cash flows of the companies now comprising the Group have been prepared as if the current group structure had been in existence throughout the reporting period or since their respective dates of incorporation, whichever is the shorter period. The accompanying consolidated financial statements are presented assuming that the existing group structure was in existence at the beginning of the first period presented.

The condensed consolidated financial statements have been prepared in accordance with International Accounting Standard (“IAS”) 34 “Interim Financial Reporting” issued by the International Accounting Standards Board (“IASB”) and pursuant to the regulations of the Securities and Exchange Commission.

In the opinion of the Company’s management, the unaudited interim condensed consolidated financial statements have been prepared on the same basis as the audited financial statements and include all adjustments, in normal recurring nature, as necessary for the fair statement of the Group’s financial position as of 31 December 2024, and results of operations and cash flows for the six months ended 31 December 2023 and 2024. The unaudited interim condensed consolidated statement of financial position as of 30 June 2024 has been derived from the audited consolidated financial statements at that date but does not include all the information and footnotes required by the International Financial Reporting Standards (“IFRS”) issued by the IASB. Interim results of operations are not necessarily indicative of the results expected for the full fiscal year or for any future period. These financial statements should be read in conjunction with the audited consolidated financial statements as of and for the years ended 30 June 2023 and 2024, and related notes included in the Company’s audited consolidated financial statements.

VOLTAGE X LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2.      BASIS OF PREPARATION AND PRESENTATION (cont.)

The Directors are satisfied that the Group will have sufficient financial resources to meet its financial obligations as they fall due for the foreseeable future. Accordingly, the unaudited interim condensed consolidated financial statements have been prepared on a going concern basis.

The unaudited interim condensed consolidated financial statements have been prepared on the historical cost basis.

The preparation of the unaudited interim condensed consolidated financial statements in conformity with IFRS requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant estimates relate to allowance for expected credit losses. Actual results could vary from the estimates and assumptions that were used.

Other than additional/change in accounting policies resulting from application of amendments to IFRSs, and application of certain accounting policies which became relevant to the Group in the current interim period, the accounting policies and methods of computation used in the unaudited interim condensed consolidated financial statements for the six months ended 31 December 2024 are the same as those presented in the Group’s annual consolidated financial statements for the year ended 30 June 2024.

2.2    New standards and interpretations adopted

Application of amendments to IFRSs

In the current interim period, the Group has applied the following amendments to IFRSs, for the first time, which are mandatorily effective for the Group’s annual period beginning on 1 July 2024 for the preparation of the Group’s unaudited interim condensed consolidated financial statements:

Amendments to IFRS 16	Lease Liability in a Sale and Leaseback
Amendments to IAS 1	Classification of Liabilities as Current or Non-current
Amendments to IAS 1	Non-current Liabilities with Covenants
Amendments to IAS 7 and IFRS 7	Supplier Finance Arrangements

The application of the amendments to IFRSs in the current interim period has had no material impact on the Group’s financial position and performance for the current and prior periods and/or on the disclosures set out in these unaudited interim condensed consolidated financial statements.

3.      REVENUE FROM CONTRACTS WITH CUSTOMERS

Disaggregation of revenue from contracts with customers:

	Marketing Income	Public Relation service income	Total
	US$	US$	US$
1 July 2024 to 31 December 2024
Revenue from contracts with customers within the scope of IFRS 15:
Services transferred at a point in time	482,411	17,666	500,077
Services transferred over time	1,952,117	21,548	1,973,665
	2,434,528	39,214	2,473,742
1 July 2023 to 31 December 2023
Revenue from contracts with customers within the scope of IFRS 15:
Services transferred at a point in time	288,396	66,909	355,305
Services transferred over time	1,813,379	60,830	1,874,209
	2,101,775	127,739	2,229,514

VOLTAGE X LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

3.      REVENUE FROM CONTRACTS WITH CUSTOMERS (cont.)

The performance obligation for the provision of monthly marketing and public relation services are satisfied over time as services are rendered and payment is generally due within 30 days from the date of billing.

The performance obligation for provision of one-off event-based marketing and public relation services are satisfied at a point in time when the services have been rendered. The payment is generally due within 30 days from the date of services rendered.

The Group has applied the practical expedient in IFRS 15 to its revenue from the provision of monthly marketing and public relation services for not disclosing the remaining performance obligations under the Group’s existing contracts as the Group recognises revenue from the satisfaction of the performance obligation in the amount to which the Group has a right to consideration from a customer that corresponds directly with the value to the customer of the entity’s performance completed to date. In addition, for all other contracts in which the performance obligations are expected to be recognised as revenue with an original expected duration of one year or less, the transaction price allocated to these unsatisfied contracts is not disclosed as permitted under IFRS 15.

The following table provides information about receivables and contract liabilities from contracts with customers.

	31 December 2024	30 June 2024
	US$	US$
Receivables	3,317,255	4,931,513
Contract liabilities	—	38,412

It is the Group’s standard practice to require customers to prepay 50% of the contract value as a deposit for longer-term digital marketing projects. As a result, the Group does not recognize contract assets.

Contract liabilities represent the advance consideration received from customers for services that have not yet been rendered. These balances primarily relate to longer-term marketing projects, where revenue is recognized at a point in time upon the achievement of specific performance milestones.

The amount of US$38,412 included in contract liabilities at 30 June 2024 has been recognized as revenue for the six months ended 31 December 2024. There was no contract liabilities as at 1 July 2023.

As at 31 December 2024, no contract liabilities were recognized, as all milestones for previously prepaid projects had been completed and the corresponding revenue fully recognized prior to the end of reporting period.

4.      SEGMENT INFORMATION

IFRS 8 Operating Segments requires operating segments to be identified on the basis of internal reports about components of the Group that are regularly reviewed by the chief operating decision maker (the “CODM’’), being the directors of the Company, in order to allocate resources to segments and to assess their performance.

The Group’s operating activities are attributable to a single operating segment focusing on the provision of service under public relations, digital marketing strategy, social media management, video production, creative design, influencer strategy and event management across multi-channels. This operating segment has been identified on the basis of internal management reports prepared in accordance with accounting policies which conform to IFRSs, that is regularly reviewed by the CODM. The CODM monitors the revenue from the provision of design, supply and installation services and maintenance and repair services with no discrete information available to the CODM. The CODM reviews the profit for the year of the Group as a whole for performance assessment. No analysis of segment assets or liabilities is presented as they are not regularly provided to the CODM.

Since this is the only one operating segment of the Group, no segment information is presented other than entity-wide disclosures.

VOLTAGE X LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

4.      SEGMENT INFORMATION (cont.)

Geographical information

The Group’s revenue from external customers based on the location of operation is derived by country/region of domicile as follows. Non-current assets of the Group based on the location of assets are all located in Hong Kong:

	1 July 2024 to 31 December 2024	1 July 2023 to 31 December 2023
	US$	US$
Australia	845,656	845,685
United Kingdom	300,000	300,000
Taiwan	360,000	360,000
Hong Kong	957,794	702,226
Other countries	10,292	21,603
	2,473,742	2,229,514

There are no countries that make up greater than 10% of total revenue included in “Other countries”.

Information about major customers

Revenue from major customers during the reporting period contributing over 10% of the total revenue of the Group are as follows:

	1 July 2024 to 31 December 2024	1 July 2023 to 31 December 2023
	US$	US$
Customer A	360,000	360,000
Customer B	300,000	300,000
Customer C	540,000	540,000
Customer D	305,656	305,685

5.      OTHER REVENUE

	1 July 2024 to 31 December 2024	1 July 2023 to 31 December 2023
	US$	US$
Bank interest income	254	212
Sundry income	2	216
Exchange gain	—	392
	256	820

6.      FINANCE COSTS

	1 July 2024 to 31 December 2024	1 July 2023 to 31 December 2023
	US$	US$
Interest expense on lease liabilities	1,727	2,424

VOLTAGE X LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

7.      PROFIT FOR THE PERIOD

Profit for the period is arrived at after charging and crediting:

(a)     Staff costs

	1 July 2024 to 31 December 2024	1 July 2023 to 31 December 2023
	US$	US$
MPF employers’ contribution	14,590	17,739
Directors’ remuneration	37,509	37,932
Salaries and allowances included in:
– Cost of sales	266,183	320,168
– Administrative expenses	42,244	40,231
	360,526	416,070

(b)    Other items

	1 July 2024 to 31 December 2024	1 July 2023 to 31 December 2023
	US$	US$
Depreciation of property, plant and equipment	2,560	1,922
Depreciation of right-of-use assets	31,846	31,774
Listing expenses	57,177	—
Allowance for ECL of trade receivables	17,987	—

8.      INCOME TAX

(a)     Taxation in the unaudited interim condensed consolidated statement of profit or loss represents:

	1 July 2024 to 31 December 2024	1 July 2023 to 31 December 2023
	US$	US$
Current tax
Hong Kong Profits Tax	94,851	95,489

Under the current laws of Cayman Islands, entities incorporated in Cayman Islands are not subject to tax on their income or capital gain.

Corporate tax rate in Seychelles calculated at 15% on the first SCR 1 million, 25% above SCR 1 million. The Group has no chargeable profits under Seychelles Corporate tax.

For Hong Kong Profits Tax has been provided for at the rate of 16.5% on the estimated assessable profits for the reporting period.

Company tax rate in Australia calculated at 25% for aggregated turnover threshold of the Group is less than 25 million Australian Dollars or tax rate for all other companies at 30%. The Group has no chargeable profits under Australia Company tax.

VOLTAGE X LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

8.      INCOME TAX (cont.)

(b)    Current taxation in the unaudited interim condensed consolidated statement of financial position represents:

	31 December 2024	30 June 2024
	US$	US$
Balance of Profits Tax provision relating to prior years	400,926	200,238
Provision for the period	94,851	200,688
Tax payable	495,777	400,926

(c)     The Group has not recognized deferred tax assets as it is not probable that future taxable profits against which the losses can be utilized will be available in the relevant tax jurisdiction and entity. The tax losses do not expire under current tax legislation. The potential deferred tax not recognized in the financial statements comprises:

	31 December 2024	30 June 2024
	US$	US$
Depreciation allowances in deficit of related depreciation charges	(157,793)	(122,924)
Future benefit of tax losses	244,339	245,672
	86,546	122,748

9.      DIVIDEND

No dividend has been declared or paid by the Companies now comprising the Group during the reporting period.

10.    EARNINGS PER SHARE

(a)     Reconciliations of profit used in calculating profit per share

	1 July 2024 to 31 December 2024	1 July 2023 to 31 December 2023
	US$	US$
Basic and diluted profit per share
Profit attributable to the ordinary equity holders of the Group in calculating profit per share	407,403	425,580

(b)    Weighted average number of shares used as the denominator

	31 December 2024	31 December 2023
	Number	Number
Weighted average number of ordinary shares used as the denominator in calculating basis and diluted profit per share	17,013,214	16,100,000

The calculation of basic earnings per share for the reporting period is based on the consolidated profit of the Group for each period attributable to equity holders of the Company. For the six-months period ended 31 December 2023, the weighted average number of ordinary shares based on the assumption that 16,100,000 shares of the Company are in issue and issuable, comprising 16,000,000 shares Class A ordinary shares and 100,000 Class B ordinary shares in issue as set out in paragraphs headed “Reorganisation” as if the shares were outstanding throughout the entire reporting period.

VOLTAGE X LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

11.    PROPERTY, PLANT AND EQUIPMENT

	31 December 2024	30 June 2024
	US$	US$
At cost:
Computer equipment	23,897	16,215
Office equipment	4,384	4,358
	28,281	20,573
Less: accumulated depreciation	(9,756)	(7,138)
Net carrying amount	18,525	13,435

Depreciation expenses were US$2,560 and US$1,922 for the six-months ended 31 December 2024 and 2023, respectively.

12.    RIGHT-OF-USE ASSETS

The analysis of the net book value of right-of-use assets by class of underlying asset is as follows:

Motor vehicle

	US$	US$
At 1 July 2024/1 July 2023	196,434	259,280
Depreciation	(31,846)	(63,548)
Exchange adjustment	968	702
At 31 December 2024/30 June 2024	165,556	196,434

The analysis of expense items in relation to leases recognized in profit or loss is as follows:

	1 July 2024 to 31 December 2024	1 July 2023 to 31 December 2023
	US$	US$
Depreciation charge of right-of-use assets
– Motor vehicle	31,846	31,774
Interest on lease liabilities (note 6)	1,727	2,424
Expense relating to short-term leases	123,393	123,393
Total cash outflow for leases	148,221	148,164

13.    TRADE RECEIVABLES

	31 December 2024	30 June 2024
	US$	US$
Trade receivables	3,402,088	4,997,855
Less : Loss allowance	(84,833)	(66,342)
	3,317,255	4,931,513

VOLTAGE X LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

13.    TRADE RECEIVABLES (cont.)

Included in the trade receivables is US$1,703,630 (30 June 2024: US$3,872,932) and loss allowance US$10,911 (30 June 2024: US$4,810) in respect of trade receivables and loss allowance from the related companies.

The Group grants credit terms of 30 days to client.

The following is an analysis of trade receivables, net of allowances for credit losses, by age, presented based on the invoice date, which appropriated the revenue recognition date.

Net amount
US$
31 December 2024
Within 30 days	447,004
31 – 60 Days	305,374
61 – 90 Days	285,091
91 – 365 Days	2,225,706
Over 365 Days	54,080
3,317,255

30 June 2024
Within 30 days	349,098
31 – 60 Days	292,147
61 – 90 Days	284,331
91 – 365 Days	2,275,597
Over 365 Days	1,730,340
4,931,513

Expected loss rates are based on actual loss experience over the past few years in the industry. These rates are adjusted to reflect differences between economic conditions during the year over which the historic data has been collected, current conditions and the Company’s view of economic conditions over the expected lives of the receivables.

Receivables that were neither past due nor impaired relate to a wide range of clients for whom there was no recent history of default.

As at 31 December 2024, receivables with gross carrying amount of USD2,947,876 (30 June 2024: USD4,647,066) which are past due as at the reporting date. A number of independent clients that have a good track record with the Group with significant outstanding balances with gross carrying amounts of US$3,008,448 and US$4,782,195 as at 31 December 2024 and 30 June 2024 respectively were assessed individually. Based on experience, management believes that no impairment allowance is necessary in respect of these balances as there has not been a significant change in credit quality and the balances are still considered fully recoverable.

VOLTAGE X LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

14.    CASH AND CASH EQUIVALENTS

Reconciliation of profit before taxation to cash (used in)/generated from operations:

	Notes	1 July 2024 to 31 December 2024	1 July 2023 to 31 December 2023
		US$	US$
Profit before taxation	9(b)	502,254	521,069
Adjustments for:
Loss on expected credit loss allowance		17,987	—
Interest income	5	(254)	(212)
Depreciation
– property, plant and equipment	7(b)	2,560	1,922
– right-of-use assets	7(b)	31,846	31,774
Finance costs	6	1,727	2,424
Operating profit before working capital changes		556,120	556,977
(Increase)/decrease in trade receivables
– Independent Third Parties		(573,536)	(337,642)
– Related Parties		2,169,303	(1,045,736)
Decrease in deposits and prepayment		(233,127)	(4,674)
(Decrease)/increase in trade payables
– Independent Third Parties		(691,541)	361,844
– Related Parties		(1,513,182)	537,480
Decrease in accruals and other payables
– Independent Third Parties		(54,234)	(10,135)
– Related Parties		64,554	6,826
(Decrease)/ increase in contract liabilities		(38,412)	80,666
Increase in amounts due to a director		19,321	252
Increase in amounts due to related companies		20,049	8,629
Cash (used in)/generated from operations		(274,685)	154,487

15.    TRADE PAYABLES

Included in the trade payables is US$6,500 (30 June 2024: US$1,519,682) in respect of trade payables to the related companies.

The following is an aging analysis of trade payables presented based on the invoice date at 30 June 2024 and 31 December 2024:

	31 December 2024	30 June 2024
	US$	US$
0 – 30 days	138,921	182,250
31 – 90 days	41,239	402,603
Over 90 days	27,939	1,827,969
	208,099	2,412,822

16.    AMOUNTS DUE TO A DIRECTOR

As at 31 December 2024, amounts due to a director, Terence Cheung, of US$153,053 (30 June 2024: US$133,732) are unsecured, non-interest bearing and have no fixed repayment terms.

VOLTAGE X LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

17.    AMOUNTS DUE TO RELATED COMPANIES

	31 December 2024	30 June 2024
	US$	US$
Raeon International Limited	65,706	51,289
V22 Event Space Management Limited	7,292	1,660
	72,998	52,949

The amounts due to related companies are unsecured, non-interest bearing and have no fixed repayment terms.

18.    LOANS FROM RELATED COMPANIES AND LOANS FROM A DIRECTOR

As at 31 December 2024, loans from two related companies, The Fifth Element 2014 Limited and Raeon International Limited, and loans from a director, Terence Cheung, are unsecured non-interest bearing and repayable on demand by 1 month’s written notice.

As at 30 June 2024, loans from a related company, The Fifth Element 2014 Limited, are unsecured, non-interest bearing and repayable on demand by 1 month’s written notice.

19.    LEASE LIABILITIES

The Group leases one of its motor vehicles under a finance lease. The lease term was 5 years. The obligation under a finance lease carried interest at 1.55% per annum during the reporting period.

Restrictions or covenants on leases

As at 31 December 2024, lease liabilities of US$104,803 are recognized with related right-of-use assets of US$165,556 (30 June 2024: lease liabilities of US$127,292 are recognized with related right-of-use assets of US$196,434). The lease agreements do not impose any covenants other than the security interests in the leased assets that are held by the lessor. Leased assets may not be used as security for borrowing purposes.

At 30 June 2024 and 31 December 2024, the lease liabilities were repayable as follows:

	31 December 2024	30 June 2024
	US$	US$
Within 1 year	47,546	46,563
After 1 year but within 2 years	48,960	47,969
After 2 years	8,297	32,760
	57,257	80,729
	104,803	127,292
Less: Amounts due for settlement with 12 months shown under current liabilities	(47,546)	(46,563)
Amount due for settlement after 12 months shown under non-current liabilities	57,257	80,729

20.    SHARE CAPITAL

(a)     Share capital

The Company was incorporated in the Cayman Islands on 29 May 2024. As at the date of its incorporation, the Company had an authorized share capital of US$50,000 divided into 50,000,000,000 shares of US$0.000001 each. On the same date, one ordinary share of a par value of US$0.000001 each was allotted and issued at US$1 paid to the initial subscriber and then the initial subscriber transferred the share to Terence Cheung at US$1 consideration. The Company further allotted and issued a total of 99 ordinary shares of a par value of US$0.000001 each for the consideration US$1 to Terence Cheung.

VOLTAGE X LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

20.    SHARE CAPITAL (cont.)

Pursuant to a resolution passed on 21 June 2024, 49,999,999,900 of the authorized but unissued shares of US$0.000001 each had been converted into 49,999,899,900 Class A Ordinary Shares of par value US$0.000001 each and 100,000 of authorized but unissued shares of US$0.000001 each had been converted into 100,000 Class B Ordinary Shares of par value US$0.000001 each. The 100 ordinary shares of par value US$0.000001 each issued to Terence Cheung had also been converted into Class A Ordinary Shares.

As part of the Reorganization, on 28 June 2024, the Company further allotted and issued an aggregate of 15,999,900 Class A Ordinary Shares and 100,000 Class B Ordinary Shares to certain investors for a total consideration of US$16 for acquisition of Xact Digital Limited.

Pursuant to an resolution passed on 16 August 2024, 1,211,001 Class A Ordinary Shares of US$0.000001 each had been issued to certain investors at par value.

Details of the share capital of the Company are as follows:

	Number of shares	Amount	Shown in the Financial information
		US$	US$
Class A Ordinary shares of US$0.000001 each
Authorized :
At 30 June 2024	49,999.9 Million	49,999

Issued and allotted:
At 21 June 2024	100	100
At 28 June 2024	15,999,900	15
At 30 June 2024	16,000,000	115	115
At 16 August 2024	1,211,001	1	1
At 31 December 2024	17,211,001	116	116

Class B Ordinary shares of US$0.000001 each
Authorized :
At 30 June 2024	100,000	1
Issued and allotted:
At 28 June 2024 and 30 June 2024	100,000	1	1
At 31 December 2024			117
At 30 June 2024			116

The Company’s share capital comprises Class A Ordinary Shares and Class B Ordinary Shares. Each Class A Ordinary Share entitles the holder the right to one vote per share and each Class B Ordinary Shares, entitles the holder the right to 10,000 votes per share.

(b)    Capital management

The Group’s primary objective when managing capital is to safeguard its ability to continue as a going concern, so that it can continue to provide returns for shareholders and benefits for other stakeholders, by pricing products and services commensurately with the level of risk and by securing access to finance at a reasonable cost.

The Group manages capital by regularly monitoring its current and expected liquidity requirements rather than using debt/equity ratio analyses. The strategy was unchanged during 30 June 2024 and 31 December 2024.

The Group is not subject to either internally or externally imposed capital requirement.

VOLTAGE X LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

21.    RELATED PARTY TRANSACTIONS

Other than those balances with related parties disclosed in note 13, 15, 16, 17 and 18 to the consolidated financial statements, the Group entered into the following transactions with related parties during the reporting period in which certain directors have significant influence:

	1 July 2024 to 31 December 2024	1 July 2023 to 31 December 2023
	US$	US$
Marketing income	1,108,415	1,247,107
Cost of sales
– Consultancy fee	411,890	411,890
– Rental expense	123,393	123,393
Administrative expenses
– Management fee	76,807	61,304
– Telephone and internet	135	135

During the six-months period ended 31 December 2024, the Group has total of US$123,393 of rental expenses paid to V22 Event Space Management Limited (31 December 2023: US$123,393). Terence Cheung is the beneficial owner of the Group and the director of V22 Event Space Management Limited.

During the six-months period ended 31 December 2024, the Group has paid US$135 of telephone and internet expenses to Raeon International Limited (31 December 2023: US$135). Terence Cheung is the beneficial owner of the Group and the director and beneficial owner of Raeon International Limited.

During the six-months period ended 31 December 2024, the Group has paid US$111,890 of consultancy expenses to Bunji Property Limited (31 December 2023: US$111,890). Terence Cheung is the beneficial owner of the Group, shareholder and director of Bunji Property Limited.

During the six-months period ended 31 December 2024, the Group has paid US$300,000 of consultancy expenses to Tskcheung Enterprises (HK) Limited (31 December 2023: US$300,000). Terence Cheung is the beneficial owner of the Group, shareholder and director of Tskcheung Enterprises (HK) Limited.

During the six-months period ended 31 December 2024, the Group has paid US$76,807 of management fee to Raeon International Limited (31 December 2023: US$61,304). Terence Cheung is the beneficial owner of the Group and the director and beneficial owner of Raeon International Limited.

During the six-months period ended 31 December 2024, the Group has received US$16,479 of Marketing income from Raeon International Limited (31 December 2023: US$31,499). Terence Cheung is the beneficial owner of the Group and the director and beneficial owner of Raeon International Limited.

During the six-months period ended 31 December 2024, the Group has received US$240,000 of Marketing income from Top Tree International Consulting Limited (31 December 2023: US$360,000). Wong Chun Lam was a director of the Company and Voltage X Innovations Limited, up to his resignation on 8 August 2024 and 1 November 2024, respectively, and is acting as key management role of Top Tree International Consulting Limited.

During the six-months period ended 31 December 2024, the Group has received US$540,000 of Marketing income from Raeon International Property Management Services (VIC) Pty Limited (31 December 2023: US$540,000). Terence Cheung is the beneficial owner of the Group and Raeon International Property Management Services (VIC) Pty Limited.

During the six-months period ended 31 December 2024, the Group has received US$6,280 of Marketing income from V22 Event Space Management Limited (31 December 2023: US$2,185). Terence Cheung is the beneficial owner of the Group and the director of V22 Event Space Management Limited.

VOLTAGE X LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

21.    RELATED PARTY TRANSACTIONS (cont.)

During the six-months period ended 31 December 2024, the Group has received US$305,656 of Marketing income from Insight Property Wealth Pty Limited (31 December 2023: US$305,685). Terence Cheung is the beneficial owner of the Group and is acting as key management role of Insight Property Wealth Pty Limited.

During the six-months period ended 31 December 2024, the Group has received US$Nil of Marketing income from Coco Alexandra PR & Events Limited (31 December 2023: US$6,809). Lun Tak Po is the beneficial owner of the Group and the director of Coco Alexandra PR & Events Limited.

During the six-months period ended 31 December 2024, the Group has received US$Nil of Marketing income from Bunji Property Limited (31 December 2023: US$929). Terence Cheung is the beneficial owner of the Group, shareholder and director of Bunji Property Limited.

22.    FINANCIAL RISKS MANAGEMENT AND FAIR VALUES OF FINANCIAL INSTRUMENTS

Exposure to credit, liquidity, interest rate and currency risks arises in the normal course of the Group’s business. The Group’s overall risk management programme focuses on the unpredictability of financial markets and seeks to minimize potential adverse effects on the Group’s financial performance.

The Group’s exposure to these risks and the financial risk management policies and practices used by the Group to manage these risks are described below.

(a)     Credit risk

The Group’s credit risk is primary attributable to trade and other receivables. Management has a credit policy in place and the exposures to these credit risks are monitored on an ongoing basis. It also sets credit limit on each individual customer and prior approval is required for any transaction exceeding that limit.

In respect of trade receivables, individual credit evaluations are performed on all customers requiring credit over a certain amount. These evaluations focus on the customer’s past history of making payments when due and current ability to pay, and take into account information specific to the customer as well as pertaining to the economic environment in which the customer operates. Trade receivables are due within 30 days from the date of billing. Debtors with balances that are more than 3 months past due are requested to settle all outstanding balances before any further credit is granted. Normally, the Group does not obtain collateral from customers.

The Group’s exposure to credit risk is influenced mainly by the individual characteristics of each customer rather than the industry or country in which the customers operate and therefore significant concentrations of credit risk primarily arise when the Group has significant exposure to individual customers. At the date of reporting period, 32.25% and 95.14% (30 June 2024: 41.08% and 97.07%) of the total trade receivables was due from the Group’s largest customer and the five largest customers respectively.

In addition, the Group continuously monitors its trade receivable balances so as to ensure that the Group will not be subject to material bad debt risk.

The Group measures loss allowances for trade receivables at an amount equal to lifetime ECL, which is calculated using a provision matrix. Certain debtors with significant balances or credit-impaired are assessed individually.

There has been no change in the estimation techniques or significant assumptions made during the reporting period in assessing the loss allowance for trade receivables.

In respect of deposits, the Group recognizes lifetime ECL when there has been a significant increase in credit risk since initial recognition. However, if the credit risk on the deposits has not increased significantly since initial recognition, the Group measures the loss allowance for the deposits at an amount equal to 12-month ECL. The Group has assessed that the ECL of deposits is insignificant at the end of reporting period under 12-month ECL model and therefore, in the opinion of directors, no loss allowance provision was recognized.

VOLTAGE X LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

22.    FINANCIAL RISKS MANAGEMENT AND FAIR VALUES OF FINANCIAL INSTRUMENTS (cont.)

In respect of bank balances, the management consider the credit risk is limited because the counterparties are reputable banks with high credit ratings assigned by international credit agencies. The Group assessed 12-month ECL for bank balances by reference to information relating to probability of default and loss given default of the respective credit rating grades published by external credit rating agencies. Based on the average loss rates, the 12-month ECL on bank balances is considered to be insignificant and therefore no loss allowance was recognized.

The Group does not provide any guarantees which would expose the Group to credit risk.

(b)    Interest rate risk

The Group’s interest rate risk arises primarily from bank deposits and short-term borrowings. Borrowings issued at fixed rates expose the Group to fair value interest rate risk. The Group also exposed to cash flow interest rate risk in relation to its variable-rate bank balances.

Except as stated above, the Group has no other significant interest-bearing assets and liabilities during the reporting period, its income and operating cash flows are substantially independent of changes in market interest rates.

No sensitivity analysis is presented since the Directors consider that the exposure of cash flow interest rate risk arising from variable-rate bank deposits is limited due to their short maturities or the insignificant amounts involved.

(c)     Currency risk

(i)     Recognized assets and liabilities

The Group is exposed to currency risk primarily through subsidiaries’ business operation which give rise to income, expenses, receivables, payables and cash balances that are denominated in a foreign currency, i.e. a currency other than the presentation currency of the operations to which the transactions relate. The currencies giving rise to this risk are primarily Hong Kong Dollar (“HKD”). As HKD is pegged to US$, it is assumed that there would be no material currency risk exposure between two currencies. The Directors considered that the Group’s exposures to HKD are limited and thus, no sensitivity analysis are presented.

The Group currently does not have a foreign exchange hedging policy. However, the management of the Group monitors foreign exchange exposure and will consider hedging significant foreign exchange exposure should the need arise.

(d)    Fair values

The carrying amounts of the Group’s and the Company’s financial assets and financial liabilities recorded at amortized cost in the consolidated financial statements and the Company’s statement of financial position approximately their respectively fair values.

23.    RESERVE

(a)     The Group

The amounts of the Group’s reserves and the movements therein are presented in the unaudited interim condensed consolidated statements of profit or loss and other comprehensive income and the unaudited interim condensed consolidated statements of changes in equity.

VOLTAGE X LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

23.    RESERVE (cont.)

(b)    The Company

The Company’s reserves and movements are analysed as follows:

Retained profits
US$
At 29 May 2024 (date of incorporation)	—
Result for the period	—
At 30 June 2024 and 31 December 2024	—

(c)     Nature and purpose of reserves

(i)     Merger reserve

Merger reserve represents the difference between the nominal value of shares issued by the Company and the aggregate fully paid registered capital of the subsidiaries being acquired pursuant to the Group Reorganization.

(ii)    Exchange reserve

Exchange reserve comprises all foreign exchange differences arising from the translation of the financial statements of foreign operations.

24.    EVENTS AFTER THE REPORTING PERIOD

No significant event after reporting period took place subsequent to 31 December 2024.

25.    SUBSEQUENT FINANCIAL STATEMENTS

No audited financial statements have been prepared by the Group, the Company or any of the companies comprising the Group in respect of any period subsequent to 31 December 2024.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as providing indemnification against civil fraud or the consequences of committing a crime.

Our post-offering articles of association permit indemnification of our directors and officers (but not including auditors), and their personal representatives, against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by them, other than by reason of their own dishonesty willful default or fraud, in or about the conduct of our Company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of their duties, powers, authorities or discretion as directors or officers of our Company, including, without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by them in defending (whether successfully or otherwise) any civil proceedings concerning our Company or its affairs in any court whether in the Cayman Islands or elsewhere.

The Underwriting Agreement, the form of which will be filed as Exhibit 1.1 to this registration statement, will also provide for indemnification of us and our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, we have issued securities which were not registered under the Securities Act. We believe that each of the issuance was exempt from registration under the Securities Act in reliance on Regulation D under the Securities Act or pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of securities.

For recent sales of unregistered securities during the past three years, see “Description of Share Capital — History of Share Issuances.”

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

See Exhibit Index beginning on page II-5 of this registration statement.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the consolidated financial statements or the notes thereto.

ITEM 9. THE OFFER AND LISTING.

Not applicable.

ITEM 10. UNDERTAKINGS.

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)    For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4)    For the purpose of determining any liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on September 2, 2025.

Voltage X Limited
By:	/s/ Cheung Terence
Cheung Terence
Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Cheung Terence and Lai Tsun Shing as attorneys-in-fact with full power of substitution, for him or her in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act, and any rules, regulations, and requirements of the Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of Ordinary Shares of the registrant, including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form F-1 (the “Registration Statement”) to be filed with the Securities and Exchange Commission with respect to such Shares, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ Cheung Terence	Chairman and Chief Executive Officer and Executive Director	September 2, 2025
Cheung Terence	(Principal executive officer)
/s/ Lai Tsun Shing	Chief Financial Officer	September 2, 2025
Lai Tsun Shing	(Principal financial and accounting officer)
/s/ Lun Tak Po	Chief Investment Officer and Executive Director	September 2, 2025
Lun Tak Po
/s/ Tam Chun Wai Edwin	Independent Director	September 2, 2025
Tam Chun Wai Edwin
/s/ Levent Shevki	Independent Director	September 2, 2025
Levent Shevki
/s/ Shum Sze Wan	Independent Director	September 2, 2025
Shum Sze Wan
/s/ Leung Michael Chi Chung	Independent Director	September 2, 2025
Leung Michael Chi Chung

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement or amendment thereto in New York on September 2, 2025.

Cogency Global Inc.
Authorized U.S. Representative
By:	/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries
	Title:	Senior Vice-President on behalf of Cogency Global Inc.

EXHIBIT INDEX

Description
1.1*	Form of Underwriting Agreement
3.1**	Amended and Restated Memorandum and Articles of Association (as currently in effect)
3.2	Amended and Restated Memorandum and Articles of Association (effective immediately prior to the completion of this offering)
4.1**	Specimen Certificate for Class A Ordinary Shares
5.1**	Opinion of Conyers Dill & Pearman regarding the validity of the Class A Ordinary Shares being registered
8.1**	Opinion of Conyers Dill & Pearman regarding certain Cayman Islands tax matters
10.1**	Form of Appointment Letters with the Registrant’s independent directors
10.2	Reserved
10.3**	Convertible Note Issued to Kehpitalist Private Limited
10.4**	License Agreement between Voltage X Innovations Limited and Somin Pte. Ltd dated October 7, 2024
10.5**	Reserved
10.6	Reserved
10.7**	Quotation and Service Agreement between Xact and Swire Management Properties Limited dated 11/21/2023
10.8**	Quotation and Service Agreement between Xact and SOGO Hong Kong Company Ltd dated 5/16/2024
10.9**	Service Agreement between Xact and London Square Hong Kong Limited dated 2/6/2023
10.10**	Quotation Proposal with Henderson Development Agency Limited dated 7/19/2022
10.11**	Quotation and Service Agreement between Xact and Carl Zeiss Far East Co Ltd dated 4/18/2024
10.12**	Loan and Settlement Agreement dated 8/19/2022 between Raeon International Limited, Cheung Terence Shiu Kay and Xact
10.13**	Loan Agreement dated 4/28/2022 between Xact and The fifth Element 2014 Limited
10.14**	Loan Agreement dated 10/3/2022 between Xact and The fifth Element 2014 Limited
10.15**	Management Fee Agreement dated 1/1/2025 between Xact and Raeon International Limited
10.16**	Form of Digital marketing agreement with Raeon International Limited’s property sales clients
10.17**	Share Incentive Plan
10.18**	Insight Property Wealth Pty Limited Engagement Agreement dated 3/1/2023
10.19**	Raeon Global Limited Engagement Agreement dated 7/1/2022
10.20**	Raeon International Property Management Services (VIC) Pty Limited Engagement Agreement dated 7/1/2022
10.21**	Top Tree International Consulting Limited Engagement Agreement dated 7/1/2022
10.22**	Supplemental Agreement to Insight Property Wealth Pty Limited Engagement Agreement dated 3/1/2023
10.23**	Supplemental Agreement to Raeon Global Limited Engagement Agreement dated 7/1/2022
10.24**	Supplemental Agreement to Raeon International Property Management Services (VIC) Pty Limited Engagement Agreement dated 7/1/2022
10.25**	Supplemental Agreement to Top Tree International Consulting Limited Engagement Agreement dated 7/1/2022
10.26**	Form of Template Service Agreement
10.27**	Form of Employee Agreement
10.28**	Form of Appointment Letters with the Registrant’s CEO
10.29**	Form of Appointment Letters with the Registrant’s CFO
10.30**	Line of Credit Agreement between Xact and Raeon International Limited dated 10/1/2021
10.31**	Line of Credit Agreement between Xact and Cheung Terence dated 7/1/2024
14.1	Code of Business Conduct and Ethics of the Registrant
19.1	Insider Trading Policy of the Registrant
21.1**	List of Subsidiaries
23.1	Consent of Zhen Hui Certified Public Accountants
23.2**	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)
23.3*	Reserved
23.4	Consent of Lamco AU
23.5	Consent of Appleby (Seychelles)
23.6	Consent of Lo, Wong & Tsui

Description
23.7	Opinion of Lo, Wong & Tsui
24.1	Powers of Attorney (included on signature page)
99.1	Policy Relating to Recovery of Erroneously Awarded Compensation of the Registrant
99.2**	Audit Committee Charter
99.3**	Compensation Committee Charter
99.4**	Nominating and Corporate Governance Committee Charter
99.5	Representation under Item 8.A.4 of Form 20-F
107**	Filing Fee Table

____________

*        To be filed with amendment

**      Previously filed